                                                 FILE PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-42689


                       U.S. TRANSPORTATION SYSTEMS, INC.
                                FEBRUARY 9, 1998

Dear Shareholders of U.S. Transportation Systems, Inc. ("USTS"):

    Attached is a Notice of Special Meeting of Shareholders of USTS and an accompanying Proxy Statement/Prospectus which describes the matters to be acted upon at a special meeting of the shareholders of USTS (the "Meeting"). At the Meeting, shareholders of USTS will be asked to consider and vote to approve and adopt, as a single proposal (the "Proposal") (i) an Agreement and Plan of Reorganization, dated as of November 16, 1997 (the "Plan of Reorganization"), by and among USTS, Precept Business Services, Inc., a Texas corporation ("Precept"), and Precept Acquisition Company, L.L.C., a Nevada limited liability company and wholly-owned subsidiary of Precept ("Acquisition"), pursuant to which USTS will transfer its business and substantially all of its assets to Acquisition in exchange for 9,612,500 Shares (subject to increase if warrants for USTS shares are exercised prior to the closing of the Transfer) of Precept Class A Common Stock, par value $0.01 per share (the "Shares"), and Acquisition will assume certain liabilities of USTS (the "Transfer"), and (ii) a Plan of Liquidation and Dissolution pursuant to which USTS shall cease operations and effect the liquidation and dissolution of USTS in accordance with Nevada law (the "Plan of Liquidation"). Shareholders are urged to review carefully the attached Proxy Statement/Prospectus. This document contains a detailed description of the Plan of Reorganization and the Plan of Liquidation.

    If the Transfer is approved and consummated, an aggregate of 9,612,500 Shares will be issued to USTS. Upon receipt of the Shares by USTS, USTS will distribute the Shares to the holders of the outstanding shares of USTS Common and Preferred Stock (the "Liquidating Distribution"); provided, however, that a number of the Shares (the "Contingency Shares") will be held back by USTS and placed in a liquidating trust to satisfy contingent liabilities of USTS. The Board of Directors contemplates that approximately 600,000 Shares will be placed in the liquidating trust. However, events between the date of this Proxy Statement/Prospectus and the closing of the Transfer may cause the Board to increase or decrease the number of Contingency Shares, but not below 500,000 shares. Any Contingency Shares and any other assets remaining in the liquidating trust after three years or the earlier satisfaction of all tax and other obligations and liabilities of USTS will be distributed to the USTS shareholders. Based on the number of shares of USTS Common and Preferred Stock outstanding on February 4, 1998, and assuming that 600,000 Shares are placed in the liquidating trust as Contingency Shares, each outstanding share of USTS Common and Preferred Stock would be entitled to receive approximately one share of Precept Class A Common Stock in the Liquidating Distribution.

    The Board of Directors of USTS has carefully reviewed and considered the terms and conditions of the Plan of Reorganization. In addition, the Board of Directors has received a written opinion from M.H. Meyerson & Co., Inc., its financial advisor, to the effect that, as of the date hereof, the Transactions are fair, from a financial point of view, to the common shareholders of USTS.

    THE USTS BOARD OF DIRECTORS HAS DETERMINED THAT THE TRANSACTIONS ARE FAIR TO, AND IN THE BEST INTERESTS OF, USTS AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF REORGANIZATION AND THE PLAN OF LIQUIDATION, AND RECOMMENDS THAT THE USTS SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSALS TO BE CONSIDERED AT THE MEETING.

    The affirmative vote of the holders of a majority of the outstanding shares of USTS Common Stock is required in order for the Plan of Reorganization to be approved. IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD TO US. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the Plan of Reorganization and the Plan of Liquidation. If you fail to return your card, the effect will be a vote against the Plan of Reorganization and the Plan of Liquidation. Even if you plan to attend the meeting, please complete, sign and date your proxy and return it promptly in the enclosed envelope that has been provided for your convenience. This will not limit your right to vote in person or to attend the meeting. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement/Prospectus.

                                        Sincerely yours,
                                         Michael Margolies, CHAIRMAN
                                         U.S. Transportation Systems, Inc.

                       U.S. TRANSPORTATION SYSTEMS, INC.
                              33 WEST MAIN STREET
                            ELMSFORD, NEW YORK 10523

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 12, 1998

To the Shareholders of U.S. Transportation Systems, Inc.:

    NOTICE IS HEREBY GIVEN that a special meeting of shareholders of U.S. Transportation Systems, Inc., a Nevada corporation ("USTS"), will be held on March 12, 1998, commencing at 4:00 p.m., local time, at the Westchester Marriott, located at 670 White Plains Road, Tarrytown, New York 10591, to consider and act upon the following matters which are described in more detail in the accompanying Proxy Statement/Prospectus:


        1. To consider and vote, as a single proposal, upon the proposal (the "Proposal") (1) to approve and adopt (a) the Agreement and Plan of Reorganization, dated as of November 16, 1997 (the "Plan of Reorganization"), by and among USTS, Precept Business Services, Inc., a Texas corporation ("Precept"), and Precept Acquisition Company, L.L.C., a Nevada limited liability company and wholly-owned subsidiary of Precept ("Acquisition"), pursuant to which USTS will transfer its business and substantially all of its assets to Acquisition in exchange for 9,612,500 shares of Precept Class A Common Stock, par value $0.01 per share, and Acquisition will assume certain liabilities of USTS (the "Transfer"), and
    (b) the Plan of Liquidation and Dissolution (the "Plan of Liquidation") pursuant to which USTS will distribute Precept Class A Common Stock received in the Transfer (subject to the holdback of at least 500,000 of the shares to satisfy certain contingent liabilities) to the USTS shareholders in complete liquidation of USTS and USTS will dissolve, and (2) to change the name of USTS to Transportation Equities, Inc.


        2. To consider and act upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

    The close of business on February 4, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Neither holders of USTS Common Stock nor holders of USTS Preferred Stock are entitled to dissenters' appraisal rights under the Nevada General Corporation Law in respect of the Proposal.

    When the proxies are returned properly executed, the shares represented thereby will be voted in accordance with the indicated instructions. However, if no instructions have been specified on the returned proxy, the shares represented thereby will be voted "FOR" approval of the Proposal. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by filing, with the Secretary of USTS, either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies also may be revoked by attending the meeting and voting in person.


                                         By Order of the Board of Directors
                                          U.S. Transportation Systems, Inc.
                                          Michael Margolies, SECRETARY
                                          February 9, 1998


    YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF USTS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY IN THE ENVELOPE SUPPLIED.

                       U.S. TRANSPORTATION SYSTEMS, INC.

                                PROXY STATEMENT
                             ---------------------

                        PRECEPT BUSINESS SERVICES, INC.

                                   PROSPECTUS

    This Proxy Statement/Prospectus is being furnished by the management of U.S. Transportation Systems, Inc., a Nevada corporation ("USTS") to holders of common stock, par value $0.01 per share ("USTS Common Stock"), of U.S. Transportation Systems, Inc., a Nevada corporation ("USTS"), in connection with the solicitation of proxies by the Board of Directors of USTS for use at a special meeting of shareholders of USTS (the "Meeting") to be held on March 12, 1998, at the Westchester Marriott, located at 670 White Plains Road, Tarrytown, New York 10591, commencing at 4:00 p.m., local time, and at any adjournment or postponement thereof.

    At the Meeting, the shareholders of USTS will vote upon the transactions contemplated by (a) the Agreement and Plan of Reorganization, dated as of November 16, 1997 (the "Plan of Reorganization"), by and among USTS, Precept Business Services, Inc., a Texas corporation ("Precept") and Precept Acquisition Company, L.L.C., a Nevada limited liability company and wholly-owned subsidiary of Precept ("Acquisition"), pursuant to which USTS will transfer its business and substantially all of its assets to Acquisition in exchange for 9,612,500 shares (subject to increase on a share-for-share basis if outstanding warrants for the purchase of USTS shares are exercised prior to the closing of the Transfer) of Precept Class A Common Stock, par value $0.01 per share (the "Shares"), and Acquisition will assume certain liabilities of USTS (the "Transfer"), and (b) a Plan of Liquidation and Dissolution pursuant to which USTS shall cease operations and effect the liquidation and dissolution of USTS in accordance with Nevada law (the "Plan of Liquidation"), as well as on the proposal to change the name of USTS after the Transfer to Transportation Equities, Inc. (the "Name Change"). Upon completion of the Transfer, the entire outstanding capital stock of Precept will consist of an aggregate of 45,612,500 shares of Precept Class A and Class B Common Stock (collectively, the "Precept Common Stock"). After the Transfer, USTS will distribute the Shares (subject to the holdback by USTS of a number of Shares (currently estimated to be 600,000) to satisfy certain contingent liabilities and obligations) to the USTS shareholders in liquidation of USTS (the "Liquidating Distribution") and USTS will dissolve, in accordance with the terms of a Plan of Liquidation. The remaining Shares (the "Contingency Shares") will be retained by USTS and placed in a liquidating trust to satisfy contingent liabilities of USTS, in accordance with the terms of the Plan of Liquidation. The Board of Directors of USTS shall determine the number of Contingency Shares, which number shall not be less than 500,000 nor more than 1,000,000, as shall in its sole discretion be sufficient for the satisfaction of any remaining taxes, expenses and contingent liabilities of USTS after the consummation of the transactions contemplated in the Plan of Reorganization and Plan of Liquidation. Any of the Contingency Shares and any other assets remaining in the liquidating trust after the earlier of (a) the date on which all liabilities of USTS have been satisfied or settled or (b) three years, will be distributed to the USTS shareholders at that time. Based on the number of shares of common stock $0.01 par value per share of USTS ("USTS Common Stock") and the preferred stock of USTS $0.01 par value per share ("USTS Preferred Stock") (collectively, "USTS Stock") outstanding on February 4, 1998 and the estimate of 600,000 Contingency Shares, each outstanding share of USTS Stock would be entitled to receive approximately one share of Precept Class A Common Stock in the Liquidating Distribution. Throughout this Prospectus/Proxy Statement, the Plan of Reorganization, the Plan of Liquidation, and all of the transactions contemplated by either of them are referred to collectively as the "Transactions."

    Holders of USTS Stock do not have dissenters' appraisal rights in respect of the Transactions.

    This Proxy Statement/Prospectus also constitutes a prospectus of Precept with respect to the shares of Precept Class A Common Stock to be issued to USTS in the Transfer, and the Precept Class A Warrants to acquire shares of Precept Class A Common Stock to be issued by Precept to the holders of outstanding USTS Class C Warrants to purchase USTS Common Stock, as provided in the Plan of Reorganization.


    Precept has applied for approval for listing of the Shares to be issued in connection with the Transfer on the Nasdaq SmallCap Market ("Nasdaq"), subject to notice of issuance and requisite approval of the Transactions by the USTS shareholders. FOR A DISCUSSION OF CERTAIN CONSIDERATIONS REGARDING THE BUSINESSES AND OPERATIONS OF USTS AND PRECEPT THAT SHOULD BE EVALUATED BEFORE VOTING ON THE PROPOSALS DESCRIBED HEREIN AT THE MEETING, SEE "RISK FACTORS" ON PAGE 14.


                           --------------------------

    THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/ PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    This Proxy Statement/Prospectus and accompanying forms of proxy are first being mailed to stockholders of USTS on or about February 10, 1998.

        THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS FEBRUARY 9, 1998.

                             AVAILABLE INFORMATION


    USTS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements, information statements and other information filed by USTS with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission, at prescribed rates. Additionally, the Commission maintains a Website (http://www.sec.gov) that contains such information regarding USTS. USTS Common Stock is principally traded on Nasdaq. Reports, proxy statements and other information relating to USTS can be inspected at the offices of Nasdaq, 1735 K Street, Washington, D.C. 20006.


    Precept will be subject to the informational requirements of the Exchange Act and in accordance therewith will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission described above. Precept intends to furnish to its shareholders annual reports containing financial statements audited by independent certified public accountants following the end of each fiscal year.

    Precept has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities to be issued pursuant to the Plan of Reorganization. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. The Registration Statement, including exhibits filed as a part thereof, are available for inspection and copying at the Commission's offices as described above.

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/ PROSPECTUS IN CONNECTION WITH THE SOLICITATIONS OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY USTS, PRECEPT OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL OR TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                                    SUMMARY

    THE FOLLOWING IS ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/ PROSPECTUS AND DOES NOT PURPORT TO BE COMPLETE. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. AS USED IN THIS PROXY STATEMENT/PROSPECTUS, THE TERMS "USTS", "PRECEPT", AND "ACQUISITION" REFER TO SUCH CORPORATIONS, RESPECTIVELY, AND, EXCEPT WHERE THE CONTEXT OTHERWISE REQUIRES, SUCH ENTITIES AND THEIR RESPECTIVE PREDECESSORS AND SUBSIDIARIES. ALL INFORMATION CONCERNING USTS INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS HAS BEEN FURNISHED BY USTS, AND ALL INFORMATION CONCERNING PRECEPT AND ACQUISITION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS HAS BEEN FURNISHED BY PRECEPT. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. PRECEPT EXPECTS TO EFFECT A 3.15438 TO 1 STOCK SPLIT ON THE PRECEPT COMMON STOCK PRIOR TO THE EFFECTIVE DATE OF THIS PROXY STATEMENT/PROSPECTUS. THE PRO FORMA SHARE AND PER SHARE INFORMATION REFLECTS THE PROPOSED STOCK SPLIT. UNLESS OTHERWISE INDICATED, YEAR END FINANCIAL INFORMATION AND OTHER INFORMATION REFERENCING A PARTICULAR YEAR WITH RESPECT TO USTS IS AS OF AND FOR THE YEAR ENDED DECEMBER 31, AND WITH RESPECT TO PRECEPT IS AS OF AND FOR THE YEAR ENDED JUNE 30. USTS IS CONSIDERED BY THE COMMISSION TO BE A SMALL BUSINESS ENTERPRISE AND, ACCORDINGLY, THE FINANCIAL INFORMATION CONTAINED HEREIN REGARDING USTS WAS PREPARED IN ACCORDANCE WITH THE COMMISSION'S SPECIAL RULES AND REGULATIONS APPLICABLE TO FINANCIAL REPORTING BY SMALL BUSINESS ENTERPRISES. SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES ATTACHED HERETO IN THEIR ENTIRETY.

                                    GENERAL

    At the Meeting, holders of USTS Common Stock will be asked to act upon and vote, as a single proposal, on the adoption and approval of the transfer of the business and substantially all of the assets of USTS to Acquisition, and the assumption by Acquisition of certain liabilities of USTS, pursuant to the terms of the Plan of Reorganization, and the subsequent liquidation and dissolution of USTS pursuant to the Plan of Liquidation, which are more particularly described herein. A copy of each of the Plan of Reorganization and the Plan of Liquidation is attached hereto and incorporated herein by reference as Annex A and Annex B, respectively. For a description of certain important federal income tax consequences of the Transactions, see "Summary--The Transfer"; "--Certain Material Federal Income Tax Consequences"; and "The Transactions--Certain Material Federal Income Tax Consequences."

                                  THE PARTIES

USTS

    USTS is currently engaged in the following businesses, which primarily relate to transportation. USTS' transportation services consist of (i) bus and other motor vehicle transportation services to customers such as businesses and municipalities on a contract basis, (ii) chauffeured vehicle services, (iii) over-the-road package delivery services for common carriers, (iv) five full-load tractor-trailer businesses based in Syracuse, New York, Orlando, Florida, Wisconsin Rapids, Wisconsin, Charleston, South Carolina, and Kansas City, Missouri, and (v) a rental car brokerage business in Mesa, Arizona. The rental car brokerage business will not be transferred to Acquisition but will be retained by USTS and disposed of in the liquidation of USTS subsequent to the Transfer.

    USTS was incorporated under the laws of the State of Nevada in May 1975 under the name Holland Industries, Inc. USTS changed its name to U.S. Transportation Systems, Inc. in November 1990. The corporate offices and all operational activities of USTS and its subsidiaries are directed from its headquarters located at 33 West Main Street, Elmsford, New York, 10523. The telephone number at that address is (914) 345-3339.

PRECEPT

    Precept is a rapidly growing, independent distributor of custom and stock business products and provider of document management services to businesses of all sizes throughout the United States. Precept was founded in 1988 as a regional business products distributor in Dallas, Texas, and since that time has expanded rapidly both internally and through acquisitions, to 30 locations throughout the United States. Business products distributed include custom business forms, commercial printing/graphic arts, electronic forms, custom stock labels, computer supplies, envelopes and advertising specialty products. Precept provides comprehensive information solutions for its customers' business products, inventory control and document management needs. In addition, Precept provides electronic forms capabilities and integration of its customers accounting operations to streamline information flow and reduce overall operating costs. Precept's business strategy is (i) to act as a premier sole source "corporate outsourcer" providing a broad array of business products to its customers while reducing overall procurement costs and providing a high level of customer service and (ii) to continue its expansion through strategic acquisitions and internal growth. Precept also operates various corporate transportation services within the Dallas/Fort Worth metropolitan area. Since inception, Precept's revenues from its core, continuing operations have grown from $3.8 million in fiscal year 1989 to $77.3 million in fiscal year 1997, a 46% compound annual growth rate.

    Following the founding and development of Precept, Precept's goal has been to acquire or establish centrally managed networks of regional offices and warehouses in major metropolitan markets throughout the United States. As a result, Precept has completed 15 acquisitions of these regional business products distributors since inception. Once a regional office/warehouse is acquired or established, Precept seeks to leverage its distribution capabilities by acquiring smaller companies or opening satellite sales offices in the surrounding areas. Precept also seeks to increase the sales and profitability of its acquired companies by integrating the Precept business strategy and through elimination of redundant operating expenses. Going forward, Precept plans to continue to actively pursue this consolidation strategy within the business products distribution and document management industries.

    Precept believes that the acquisition and operational experience of its management team provides it with the ability to execute upon the growth component of its business strategy. Precept, in only its fifth year of existence, was recognized as the largest independent business products distributor by a national business products magazine and has retained this status for five consecutive years. Precept's management team brings vast experience in the acquisition and integration of businesses, previously with MTech Corp. ("MTech") (sold to EDS in 1988), Affiliated Computer Services, Inc., (NYSE:AFA) ("ACS") and now at Precept. Management believes it can and will become the "consolidator of choice" in the business products distribution and document management industries.

    The industry in which Precept operates is large, fragmented and, Precept believes, rapidly consolidating. Precept believes that opportunities exist to consolidate participants in the industry and that its principal competitors are direct manufacturers and independent distributors of business products. Management believes the market for the business products it distributes is in excess of $20 billion annually with the top 100 independent distributors representing $1.6 billion annually, or 7.8% of the total market. Over the last three years, total revenues from the top 100 independent business products distributors have grown by 16% annually as distributors continue to gain market share from the direct manufacturers. In 1996, this trend resulted in independent distributors surpassing direct manufacturers in market share by representing approximately 55% of the total business products market. Precept believes independent distributors' market share will continue to grow in the future as more of its target customers make the decision to outsource the distribution of their business products and document management needs.

    Precept believes that similar consolidation possibilities exist in the corporate transportation services industry. Precept management believes the chauffeured vehicle service industry, in particular, presents an attractive opportunity for consolidation. In 1996, the chauffeured vehicle service business accounted for approximately $3.9 billion in revenues to roughly 9,000 companies throughout the United States. Precept believes that no one company currently represents more than 2% of the overall market.

    Precept was incorporated under the laws of the State of Texas in May 1993. Precept previously operated under the name "Precept Investors, Inc." which name was changed to "Precept Business Services, Inc." on February 6, 1998. Precept's principal corporate offices are located at 1909 Woodall Rodgers Frwy, Suite 500, Dallas, Texas 75201, and its telephone number at that address is (214) 754-6600.

ACQUISITION

    Acquisition is a Nevada limited liability company and wholly-owned subsidiary of Precept organized on November 14, 1997 for the purpose of entering into and consummating the Plan of Reorganization and the related transactions. After completion of the Transfer, Acquisition will carry on the business now conducted by USTS, other than USTS' rental car brokerage business.

    Acquisition's principal corporate offices are located at 1909 Woodall Rodgers Frwy, Suite 500, Dallas, Texas 75201, and its telephone number at that address is (214) 754-6600.

                 RECOMMENDATION OF THE USTS BOARD OF DIRECTORS

    The USTS Board of Directors has determined that the Plan of Reorganization and the Plan of Liquidation are fair to, and in the best interests of, the shareholders of USTS. Accordingly, the USTS Board has unanimously approved the Transactions and recommends that the shareholders of USTS vote in favor of the proposal to approve and adopt the Plan of Reorganization and the Plan of Liquidation. The recommendation of the USTS Board is based on a number of strategic, operating and financial factors described in "The Transactions--USTS Reasons for the Transactions; Recommendations of the USTS Board." Among the factors on which the recommendation of the USTS Board is based are:

    - improved access to financing for the combined entities;

    - economies of scale of the combined entities;

    - increase in management resources available to the combined entities; and

    - difficulties historically encountered by USTS in achieving growth as an independent entity.

                    RECOMMENDATION OF THE FINANCIAL ADVISOR

    M.H. Meyerson & Co., Inc. ("Meyerson") has delivered its opinion dated October 16, 1997, which it has confirmed as of the date of this Proxy Statement/Prospectus, to the USTS Board, to the effect that, as of such dates, the Transactions are fair, from a financial point of view, to the common shareholders of USTS. See "The Transactions--Opinion of USTS Financial Advisor." A copy of the opinion of Meyerson which sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review by Meyerson in rendering its opinion, is attached as Annex C to this Proxy Statement/ Prospectus.

                                  THE MEETING

PURPOSES OF THE MEETING

    The purpose of the Meeting is to consider and vote to approve and adopt, as a single proposal, the Plan of Reorganization, the Plan of Liquidation in connection with the consummation of the Transfer, and the change of name of USTS required by the Plan of Reorganization.

DATE, TIME AND PLACE

    The Meeting will be held on March 12, 1998, at the Westchester Marriott, located at 670 White Plains Road, Tarrytown, New York 10591 at 4:00 p.m., local time.

RECORD DATE; SHARES ENTITLED TO VOTE

    The USTS Board has established February 4, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. Only holders of record of USTS Common Stock at the close of business on such date are entitled to vote at the Meeting. On such date, there were approximately 8,979,187 shares of USTS Common Stock outstanding, each of which will be entitled to vote on each matter to be acted upon or which may properly be brought before the Meeting. Discretionary authority granted by proxies voted against the Transactions will not be used to adjourn the meeting to solicit additional votes.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the issued and outstanding shares of USTS Common Stock is required to approve the Plan of Reorganization, the Plan of Liquidation, and the Name Change.

    For additional information concerning the special meeting, see "The Meeting." For information concerning the security ownership of USTS and Precept management and certain other persons, see "The Transactions--Interests of Certain Persons in the Transactions" and "Security Ownership."

                           THE PLAN OF REORGANIZATION

TRANSFER

    At the closing of the Transfer, USTS will transfer its business and substantially all of its assets to Acquisition in exchange for 9,612,500 shares (plus one additional share for each USTS Warrant or option exercised prior to the Transfer) of Precept Class A Common Stock, and Acquisition will assume certain liabilities and obligations of USTS. After the closing of the Transfer, there will be 45,612,500 shares of Precept Common Stock outstanding. See "The Plan of Reorganization--Terms of the Plan of Reorganization."

CONDITIONS TO THE TRANSFER

    Consummation of the Transfer is subject to the satisfaction of a number of conditions, including obtaining requisite shareholder approval. See "The Plan of Reorganization--Terms of the Plan of Reorganization--Conditions."

TERMINATION OF THE PLAN OF REORGANIZATION

    The Plan of Reorganization is subject to termination at the option of either of the Boards of USTS or Precept if the Transfer is not consummated by January 31, 1998 (the "Termination Date"), and prior to such time upon the occurrence of certain specified events. Under certain circumstances, Precept or USTS may become obligated to pay to the other a termination fee of $1 million in the event the Transfer is not consummated. See "The Plan of Reorganization--Terms of the Plan of Reorganization--Termination." The Plan of Reorganization has not been amended to extend the Termination Date and, therefore, may be terminated by the Board of Directors of either USTS or Precept at any time prior to the closing of the Transfer.

AMENDMENT TO THE PLAN OF REORGANIZATION AND WAIVER

    The Plan of Reorganization may be amended or supplemented at any time by agreement of USTS and Precept, or any provision of the Plan of Reorganization may be waived at any time by the Board of Directors of the party which is, or whose shareholders are, entitled to the benefits thereof, by action taken by their respective Boards of Directors; provided that, after shareholder approval is obtained as described herein, no amendment or waiver may be made which materially adversely affects the rights of the holders of the USTS Common Stock without further shareholder approval. Neither USTS nor Precept has any current intention to seek an amendment to or waiver of any provision of the Plan of Reorganization. See "The Plan of Reorganization--Terms of the Plan of Reorganization--Other Matters."

REGULATORY APPROVAL

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Transfer may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. USTS and Precept expect to file notification and report forms under the HSR Act with the FTC and the Antitrust Division on or about February 12, 1998. Unless early termination of the HSR Act waiting period is granted or the FTC or the Antitrust Division request additional information concerning the Transfer, Precept or USTS, Precept expects that the HSR Act waiting period will expire on or about March 14, 1998.

EFFECT OF THE TRANSACTIONS ON USTS SHAREHOLDERS AND WARRANT HOLDERS

    Promptly after the closing of the Transfer, USTS will distribute to its shareholders of record (both Common and Preferred) all of the Shares it received except for those which are to be retained as a Contingency Reserve. As a result, each USTS shareholder on the record date for the distribution will receive approximately one Share for each share of USTS Common and Preferred Stock held on that date. Precept has filed a listing application seeking to list the Shares on Nasdaq. The Shares will be immediately saleable by the shareholders. Shortly after the Transfer, and no later than one year after the date of the Meeting, USTS will close its stock record books and will not permit any USTS Common Stock to be transferred except by will or other legal proceeding. At the same time, USTS will transfer all of its assets and liabilities to a liquidating trust and will dissolve and cease to exist. Thereafter, those who were USTS shareholders when its stock records were closed will retain only an interest in the liquidating trust. If, after all liabilities assumed by the liquidating trust have been satisfied, there are any assets remaining in the trust, those assets will be distributed pro rata to those who were USTS shareholders when its stock records were closed.

    As of the date of the closing (the "Closing Date"), each USTS Class C Warrant held of record as of such date will automatically be converted into one Precept Class A Warrant and shall become exercisable for shares of Precept Class A Common Stock in lieu of the USTS Common Stock previously purchasable upon exercise. Except for the fact that the Precept Class A Warrants shall be exercisable for shares of Precept Class A Common Stock, the Precept Class A Warrants shall have terms and conditions substantially the same as those of the USTS Class C Warrants. See "Description of Precept Securities--Precept Class A Warrants." Certificates representing such Precept Class A Warrants will be distributed promptly after the Closing Date in exchange for and replacement of current certificates representing outstanding USTS Class C Warrants.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The Transactions are intended to qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code (the "Code"). If the Transactions do so qualify, neither USTS nor the shareholders of USTS will recognize taxable gain or loss upon the receipt of shares of Precept Class A Common Stock in connection with the Transfer or the subsequent dissolution of USTS, except with respect to cash received in lieu of fractional shares and any cash subsequently received in the liquidation of USTS. See "The Transactions--Certain Material Federal Income Tax Consequences." The parties to the Plan of Reorganization have not and do not intend to seek a ruling from the Internal Revenue Service (the "IRS") as to the federal income tax consequences of the Transactions. Instead, USTS has obtained the opinion of its legal counsel, Bressler, Amery & Ross, P.C. ("BA&R") as to certain of the expected federal income tax consequences of the Transactions, a copy of which is attached as an exhibit to the Registration Statement (the "Tax Opinion").

    The Tax Opinion is based on the Code, existing and proposed regulations thereunder and current administrative rulings and court decisions, all as of the date of the Tax Opinion and all of which are subject to change, possibly retroactively. SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES OF THE TRANSFER AND SUBSEQUENT LIQUIDATION AND DISSOLUTION OF USTS, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES. For a discussion of these and other material federal income tax considerations in connection with the Transfer, see "The Transactions--Certain Material Federal Income Tax Consequences."

NO APPRAISAL RIGHTS

    Neither holders of USTS Common Stock nor holders of USTS Preferred Stock are entitled to dissenters' appraisal rights under the Nevada General Corporation Law, as amended (the "NGCL"), in respect of the Transfer, see "The Meeting" and "The Transactions--No Dissenters' Rights of Appraisal."

COMPARISON OF SHAREHOLDER RIGHTS

    The rights of USTS' shareholders currently are determined by reference to the NGCL and USTS' Articles of Incorporation and Bylaws. Following the Liquidating Distribution, the former USTS shareholders will become shareholders of Precept, and their rights as shareholders will be determined by the Texas Business Corporation Act, as amended (the "TBCA"), Precept's Amended and Restated Articles of Incorporation (the "Precept Articles") and Precept's Bylaws. See "Certain Differences in the Rights of Shareholders of USTS and Shareholders of Precept."

LISTING OF PRECEPT CLASS A COMMON STOCK; CONTINGENT REVERSE STOCK SPLIT

    Precept has applied for approval for listing of the Shares to be issued in connection with the Transfer on Nasdaq, subject to notice of issuance and requisite approval of the Transactions by the USTS shareholders. In connection with Precept's Nasdaq listing application, Precept has indicated that, if required by Nasdaq, it will effect a reverse stock split as necessary for the purpose of complying with the applicable, recently revised Nasdaq listing criteria, including the requirement that the Precept Class A Common Stock trade at or above $4 per share after the consummation of the Transactions. The shareholders of Precept have approved an amendment to Precept's Articles of Incorporation whereby such number of shares of Precept Common Stock between one and two, consisting only of whole shares and tenths of shares, as shall be determined by the Precept Board of Directors, shall be converted and reconstituted into one share of Precept Common Stock in a reverse stock split of the Precept Common Stock, if determined by the Precept Board of Directors that such reverse stock split is required to maintain its eligibility to be listed on Nasdaq. In the event of such a split, the number of Shares issuable to USTS in the Transactions would be adjusted to reflect the reverse stock split. For example, if the Precept Board of Directors were to approve a 1 for 2 reverse stock split, each shareholder would receive one share of Precept Class A Common Stock in exchange for every two shares previously held. See "Risk Factors-- Nasdaq Listing Application; Contingent Reverse Stock Split" and "The Transactions--Reverse Stock Split."

                INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

USTS MANAGEMENT

    Pursuant to the Plan of Reorganization, Precept will enter into Employment Agreements with each of Michael Margolies and Ron Sorci, who are the Chairman and the President of USTS, respectively. Precept has also agreed with Mr. Margolies that he will serve as Vice Chairman of the Board of Precept after the Transfer and agreed with Robert Blackman, a member of the USTS Board, that Mr. Blackman will serve on the Board of Directors of Precept after the Transfer. See "The Plan of Reorganization--Terms of the Plan of Reorganization--Additional Conditions to the Obligations of USTS" and "The Transactions-- Interests of Certain Persons in the Transactions."

SECURITY OWNERSHIP OF THE MARGOLIES FAMILY

    Michael Margolies, the Chairman of USTS, is the record owner of 1,835,116 shares of USTS Common Stock. Jay Owen Margolies, a son of Michael Margolies and a member of the USTS Board, is the record owner of 286,054 shares of USTS Common Stock. The Margolies Family Trust, the beneficiaries of which are the children of Michael Margolies, is the owner of 855,000 shares of USTS Common Stock. In total, the Margolies family owns an aggregate of 2,976,170 shares of USTS Common Stock, or 33.1% of the outstanding USTS Common Stock. Accordingly, approximately one-third of the benefit of the Transactions will inure to members of the Margolies family.

    Because Michael Margolies is an affiliate of USTS and will be an affiliate of Precept after the Transfer, the Shares received by him through the Transactions would be restricted shares, which could be sold only in limited circumstances. Therefore, in order to induce Mr. Margolies to enter into an employment agreement with Precept, Precept has agreed to enter into a Registration Rights Agreement with Michael Margolies granting Mr. Margolies and the Margolies Family Trust certain rights to register with the Securities and Exchange Commission sales of the Shares received by them in connection with the Transactions. See "The Plan of Reorganization--Terms of the Plan of Reorganization-Additional Conditions to the Obligations of USTS" and "The Transactions--Interests of Certain Persons in the Transactions."

PAYMENT OF MARGOLIES NOTE

    Since the inception of USTS, Michael Margolies and members of his family have provided loans to finance the operations of USTS, when needed. In 1994, the outstanding balance of those loans, $707,676 at that time, was consolidated into a promissory note bearing interest at 15% per annum. Since that time, additional amounts have been added to the note, as USTS has continued to borrow from the Margolies family. On July 7, 1997, a replacement note was issued in the principal amount owed by USTS on that date, $1,039,794. As of September 30, 1997, the remaining unpaid balance of the note was $998,569.

    The Plan of Reorganization provides that within ten days after the closing of the Transfer, Percept will cause Acquisition to repay the principal balance and all accrued interest on the note, unless Precept and Mr. Margolies have agreed to restructure the note on mutually agreeable terms. See "The Plan of Reorganization--Terms of the Plan of Reorganization--Post Closing Obligations" and "The Transactions--Interests of Certain Persons in the Transactions."

                            THE PLAN OF LIQUIDATION

    The parties to the Plan of Reorganization intend that the transactions contemplated thereby and in the Plan of Liquidation shall qualify as a tax-free reorganization within the meaning of Section 368(a) of Code. In order to qualify, among other things, "substantially all of the properties" of USTS must be transferred to Acquisition and USTS must be liquidated and dissolved. Therefore, the Plan of Liquidation and the transactions contemplated therein are an integral part of the transactions contemplated by the Plan of Reorganization.

LIQUIDATING DISTRIBUTION

    As soon as practicable after shareholder approval of the Plan of Liquidation and consummation of the Transfer, USTS shall file a Certificate of Dissolution and shall cease all business operations except as such operations relate to the payment of obligations, distribution of remaining assets to USTS shareholders and the winding up and dissolution of USTS. USTS shall distribute pro rata to the USTS shareholders that portion of the Shares remaining after making provision for the Contingency Reserve. The distribution may be made in a series of distributions and, while intended to be made in Shares, may be made in cash, in such manner as the USTS Board may determine. Precept has filed a listing application seeking to list the Shares so distributed for quotation on Nasdaq. The Shares will be freely tradeable, unless they are held by persons who are affiliates of USTS prior to the Transfer or are affiliates of Precept after the Transfer. USTS expects that the USTS Common Stock will, upon consummation of the Transfer, cease to trade on Nasdaq. Shortly after the Liquidating Distribution, USTS will close its stock transfer books and the USTS Common Stock will not be transferable thereafter except by will or other legal proceeding. The USTS Common Stock will have no continuing value except for an interest in the Contingency Shares. See "The Transactions--Plan of Liquidation--Liquidating Distribution."

LIQUIDATING TRUST

    The Contingency Shares and any other assets of USTS remaining after the Transfer will be deposited into a Liquidating Trust. The Liquidating Trust will also assume all actual and contingent liabilities of USTS remaining after the Transfer to Precept, and USTS will promptly dissolve. The Trustee of the Liquidating Trust, who will initially be Michael Margolies, the present Chairman of USTS, will be charged with responsibility for using the assets in the Trust to satisfy the liabilities assumed by the Trust. Once the Trustee has determined that all liabilities have been satisfied, and in any event no later than three years after the Transfer, any assets remaining in the Trust will be distributed to those persons who were shareholders of record of USTS when the Liquidating Trust was established. The interests in the Liquidating Trust will not be transferable except by will or other legal proceeding.

                           MARKETS AND MARKET PRICES


    USTS Common Stock is traded on Nasdaq. On November 14, 1997, the last full trading day prior to the public announcement of the execution of the Plan of Reorganization, the last sale price for USTS Common Stock was $4.00 and on February 6, 1998, the last full trading day for which quotations were available prior to the date of this Proxy Statement/Prospectus, the last sale price for USTS Common Stock was $3.625.


    For information relating to market prices of and dividends on USTS Common Stock, see "Market Price Data." SHAREHOLDERS ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR THESE SECURITIES.

    Precept is a privately-held corporation. There has never been a market for the securities of Precept, and no market prices or other comparative price information is available for the Precept Class A Common Stock. Prior to the Liquidating Distribution of the Shares to the shareholders of USTS, the Shares will be listed for trading on Nasdaq.

                  FORWARD-LOOKING STATEMENTS AND RISK FACTORS

    This Proxy Statement/Prospectus includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact are "forward-looking statements" for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing. In some cases, forward-looking statements can be identified by use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," or "continue," or the negative thereof or other comparable terminology. Although Precept believes that the expectations reflected in the forward-looking statements contained herein are reasonable, they can give no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results, as well as any forward-looking statements, are subject to inherent risks and uncertainties, some of which are summarized in "Risk Factors" described herein. The safe harbor for forward looking statements provided in Section 27A of the Securities Act and
Section 21E of the Exchange Act do not apply to initial public offerings such as the offering of securities described herein.

                                    PRECEPT
             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

    The following table presents summary historical and pro forma financial information for Precept. The financial information as of and for the four years ended June 30, 1997 was derived from audited consolidated financial statements of Precept. The financial information as of and for the year ended June 30, 1993 was derived from the unaudited divisional financial statements of Precept's former parent company. The financial information as of and for the three months ended September 30, 1997 and 1996 was derived from the unaudited consolidated financial statements of Precept. In the opinion of management of Precept, the financial information for the year ended June 30, 1993, and for the three months ended September 30, 1997 and 1996 contains all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods. Precept will be treated as the acquiror in the Transfer for accounting and financial reporting purposes, and upon completion of the Transfer, Precept will report the historical financial statements of Precept as the historical financial statements of combined Precept-USTS.

    The summary historical and pro forma financial information should be read in conjunction with Unaudited Pro Forma Consolidated Financial Information and the Consolidated Financial Statements and Notes thereto included elsewhere in this Proxy Statement/Prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the future operating results or financial position of combined Precept-USTS.

                                    PRECEPT
             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

                                                                                                                THREE MONTHS ENDED
                                                                  YEAR ENDED JUNE 30,                             SEPTEMBER 30,
                                           ------------------------------------------------------------------  --------------------
                                                                HISTORICAL                         PRO FORMA        HISTORICAL
                                           -----------------------------------------------------  -----------  --------------------
                                             1993       1994       1995       1996       1997        1997        1996       1997
                                           ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS INFORMATION:
Revenues.................................  $  40,459  $  50,968  $  59,075  $  72,432  $  77,344   $ 111,583   $  19,813  $  18,935
Income (loss) from continuing
  operations.............................     (1,321)       350        617       (266)       532      (4,717)        134        135
Income (loss) from continuing operations
  per share(1)...........................      (0.13)      0.03       0.05      (0.02)      0.05       (0.10)       0.01       0.01
Weighted average common outstanding
  shares(1)..............................     10,457     11,667     11,625     11,524     11,516      45,937      11,516     11,516
FINANCIAL POSITION (AT PERIOD END):
Total assets.............................     16,510     24,951     25,627     32,691     29,291      50,828      31,835     30,477
Working capital..........................      2,523      5,860      7,458     14,476     12,343       8,823      13,078     12,011
Long-term obligations....................        663        707        543      5,260      7,502      13,575       5,307      7,955
Shareholders' equity(2)..................        729     17,537     17,032     16,582     13,305      17,623      16,803     13,275


                                            PRO FORMA
                                           -----------
                                              1997
                                           -----------

STATEMENT OF OPERATIONS INFORMATION:
Revenues.................................   $  26,958
Income (loss) from continuing
  operations.............................      (2,570)
Income (loss) from continuing operations
  per share(1)...........................       (0.06)
Weighted average common outstanding
  shares(1)..............................      45,937
FINANCIAL POSITION (AT PERIOD END):
Total assets.............................      52,554
Working capital..........................       8,976
Long-term obligations....................      13,996
Shareholders' equity(2)..................      17,594

------------------------------

(1) Weighted average common outstanding shares for the years ended June 30, 1994 and 1993 represent the number of shares outstanding as of June 30, 1994, plus 1,297,800 shares underlying stock options granted in fiscal 1997 which have been treated as outstanding for all periods presented, since the actual weighted average common outstanding shares during those years in which Precept was a division of a previous consolidated group is not useful. Pro forma per share and weighted average common outstanding shares reflects a
    3.15438 to 1 stock split to be effected prior to the effective date of this Proxy Statement/Prospectus.

(2) Shareholders' equity as of June 30, 1993 reflects Precept divisional equity balances under its former parent prior to capital contributions which occurred with its reorganization on June 30, 1994.

                       COMPARATIVE PER SHARE INFORMATION

    The following tables set forth certain historical per share information of USTS and Precept and combined per share information of USTS and Precept, on an unaudited pro forma basis after giving effect to the Transactions, and unaudited pro forma equivalent per share information of USTS. This data should be read in conjunction with the selected historical consolidated financial information, the unaudited pro forma consolidated combined financial statements, the USTS consolidated financial statements and Notes thereto, and the Precept consolidated financial statements and Notes thereto included elsewhere in this Proxy Statement/Prospectus. This information is presented for illustrative purposes only and is not necessarily indicative of the combined results of operations or financial position that would have occurred if the Transfer had occurred at the beginning of each period presented or on the dates indicated, nor is it necessarily indicative of future operating results or the financial position of Precept after the Transfer. Neither USTS nor Precept has ever declared or paid cash dividends on its common stock.

                       COMPARATIVE PER SHARE INFORMATION

                                                       AS OF AND FOR THE    AS OF AND FOR THE
                                                          YEAR ENDED        NINE MONTHS ENDED
                                                       DECEMBER 31, 1996   SEPTEMBER 30, 1997
                                                       -----------------  ---------------------
HISTORICAL USTS
Loss from continuing operations per share............      $   (1.04)           $   (0.44)
Book value per share.................................      $    2.50            $    1.44


                                                       AS OF AND FOR THE    AS OF AND FOR THE
                                                        YEAR ENDED JUNE    THREE MONTHS ENDED
                                                           30, 1997        SEPTEMBER 30, 1997
                                                       -----------------  ---------------------

HISTORICAL PRECEPT
Income from continuing operations per share..........      $    0.05            $    0.01
Book value per share.................................      $    1.17            $    1.17

                                                       AS OF AND FOR THE    AS OF AND FOR THE
                                                        YEAR ENDED JUNE    THREE MONTHS ENDED
                                                           30, 1997        SEPTEMBER 30, 1997
                                                       -----------------  ---------------------

USTS AND PRECEPT PRO FORMA COMBINED(1)
Loss from continuing operations per share............      $   (0.10)           $   (0.06)
Book value per share.................................      $    0.39            $    0.39

                                                       AS OF AND FOR THE    AS OF AND FOR THE
                                                        YEAR ENDED JUNE    THREE MONTHS ENDED
                                                           30, 1997        SEPTEMBER 30, 1997
                                                       -----------------  ---------------------

USTS PRO FORMA EQUIVALENTS(1)
Loss from continuing operations per share............      $   (0.11)           $   (0.06)
Book value per share.................................      $    0.42            $    0.42

------------------------

(1) USTS pro forma equivalents represent the unaudited pro forma combined earnings per share and book value per share calculated on the basis of a
    1.071 exchange ratio (USTS to receive 9,612,500 shares of Precept Class A Common Stock). Pro forma combined and pro forma equivalent per share information reflects a 3.15438 to 1 stock split to be effected by Precept prior to the effective date of this Proxy Statement/Prospectus.

                                  RISK FACTORS

    THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY BY THE SHAREHOLDERS OF USTS IN CONNECTION WITH VOTING UPON THE PLAN OF REORGANIZATION AND RELATED TRANSACTIONS. THIS PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS ABOUT THE BUSINESS, OPERATIONS AND FINANCIAL CONDITION OF USTS AND PRECEPT, INCLUDING VARIOUS STATEMENTS CONTAINED IN "SUMMARY--THE PARTIES"; "USTS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS"; AND "PRECEPT MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS". THE ACTUAL RESULTS OF USTS AND PRECEPT COULD DIFFER MATERIALLY FROM THOSE FORWARD LOOKING STATEMENTS. THE FOLLOWING INFORMATION SETS FORTH CERTAIN FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF EACH OF USTS AND PRECEPT (AND USTS AND PRECEPT AS A COMBINED COMPANY) TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD LOOKING STATEMENTS.

INTEGRATION OF THE BUSINESS

    The Transfer involves the integration of two companies that have previously operated independently. As soon as practicable following the Transfer, Precept intends to integrate certain aspects of the operations of the combined company, including sales, marketing, finance and administration. There can be no assurance that Precept will successfully integrate the operations of USTS with those of Precept. Any delays or unexpected costs incurred in connection with such integration could have an adverse effect on the combined company's business, operating results or financial condition. Furthermore, there can be no assurance that the operations, management and personnel of the two companies will be compatible or that Precept or Acquisition will not experience the loss of key personnel.

PRESENT USTS SHAREHOLDERS WILL OWN ONLY 21% OF THE COMBINED ENTITY

    After completion of the Transactions, USTS and the USTS shareholders will own 9,612,500 shares of Precept Class A Common Stock. There will be an aggregate of 45,612,500 shares of Precept Common Stock outstanding. Accordingly, the present USTS shareholders will own 21% of the combined entity. In calculating the percent of total voting power represented by the 9,612,500 shares of Precept Class A Common Stock to be held by the USTS shareholders after completion of the Transactions, the voting power of all outstanding shares of Precept Class A Common Stock, having one vote per share, and all outstanding shares of Precept Class B Common Stock, having ten votes per share, are aggregated. Accordingly, while the USTS shareholders will own 21% of the outstanding Precept Common Stock after completion of the Transactions, such shares will represent in the aggregate approximately 7% of the total voting power of the Precept Common Stock outstanding, and the USTS shareholders will effectively have no control over Precept operations or its direction.

CONTINGENCY RESERVE

    The amount of shares to be received by USTS shareholders in the Liquidating Distribution is dependent upon the number of Contingency Shares retained by USTS (which shares may subsequently be placed by USTS in the Liquidating Trust) to satisfy contingent liabilities of USTS after consummation of the Transactions. It is currently estimated that the number of Contingency Shares will be approximately 600,000, which would result in USTS shareholders receiving approximately one share of Precept Class A Common Stock for each share of USTS Common Stock held. Notwithstanding the foregoing, the actual number of Contingency Shares shall be fixed by the USTS Board of Directors, and there is no assurance that such number will be 600,000 shares; the Plan of Reorganization provides that such number shall be no less than 500,000 nor more than 1,000,000. As a result, USTS shareholders may receive less than one share of Precept Class A Common Stock for each share of USTS previously held. For example, if the number of Contingency Shares were 1,000,000 (the maximum), then USTS shareholders would receive approximately .96 shares of Precept Class A Common Stock for each share of USTS Common Stock held. Upon consummation of the Transfer (and prior to the set-aside of the Contingency Shares and the subsequent Liquidating Distribution), USTS will initially hold approximately
1.071 shares of Precept Class A Common Stock for each share of USTS Common Stock outstanding.

USE OF CONTINGENCY SHARES AND OTHER ASSETS IN LIQUIDATING TRUST TO SATISFY
  CONTINGENT LIABILITIES

    The Contingency Shares and any other assets placed in the Liquidating Trust will be used to satisfy contingent liabilities of USTS remaining after consummation of the Transactions. Although the USTS Board of Directors will attempt to estimate the likely amount of such liabilities in determining the number of Contingency Shares to be retained and placed in the Liquidating Trust, the amount of such liabilities is presently unknown and there can be no assurance that any Contingency Shares or any other assets placed in the Liquidating Trust will remain to be distributed to the USTS shareholders after payment of all contingent liabilities.

LIQUIDATING DISTRIBUTIONS MAY BE MADE IN CASH; POSSIBLE ADVERSE FEDERAL INCOME
  TAX CONSEQUENCES

    Not more than one year after the adoption of the Plan of Liquidation and Dissolution, USTS will make the Liquidating Distribution after providing for the Contingency Shares. Management of USTS intends, however, to immediately distribute the Precept Shares, after setting aside the Contingency Shares, upon consummation of the Transfer. The Liquidating Distribution may be made in a series of distributions, and while intended to be made in shares, it may be made in cash, and in such manner as the USTS Board may determine.

    USTS shareholders who receive cash for their shares in the Liquidating Distribution generally will recognize gain or loss in an amount equal to the difference between the tax basis allocated to the shares and the cash received in respect thereof. Any such gain will be capital gain if the shares are held as capital assets.

POSSIBLE DEEMED DISTRIBUTIONS RESULTING FROM LIQUIDATING TRUST; POSSIBLE ADVERSE
  FEDERAL INCOME TAX CONSEQUENCES

    USTS shareholders' beneficial interest in Liquidating Trust (and their right, subject to the prior satisfaction of all contingent liabilities of USTS, to receive a distribution of any assets remaining after the satisfaction of such liabilities) may be deemed a taxable distribution to the USTS shareholders. As a result, the USTS shareholders may be required to pay tax on their pro rata share of the assets contributed to the Liquidating Trust and deemed distributed to the USTS shareholders. In such event, USTS shareholders would be required to pay such tax even if they do not actually receive any distributions from the Liquidating Trust.

DILUTION TO PRESENT USTS SHAREHOLDERS

    As of September 30, 1997, the net worth of USTS was a total of $10,115,941, or $1.44 per share of USTS Common Stock. On the same date, the net worth of Precept was $13,275,098, or $0.37 per share for each of the 36,000,000 shares of Precept Common Stock that will be outstanding immediately prior to the Transfer.

    Contained within this Proxy Statement/Prospectus are certain pro forma financial statements, which include a pro forma calculation of the balance sheet of the combined entities, after taking into effect certain adjustments resulting from the Transfer. That pro forma balance sheet indicates that the net worth of the combined entities would be $17,645,098 or $0.39 for each of the 45,612,500 shares of Precept Common Stock that will be outstanding after the Transfer. Accordingly, based upon that calculation and the assumption that the Transactions will result in the conversion of each share of USTS Common Stock into approximately one share of Precept Class A Common Stock, the holder of each share of USTS Common Stock, which had a book value of $1.44 at September 30, 1997, will receive through the Transactions approximately one share of Precept Class A Common Stock with a net worth of $0.39.

    The holders of USTS Common Stock will, accordingly, experience a dilution in the book value of their holdings to the extent of $1.05 per share by reason of the Transactions. The holders of Precept Class A Common Stock will, at the same time, experience a gain in the book value of their holdings, to the extent of $0.02 per share, by reason of the Transactions.

EFFECT OF OUTSTANDING OPTIONS AND WARRANTS; EXERCISE OF REGISTRATION RIGHTS

    After consummation of the Transactions, Precept will have outstanding (i) Precept Class A Warrants to purchase 1,815,000 shares of Precept Class A Common Stock except to the extent that USTS Class C Warrants are exercised prior to consummation of the Transactions, (ii) a warrant held by First London Securities Incorporated ("First London"), the underwriter of USTS' August 1996 public offering, exercisable to purchase an aggregate of 340,000 shares of Precept Class A Common Stock, assuming exercise of the underlying Class C Warrants;
(iii) warrants, issued to Argent Securities, Inc. ("Argent"), the underwriter of USTS' February 1995 public offering, exercisable to purchase an aggregate of 50,833 shares of Precept Class A Common Stock, and (iv) other options and warrants held by certain other persons to purchase an aggregate of 289,663 shares of Precept Class A Common Stock. Holders of such options and warrants are likely to exercise them when, in all likelihood, Precept could obtain additional capital on terms more favorable than those provided by such options and warrants. Further, while such options and warrants are outstanding, Precept's ability to obtain additional equity financing on favorable terms may be adversely affected. The holders of the warrant issued to First London and the warrant issued to Argent have certain demand and "piggyback" registration rights with respect to their securities. Exercise of such rights could involve substantial expense to Precept.

ABSENCE OF PRIOR PUBLIC MARKET FOR PRECEPT COMMON STOCK

    Prior to this offering, there has been no public market for the Precept Class A Common Stock. There can be no assurance that an active trading market will develop after the Closing of the Transactions or, if developed, that it will be sustained. There can be no assurance that the market price of the Precept Class A Common Stock will not decline below its initial listing price.

VOLATILITY OF STOCK PRICE

    The market price for USTS Common Stock is and has been volatile. After the Closing, Precept Class A Common Stock could be subject to the same or additional significant fluctuations in response to variations in Precept's operating results and other factors, including among others, investor perceptions of Precept and the industry in which it operates, and general market conditions. Consequently, there can be no assurance that the market value of shares of Precept Class A Common Stock will be maintained subsequent to the Transactions.

    The stock market has, from time to time, experienced significant price and volume fluctuations that may be unrelated to the operating performance of any particular company. Various factors and events, including future announcements of new service offerings by Precept or its competitors, developments or disputes concerning, among other things, regulatory developments in the United States, and economic and other external factors, as well as fluctuations in Precept's financial results, could have a significant impact on the market price of Precept's securities.

VOTING CONTROL

    Precept is controlled by Darwin Deason, a Director and the Chairman of the Executive Committee of the Board, who has voting control over an aggregate of 10,102,997 shares of Precept Class B Common Stock, which have an aggregate of 101,029,970 votes, or approximately 74.0% of the voting power of Precept. In addition, Mr. Deason has irrevocable proxies to vote 12,737,780 shares of Precept Class A Common Stock which have an aggregate of 12,737,780 votes, resulting in Mr. Deason having the right to vote shares reflecting 83.3% of the total voting power of Precept. Accordingly, Mr. Deason controls virtually all decisions made with respect to Precept by its shareholders, including decisions relating to the election of directors. Furthermore, as a result of his control of the voting stock of Precept, Mr. Deason may, except as otherwise provided by Texas law, without the concurrence of the remaining shareholders, amend the Precept Articles, effect or prevent a merger, sale of assets, or other business acquisition or disposition and otherwise control the outcome of all actions requiring shareholder approval.

DEPENDENCE ON PRESENT MANAGEMENT

    The success of Precept is dependent upon the services of its executive officers. Precept does not carry key man insurance on these officers. There is no assurance that Precept would be able to locate and retain qualified persons to replace any member of management or to expand its current management. In addition to the foregoing, Precept's operations are located in diverse geographical locations throughout the United States further taxing the members of Precept's management team. The prolonged unavailability of any current member of senior management, whether as a result of death, disability or otherwise, could have an adverse effect upon the business of Precept. See "Precept Management."

LACK OF DIVIDENDS

    USTS has never paid dividends on USTS Common Stock and Precept does not plan to pay in the foreseeable future any dividends on Precept Class A Common Stock or Class B Common Stock. It is currently anticipated that earnings, if any, will be used to finance the development and expansion of Precept's business.

NASDAQ LISTING APPLICATION; CONTINGENT REVERSE STOCK SPLIT

    Precept has applied to the Nasdaq that the Shares to be issued in connection with the Transfer be approved for listing on Nasdaq, subject to notice of issuance and approval of the Transactions by USTS' shareholders. In connection with Precept's Nasdaq listing application, Precept has indicated that, if required, it will effect a reverse stock split as necessary for the purpose of complying with the recently revised applicable Nasdaq listing criteria, including the requirement that the Precept Class A Common Stock trade at or above $4 per share after the consummation of the Transactions. The shareholders of Precept have approved an amendment to Precept's Articles whereby such number of shares of Precept Common Stock between one and two, consisting only of whole shares and tenths of shares, as shall be determined by the Precept Board of Directors, shall be converted and reconstituted into one share of Precept Common Stock in a reverse stock split of the Precept Common Stock, if determined by the Precept Board of Directors that such reverse stock split is required to either become listed or to maintain its eligibility to be listed on Nasdaq. The number of Shares issuable to USTS in the Transactions will be adjusted to reflect the reverse stock split. There can be no assurance, however, that the price of Precept Class A Common Stock resulting from the reverse stock split will increase proportionately with the decrease in the number of shares, or that any price increase resulting from the reverse stock split can be sustained for any period of time. Accordingly, subsequent reverse stock splits could be required in order to comply with the minimum bid requirements for Nasdaq listing. Additional reverse stock splits could result in Precept failing to meet the minimum public float requirement. Accordingly, there can be no assurance that Precept will be capable of complying with all of the listing criteria required to be complied with to continue as a Nasdaq listed company.

    After the consummation of the Transactions, to meet the newly adopted Nasdaq requirements for the Precept Class A Common Stock to continue to be listed on the Nasdaq, Precept will have to maintain (a) (i) at least $2 million in net tangible assets, (ii) $35 million in market capitalization, or (iii) $500,000 in net income (over two of the last three years); (b) a public float of at least 500,000 shares valued at $1 million or more; (c) a minimum bid price of $1.00;
(d) the Precept Class A Common Stock will have to have at least two active market makers; and (e) Precept Class A Common Stock will have to be held by at least 300 holders. There can be no assurance that Precept will be capable of complying with all of the listing criteria required to be complied with to continue as a Nasdaq listed company.

INTEGRATION OF ACQUISITIONS

    To expand its services and geographic presence, diversify its business mix and lead the consolidation trend in the business products, document management and corporate transportation industries, Precept's business strategy includes growth through acquisitions. No assurance can be given that Precept will be able to consummate future acquisitions, or if consummated, to successfully integrate its future acquisitions without substantial costs, delays or other problems. The costs of such acquisitions and their integration could have an adverse effect on short-term operating results. Such costs could include severance payments to employees of such acquired companies, restructuring charges associated with the acquisitions and other expenses associated with a change of control, as well as non-recurring acquisition costs including accounting and legal fees, investment banking fees, recognition of transaction-related obligations and various other acquisition-related costs. Increased competition for acquisition candidates may develop, in which event there may be fewer acquisition opportunities available to Precept as well as higher acquisition costs for the opportunities that are available. There can be no assurance that Precept will be able to identify, acquire or profitably manage additional businesses or successfully integrate any acquired businesses into Precept without substantial costs, delays, or other operational or financial problems.

    Precept may not be able to execute successfully its consolidation strategy or anticipate all of the changing demands that successive consolidation transactions will impose on its management personnel, operational and management information systems, and financial systems. Customer dissatisfaction or performance problems at a single acquired company could have an adverse effect on the reputation of Precept and Precept's sales and marketing initiatives. There can be no assurance that any businesses acquired in the future will achieve anticipated revenues and earnings. Moreover, it is possible that neither management of Precept nor management of any of the acquired companies will have the necessary skills to manage a company intending to implement an aggressive acquisition program. Precept may seek to recruit additional managers to supplement the incumbent management of the acquired companies but Precept may not have the ability to recruit additional managers with the skills necessary to enhance the management of the acquired companies. Further, acquisitions involve a number of special risks, including possible adverse effects on Precept's operating results, diversion of management's attention, failure to retain key personnel at an acquired company, risks associated with unanticipated events or liabilities and amortization of goodwill or other acquired intangible assets, some or all of which could have a material adverse effect on Precept's business, financial condition and results of operations. Any or all of these factors could have a material adverse effect on Precept's business, financial condition and/or results of operations.

COMPETITION

    Precept may encounter intense competition from other consolidators having a business objective similar to that of Precept. Many of these entities are well established and have extensive experience in effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, personnel and other resources than Precept expects to have and there can be no assurance that Precept will be able to compete successfully. Competition with other consolidators to buy a limited number or an identifiable set of businesses could lead to higher prices being paid for acquired companies.

CONSIDERATION FOR OPERATING COMPANIES MAY EXCEED ASSET VALUE; AMORTIZATION
  CHARGES

    The purchase prices of Precept's acquisitions will not be established by independent appraisals, but generally through negotiations between Precept's management and representatives of such companies. The consideration paid for each such company will be based primarily on the value of such company as a going concern and not on the value of the acquired assets. Valuations of these companies determined solely by appraisals of the acquired assets are likely to be less than the consideration that is paid for the companies. The future performance of such companies may not be commensurate with the consideration paid.

    Precept expects to incur significant amortization charges resulting from consideration paid in excess of the fair value of the net assets of the companies acquired in business combinations accounted for under the purchase method of accounting ("goodwill"). Precept will be required to amortize the goodwill from acquisitions accounted for under the purchase method over a period of time, with the amount amortized in a particular period constituting an expense that reduces Precept's net income for that period. The amount amortized, however, will not give rise to a deduction for tax purposes. A reduction in net income resulting from amortization charges may have a material and adverse impact upon the market price of Precept Class A Common Stock.

ADDITIONAL SHARES REGISTERED FOR ISSUANCE IN FUTURE ACQUISITIONS; RISKS RELATED
  TO ACQUISITION FINANCING

    The Registration Statement also covers the issuance of up to 19,887,500 additional shares of Precept Class A Common Stock from time to time in the future, in one or more business combination transactions. Precept anticipates issuing some or all of such shares in one or more acquisitions in the future. Precept may also file additional registration statements in the future covering the issuance of additional shares in such acquisitions. The use of shares of Precept Class A Common Stock for a portion or all of the consideration to be paid in future acquisitions could result in dilution to the holders of the outstanding Precept Class A Common Stock.

    Precept may also use existing cash resources, incur additional long-term indebtedness, or use a combination thereof for all or a portion of the consideration to be paid in future acquisitions. In the event that the Precept Class A Common Stock does not maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept Precept Class A Common Stock as part of the consideration for the sale of their businesses, Precept might not be able to utilize Precept Class A Common Stock as consideration for acquisitions and would be required to utilize more of its cash resources, if available, in order to maintain its acquisition program. If Precept does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. While Precept continuously evaluates opportunities to make strategic acquisitions, it has no present commitment or agreements with respect to any material acquisitions. There can be no assurance that such financing will be available if and when needed or on terms acceptable to Precept. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    Among the possible adverse effects of borrowings to consummate acquisitions for other capital requirements are: (i) if Precept's operating revenues after acquisitions were to be insufficient to pay debt service, there would be a risk of default and foreclosure on Precept's assets; (ii) if a loan agreement contains covenants that require the maintenance of certain financial ratios or reserves, and any such covenant were breached without a waiver or renegotiation of the terms of that covenant, then the lender could have the right to accelerate the payment of the indebtedness even if Precept has made all principal and interest payments when due; (iii) if the terms of a loan did not provide for amortization prior to maturity of the full amount borrowed and the "balloon" payment could not be refinanced at maturity on acceptable terms, Precept might be required to seek additional financing and, to the extent that additional financing were not available on acceptable terms, to liquidate its assets; and (iv) if the interest rate of a loan is variable, Precept would be subject to interest rate fluctuations which could increase Precept's debt service obligations. The level of indebtedness that Precept may incur cannot be predicted and will depend upon these factors and the relevant business characteristics of the acquisition candidates for which such indebtedness will be undertaken.

ANTI-TAKEOVER EFFECT OF ARTICLES OF INCORPORATION AND BYLAWS AND OTHER
  STOCKHOLDER PROTECTION MECHANISMS

    Certain provisions of the Precept Articles and Bylaws may delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder's best interest, including attempts that might result in a premium over the market price for the Precept Class A Common Stock. In this regard, the Precept Articles provide that the removal of any director or directors, with or without cause, requires the affirmative vote of a least 80% of the combined voting stock of Precept, giving effect to the number of votes per share attributable to such stock. Such provision would restrict the ability of a party to gain control of the Precept Board by acquiring a majority of the Precept voting stock, removing all of the directors and then replacing them with the directors seeking to benefit such party. Additionally, Precept's

Bylaws provide that the number of directors shall be fixed, from time to time, by resolution of the Precept Board. Currently, such number of directors of Precept is divided into three classes that are elected for staggered three-year terms. Thus, in any given year, only a portion of the Precept directors would be eligible for election, therefore eliminating the ability of a hostile party to gain control of the Precept Board in a single proxy contest, making any unsolicited takeover attempt (including an attempt that a Precept shareholder might consider in such shareholder's best interest) more expensive and more difficult. Precept's Bylaws provide for advance notice procedures with respect to the submission by shareholders of proposals to be acted on at shareholder meetings and of nominations of candidates for election as directors. The establishment of such procedures removes any ambiguity with respect to how matters can be so submitted by shareholders. Further, the Precept Articles permit the Precept Board to establish by resolution one or more series of preferred stock ("Precept Preferred Stock") and to establish the powers, designations, preferences and relative, participating, optional, or other special rights of each series of Precept Preferred Stock. The Precept Preferred Stock could be issued on terms that are unfavorable to the holders of Precept Class A Common Stock or that could make a takeover or change in control of Precept more difficult. Further, Precept has instituted a shareholder rights plan, which plan may have the effect of discouraging an unsolicited takeover proposal. Moreover, Precept is subject to the Texas Business Combination Law, which places restrictions on certain business combinations with certain stockholders that could render more difficult a change in control of Precept. The Precept Bylaws, together with the provision of the Precept Articles setting forth that the removal of directors requires the affirmative vote of 80% of the combined voting stock of Precept, the shareholder rights plan and other provisions of the Precept Articles and the TBCA, may have the effect of discouraging a future takeover attempt by a third party that is not approved by the Precept Board and render the removal of the incumbent management more difficult. Counterbalancing the effects of such provisions is the positive effect that these protections contribute to an environment where the interests of the Precept shareholders and Precept can be addressed in an orderly and well-informed manner.

                                  THE MEETING

    This Proxy Statement/Prospectus is being furnished to the holders of USTS Common Stock in connection with the solicitation of proxies by the USTS Board for use at the USTS Meeting to be held on March 12, 1998, at the Westchester Marriott located at 670 White Plains Road, Tarrytown, New York 10591, commencing at 10:00 a.m. local time, and at any adjournment or postponement thereof.

MATTERS TO BE CONSIDERED AT THE MEETING

    At the Meeting, shareholders of USTS will consider and vote, as a single proposal, upon the proposal to approve and adopt the Plan of Reorganization and the Plan of Liquidation, and to change the name of USTS to Transportation Equities, Inc. The shareholders of USTS will also vote on such other matters as may be properly brought before the USTS Meeting. Discretionary authority granted by proxies voted against the Transactions will not be used to adjourn the meeting to solicit additional votes.

    THE USTS BOARD HAS APPROVED THE PLAN OF REORGANIZATION, THE PLAN OF LIQUIDATION, AND THE NAME CHANGE, AND RECOMMENDS THAT USTS' SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MATTERS SUBMITTED TO USTS SHAREHOLDERS AS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS.

VOTING AT MEETING; RECORD DATE

    The USTS Board has established February 4, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. Only holders of record of USTS Common Stock at the close of business on such date are entitled to vote at the USTS Meeting. On such date, there were approximately 8,979,187 shares of USTS Common Stock outstanding, each of which will be entitled to vote on each matter to be acted upon or which may properly be brought before the USTS Meeting.

    In determining whether the proposals have received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the proposal.

    As of February 4, 1998, directors and executive officers of USTS and their affiliates beneficially owned approximately 34.3% of the outstanding shares of USTS Common Stock. Each of the directors and executive officers has advised USTS that he intends to vote or direct the vote of all shares of USTS Common Stock over which he has voting control for approval of the Transactions.

USTS PROXIES

    Shares of USTS Common Stock represented by proxies received by USTS prior to or at the Meeting will be voted in accordance with the instructions contained therein. Shares of USTS Common Stock represented by proxies for which no instruction is given will be voted "FOR" the Plan of Reorganization, the Plan of Liquidation and the Name Change.

    Holders of USTS Common Stock are requested to complete, sign and date the enclosed proxy card and promptly return it in the postage paid envelope provided for this purpose in order to ensure that the shares are voted. A proxy may be revoked at any time prior to the exercise of the authority granted thereunder. Revocation may be accomplished by the granting of a later proxy with respect to the same shares or by giving notice thereof to USTS in writing at the Meeting at any time prior to the vote on the matters to be considered. Presence at the Meeting of a shareholder who signed a proxy does not in itself revoke the proxy.

    The USTS Board is aware of no matters to be presented at the Meeting other than those described in this Proxy Statement/Prospectus. If other matters are properly brought before the Meeting, it is the intention of the persons named in the proxies to vote the shares to which said proxies relate in accordance with their judgment.

SOLICITATION OF PROXIES

    USTS will bear the cost of the solicitation of proxies from the USTS shareholders. Officers and regular employees of USTS, who will receive no compensation in excess of their regular salaries for their services, may solicit proxies from the USTS shareholders by telephone, telegram or otherwise. USTS will also reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold USTS Common Stock.

                                THE TRANSACTIONS

BACKGROUND OF TRANSACTIONS

    The acquisition discussions were initiated by Precept through First Southwest Company ("First Southwest") by a telephone conference between First Southwest and USTS during the week of January 6, 1997. On January 11, 1997, representatives of each of USTS, including Michael Margolies, Chairman of USTS, Ron Sorci, Controller of USTS, and Terry Watkins, Chief Financial Officer of USTS. Precept, including David Neely, Chairman and Chief Executive Officer of Precept, and Scott Walker, Chief Financial Officer of Precept, and representatives of First Southwest met in Tampa, Florida to discuss a possible business combination. Shortly thereafter, confidentiality agreements were executed. During January and February, USTS and Precept negotiated the terms for, and entered into, a letter of intent, which was signed on March 7, 1997 (the "Letter of Intent"). The Letter of Intent provided for the merger of Precept into USTS and the issuance of 36,000,000 shares of USTS common stock to the shareholders of Precept. Thereafter, the parties commenced due diligence investigations of their respective business, operations and financial information.

    After conducting its due diligence investigation, Precept concluded, in July, that it was unwilling to proceed with the transaction as set forth in the Letter of Intent. Precept proposed an alternative structure in which Precept would acquire substantially all of the assets of USTS and assume certain USTS liabilities in exchange for 9,000,000 shares of Precept Class A Common Stock in a transaction intended to qualify as a "tax free" reorganization. When negotiating the revised transaction with USTS, Precept determined a net value for the assets of USTS being acquired. Precept then evaluated its implied equity value in order to determine the number of shares of common stock Precept was willing to issue in the transaction. Based upon advice from its financial advisors, Precept arrived at its implied equity value by utilizing both a comparable company analysis and a discounted cash flow analysis. Based on these analyses, Precept concluded that the issuance of approximately 20% of its common stock reflected fair consideration for the acquisition of the USTS assets. Representatives of USTS and Precept continued arm's-length negotiations and ultimately, in August, agreed in principle that Precept would issue 9,500,000 shares of Precept Class A Common Stock and assume certain warrants and options to purchase USTS Common Stock (converted into the right to purchase Precept Class A Common Stock on a share-for-share basis) in consideration for the acquisition of substantially all of the assets of USTS and the assumption of certain USTS liabilities. The parties continued to negotiate the specific terms and structure of a definitive agreement. On November 16, 1997, the Plan of Reorganization was executed by USTS, Precept and Acquisition.

USTS REASONS FOR THE TRANSACTIONS; RECOMMENDATIONS OF THE USTS BOARD

    The USTS Board has approved the Plan of Reorganization and the Plan of Liquidation and the other Transactions and has recommended that the USTS stockholders vote "FOR" approval of the matters described in this Proxy Statement/Prospectus for the following reasons:

    - USTS has, historically, found it difficult and expensive to obtain the debt and equity financing required to expand and enhance its operations. The combined entity is expected to have greater revenues and operating cash flows than either USTS or Precept on a stand-alone basis, which is expected to result in enhanced financial flexibility and improved access to financing on more favorable terms than are currently available to either company on a stand-alone basis.

    - USTS has only two executive officers: its Chairman, Michael Margolies, and its President, Ronald P. Sorci. Were USTS to expand independently, it would be necessary to retain additional skilled executives, which could be very difficult. The combination of USTS with Precept will immediately expand the management resources available to chart the growth of the combined entities.

    - USTS is involved in a highly competitive industry, i.e. ground transportation. Although USTS has made acquisitions of businesses in industries that generally offer higher gross margin than ground transportation, it has not successfully established itself in any of those areas, and relies generally on business which is relatively stable but which generates relatively low profit margins. The combined Precept/USTS will be involved in a range of business areas, some of which offer opportunities for increased profit margins.

    - There is expected to be marketing synergy between the existing operations of USTS and the existing operations of Precept. In particular, management intends to market the Precept business product services to the USTS transportation customers, and vice versa. This synergy should result in expansion of both operations with a relatively low increase in marketing and administrative expenses.

    - The Transfer presents opportunities to realize economies of scale and operating efficiencies. Operating efficiencies may result from the integration of certain operations and the elimination of facilities' costs. The extent to which these possible economies of scale and operating efficiencies may be realized is uncertain, and no assurances can be made with respect thereto.

    In reaching these conclusions, the USTS Board considered, among other things, (i) expected operating and financial characteristics of a combined entity, and the operating efficiencies and economies of scale associated with the combination, (ii) the experience and performance of Precept management,
(iii) the
capital structure and financial performance of Precept, and (iv) the opinion of Meyerson, financial advisor to USTS for the Transfer, that, as of the date of such opinion, the Transactions are fair, from a financial point of view, to the common shareholders of USTS. At the same time, the USTS Board also considered each of the negative factors which are described in this Proxy Statement/Prospectus under the heading "Risk Factors," giving special attention to the loss of voting control and the dilution which USTS shareholders will suffer as a result of the Transactions. The USTS Board determined, however, that the perceived advantages to the USTS shareholders of the Transactions outweighed the negative factors, and, accordingly, voted to recommend the Transactions to the USTS shareholders.

PRECEPT REASONS FOR THE TRANSACTIONS

    On October 27, 1997, the Precept Board met to consider the advisability of the proposed Transactions and the terms of the proposed Plan of Reorganization. The Precept Board concluded that the Transactions were advisable and in the best interests of Precept and its shareholders because the Precept Board believes that the Transactions will further Precept's long term strategic objectives. The Precept Board's conclusions are based on (i) the advantages of having publicly traded shares that will enable Precept to execute the consolidation component of its business strategy, (ii) the judgment, advice and analysis of its management,
(iii) the synergies, cost reductions, and operating efficiencies that should become available to the combined enterprise as a result of the Transactions,
(iv) the strategic benefits of the Transactions, (v) the express terms and conditions of the Plan of Reorganization, which were viewed as providing an equitable basis of the Transactions from the standpoint of Precept and (vi) the significant enhancement of the market position of the combined enterprise.

    With respect to the synergies, cost reductions and operating efficiencies that should become available, Precept believes that its management experience, philosophy and extensive corporate resources, when applied to USTS' current operating businesses, will result in measurable cost reductions and operating efficiencies. Furthermore, Precept believes that its lower cost of capital and expected ability to acquire profitable operating entities for long-term investment will eliminate the substantial expense USTS has incurred in its constant turnover of businesses. In addition, personnel and system redundancies will be eliminated by Precept as part of the overall integration process.

    Precept believes that the strategic benefits of the Transactions arise from Precept's business strategy to capitalize on the current trend of commercial outsourcing of business services. Precept believes that it has offered and will continue to offer its customers various "mission critical" services that can be outsourced. Precept has interests in business products, chauffeured vehicle and package delivery operations, with business products being the dominant segment of Precept's operations. Combining USTS' transportation operations with those of Precept not only enhances the transportation segment of Precept's operations but brings a relative balance to the business services offered by Precept. Since Precept's transportation services are currently focused in the southwest United States, Precept believes that adding a presence in the eastern United States, particularly New York City, will give Precept's transportation services component enhanced credibility and service offerings as a national rather than regional provider in this business segment.

    Because of the strategic benefits explained above, Precept expects that it will be able to offer a more complete selection of business services on a more enhanced geographical basis. Precept believes that having operations in the southwest and eastern United States will enable Precept to not only offer better service to its customers, but also provide a more complete platform on which to build or consolidate the business products and transportation services segments of its business and ultimately enhance the market position of the combined enterprise.

    The foregoing discussion of the information and factors considered and given weight by the Precept Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Transactions, the Precept Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors and information considered in reaching its determination. Further, individual members of the Precept Board may have given different weights to different factors. In addition, there can be no assurance that any of the expectations set forth in the preceding paragraphs will be fulfilled or that any of the expected benefits of the Transactions will be realized.

NO DISSENTERS' RIGHTS OF APPRAISAL

    Neither holders of USTS Common Stock nor holders of USTS Preferred Stock are entitled to dissenters' appraisal rights under the NGCL in connection with the matters to be considered at the Meeting.

ACCOUNTING TREATMENT

    The acquisition of substantially all of the assets of USTS in the Transfer will be accounted for using the purchase method of accounting.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    This section is a summary of the tax opinion of USTS' legal counsel, BA&R, as to certain of the material federal income tax consequences of the Transactions, and of certain other material federal income tax consequences relevant to holders of USTS Common Stock, USTS Preferred Stock (collectively, the "USTS Stock") and USTS Warrants which are expected to result from the Transactions and the issuance of the securities offered by this Proxy Statement/Prospectus. It is impracticable to comment on all aspects of federal, state, local and foreign laws that may affect the tax consequences of the transactions contemplated hereby as they relate to the particular circumstances of each shareholder or potential shareholder or holder or potential holder of warrants. The federal income tax discussion set forth below applies only to holders of shares of USTS Stock and USTS Warrants who hold such securities as capital assets. The federal income tax consequences to any particular shareholder or warrant holder may be affected by matters not discussed below. For example, certain types of holders (including foreign persons, life insurance companies, tax exempt organizations and taxpayers who may be subject to the alternative minimum tax) may be subject to special rules not addressed herein. Furthermore, the discussion may not be applicable with respect to shares received pursuant to the exercise of employee stock options or otherwise as compensation.

    This summary is based on the current provisions of the Code, existing and proposed regulations thereunder and current administrative rulings and court decisions, all of which are subject to changes that may or may not be retroactively applied. Many of the provisions of the Code which have been recently enacted or amended have not been interpreted by the courts or the IRS.

    No ruling has been requested from the IRS with respect to any of the matters discussed herein and thus no assurance can be provided that opinions and statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or would be sustained by a court if so challenged.

    THE DISCUSSION SET FORTH BELOW ADDRESSES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY WHICH ARE EXPECTED TO RESULT FROM THE TRANSACTIONS. SHAREHOLDERS AND WARRANT HOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES OF THE TRANSACTIONS, HOLDING AND DISPOSITION OF THE SECURITIES OFFERED HEREBY, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS WITH RESPECT TO THEIR OWN PARTICULAR CIRCUMSTANCES.

    TAX OPINION

    USTS has obtained the Tax Opinion of its legal counsel, BA&R, as to certain of the material federal income tax consequences of the Transactions, a copy of which is attached as an exhibit to the Registration Statement. The Tax Opinion is subject to certain assumptions and qualifications, including the present and continuing accuracy of (i) the description of the facts relating to the Transactions contained in this Proxy Statement/Prospectus, (ii) the factual representations contained in the Plan of Reorganization and related documents, and (iii) certain factual matters addressed by representations made by certain executive officers of USTS and Precept, as further described in the Tax Opinion. The Tax Opinion does not address the tax consequences that are expected to result from the Transactions to holders of USTS Warrants.

    The following discussion represents a summary of the Tax Opinion, a copy of which is filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part. Subject to the conditions, qualifications and assumptions contained herein, in the representation letters provided to BA&R by USTS and Precept, and in the Tax Opinion, BA&R has opined that the material federal income tax consequences associated with the Transactions are as follows:

    (i) Holders of USTS Stock generally will not recognize gain or loss upon their receipt solely of Precept Class A Common Stock in exchange for USTS Stock in the Liquidating Distribution. As described more fully below, however, gain may be recognized to the extent that a USTS shareholder receives or is deemed to receive property other than Precept Class A Common Stock in the Liquidating Distribution, including as a consequence of receiving cash in lieu of a fractional share of Precept Class A Common Stock.

    (ii) The aggregate tax basis of the Precept Class A Common Stock received by USTS shareholders in the Liquidating Distribution generally will be the same as the aggregate tax basis of the USTS Common Stock delivered in exchange therefor, increased by the amount of any gain that is recognized on the exchange (as described above), and decreased by the amount of any cash or property other than Precept Class A Common Stock received in the Liquidating Distribution.

   (iii) The holding period of the Precept Class A Common Stock received by the USTS shareholders in the Liquidating Distribution will include the period for which the USTS Stock was held, provided that the USTS Common Stock is held as a capital asset at the time of the Liquidating Distribution.

    (iv) Neither Precept nor USTS will recognize gain solely as a result of the Transactions.

    (v) USTS will not recognize gain solely as a result of the Liquidating Distribution except to the extent that (i) in conjunction with the Liquidating Distribution, USTS transfers any appreciated assets (other than Precept Class A Common Stock) to its shareholders or (ii) USTS sells Precept Class A Common Stock to satisfy certain of its liabilities.

    The Tax Opinion represents only such counsel's best judgment as to the material federal income tax consequences of the Transactions and are not binding on the IRS. The IRS may challenge the conclusions stated therein and USTS and shareholders of Precept may incur the cost and expense of defending positions taken by them with respect to the Transactions.

    HOLDERS OF USTS WARRANTS

    Pursuant to Treasury Regulations released on January 6, 1998, gain or loss will not be recognized on the exchange of rights to acquire stock in certain reorganizations. The effective date of the regulations is March 9, 1998. Therefore, because the closing of the Transfer will take place on or after March 9, 1998, holders of USTS Warrants will not recognize gain or loss upon their receipt solely of Precept Class A Warrants in the Reorganization. Holders of the USTS Warrants should consult their tax advisors to determine the tax consequences of the Transactions with respect to their own particular circumstances.

    CASH IN LIEU OF FRACTIONAL SHARES

    USTS shareholders who receive cash in lieu of fractional shares of Precept Class A Common Stock generally will recognize capital gain or loss with respect to those fractional shares in an amount equal to the differences between the tax basis allocated to such fractional shares (as determined above) and the cash received in respect thereof. Any such gain or loss will be capital gain or loss if such fractional shares are held as capital assets.

    TAX CONSEQUENCES ATTRIBUTABLE TO THE LIQUIDATING TRUST

    Some of the Precept Class A Common Stock received by USTS in the Transactions, and some amount of cash, may be placed into the Liquidating Trust to provide for any liabilities, including any contingent liabilities, of USTS. For federal income tax purposes, a pro rata share of such assets will be deemed to have been distributed to each USTS shareholder and contributed by such shareholder to the Liquidating Trust. The Liquidating Trust will not itself be subject to tax; rather, each holder of a beneficial interest in the Liquidating Trust will be treated as owning a pro rata share of the assets of the Liquidating Trust, and will be required to take into account the holder's proportionate share of each of the Liquidating Trust's items of income or deduction. Since the Transactions and the Liquidating Distribution will constitute a tax-free reorganization, as described above, USTS shareholders will not recognize any gain or loss to the extent that the assets deemed distributed to them, and contributed by them to the Liquidating Trust, consist solely of Precept Class A Common Stock. If a USTS shareholder, however, realizes gain in the Liquidation, (i.e., if the total value of all the consideration received by such shareholder in the Liquidation, including Precept Class A Common Stock, exceeds the holder's adjusted basis in the holder's shares of USTS Stock), the holder must recognize such gain to the extent that cash is actually distributed to the holder and to the extent that the holder's pro rata share of the assets of the Liquidating Trust are deemed to have been distributed to the holder. In determining the amount of gain or loss realized and recognized as a result of the Liquidation, the amount of any fixed or contingent liabilities assumed by the Liquidating Trust will not be treated as decreasing the amount of boot that a USTS shareholder is deemed to receive as a result of the receipt of an interest in the Liquidating Trust.

    OTHER TAX MATTERS

    The Plan of Reorganization provides that either USTS or Precept may waive any condition to Closing that is contained therein. The USTS Board has determined, however, that if it is advised, by BA&R or otherwise, that the material federal income tax consequences associated with the Transactions would be other than as set forth above, the USTS Board will not approve or authorize any such waiver.

    USTS has available for federal income tax purposes certain net operating loss ("NOL") carryforwards. The availability and future use of these NOLs by the combined entity will be limited by the Code, including the requirement that operations of USTS acquired by Precept generate future taxable income on a stand alone basis. Due to the uncertainty of the future availability of these NOLs, no value will be assigned to them by Precept for financial accounting purposes.

REGULATORY APPROVALS

    Under the HSR Act and the rules promulgated thereunder by the FTC, the Transfer may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and specified waiting period requirements have been satisfied. USTS and Precept expect to file notification and report forms under the HSR Act with the FTC and the Antitrust Division on or about February 12, 1998. Unless early termination of the HSR Act waiting period is granted or the FTC or the Antitrust Division request additional information concerning the Transfer, Precept or USTS, Precept expects that the HSR Act waiting period will expire on or about March 14, 1998.

FEDERAL SECURITIES LAWS CONSEQUENCES

    All Shares received or held by USTS shareholders in connection with the Transfer will be freely transferable under the federal securities laws, except that Shares received or held by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of USTS prior to the Transfer may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Precept) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of USTS or Precept generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Plan of Reorganization requires USTS to cause each of its affiliates to execute a written agreement to the effect that such person will not offer or sell or otherwise dispose of any shares of Precept Class A Common Stock issued to such person in or pursuant to the Transfer in violation of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

    EMPLOYMENT AGREEMENT WITH MICHAEL MARGOLIES AND RONALD SORCI

    At or prior to the closing of the Transfer, Precept will enter into a five-year employment agreement with Michael Margolies, pursuant to which Mr. Margolies will serve as Vice Chairman of the Board of Precept. Under the terms of the employment agreement, Mr. Margolies will receive an annual salary of $240,000, to be increased annually in accordance with Precept's overall compensation pool and in accordance with Mr. Margolies performance. Mr. Margolies will be entitled to receive performance-based cash bonuses, and such health, medical, disability and life-insurance benefits as are made available to senior executive management of Precept. In addition, Precept will pay the premiums (previously paid by USTS) with respect to Mr. Margolies current personal life insurance policy (approximately $50,000 per year for two years), and thereafter Precept will pay for and maintain during the term of his employment agreement an additional insurance policy on the life of Mr. Margolies with coverage equal to one year's annual base salary, as such salary may exist from year to year. Precept will also provide Mr. Margolies with the use of an automobile, and pay all maintenance, repair, insurance, and other costs associated with the use of such automobile.

    At or prior to the closing of the Transfer, Precept will enter into a five-year employment agreement with Ronald Sorci, pursuant to which Mr. Sorci will serve as President of the Transportation Division of Precept. Under the terms of the employment agreement, Mr. Sorci will receive an annual salary of $170,000, to be increased annually in accordance with Precept's overall compensation pool and in accordance with Mr. Sorci's performance. Mr. Sorci will be entitled to receive performance-based cash bonuses, and such health, medical, disability and life insurance benefits as are made available to senior executive management of Precept.

    REGISTRATION RIGHTS AGREEMENT OF MICHAEL MARGOLIES

    Because Michael Margolies will be an affiliate of Precept, Vice Chairman, after the Transfer, shares of Precept Class A Common Stock received by him through the Transactions would be restricted shares, which could be sold only in limited circumstances. Therefore, in order to induce Mr. Margolies to enter into an employment agreement with Precept, Precept has agreed to enter into a Registration Rights Agreement with Michael Margolies granting Mr. Margolies certain rights to register with the Securities and Exchange Commission the Shares received by Mr. Margolies and the Margolies Family Trust (collectively, the "Stockholder") in connection with Transactions (the "Registrable Shares"). At any time from the date of the Registration Rights Agreement (the closing date of the Transfer) through the eighteen month anniversary thereof (the "Piggyback Expiration Date"), if Precept proposes to register any Precept Class A Common Stock for its own or others' account under the Securities Act of 1933, as amended (the

"Securities Act"), in a public offering for cash (an "Offering"), the Stockholder will have certain "piggyback rights" to participate on the same terms and conditions as Precept in the public offering (subject to limitations imposed by the underwriter, if any). In addition, the Stockholder will have a "demand right" to request that Precept cause a registration statement covering the sale of the Registrable Shares to be declared effective by the SEC on or before the Piggyback Expiration Date. In the event that the Stockholder makes such a request and Precept fails to cause such a registration statement to be declared effective by such date, then the Stockholder will have a ninety day option to require Precept to purchase all or any portion of any Registrable Shares then held by the Stockholder at a price per share equal to the average closing price for Precept Class A Common Stock over the 30 trading days ending three (3) trading days prior to the date Precept receives notice of the exercise of such right. Both the "piggyback" and "demand" registration rights granted pursuant to the Registration Rights Agreement would expire if, at any time after the eight (8) month anniversary of the date of the Agreement, the Stockholder failed to include all of the Registrable Shares in any Offering with respect to which the Stockholder was entitled to include all such shares.

    SECURITY OWNERSHIP OF THE MARGOLIES FAMILY

    Michael Margolies, the Chairman of USTS, is the record owner of 1,835,116 shares of USTS Common Stock. Jay Owen Margolies, a son of Michael Margolies and a member of the USTS Board, is the record owner of 286,054 shares of USTS Common Stock. The Margolies Family Trust, the beneficiaries of which are the children of Michael Margolies, is the owner of 855,000 shares of USTS Common Stock. In total, the Margolies family owns an aggregate of 2,976,170 shares of USTS Common Stock, or 33.1% of the outstanding USTS Common Stock. Accordingly, approximately one-third of the benefit of the Transactions will flow to members of the Margolies family. As a result of the Transactions, the Margolies family will own an aggregate of 2,976,170 shares of Precept Class A Common Stock, or 2.1% of the total voting power of Precept.

    PAYMENT OF MARGOLIES NOTE

    Throughout the life of USTS, Michael Margolies and members of his family have provided loans to finance the operations of USTS, when needed. In 1994 the outstanding balance of those loans, $707,676 at that time, was consolidated into a promissory note bearing interest at 15% per annum. Since that time, additional amounts have been added to the note, as USTS has continued to borrow from the Margolies family. On July 7, 1997, a replacement note was issued in the principal amount owed by USTS on that date, $1,039,794. As of September 30, 1997, the remaining unpaid balance of the note was $998,569.

    The Plan of Reorganization provides that within ten days after the closing of the Transfer, Percept will cause Acquisition to repay the principal balance and all accrued interest on the note, unless Precept and Mr. Margolies have agreed to restructure the note on mutually agreeable terms.

OPINION OF USTS FINANCIAL ADVISOR

    M.H. Meyerson & Co., Inc. ("Meyerson"), an investment banking firm and member of the National Association of Securities Dealers since 1960 was retained by USTS on September 9, 1997 to evaluate the fairness of the Transactions from a financial point of view to the common shareholders of USTS.

    The full text of the written opinion of Meyerson dated October 16, 1997, which sets forth assumptions made, factors considered and limitations on the review undertaken by Meyerson, is included as Appendix C to this Proxy Statement/Prospectus. USTS shareholders are urged to read such opinion carefully and in its entirety.

    No limitations were imposed by USTS on the scope of Meyerson's investigation or the procedures to be followed by Meyerson in rendering its opinion. In arriving at its opinion, Meyerson made its determination as to the fairness of the Transfer, from a financial point of view, on the basis of the financial and comparative analysis referred to below. Meyerson was not required to opine as to, and its opinion does not address, USTS' underlying business decision to proceed with or effect the Transfer.

    In arriving at its opinion, Meyerson reviewed and analyzed: (i) the Plan of Reorganization; (ii) the Plan of Liquidation; (iii) the Registration Statement on Form S-4 of Precept Business Services, Inc.; (iv) the Registration Rights Agreement; (v) audited financial statements for Precept for the years ended June 30, 1996 and 1997; (vi) certain operating and financial information, including projections relating to the business, operations and prospects of Precept, furnished by Precept; (vii) meetings with certain members of Precept's management at which the historical and current operations, financial conditions and future prospects of Precept were discussed as were the benefits expected to result from the Transfer; (viii) the pro forma financial results of the companies after the Transfer; (ix) the relative financial conditions of each of the companies to the combined entity after the Transfer; (x) certain operating and financial information including publicly available disclosure information, projections relating to the business, operations and prospects of USTS, furnished by USTS; (xi) meetings with certain members of USTS' management at which the historical and current operations, financial conditions, and future prospects of USTS were discussed as were the benefits expected to result from the Transfer; (xii) comparisons of historical financial results of Precept with those of publicly traded companies which Meyerson believed to be relevant; and
(xiii) results of such other studies, analysis, inquiries and investigations of Meyerson deemed appropriate. Meyerson did not analyze the comparative cash flow of USTS and Precept on a relative basis because USTS had negative cash flow from operations in fiscal years 1995 and 1996. Meyerson also did not consider the USTS Common Stock market value in the fairness analysis because Precept did not have any publicly traded equity securities. In addition, Meyerson considered that the relatively high contemporaneous market valuation of the USTS Common Stock most likely resulted from the expected consummation of the Transactions and that the market value of USTS Common Stock, absent that expectation, would most likely be much lower. Accordingly, Meyerson did not believe that either the cash flow or market value analysis was appropriate or necessary to render the opinion under the circumstances.

    In connection with its review, Meyerson relied upon and assumed, without independent verification, the accuracy of the information supplied by Precept's and USTS' respective management. Meyerson further relied upon the assurances of the managements of Precept and USTS that they are not aware of any facts that would make such information incomplete or misleading. On October 16, 1997, Meyerson delivered its opinion, which has been confirmed as of the date of this Proxy Statement/Prospectus, to the Board of Directors of USTS, to the effect that, as of such date, that the Transactions are fair, from a financial point of view, to the common shareholders of USTS.

    RELATIVE CONTRIBUTION ANALYSIS

    Meyerson analyzed the relative contribution of Precept and USTS to the revenues, gross profit, and total net income of the combined entity for the period ended June 30, 1997. Meyerson assumed that Precept will issue 9,612,500 shares of its Precept Class A Common Stock (at least 500,000 of which will be held back in a trust to satisfy contingent liabilities of USTS) to the USTS shareholders for the transfer of its business and substantially all of its assets. Following the Transfer there will be 45,612,500 shares of Precept Common Stock outstanding. Based on the twelve months ended June 30, 1997, Precept's revenue and gross profit represent 78% and 57% respectively of the combined total. Only Precept had an operating profit. The shares of Precept Class A Common Stock issued in the Transfer and immediately issued to USTS shareholders (not more than 9,112,500 shares) will represent approximately 21% of the 45,612,500 total shares of Precept Common Stock outstanding following this transaction, which corresponds approximately to the relative contributions of Precept and USTS to the historical revenues of the combined entities.

    BALANCE SHEET ANALYSIS

    As of June 30, 1997, USTS had shareholders' equity of $16,794,138. On the same date, the shareholders equity of Precept was $13,304,967. Meyerson noted that $6,093,320 of the assets of USTS are notes receivable and that intangible assets include $1,909,214 of goodwill and $1,054,131 represents other intangible assets. Shareholders' equity of USTS net of these items is $7,737,473. These USTS notes receivable arise principally from the sale of unprofitable or non-strategic business units and the collection of these notes may be principally dependant upon the commercial success of those units.

    As a condition of the Transfer, Precept has agreed to repay certain notes owed to the family of Michael Margolies and to assume all other USTS debt.

    On the basis of the relative balance sheets as presented, USTS shareholders' equity represents 56% of the combined $30,099,105 in shareholders' equity as of June 30, 1997. On the basis of removing notes receivable, goodwill and other intangible assets from the USTS balance sheet, USTS shareholders' equity represents 37% of the combined $21,042,440 in shareholders' equity. This ratio of 63 to 37 of the relative contributions of Precept and USTS to the shareholders' equity of the combined entity does not independently justify allocating to USTS shareholders 21% of the shares in the combined entity. However, the historical and projected return on shareholders' equity of Precept far exceeds that of USTS, which supports a disproportionate allocation of shares in the combined entity.

    PRECEPT COMPARABLE COMPANY ANALYSIS

    The business products and office supply industry is very competitive. According to Sarkans and Associates, a consulting service for printing and document management, the production of forms and products distributed by products industry participants reached a retail value of $20.4 billion in 1996. Meyerson compared four publicly traded companies, Corporate Express, U.S. Office Products, BT Office Products International and Boise Cascade Office Products, that distribute and in some cases manufacture business forms and office products. The companies in Precept's peer group ranged in revenue from $1.4 billion to $3.1 billion for fiscal 1996. For each company Meyerson reviewed publicly available financial data for the fiscal year 1996 and for the six months ended June 30, 1997. Meyerson looked particularly at revenue, net income, return on equity, earnings per share for the trailing twelve months and the price to earnings ratio for the trailing twelve months.

    After comparing the business plan of Precept, which anticipates growth through acquisition and consolidation of individual business products distributors, with those of its peer group, Meyerson determined that the Precept business plan most closely resembled those of Corporate Express and U.S. Office Products Company, which have also grown through acquisitions. The average price earnings multiple for these two companies is 53 times trailing earnings.

    Given the current financial difficulties of USTS and its historic problems in attracting adequate financing, Meyerson found no reason to anticipate that the market value of USTS would increase over the next five years if USTS continued to operate independently.

    SUMMARY ANALYSIS

    In summary, the three methods of analysis utilized by Meyerson led to the conclusion that the allocation of 79% of the equity of the combined entity to Precept and 21% to USTS was justifiable on the basis of the relative contributions of each to the combined entity. Based on these analyses, as well as on a comparison of the benefits and risks to USTS of the Transactions as described above (see "USTS Reasons For The Transactions," "Precept Reasons For The Transactions," and "Risk Factors"), Meyerson concluded that the Transactions are fair, from a financial point of view, to the common shareholders of USTS.

    RECENT MARKET DEVELOPMENTS

    When confirming its opinion as of the date of this Proxy Statement/Prospectus, Meyerson noted to USTS that, with respect to the Precept comparable company analysis, the average price earnings multiple for Corporate Express and U.S. Office Products Company declined to approximately 27 times trailing earnings. Notwithstanding this decrease, Meyerson confirmed its opinion that the Transactions are fair, from a financial point of view, to the common shareholders of USTS. Meyerson, when confirming its opinion, noted that the USTS Common Stock market price had increased significantly after the announcement of the Transactions, and that the implied market valuation most likely reflected the expected consummation thereof. Notwithstanding this sustained increase in USTS Common Stock market price, USTS continued to experience negative earnings and negative cash flow which Meyerson believed would otherwise result in a continued decrease in the market price of USTS Common Stock on a stand alone basis. Thus, Meyerson was able to confirm its opinion.

TERMS OF THE PLAN OF REORGANIZATION

    THE FOLLOWING IS A BRIEF SUMMARY OF THE MATERIAL PROVISIONS OF THE PLAN OF REORGANIZATION, THE FULL TEXT OF WHICH IS ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE AS ANNEX A. THE FOLLOWING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN OF REORGANIZATION.

    THE TRANSFER. The Plan of Reorganization provides that at the closing (the "Closing"), USTS shall transfer to Acquisition the business and substantially all of the assets of USTS (the "Assets"), including all of the operating assets of USTS, except for (i) its rights arising under the Plan of Reorganization,
(ii) its corporate minute books, stock records, tax and other corporate records, and (iii) the capital stock of BancPro Transportation, Inc., and (iv) $175,000 in cash to permit USTS to pay its liabilities for certain expenses and costs incurred in connection with the Plan of Reorganization and the transactions contemplated therein, including the Plan of Liquidation (collectively, the "Excluded Assets").

    CONSIDERATION. The consideration for the Assets shall be the delivery to USTS of a total of 9,612,500 shares of Precept Class A Common Stock plus one share for each USTS warrant or option exercised prior to the Transfer (the "Shares"). Precept will also issue stock options and warrants to replace the outstanding options and warrants for USTS Common Stock. In addition, on the date of Closing (the "Closing Date"), Acquisition shall assume only those certain liabilities and obligations of USTS specified in the Plan of Reorganization (the "Assumed Liabilities"), including certain liabilities and obligations arising under certain USTS contracts (the "Assumed Contracts"), including the obligations of USTS under its outstanding warrants and stock options, and certain other liabilities set forth in its closing balance sheet. Acquisition will not assume (i) any intercompany payable balances owed by USTS or any subsidiary of USTS to any affiliate of USTS other than a promissory note dated July 7, 1997 payable by USTS to Michael Margolies in the original principal amount of $1,039,794 (the principal balance of which was $998,569 at September 30, 1997), (ii) any liabilities with respect to any legal proceedings threatened or pending against USTS, (iii) any liabilities or obligations arising out of or relating to any of the Excluded Assets, (iv) the promissory note in the amount of $1,150,000 payable to the corporation from which USTS purchased BancPro Transportation, Inc., (v) any liabilities or obligations exceeding an aggregate amount of $20,000 arising out of or relating to any breach, default, or failure to perform under any of the Assumed Contracts prior to and including the Closing Date, (vi) any liabilities arising out of the violation of any environmental laws, (vii) any liabilities of USTS for unpaid taxes for periods prior to the Closing Date, or (viii) any other liabilities of USTS other than the Assumed Liabilities.

    CLOSING DATE. The Closing is expected to take place promptly after the Transactions are approved by the USTS shareholders, subject to the prior satisfaction of all conditions of Closing.

    REPRESENTATIONS. The Plan of Reorganization contains customary representations and warranties of the parties, including such matters as their organization and capitalization; authorization and validity of the Plan of Reorganization; absence of conflict with charter documents or agreements by which the parties are bound or laws or judgments applicable to the parties; governmental approvals and third party consents; filings with the Commission and the accuracy of the information contained therein; financial statements; the absence of any material adverse changes; payment of taxes; litigation; employee plans; and broker's fees. The Plan of Reorganization also contains representations by USTS and Precept with respect to real and personal property holdings and the absence of environmental problems at the companies' respective lease sites.

    CONDUCT OF PRECEPT'S BUSINESS PRIOR TO TRANSFER. Pursuant to the Plan of Reorganization, Precept has agreed that, among other things, during the period from the date of the Plan of Reorganization until the Closing Date, unless otherwise agreed in writing by USTS: (a) to the extent reasonably practicable, the business of Precept shall be conducted only in the ordinary course of business and consistent with past practices, and Precept shall use its commercially reasonable efforts to maintain and preserve its business organization, assets, prospects, employees and advantageous business relationships; (b) Precept will, and will cause its subsidiaries to, conduct its and their business in the ordinary course, consistent with past practice, between the date of the Plan of Reorganization and the Closing; and (c) Precept will not, and will not permit its subsidiaries to (i) declare, pay or make any dividends or distributions on its capital stock; (ii) enter into any agreement (oral or written) with its directors, officers, or salaried employees (except for employees in the ordinary course of business); (iii) increase the compensation of its directors, officers, or employees (except for employees in the ordinary course of business); (iv) make capital expenditures (or enter into commitments to make capital expenditures) in excess of $100,000 (either individually or in the aggregate); (v) issue any capital stock or any securities or other instruments convertible, exercisable or exchangeable for shares of its capital stock; (vi) incur indebtedness or other liabilities other than in the ordinary course of business and consistent with past practice; (vii) redeem any capital stock or pay any principal of any indebtedness to any director, executive officer or shareholder; (viii) enter into any agreement or arrangement to sell any assets or any of its capital stock or merge with any entity, except for sales of assets in the ordinary course of business; or (ix) enter into any agreement or arrangement to purchase any securities or assets of any entity or to merge or otherwise combine with any entity.

    CONDUCT OF USTS' BUSINESS PRIOR TO TRANSFER. USTS has agreed that, among other things, during the period from the date of the Plan of Reorganization until the Closing Date, except in connection with the transactions contemplated by the Plan of Reorganization and except as Precept shall otherwise agree in writing: (a) To the extent reasonably practicable, the business of USTS shall be conducted only in the ordinary course of business and consistent with past practices, and USTS shall use its commercially reasonable efforts to maintain and preserve its business organization, assets, prospects, employees and advantageous business relationships; (b) USTS will, and will cause its subsidiaries to, conduct its business in the ordinary course, consistent with past practice; and (c) USTS will not, and will not permit its subsidiaries to,
(i) declare, pay or make any dividends or distributions on its capital stock;
(ii) enter into any agreement (oral or written) with its directors, officers, or salaried employees (except for employees in the ordinary course of business);
(iii) increase the compensation of its directors, officers, or employees (except for employees in the ordinary course of business); (iv) make capital expenditures (or enter into commitments to make capital expenditures) in excess of $100,000 (either individually or in the aggregate); (v) issue any capital stock or any securities or other instruments convertible, exercisable or exchangeable for shares of its capital stock; (vi) incur indebtedness or other liabilities other than in the ordinary course of business and consistent with past practice; (vii) redeem any capital stock or pay any principal of any indebtedness to any director, executive officer or stockholder; (viii) enter into any agreement or arrangement to sell any assets or any of its capital stock or merge with any entity, except for sales of assets in the ordinary course of business; or (ix) enter into any agreement or arrangement to purchase any securities or assets of any entity or to merge or otherwise combine with any entity.

    CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO EFFECT TRANSFER. Pursuant to the Plan of Reorganization, the respective obligations of the parties to effect the Transfer will be subject to the fulfillment at or prior to the Closing Date of the conditions that, among other things, (i) the Plan of Reorganization shall have been approved and adopted by the requisite vote of the shareholders of USTS required by applicable law; (ii) any applicable waiting period or extension thereof under the HSR Act relating to the Transfer shall have expired or been terminated; (iii) no judgment, injunction, order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect that would make the acquisition or holding by USTS of the Shares illegal, or otherwise prohibit the consummation of the Transfer;
(iv) the Shares shall have been approved for listing on Nasdaq subject to official notice of issuance by Precept; and (v) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required to permit the execution, delivery and performance of the Plan of Reorganization shall have been obtained or made, except for filings in connection with the Transfer and any other documents required to be filed after the Closing Date, and except where the failure to have obtained or made any such consent, authorization, order, approvals, filing or registration would not have a material adverse effect on Precept.

    ADDITIONAL CONDITIONS TO THE OBLIGATION OF ACQUISITION AND PRECEPT. The obligation of Acquisition and Precept to effect the Transfer is also subject to the fulfillment at or prior to the Closing Date of certain additional conditions, (unless waived), including, without limitation, (i) USTS shall in all material respects have performed each obligation to be performed by it under the Plan of Reorganization on or prior to the Closing Date, (ii) the representations and warranties of USTS in the Plan of Reorganization shall be true and correct in all material respects when made and at the Closing Date with the same force and effect as though made at such time, (iii) there shall have been no material adverse change in the condition (financial or otherwise), operations, assets, liabilities or prospects of USTS since June 30, 1997, (iv) USTS shall have delivered to Acquisition all necessary consents, authorizations and approvals required by the Plan of Reorganization, and (v) USTS shall have furnished to Acquisition at least three (3) business days prior to Closing a preliminary balance sheet of USTS as of the Closing Date, prepared in accordance with GAAP, and (vi) the adversary proceeding (the "Litigation") filed in the United States Bankruptcy Court for the Southern District of New York (White Plans Division) (the "Court") and styled UNITED ACQUISITION II CORPORATION V. MID AMERICA TRANSPORTERS GROUP, INC., ET. AL., and naming USTS as a defendant, must be settled by the parties thereto and the settlement thereof must, among other things, (a) provide that United Acquisition II Corporation has no interest in the capital stock of each of Gulf Northern Transport, Inc. and Mencor, Inc., two subsidiaries of USTS, and (b) be approved by the bankruptcy court in connection with the bankruptcy case styled IN RE UNITED ACQUISITION II CORP., Case No. 97-B-20503 ASH, Chapter 11, relating to United Acquisition II Corporation.

    ADDITIONAL CONDITIONS TO THE OBLIGATION OF USTS. The obligation of USTS to effect the Transfer is also subject to the fulfillment at or prior to the Closing Date of certain additional conditions, (unless waived), including, without limitation, (i) Acquisition and Precept shall in all material respects have performed each obligation to be performed by it under the Plan of Reorganization on or prior to the Closing Date, (ii) the representations and warranties of Acquisition and Precept in the Plan of Reorganization shall be true and correct in all material respects when made and at the Closing Date with the same force and effect as though made at such time, (iii) there shall have been no material adverse change in the condition (financial or otherwise), operations, assets, liabilities or prospects of Precept since June 30, 1997,
(iv) Precept shall have entered into the Registration Rights Agreement with Michael Margolies, (v) Precept shall have entered into Employment Agreements with Michael Margolies and Ron Sorci, and (vi) Precept shall either pay all of USTS' outstanding obligations under that certain Loan and Security Agreement, dated October 7, 1996 by and between USTS and Israel Discount Bank of New York ("IDB") (approximately $4,269,000 unpaid principal amount at January 31, 1998) or provide IDB with an irrevocable standby letter of credit from a financial institution reasonably satisfactory to IDB for the full amount of the obligations plus ninety (90) days interest on the principal amount of the loan.

    MUTUAL INDEMNIFICATION. USTS shall indemnify and hold Precept, Acquisition, the Liquidating Trust, and their respective officers, directors, shareholders, affiliates, employees and agents ("Precept Indemnitees") harmless from certain liabilities, including, without limitation, any and all damages, losses, claims and certain other liabilities directly or indirectly resulting from or arising out of any breach or inaccuracy in any representation or warranty of USTS in the Plan of Reorganization, any breach or non-performance by USTS of any provision of the Plan or Reorganization, any violation or non-compliance with any environmental law, any contracts, agreements, or other obligation of USTS other than the Assumed Liabilities, and from all of the Excluded Liabilities. Such indemnification (i) shall be paid out of, and is limited to, the Shares held in the Contingency Reserve, (ii) except for claims by any Precept Indemnitees, or any USTS Subsidiaries relating to or arising out of the William Orr litigation (see "USTS Business--Legal Proceedings"), USTS is only required to satisfy claims for indemnification by Precept Indemnitees no earlier than the date of the one year anniversary of the Closing Date, and after all other pending claims against USTS (or the Liquidating Trust) have been disposed of, and (iii) USTS (or the Liquidating Trust) shall only be required to indemnify Precept Indemnitees for claims made on or before the two year anniversary of the Closing Date. In addition, Precept and Acquisition shall indemnify and hold USTS and the Liquidating Trust and their respective officers, directors, shareholders, trustees, Affiliates, employees and agents harmless from any and all damages, losses, claims and certain other liabilities relating to, resulting from or arising out of any breach or inaccuracy of any representation or warranty of Precept contained in the Plan of Reorganization.

    TERMINATION. The Plan of Reorganization may be terminated at any time prior to the Closing Date:

    - by agreement of the Boards of Directors of USTS and Precept;

    - by either Board if the other party has made an untrue representation in the Agreement or has breached a covenant in the Agreement and is unable to cure the problem within five days after being notified of it;

    - by either Board if the Closing Date has not occurred by January 31, 1998, except not by a party which was responsible for the delay;

    - by either Board if a court enjoins the Transfer;

    - by either Board if the closing price of USTS Common Stock falls below $1.65 for more than ten consecutive trading days; or

    - by the USTS Board if USTS receives a proposal from a third party to acquire USTS or its assets and the USTS Board determines that the proposal is more advantageous to the shareholders of USTS than the Transactions would be.

    TERMINATION FEE. If the Plan of Reorganization is terminated because (i) USTS shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle with respect to any tender or exchange offer, merger, consolidation, or other business combination which the USTS Board has determined is more favorable to USTS' shareholders than the transactions contemplated by the Plan of Reorganization, or the USTS Board shall have withdrawn or materially modified in any manner adverse to Precept the USTS Board's approval or recommendation of the Transfer, (ii) any person or group shall have become the beneficial owner of a majority of the USTS Common Stock, or (iii) the failure to consummate the Transfer by January 31, 1998 as a result of USTS' breach or failure to perform in any material respect any of its covenants or agreements under the Plan of Reorganization, then USTS will be required to pay Precept a termination fee of $1,000,000 (the "Termination Fee"). Similarly, if (i) any person or group shall have become the beneficial owner of a majority of the Precept Class A Common Stock, or (ii) the failure to consummate the Transfer by January 31, 1998 as a result of Precept's breach or failure to perform in any material respect any of its covenants or agreements under the Plan of Reorganization, then Precept will be required to pay USTS a termination fee of $1,000,000.

    AMENDMENT; OTHER MATTERS. The Plan of Reorganization may be amended by USTS and Precept at any time before the Closing Date; provided, however, that after approval by the shareholders of USTS, no amendment may be made that changes the form or reduces the amount of consideration to be paid to the shareholders or that in any other way materially adversely affects the rights of such shareholders (other than a termination of the Plan of Reorganization in accordance with the provisions thereof) without the further approval of such shareholders.

    POST CLOSING OBLIGATIONS. On or immediately after the Closing Date, USTS will amend its Articles of Incorporation to change its corporate name to Transportation Equities, Inc. As promptly as practicable after the Closing Date, but in no event later than 45 days after the Closing Date, USTS will deliver to Acquisition the Final Closing Balance Sheet which shall update the Preliminary Closing Balance Sheet. To the extent that Acquisition disputes any items or amounts reflected on the Final Closing Balance Sheet which, in the aggregate, exceed $900,000, Acquisition shall notify USTS in writing within 15 days after Acquisition receives the Final Closing Balance Sheet. If Acquisition and USTS are unable to reach a resolution of such dispute within 15 days after the receipt by USTS of Acquisition's written notice of dispute, Acquisition and USTS shall submit the items remaining in dispute for resolution to an independent accounting firm, which shall act as arbitrator and shall determine and report to the parties upon such remaining disputed items with respect to the differences which are in excess of $900,000, and such report shall be final, binding and conclusive on the parties. The fees of the independent accounting firm in connection with such determination shall be shared equally by Acquisition and USTS.

    Within ten (10) business days after the Closing Date, Precept shall cause Acquisition to repay all principal and accrued and unpaid interest due on the Margolies Note unless, prior to such date, Margolies and Acquisition have restructured the Margolies Note on terms and conditions acceptable to each of Margolies and Precept.

TERMS OF THE PLAN OF LIQUIDATION

    THE FOLLOWING IS A BRIEF SUMMARY OF THE MATERIAL PROVISIONS OF THE PLAN OF LIQUIDATION, THE FULL TEXT OF WHICH IS ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE AS ANNEX B. THE FOLLOWING DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN OF REORGANIZATION.

    EFFECTIVE DATE. The Plan of Liquidation shall be effective on the date (the "Effective Date") on which it is adopted by the affirmative vote of the holders of a majority of the USTS shareholders at the Meeting, subject to consummation of the Transfer.

    CESSATION OF BUSINESS; DISSOLUTION. After the Effective Date, the USTS shall not engage in any business activities except for the purposes of (i) prosecuting or defending lawsuits to which the USTS is a party, (ii) disposing of and conveying its property, discharging its liabilities and winding up its business and affairs, and (iii) making the Liquidation Distribution. BancPro Transportation, Inc. ("BancPro"), a subsidiary of USTS, will continue to carry on business activities as necessary to preserve its business pending disposition by USTS of that asset. However, within one year after the Effective Time, USTS will either dispose of BancPro or liquidate it. As soon as practicable after the Effective Date, USTS shall file a Certificate of Dissolution with the Nevada Secretary of State.

    CONTINGENCY RESERVE. USTS shall make proper provision for the payment of all known or ascertainable liabilities of USTS, including all amounts estimated by the USTS Board to be necessary, appropriate or desirable for the payment of estimated expenses, taxes and contingent liabilities (including expenses of dissolution, liquidation and termination of existence) by setting aside a portion of the Shares received by USTS in the Transfer (not less than 500,000 Shares nor more than 1,000,000 Shares), cash or other property of USTS (the "Contingency Reserve").

    LIQUIDATING DISTRIBUTION. As soon as practicable after the Effective Date, USTS shall distribute pro rata to the USTS shareholders that portion of the Shares remaining after making provision for the

Contingency Reserve. The distribution may be made in a series of distributions and, while intended to be made in Shares, may be made in cash, in such manner as the USTS Board may determine. USTS will establish a liquidating trust to receive all remaining assets for the benefit of the USTS shareholders, subject to the payment of expenses, taxes and contingent liabilities of USTS. The Liquidating Distribution shall be in complete redemption and cancellation of all outstanding USTS Common Stock.

    AMENDMENTS. Notwithstanding the adoption of the Plan of Liquidation by the USTS shareholders, the USTS Board may modify or amend the Plan of Liquidation at any time and, prior to the filing of a Certificate of Dissolution with the Secretary of State of Nevada, may abandon the Plan, in each case with no further action by the USTS stockholders to the extent permitted by applicable law.

    LIQUIDATING TRUST. Under a Liquidating Trust Agreement between USTS and Michael Margolies, as liquidating trustee, the Contingency Reserve will be held by the liquidating trust subject to the satisfaction of any liabilities or obligations of USTS for up to three years, after which any remaining assets will be distributed on a pro rata basis to the stockholders of USTS. The liquidating trustee shall have the power, among other things, to pay from the trust corpus unpaid claims, liabilities, debts and obligations of the trust, contingencies, and the expenses of administering the trust, to sell, transfer, assign, borrow against, pledge, hypothecate or deal in any other manner with any of the trust corpus, in such manner as the trustee may deem advisable for any purpose. The trust shall distribute at least annually to the USTS shareholders its net income plus all net proceeds from the sale of any assets, except that the trust may retain an amount of net income or net proceeds reasonably necessary to maintain the value of the trust corpus or to meet claims and contingent liabilities. If, at any time, the trustee determines that all claims, debts, liabilities, and obligations of the trust have been paid or discharged and that the remaining assets of the trust may be conveniently distributed in kind, the trustee shall distribute the trust corpus to the beneficiaries of record on the close of business on such record date as the trustee may determine. After the end of each fiscal year of the trust, the trustee shall submit a written report to the beneficiaries showing the assets and liabilities of the trust, any changes in the trust corpus which have not been previously reported, and any action taken by the trustee in the performance of his duties under the Liquidating Trust Agreement.

EFFECT OF THE TRANSACTIONS ON USTS SHAREHOLDERS AND USTS CLASS C WARRANTHOLDERS

    Promptly after the Closing Date, USTS will distribute to its shareholders of record (both Common and Preferred) all of the Shares it received except for those which are to be retained as a Contingency Reserve. As a result, each USTS shareholder on the record date for the distribution will receive approximately one Share for each USTS share held on that date. It is expected that the Shares received will be listed on Nasdaq and be immediately saleable by the shareholders. Because the Transfer has been structured as a tax-free reorganization, the distribution of Shares to the USTS Shareholders will not result in any tax liability for the USTS shareholders.

    Those who are shareholders of USTS after the Transfer will remain USTS shareholders, as well as Precept shareholders, unless they sell their shares. Shortly after the Transfer, however, and no later than one year after the date of the Shareholders Meeting, USTS will close its stock record books and will not permit any USTS Common Stock to be transferred except by will or other legal proceeding. At the same time, USTS will transfer all of its assets and liabilities to the Liquidating Trust and will dissolve and cease to exist. Thereafter, those who were USTS shareholders when its stock records were closed will retain only an interest in the Liquidating Trust. If, after all liabilities assumed by the Trust have been satisfied, there are assets left in the Liquidating Trust, those assets will be distributed pro rata to those who were USTS shareholders when its stock records were closed.

    In addition, as of the Closing Date, each USTS Class C Warrant held of record as of such date will automatically be converted into one Precept Class A Warrant and shall become exercisable for shares of Precept Class A Common Stock in lieu of the USTS Common Stock previously purchasable upon exercise. Except for the fact that the Precept Class A Warrants shall be exercisable for shares of Precept Class A

Common Stock, the Precept Class A Warrants shall have terms and conditions substantially the same as those of the USTS Class C Warrants. See "Description of Precept Securities--Precept Class A Warrants." Certificates representing such Precept Class A Warrants will be distributed promptly after the Closing Date in exchange for and replacement of current certificates representing outstanding USTS Class C Warrants.

REVERSE STOCK SPLIT

    In connection with Precept's Nasdaq listing application, Precept has indicated to the Nasdaq that it intends to effect a reverse stock split if necessary for the purpose of complying with the applicable Nasdaq listing criteria, including the requirement that the Precept Class A Common Stock trade at or above $4 per share after the consummation of the Transactions. On February 6, 1998, the shareholders of Precept approved an amendment to Precept's Articles of Incorporation whereby such number of shares of Precept Common Stock between one and two, consisting only of whole shares and tenths of shares (the "Split Ratio"), as shall be determined by the Precept Board of Directors, shall be converted and reconstituted into one share of Precept Common Stock in a reverse stock split of the Precept Common Stock (the "Reverse Stock Split") if the Board of Directors determines that the Reverse Stock Split is required to become listed or to remain listed on the Nasdaq. No fractional shares will be issued in the Reverse Stock Split and an amount of cash equal to the fair market value of any fractional shares resulting from the Reverse Stock Split (as determined by the Board of Directors of Precept) will be paid to holders thereof in lieu of such fractional shares. The number of Shares issuable to USTS in the Transaction will be adjusted to reflect the Reverse Stock Split. The Reverse Stock Split will become effective upon the filing of Amended and Restated Articles of Incorporation of Precept with the Secretary of State of the State of Texas on any date selected by the Board of Directors. To the extent that, in the discretion of the Precept Board of Directors, the Reverse Stock Split is not required to obtain or maintain listing on the Nasdaq, the Precept Board of Directors may determine the Split Ratio to be equal to one, and no change to Precept's Articles need be made as a result thereof. The number of shares of Precept Common Stock outstanding at the Closing Date will be 45,612,500, and such number could potentially be changed by the Reverse Stock Split.

    The USTS shareholders, by approving the Transactions, are approving the receipt by USTS of the Shares in the Transfer subject to the effects, if any, of the Reverse Stock Split. Consummation of the Reverse Stock Split would, in and of itself, not result in a change in the relative equity position or voting power of the holders of Precept Class A Common Stock. As a result, however, of the fact that the Reverse Stock Split would likely reduce the number of issued and outstanding shares of Precept Class A Common Stock without changing the par value of such stock, the Reverse Stock Split would result in a decrease in Precept's stated capital. The Precept Board of Directors believes that the Reverse Stock Split would have the effect of increasing the market price per share of Precept Class A Common Stock. However, there can be no assurances that any such increase would occur, that such increase would be proportionate to the reduction in the number of shares of Precept Class A Common Stock, or that any such increase would be sustained for a prolonged period of time. The Reverse Stock Split could result in a decrease in the trading volume of Precept Class A Common Stock due to the decrease in the number of outstanding shares. There can be no assurance that Precept would, as a result of the Reverse Stock Split, continue to meet the maintenance listing requirements of Nasdaq.

                                    PRECEPT
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The acquisition of USTS ("USTS Acquisition") will be accounted for by the purchase method of accounting and, accordingly, the purchase price of $4.4 million plus approximately $1.7 million of fees and expenses has been allocated on a preliminary basis to the assets acquired and liabilities assumed based upon their estimated fair value at the closing date of the USTS Acquisition. Precept is not aware of any information that would have a material effect on the final purchase price allocation. The excess of purchase price over the estimated fair values has been preliminarily recognized as goodwill, which will be amortized over 20 years.

    The Unaudited Pro Forma Consolidated Statement of Operations does not purport to represent what Precept's results of operations actually would have been if the events described above had occurred as of the date indicated or what results will be for any future periods. The Unaudited Pro Forma Consolidated Financial Information is based upon assumptions that Precept believes are reasonable.

    The following Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1997 gives effect to the USTS Acquisition as though it had occurred on that date. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended June 30, 1997 (which combines USTS' financial information for the six-months ended December 31, 1996 and six-months ended June 30, 1997) and for the three months ended September 30, 1997, gives effect to the USTS Acquisition as though it had occurred on July 1, 1996. The Unaudited Pro Forma Statement of Operations for the year ended June 30, 1997 also gives effect to the USTS acquisition of Gulf Northern and Mencor as if they had occurred on July 1, 1996.

    The Unaudited Pro Forma Consolidated Financial Information should be read in conjunction with the Consolidated Financial Statements of Precept and USTS and the Notes thereto included elsewhere in this Proxy Statement/Prospectus.

                                    PRECEPT
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997

                                                        HISTORICAL
                                                --------------------------
                                                                                                B
                                                                                 A        BLACK & WHITE     PRO FORMA
                                                  PRECEPT         USTS        BANCPRO      CAB COMPANY     ADJUSTMENTS   FOOTNOTE
                                                ------------  ------------  ------------  --------------  -------------  ---------
ASSETS
Current assets:
  Cash and cash equivalents...................  $  1,704,676  $    905,242  $     81,945    $  (59,294)   $    (175,000)     D
  Cash--restricted............................       --            232,879       --             --             --
  Accounts receivable, net of allowance.......    10,119,761     8,014,234    (2,822,543)     (209,878)        --            D
  Accounts receivable from affiliates.........       524,174       --            --             --             --
  Notes and other receivables.................       520,812       609,063       --            (94,478)        --            D
  Inventory...................................     2,828,884       393,943       --             (1,420)         (37,722)     D
  Net investment in sale type leases..........       --            937,233       --             --             (937,233)     C
  Assets held for sale........................       --            --            --             --              748,333      C
  Income taxes refundable.....................       215,830       --            --             --             --
  Deferred income taxes.......................     1,090,886       --            --             --             --
  Net assets of discontinued operations.......     3,622,019       --            --             --             --
  Prepaid and other...........................       630,042       836,795       --            (11,988)        (178,620)     C
  Prepaid and other...........................       --            --            --             --             (128,190)     D
                                                ------------  ------------  ------------  --------------  -------------
Total current assets..........................    21,257,084    11,929,389    (2,740,598)     (377,058)        (708,432)
Property, plant and equipment, net............     1,803,387     9,899,504       (10,972)      (46,532)        (200,000)     D
Intangible assets, net........................     5,474,760     2,847,728      (391,998)       --           (2,455,730)     D
USTS acquisition goodwill.....................       --            --            --             --            2,856,261      E
Net investment in sales type leases...........       --          1,148,986       --             --           (1,148,986)     C
Notes receivable..............................       --            239,432       --             --             --
Deferred income taxes.........................       615,019       --            --             --             --
Net assets of business transferred under
  contractual arrangement.....................       --            500,000       --             --             --
Other assets..................................     1,326,288     1,146,483       --             (1,000)        (409,034)     D
                                                ------------  ------------  ------------  --------------  -------------
Total assets..................................  $ 30,476,538  $ 27,711,522  $ (3,143,568)   $ (424,590)   $  (2,065,921)
                                                ------------  ------------  ------------  --------------  -------------
                                                ------------  ------------  ------------  --------------  -------------
LIABILITIES
Current liabilities:
  Current portion of long term debt and
    capitalized lease.........................  $    230,970  $    --       $    --         $   --        $    --
  Cash overdraft..............................       --             13,679       --             --             --
  Note payable and line of credit.............       --          7,898,433      (947,006)       --             --
  Due to related party........................       --            181,257       --             --             --
  Accounts payable and accrued expenses.......     9,015,110     2,881,687      (352,974)      (27,739)       1,490,966      D
                                                ------------  ------------  ------------  --------------  -------------
Total current liabilities.....................     9,246,080    10,975,056    (1,299,980)      (27,739)       1,490,966
Due to related party..........................       --            817,312       --             --             --
Long term obligations.........................     7,955,360     5,223,088       --             --             --
                                                ------------  ------------  ------------  --------------  -------------
Total liabilities.............................    17,201,440    17,015,456    (1,299,980)      (27,739)       1,490,966
Minority Interest in Subsidiary...............       --            580,125       --             --             --
Shareholder's equity:
  Preferred stock.............................       --          1,800,000       --             --           (1,800,000)     D
  Common stock................................       115,644        70,207       --             --              270,274      D
  Additional paid in capital..................    17,676,797    29,964,698       --             --          (25,986,564)     D
  Stock subscription receivable...............       --            (25,785)      --             --               25,785      D
  Deferred compensation.......................       --           (456,697)      --             --              456,697      D
  Accumulated deficit.........................    (3,505,036)  (21,236,482)   (1,843,588)     (396,851)      23,476,921      D
                                                ------------  ------------  ------------  --------------  -------------
                                                  14,287,405    10,115,941    (1,843,588)     (396,851)      (3,556,887)
  Treasury stock..............................      (191,271)      --            --             --             --
  Shareholder notes...........................      (821,036)      --            --             --             --
                                                ------------  ------------  ------------  --------------  -------------
Total shareholders' equity....................    13,275,098    10,115,941    (1,843,588)     (396,851)      (3,556,887)
                                                ------------  ------------  ------------  --------------  -------------
Total liabilities & shareholders' equity......  $ 30,476,538  $ 27,711,522  $ (3,143,568)   $ (424,590)   $  (2,065,921)
                                                ------------  ------------  ------------  --------------  -------------
                                                ------------  ------------  ------------  --------------  -------------



                                                  PRO FORMA
                                                CONSOLIDATED
                                                -------------
ASSETS
Current assets:
  Cash and cash equivalents...................   $ 2,457,569
  Cash--restricted............................       232,879
  Accounts receivable, net of allowance.......    15,101,574
  Accounts receivable from affiliates.........       524,174
  Notes and other receivables.................     1,035,397
  Inventory...................................     3,183,685
  Net investment in sale type leases..........       --
  Assets held for sale........................       748,333
  Income taxes refundable.....................       215,830
  Deferred income taxes.......................     1,090,886
  Net assets of discontinued operations.......     3,622,019
  Prepaid and other...........................     1,148,039
  Prepaid and other...........................       --
                                                -------------
Total current assets..........................    29,360,385
Property, plant and equipment, net............    11,445,387
Intangible assets, net........................     5,474,760
USTS acquisition goodwill.....................     2,856,261
Net investment in sales type leases...........       --
Notes receivable..............................       239,432
Deferred income taxes.........................       615,019
Net assets of business transferred under
  contractual arrangement.....................       500,000
Other assets..................................     2,062,737
                                                -------------
Total assets..................................   $52,553,981
                                                -------------
                                                -------------
LIABILITIES
Current liabilities:
  Current portion of long term debt and
    capitalized lease.........................   $   230,970
  Cash overdraft..............................        13,679
  Note payable and line of credit.............     6,951,427
  Due to related party........................       181,257
  Accounts payable and accrued expenses.......    13,007,050
                                                -------------
Total current liabilities.....................    20,384,383
Due to related party..........................       817,312
Long term obligations.........................    13,178,448
                                                -------------
Total liabilities.............................    34,380,143
Minority Interest in Subsidiary...............       580,125
Shareholder's equity:
  Preferred stock.............................       --
  Common stock................................       456,125
  Additional paid in capital..................    21,654,931
  Stock subscription receivable...............       --
  Deferred compensation.......................       --
  Accumulated deficit.........................    (3,505,036)
                                                -------------
                                                  18,606,020
  Treasury stock..............................      (191,271)
  Shareholder notes...........................      (821,036)
                                                -------------
Total shareholders' equity....................    17,593,713
                                                -------------
Total liabilities & shareholders' equity......   $52,553,981
                                                -------------
                                                -------------

   See accompanying notes to unaudited pro forma consolidated balance sheet.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

    (A) Pro forma adjustments are made to exclude the BancPro assets and liabilities included in the USTS historical financial statements as of September 30, 1997, which are not a part of the Transfer.

    (B) Pro forma adjustments are made to exclude the Black & White Cab Company assets and liabilities included in the USTS historical financial statements as of September 30, 1997, which are not a part of the Transfer (Black & White Cab Company was sold by USTS subsequent to September 30, 1997).

    (C) Pro forma adjustments are made to record Net Investment in Sales Type Leases, including related accrued interest, at their liquidation value plus estimated future cash flows prior to disposal of these leases and to record this investment as Assets Held for Sale as Precept intends to cease operating in this line of business. The following is a detail of these adjustments:

USTS Acquisition Goodwill...................  $ 1,516,506
Assets Held for Sale--Current...............      748,333
  Net Investment in Sales Type
    Leases--Current.........................                          937,233
  Net Investment in Sales Type Leases--Non
    Current.................................                        1,148,986
  Prepaid and Other.........................                          178,620

    (D) Pro forma adjustments are made to record the issuance of 9,612,500 shares of Precept Class A Common Stock, valued at $0.42 per share, the issuance of warrants and options, and the estimated transaction costs in connection with the Transfer. Pro forma adjustments are also made to allocate the purchase price to the fair value of the remainder of those assets acquired and the liabilities assumed in the Transfer. Finally, pro forma adjustments are made to eliminate the equity structure of USTS as a result of the Transfer. The following is a detail of these adjustments:

Preferred Stock.............................  $ 1,800,000(a)
Additional Paid in Capital..................   25,986,564(a)(b)(c)
USTS Acquisition Goodwill...................    1,339,755
  Cash and Cash Equivalents.................                          175,000(d)
  Inventory.................................                           37,722(e)
  Prepaid and Other.........................                          128,190(f)
  Property, Plant and Equipment, Net........                          200,000(g)
  Intangible Assets, Net....................                        2,455,730(h)
  Other Assets..............................                          409,034(i)
  Accounts Payable and Accrued Expenses.....                        1,490,966(i)(j)
  Common Stock..............................                          270,274(a)(b)(c)
  Subscription Stock Receivable.............                           25,785(a)
  Deferred Compensation.....................                          456,697(a)
  Accumulated Deficit.......................                       23,476,921(a)

    The following is a detail of these adjustments:

    (a) To eliminate historical USTS shareholders' equity accounts, after reductions for BancPro and Black & White Cab Company.

    (b) To record estimated purchase price, as follows:

           9,612,500 shares of Precept's Class A Common Stock, valued at $0.42 per share(1)......................................................  $4,037,250
           1,815,000 Class C warrants(2).......................................    157,000
           Other warrants and options(2).......................................    124,365
                                                                                 ---------
                                                                                 $4,318,615
                                                                                 ---------
                                                                                 ---------
                                        Allocated within equity as follows:
                                        Common Stock...........................  $  96,125
                                        Paid in Capital........................  4,222,490
                                                                                 ---------
                                                                                 $4,318,615
                                                                                 ---------
                                                                                 ---------

       (1) The determination of the valuation of Precept Class A Common Stock at $0.42 per share is based upon a valuation analysis, which included a comparable company analysis and a discounted cash flow analysis.

       (2) All warrants and options were valued utilizing an option pricing model. Other warrants and options include 482,500 warrants and 94,996 options, all of which are vested, and have an average value of approximately $0.21.

    (c) To reclassify $244,356 from additional paid in capital to common stock as a result of an approximate 3.154 to 1 stock split on the Precept Common Stock expected to occur prior to the effective date of the Proxy Statement/Prospectus.

    (d) To exclude cash to be retained by USTS of $175,000.

    (e) To write down inventory to estimated fair market value.

    (f) To eliminate prepaid expenses related to prepaid consulting services which will not be utilized by the combined company. Thus, the amount recorded has no future value.

    (g) To record property, plant, and equipment at fair market value.

    (h) To eliminate USTS historical intangible assets of $2,455,730, after reduction for BancPro.

    (i) To record estimated transaction fees and expenses of $1,700,000. Of this amount, $409,034, representing transaction costs incurred, is reflected at September 30, 1997 as other assets.

    (j) To record estimated severance and other costs (total of $200,000) relating to the closing of USTS corporate offices expected to occur shortly following the closing of the Transactions.

    (E) Pro forma adjustments are made to record goodwill equal to the excess of the purchase price over the fair values assigned to assets acquired and liabilities assumed by Precept (total of items (C) and (D) above). Goodwill is to be amortized over twenty years, which is consistent with prior estimated lives used by the two companies.

                                    PRECEPT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     THREE MONTHS ENDED SEPTEMBER 30, 1997

                                                                                   A
                                              HISTORICAL                        BLACK &
                                      --------------------------      A        WHITE CAB    PRO FORMA                   PRO FORMA
                                        PRECEPT         USTS       BANCPRO      COMPANY    ADJUSTMENTS    FOOTNOTE     CONSOLIDATED
                                      ------------  ------------  ----------  -----------  -----------  -------------  ------------
REVENUES:
  Business products.................  $ 17,296,931  $    --       $   --       $  --        $  --                       $17,296,931
  Transportation....................     1,638,547     8,742,778    (635,070)    (85,598)      --                        9,660,657
                                      ------------  ------------  ----------  -----------  -----------                 ------------
    Total revenues..................    18,935,478     8,742,778    (635,070)    (85,598)      --                       26,957,588

EXPENSES:
  Cost of goods and services sold...    11,797,855       --           --          --           --                       11,797,855
  Selling, general and
    administrative..................     6,538,777    10,738,639    (472,472)    (76,973)                               16,727,971
  Depreciation and amortization.....       245,277       654,471     (14,942)     (1,969)    (257,959)        B            624,878
                                      ------------  ------------  ----------  -----------  -----------                 ------------
    Total expenses..................    18,581,909    11,393,110    (487,414)    (78,942)    (257,959)                  29,150,704

Operating income (loss).............       353,569    (2,650,332)   (147,656)     (6,656)     257,959                   (2,193,116)

Other income (expenses):
  Interest expense..................      (125,359)     (340,815)     --          --           --                         (466,174)
  Interest income...................       --             51,517      --          --           --                           51,517
  Other.............................       --            172,497      --          --           --                          172,497
                                      ------------  ------------  ----------  -----------  -----------                 ------------
    Total other expenses............      (125,359)     (116,801)     --          --           --                         (242,160)

Income (loss) from continuing
  operations before income taxes....       228,210    (2,767,133)   (147,656)     (6,656)     257,959                   (2,435,276)
Income tax provision................        93,102       --          (59,062)     (2,662)     103,184         C            134,562
                                      ------------  ------------  ----------  -----------  -----------                 ------------
Net income (loss) from continuing
  operations........................  $    135,108  $ (2,767,133) $  (88,594)  $  (3,994)   $ 154,775                   $(2,569,838)
                                      ------------  ------------  ----------  -----------  -----------                 ------------
                                      ------------  ------------  ----------  -----------  -----------                 ------------

Net income (loss) from continuing
  operations per share..............  $       0.01                                                                      $    (0.06)
                                      ------------                                                                     ------------
                                      ------------                                                                     ------------
Weighted average common outstanding
  shares............................    11,515,687                                                                      45,937,402
                                      ------------                                                                     ------------
                                      ------------                                                                     ------------

    See accompanying notes to unaudited pro forma consolidated statement of operations.

                                    PRECEPT

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1997

                                                   HISTORICAL
                                      -------------------------------------                    A
                                                                   GULF                     BLACK &
                                                                 NORTHERN/        A        WHITE CAB        A         PRO FORMA
                                        PRECEPT       USTS        MENCOR       BANCPRO      COMPANY        ATAB      ADJUSTMENTS
                                      -----------  -----------  -----------  -----------  -----------  ------------  ------------
REVENUES:
  Business products.................  $70,778,087  $   --        $  --       $   --        $  --       $    --        $   --
  Transportation....................    6,565,838   29,930,630   8,732,843    (1,917,875)   (284,628)    (2,222,112)      --
                                      -----------  -----------  -----------  -----------  -----------  ------------  ------------
    Total revenues..................   77,343,925   29,930,630   8,732,843    (1,917,875)   (284,628)    (2,222,112)      --

EXPENSES:
  Cost of goods and services sold...   50,157,418   20,261,902   6,804,625    (1,221,376)     --           (838,784)      --
  Selling, general and
    administrative..................   24,350,230   11,601,558   1,194,857      (231,733)   (404,675)      (829,312)      --
  Depreciation and amortization.....    1,498,473    1,982,274     619,396       (39,551)     (5,413)       (65,671)    (972,582)
                                      -----------  -----------  -----------  -----------  -----------  ------------  ------------
    Total expenses..................   76,006,121   33,845,734   8,618,878    (1,492,660)   (410,088)    (1,733,767)    (972,582)

Operating income (loss).............    1,337,804   (3,915,104)    113,965      (425,215)    125,460       (488,345)     972,582

Other income (expenses):
  Interest expense..................     (425,314)    (903,458)   (313,931)      --           (1,406)       --            --
  Interest income...................      --           579,089      70,013       --           --            --            --
  Other.............................      --          (280,418)    (16,905)      --           --            --            --
                                      -----------  -----------  -----------  -----------  -----------  ------------  ------------
    Total other expenses............     (425,314)    (604,787)   (260,823)      --           (1,406)       --            --

Income (loss) from continuing
  operations before income taxes....      912,490   (4,519,891)   (146,858)     (425,215)   (124,054)      (488,345)     972,582
Income tax provision (benefit)......      380,884      750,000     (58,743)     (170,086)     49,622       (195,338)     389,033
                                      -----------  -----------  -----------  -----------  -----------  ------------  ------------
Net income (loss) from continuing
  operations........................  $   531,606  $(5,269,891)  $ (88,115)  $  (255,129)  $  74,432   $   (293,007)  $  583,549
                                      -----------  -----------  -----------  -----------  -----------  ------------  ------------
                                      -----------  -----------  -----------  -----------  -----------  ------------  ------------
Net income (loss) from continuing
  operations per share..............  $      0.05
                                      -----------
                                      -----------
Weighted average common outstanding
  shares............................   11,515,687
                                      -----------
                                      -----------


                                                       PRO FORMA
                                        FOOTNOTE     CONSOLIDATED
                                      -------------  -------------
REVENUES:
  Business products.................                  $70,778,087
  Transportation....................                   40,804,696
                                                     -------------
    Total revenues..................                  111,582,783
EXPENSES:
  Cost of goods and services sold...                   75,163,785
  Selling, general and
    administrative..................                   35,680,925
  Depreciation and amortization.....        B           3,016,926
                                                     -------------
    Total expenses..................                  113,861,636
Operating income (loss).............                   (2,278,853)
Other income (expenses):
  Interest expense..................                   (1,644,109)
  Interest income...................                      649,102
  Other.............................                     (297,323)
                                                     -------------
    Total other expenses............                   (1,292,330)
Income (loss) from continuing
  operations before income taxes....                   (3,571,183)
Income tax provision (benefit)......        C           1,145,372
                                                     -------------
Net income (loss) from continuing
  operations........................                  $(4,716,555)
                                                     -------------
                                                     -------------
Net income (loss) from continuing
  operations per share..............                  $     (0.10)
                                                     -------------
                                                     -------------
Weighted average common outstanding
  shares............................                   45,937,402
                                                     -------------
                                                     -------------

    See accompanying notes to unaudited pro forma consolidated statement of operations.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(A) Pro forma adjustments are made to remove the operations of BancPro, ATAB and Black & White Cab Company from the historical statement of operations of USTS. These operations were not acquired as part of the Transfer.

(B) Pro forma adjustment to reflect the change in depreciation and amortization expense as a result of the Transfer is as follows:

                                                            THREE MONTHS ENDED    YEAR ENDED
                                                            SEPTEMBER 30, 1997   JUNE 30, 1997
                                                            -------------------  -------------
Historical depreciation and amortization expense recorded
  by USTS, after reductions for BancPro, ATAB and Black &
  White Cab Company.......................................      $  (637,560)     $  (1,871,638)

Historical depreciation and amortization expense recorded
  by Gulf Northern and Mencor prior to their acquisition
  by USTS.................................................          --                (619,346)

Depreciation expense relating to the fair value of
  property, plant and equipment from the Transfer to be
  amortized over periods ranging from 1 to 15 years(a)....          343,897          1,375,590

Amortization expense related to goodwill resulting from
  the Transfer, to be amortized over 20 years.............           35,704            142,812
                                                                 ----------      -------------

Pro forma adjustment to depreciation and amortization.....      $  (257,959)     $    (972,582)
                                                                 ----------      -------------
                                                                 ----------      -------------

(a) Property, plant and equipment to be acquired (with applicable estimated average remaining useful lives) include highway coaches (8 years), school buses, tractor-trailers and other revenue equipment (4 years) and other depreciable assets (7 years).

(C) Pro forma adjustment to income taxes is to apply the effective income tax rate (40%) to net adjustments made to Income (loss) from continuing operations.

                                 USTS BUSINESS

    USTS is currently engaged in the following business areas, which primarily relate to transportation. USTS' transportation services consist of (i) bus and other motor vehicle transportation services to customers such as businesses and municipalities on a contract basis, (ii) chauffeured vehicle services, (iii) over-the-road package delivery services for common carriers, (iv) five full-load tractor-trailer operations (operated as one division), based in Syracuse, New York, Orlando, Florida, Wisconsin Rapids, Wisconsin, Charleston, South Carolina, and Kansas City, Missouri, and (v) a car rental brokerage firm in Mesa, Arizona.

    Until recently, USTS was also engaged in certain custom equipment manufacturing operations, manufacturing electrical harnesses for transportation vehicles, taxi services, and ticket brokerage. However, during 1997, USTS streamlined its operations by eliminating a number of businesses that were not contributing to profitability and by consolidating its tractor trailer operations and its package delivery services under the control of a 75% owned subsidiary, US Trucking, Inc. The result of this process on the corporate structure of USTS is shown in the chart below:

                               USTS SUBSIDIARIES

AT DECEMBER 31, 1997             AT DECEMBER 31, 1996

OWNED 100% BY USTS               OWNED 100% BY USTS
Jetport, Inc.                    Jetport, Inc.
Shortway River Rouge, Inc.       Shortway River Rouge, Inc.
Transportation Systems Corp.     Transportation Systems Corp.
  d/b/a Westchester Express      d/b/a Westchester Express
BancPro Transportation, Inc.     BancPro Transportation, Inc.
Bus Properties, Inc.             Bus Properties, Inc.
                                 Jay & Jay Transportation, Inc.
OWNED 75% BY USTS                Translynx Express, Inc.
US Trucking, Inc.                Black & White Cab Company, Inc.
                                 (taxi cab services)
OWNED 100% BY US TRUCKING, INC.  Priority Express Service, Inc.
Jay & Jay Transportation, Inc.   (package delivery)
Translynx Express, Inc.          Advance Technologies For American
Mencor, Inc.                     Business, Inc.
Gulf Northern Transportation,    (electrical harness manufacturing)
Inc.                             Downtown Theatre Ticket Agency,
Priority Express Service, Inc.   Inc.
Avanti Delivery Services, Inc.   (entertainment ticket brokerage)
                                 Avanti Delivery Services, Inc.

TRANSPORTATION SERVICES

    CONTRACT TRANSPORTATION SERVICES

    This segment of USTS' business consists of supplying buses, vans or customized vehicles to customers pursuant to written contracts or purchase orders which are generally awarded on a competitive bid basis. Customers include governmental agencies and private industry.

    During the past 15 years, USTS has developed an infrastructure to support its contract transportation activities. This infrastructure consists of major garage facilities, repair shops, contiguous parking areas and computerized dispatch and communications capacity, all staffed by an experienced group of maintenance, operational and administrative personnel. While such support structures exist in all locations in which USTS operates, its most extensive hubs are centered in the areas of Dearborn, Michigan, Wisconsin Rapids, Wisconsin, Kansas City, Missouri, Cincinnati, Ohio and Syracuse, New York. In all of its locations,

USTS has established sources for operational supplies and repair parts, with around-the-clock dispatching, maintenance and road service.

    Most of the transportation contracts which USTS seeks to obtain are awarded on a competitive bid basis. Typically, a municipality, public authority or private corporation sets forth the specifications for its transportation requirements, and USTS and its competitors submit bids specifying prices for the services and other terms requested in the solicitation of bids. The contract is then awarded on the basis of price, financial reliability of the bidder, and other considerations.

    Upon the award of a competitive bid contract or in cases where USTS obtains a contract by private negotiation, upon the signing of the contract, in an area where USTS does not have an existing facility, USTS may have to make significant capital expenditures to establish the facility (including garage, tools, and related costs) and obtain the equipment (generally buses and spare parts) necessary to carry out USTS' obligations under the contract. The major portion of these expenditures are properly capitalized and depreciated over the term of the contract, thereby avoiding a substantial up-front charge against the profits from the contract.

    USTS' largest transportation contract is with the Ford Motor Company. Under this contract, USTS has operated an internal bus transportation system for 18 years for over 20,000 employees at Ford's River Rouge plant in Dearborn, Michigan. Under the terms of the contract, Ford pays USTS a monthly fee for the bus transportation service, which service operates 24 hours a day, 365 days a year. The contract expires on June 30, 1998. Revenues from this contract provided approximately 7% of USTS' gross revenue in the first nine months of 1997, 12% of USTS' gross revenue in 1996 and 17% of USTS' gross revenue in 1995.

    Other contract transportation services offered by USTS include an arrangement with the City of Cincinnati, Ohio, to provide transportation between the airport (located in Boone County, Kentucky) and various city locations. For the past 15 years, USTS has had this arrangement with the City of Cincinnati which gives USTS the exclusive right to perform this service. The contract requires USTS to charge a "fair rate" to passengers. USTS also runs a shuttle service for long-term parking facilities at the airport under a separate contract with the City of Cincinnati. USTS provides around-the-clock shuttle service between the various terminals and parking lots, and is paid by the City on an hourly basis. The terms of USTS' contracts with the City of Cincinnati continue through August 2000.

    PACKAGE DELIVERY SERVICES

    In recent years USTS acquired the business of Armstrong Freight Service, Falcon Freight, Krogel, U&M Express and Eagle Air Express, and consolidated these operations into its Armstrong division ("Armstrong"). These acquisitions allowed USTS to participate in the growing package delivery industry without making the capital investment required to establish a package delivery carrier. The primary business of Armstrong is ground delivery of packages under contracts from other common carriers. USTS believes that these carriers utilize Armstrong to improve their operating efficiencies. In October 1997, USTS sold the Armstrong Division to U. S. Trucking, Inc., a 75%-owned subsidiary of USTS ("USTI"), for a promissory note and the assumption of debt in the amount of approximately $1,300,000.

    TRACTOR-TRAILER OPERATIONS

    In 1996, USTS expanded into tractor-trailer operations. USTS, through USTI,
(i) operates a full-load tractor-trailer business through its wholly-owned subsidiaries, Gulf Northern Transport, Inc. ("Gulf Northern") and Jay and Jay Transportation, Inc. ("Jay and Jay") from a base in Charleston, South Carolina with major facilities in Wisconsin Rapids, Wisconsin, Kansas City, Missouri, and Syracuse, New York, (ii) owns Trans Lynx Express, which provides containerized air cargo tractor-trailer delivery services under contract from overnight couriers, and (iii) owns Mencor, Inc. ("Mencor"), a tractor-trailer transportation logistics company. In 1996, the tractor-trailer operations accounted for approximately 18.7% of USTS' revenue and for the first nine months in 1997 accounted for approximately 15.3% of USTS' revenue.

    CHAUFFEURED VEHICLE SERVICES

    USTS' chauffeured vehicle service operations are located in Westchester County, New York and are performed for the general public by Transportation Systems Corp., a wholly-owned subsidiary. Transportation Systems Corp. maintains a fleet of 45 vehicles, a mixture of town cars, vans and stretch limousines, all of which are driver-owned or driver-leased. Transportation Systems Corp. accounted for approximately 13% and 9% of USTS' revenues from continuing operations in 1996 and for the first nine months of 1997, respectively.

    RENTAL CAR BROKERAGE

    In September 1996, USTS acquired BancPro-Transportation, Inc., which operates a car rental brokerage business from headquarters in Mesa, Arizona and services customers located primarily in Phoenix, Arizona and Las Vegas, Nevada.

EQUIPMENT

    USTS owns and maintains a fleet of 458 vehicles. To maintain its fleet, USTS operates a number of vehicle repair centers staffed by mechanics and trained servicemen.

GOVERNMENT REGULATION

    USTS is subject to regulation by various agencies including the New York State Department of Transportation, the Port Authority of New York and New Jersey, the U.S. Department of Transportation and the Federal Highway Administration, as well as other state and local authorities. Each of these agencies regulates various aspects of licensing, permitting and operations of USTS' trucking, package delivery and bus services.

EMPLOYEES

    USTS and its subsidiaries employ 431 people. Approximately 175 of these employees perform office and administrative functions. USTS has contracts with two unions; however, less than 17% of USTS' employees belong to a union. USTS believes its present relations with its unions and other employees are good.

PROPERTIES

    The real property owned by USTS is as follows: (1) a parcel of 4.25 acres at One Keeshin Drive, Toledo, Ohio; (2) a parcel of 9.627 acres at 2305 Pyka Road, Sealy, Texas, from which a discontinued business conducted its operations; and
(3) three parcels in Savannah, New York from which Jay and Jay Transportation operates.

    The real property owned by USTS is subject to the following mortgages: (1) the Savannah property is mortgaged to Savannah Bank, N.A. to secure a debt requiring annual payments of $22,545, which has a term of 70 months remaining; and (2) the Toledo property is mortgaged to Mid-American Bank & Trust Co. to secure a debt of approximately $58,000 due in ten months. USTS is in default with respect to its payment obligations on the Savannah property, and Savannah Bank, N.A. has commenced foreclosure proceedings.

    The table below sets forth and identifies the properties leased by USTS, through USTI, for an annual rental of $50,000 or more. USTS believes that these facilities are adequate for its operations as presently structured.

                                                                                                  TERM AND
                                                                                                   ANNUAL
COMPANY                                    LESSOR                         PREMISES                 RENTAL
---------------------------  ----------------------------------  --------------------------  -------------------
USTI.......................  Ensign Properties                   6022 Benjamin               Month to Month
                                                                 Tampa, FL                   $67,089

USTI.......................  South Orlando Industrial, L.P.      8870 Bossy Creek Road       11/1/96 to 10/31/01
                                                                 Orlando, FL                 $197,254

USTI.......................  D. Pixler & Seebrite Insurance      810 25th Ave. No.           1/1/97 to 1/1/02
                                                                 Wisconsin Rapids, WI        $72,000

LEGAL PROCEEDINGS

    GULF NORTHERN TRANSPORT INC.

    On January 30, 1997, USTI, acquired 100% of the capital stock of Gulf Northern and 100% of the capital stock of Mencor. In exchange for the stock of these corporations USTS issued 25% of the capital stock of USTI, 37,500 shares of the USTS Common Stock, $295,000 in cash, and an indemnity of Gulf Northern's secured debt in the amount of $4,520,883. USTI acquired Gulf Northern from Logistics Management, L.L.C., a Kentucky limited liability company ("Logistics"), in a transaction in which Logistics represented to USTS that it had acquired ownership of Gulf Northern, free of liens or claims, from Mid-America Transporters Group, Inc. ("MATG").

    On April 16, 1997, United Acquisition II Corporation ("UACQ"), which is the subject of a bankruptcy petition in the United States Bankruptcy Court for the Southern District of New York (White Plains Division), commenced an adversary proceeding in that Court against USTS, its Chairman and other corporate and individual defendants. UACQ alleges that it acquired ownership of MATG through certain agreements prior to the transfer of Gulf Northern to Logistics, and that Gulf Northern was acquired by Logistics from MATG without the consent of UACQ. UACQ further alleges that the defendants conspired to deprive UACQ of its interest in Gulf Northern. The complaint seeks declaratory relief, the avoidance of the alleged fraudulent transfer of Gulf Northern, damages for fraud, and the imposition of a constructive trust. The defendants in this action allege that the agreements pursuant to which UACQ claims ownership of MATG were rescinded and revoked pursuant to the applicable laws.

    An agreement settling the action has been negotiated and executed. On December 16, 1997 the Bankruptcy Court granted its approval of the settlement and the consummation of the settlement is expected to take place in January, 1998. See Note 5 to the Notes to USTS Consolidated Financial Statements for the Nine Months Ended September 30, 1996 and 1997.

    KAC, INC.

    In March 1997, USTS sold Automated Solutions, Inc. ("ASI") to KAC, Inc., for consideration of $100,000 cash; a 10.5% interest bearing note of approximately $5,200,000 with monthly payments of approximately $80,000, the unpaid principal fully due on April 1, 1999; and a deferred payment of $685,000 also due April 1, 1999. In September 1997, USTS declared the notes in default due to non-payment. USTS commenced a foreclosure action against KAC, Inc. in the Superior Court of Arizona, seeking foreclosure on the capital stock of ASI, all of which is pledged as security for the notes. USTS also commenced an action in that court against the owners of KAC, Inc., who had personally guaranteed the note.

    AUTOMATED SOLUTIONS, INC.

    In 1995, USTS purchased all of the outstanding shares of Automated Solutions, Inc. ("ASI") from three members of ASI's management in exchange for 300,000 shares of USTS Common Stock. In March 1997, USTS commenced a lawsuit now pending in the United States District Court for the District of Arizona against the three former owners of ASI alleging that they made fraudulent misrepresentations to USTS in connection with the sale of ASI to USTS. USTS alleges damages of $4,469,000 plus the 300,000 shares of USTS Common Stock issued for ASI. The three former owners have counterclaimed, alleging that they are entitled to receive 166,667 shares of USTS Common Stock under a Contingent Stock Grant Program adopted when USTS acquired ASI.

    WILLIAM ORR

    In June 1996, USTS acquired certain trucking assets from Jackson & Johnson, Inc. and agreed to certain other contractual arrangements with William Orr, the principal of Jackson & Johnson. In April 1997, Mr. Orr and Jackson & Johnson commenced legal action against USTS, its subsidiary Jay & Jay Transportation, Inc. and Michael Margolies, USTS' Chairman. The action alleges that USTS breached an agreement to pay $160,000 for certain trucks purchased from Jackson & Johnson, breached an employment agreement with William Orr pursuant to which he would be paid $90,000 a year for three years, and breached a restrictive covenant agreement pursuant to which Mr. Orr was to receive certain percentages (from 3/4% to 2%) of the gross revenues of Jay & Jay Transportation and other trucking operations subsequently acquired by USTS. USTS has denied the allegations, and alleged that in connection with the sale of the Jackson & Johnson assets, Mr. Orr failed to disclose certain liabilities which exceeded in magnitude the amounts which USTS had agreed to pay Mr. Orr. In addition, USTS has paid for various items relating to Jackson & Johnson which exceed $160,000 and believes that such items will serve as an offset to the $160,000 purchase price.

    ACCIDENT CLAIMS

    USTS is subject to claims from accidents involving USTS' transportation vehicles. Generally, USTS' liability insurance covers each of these claims. USTS is responsible, however, for the amount of the deductibles from insurance coverage as to these claims. At December 31, 1996, the total amount of the deductibles for which USTS was responsible in connection with pending claims was approximately $67,000. USTS has recorded a liability of $55,000, which USTS believes is a reasonable estimate of the loss it will incur in connection with settlement of these claims, based on the advice of USTS' insurance carriers as to the likelihood that an adverse result will occur.

    OTHER

    USTS is party to various matters in litigation. Management believes that USTS' insurance coverage is adequate with respect to the alleged claims made in the pending litigation.

                                      USTS
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    This discussion and analysis should be read in conjunction with the Consolidated Financial Statements of USTS and related Notes included elsewhere in this Proxy Statement/Prospectus. All references in this Proxy
Statement/Prospectus to numbers of shares have been adjusted to take into effect a one-for-six reverse split of the USTS Common Stock which was effected on August 27, 1996.

OVERVIEW

    The business of USTS has undergone significant changes resulting from the acquisitions of certain businesses and the dispositions or discontinuation of certain other businesses. As a result, comparison of USTS operations from year to year is difficult. The results of operations for each year includes a separate item for the results of discontinued operations. In addition, the overall effect of these many major transactions on the USTS balance sheets and the continuing operations is often significant, thus reducing the relevance of USTS' past performance to a prediction of the results to be expected in the future.

    USTS was previously engaged in the contract transportation, charter bus services, and entertainment ticket brokerage businesses. Charter bus services, which had in the late 1980's represented over 50% of USTS' revenues, were discontinued at the end of 1993. The ticket brokerage business, which in most years produced approximately 10% of USTS revenues, was discontinued at the end of 1996 and sold in January of 1997.

    At the same time that these traditional businesses of USTS were being discontinued, USTS became involved in a variety of other transportation-related businesses. In 1994, USTS acquired American Trade-A-Bus of Texas, Inc. ("ATAB"), which manufactured wire harnesses for military equipment. The ATAB business produced 13% of USTS revenues in 1996, but has since ceased operations. In 1995, USTS became involved in short-haul package delivery when it acquired the business of Armstrong which produced 28% of 1996 revenues. In the same year, USTS acquired ASI, which manufactures equipment for automobile airbags. ASI was discontinued at the end of 1996 and sold in March of 1997. In June 1996, USTS began acquiring tractor-trailer operations, and that business now represents approximately 50% of USTS' revenues. The tractor-trailer acquisitions were (i) Jay and Jay, acquired in June 1996, (ii) Mencor, acquired in January 1997 and
(iii) Gulf Northern, acquired in January 1997. USTS acquired BancPro in September 1996 and it produced 7% of USTS' revenues for the first nine months of 1997.

RESULTS OF OPERATIONS

    NINE MONTHS ENDED SEPTEMBER 30, 1997 VS. NINE MONTHS ENDED SEPTEMBER 30,
     1996

    USTS' revenues increased 94.5% from $13,065,678 in the first nine months of 1996 to $25,417,444 in the first nine months of 1997. The increase was attributable primarily to the acquisition of the tractor-trailer operations by USTI, the greater portion of which were acquired in January 1997, and the acquisition of BancPro in September 1996. As a result of these tractor-trailer acquisitions, the USTS' tractor-trailer operations had revenues of $12,837,190 during the first nine months of 1997, as compared to $1,855,956 in the first nine months of 1996. During the first nine months of 1997, BancPro had revenues of $1,872,050, compared to revenues of $157,612 recorded in the comparable period of 1996.

    Revenue increases from USTS' other operations were offset, in part, by the elimination of revenue from ATAB. During the first nine months of 1996, ATAB produced revenues totaling $2,528,477. All of the ATAB revenues were generated from sales to Stewart & Stephenson, Inc., ATAB's only customer. Early in 1997, Stewart & Stephenson terminated its contract with ATAB. As a result, ATAB generated only $815,675 in revenue during the first nine months of 1997. ATAB ceased operating in July 1997.

    USTS realized a loss from continuing operations during the first nine months of 1997 totaling $3,021,704, compared to income from continuing operations of $236,756 during the comparable period of 1996. The primary reasons for the losses during the current period were:

        ACQUISITIONS. Operating expenses increased over 100%, from $8,651,788 to $17,328,872. The increase was attributable in large part to the additional expenses of the new business, as the operating expenses of USTI totaled $9,621,723 during the first nine months of 1997 and the operating expenses of BancPro were $1,173,693 in the same period. Included in these expenses were administrative expenses and other inefficiencies relating to overhead expense disproportionate to the business base and high equipment financing costs that USTS management believes will be eliminated by the integration of the new trucking businesses under the USTI umbrella, as well as non-recurring expenses caused by that integration. In addition, within the past year USTS became involved in litigation relating to its acquisitions of Jay & Jay, Gulf Northern and BancPro. See: "USTS Business-- Legal Proceedings." As a result, during the nine months ended September 30, 1997, USTS incurred legal expenses in connection with litigation totaling $328,253.

        ARMSTRONG. During the first nine months of 1996, Armstrong reported a loss from operations totaling $289,808. During the first nine months of 1997, the loss from operations increased to $574,938. Armstrong undertook one major contract midway through 1996, which proved to be unprofitable, as management's original assessment of its profit potential proved to be incorrect. The contract was for a large volume of work for a group of new customers acquired from a defunct competitor, and the prices charged to these new customers were at a substantial discount from Armstrong's regular pricing schedule. Management believed that the volume of work would compensate for the effect of the reduced prices, but was wrong. Accordingly, the contract was not renewed on its expiration date. Management does not believe that its arrangements with its other customers (who number over 200) will lead to similar outcomes, as all of these arrangements involve substantially higher prices.

        Armstrong experienced problems with respect to collection of certain receivables, which was a major factor in USTS' decision to increase its bad debt reserve by $400,000. The collection problem stemmed largely from the doubling of Armstrong's sales by the addition of the contract discussed in the preceding paragraph. Armstrong's computer processing systems and bookkeeping staff proved incapable of adequately handling this sudden increase in volume, which led to problems in accounting for and enforcing collections. Recently, control of Armstrong has been transferred to USTI, which has the staff, the expertise, and the sophisticated computer systems necessary to reduce such collection problems to a minimum.

        ATAB. During the first nine months of 1996, ATAB generated income from operations totaling $1,187,709. In the first nine months of 1997, ATAB was responsible for a loss from operations totaling $34,932, due to the termination of the Stewart & Stephenson contract.

        COSTS ATTRIBUTABLE TO NEGOTIATIONS WITH PRECEPT. The process of negotiating the Agreement with Precept commenced in January, 1997. During the period that led up to the execution of the Agreement on November 16, 1997, USTS incurred administrative costs totaling approximately $350,000 in connection with those negotiations, including legal and accounting costs, as well as fees paid to consultants who advised USTS regarding the negotiations.

    USTS' discontinued operations produced a loss during the first nine months of 1997 of $4,699,207, compared to income of $590,590 in the comparable period of 1996. The discontinued operations affecting 1997 results were ASI, which was sold in March of 1997, the ticket brokerage business, which was sold in January of 1997, and ATAB, which ceased operating in July of 1997. The income recognized during 1996 was principally a result of income generated by ATAB of $1,187,709 during the first nine months of 1996. The primary reason for the loss in 1997 was a write-down of the value of the promissory notes which USTS received for the sale of ASI. These notes were written-down as a result of a default by KAC, Inc., which purchased ASI from USTS. In September 1997, USTS commenced legal action against KAC, Inc. and its owners, based on the default. Accordingly, management of USTS determined that it was appropriate to write-down the notes by $4,517,331 to $500,000. See: "USTS Business--Legal Proceedings--KAC, Inc."

    YEAR ENDED DECEMBER 31, 1996 VS. YEAR ENDED DECEMBER 31, 1995

    USTS' acquisitions had a positive effect on revenue in 1996, resulting in an increase from $13,670,321 in 1995 to $21,509,751 in 1996. The greater part of the increase was attributable to the acquisition of Jay & Jay and BancPro, and the growth of Armstrong, which was acquired in July 1995. These three operations produced $8,811,558 in revenue in 1996, compared to $1,114,842 from Armstrong alone for half of 1995.

    The operations which were discontinued at the end of 1996, ASI and the ticket brokerage business, generated a loss of $2,668,216. While that loss could be accounted for as a "loss from discontinued operations," these operations had a significant effect on results of continuing operations as well. The debt incurred by USTS so that it could advance approximately $5,000,000 to fund the operations of ASI continued to accrue interest, resulting in an 82% increase in total interest and bridge loan expense in 1996 from $339,042 to $617,029.

    An additional negative impact of the expansion strategy was felt when it was determined that ATAB would lose its business relationship with Stewart & Stephenson. Although ATAB itself generated $873,163 in income during 1996, the loss of the Stewart & Stephenson business in 1997 made it appropriate that a write-off of $782,410 in the value of certain ATAB equipment be made at year-end 1996.

    USTS realized a $4,206,232 reduction in income from operations, despite the increase in revenues described above. Income from continuing operations fell $5,187,477, and USTS realized a net loss of $6,694,451 in fiscal 1996 compared to net income of 1,123,918 in fiscal 1995.

    In order to fund its expansion plans, USTS engaged in a bridge financing in April of 1996 ("Bridge Notes") and a public offering in August of 1996. In the bridge financing, USTS issued an aggregate of $1,200,000 principal amount of Bridge Notes. USTS received net proceeds of $982,000, after deducting the placement agent's discount and expense allowance and other expenses of the offering. Upon repayment of the Bridge Notes, USTS recognized a charge to operations of $441,038, including interest and the difference between the discounted proceeds of the Bridge Notes and the principal repaid. All of that amount is included in "Interest Expense."

    Finally, the plan to expand USTS into a multi-faceted entity led to increased corporate overhead expense, expenses relating to senior management and salaried employees and consulting fees. USTS also incurred $1,562,500 in compensation expense resulting from the accounting treatment for certain equity incentives built into the Chairman's new long-term employment contract and $680,000 in expense resulting from the conversion of Series C Preferred Stock held by members of the Margolies family into Series M Preferred Stock. See Note 9 in Notes to USTS Consolidated Financial Statements for an explanation of the accounting treatment of these events.

    For the above reasons, a pre-tax loss from continuing operations totaling $3,276,235 was reported for 1996 compared to income from continuing operations of $797,242 in 1995. In 1996, USTS increased its deferred tax valuation allowance by $750,000, eliminating the deferred tax asset in that amount which had been recorded in prior years. The deferred tax asset had represented management's estimate of the future value of USTS' NOLs. Based upon the substantial losses incurred in 1996 and the elimination of revenues from ATAB, management determined that the realization of value from its NOLs was no longer sufficiently certain to warrant carrying a deferred tax asset. See Note 6 in the Notes to USTS Consolidated Financial Statements. With the increase in the deferred tax valuation allowance, the loss from continuing operations totalled $4,026,235. When losses totaling $2,668,216 from the operations of the discontinued operations were added in, USTS had recorded a net loss for 1996 of $6,694,451.

    USTS incurred substantial losses in the fourth quarter of 1996, a net loss of $7,521,797 in the fourth quarter versus net income of $827,346 realized for the nine months ended September 30, 1996. This loss was attributable primarily to the substantial losses in the segments which USTS' management decided to discontinue, which contributed materially to such decision to discontinue. Fourth quarter losses were also attributable to certain factors impacting continuing operations. See "Fourth Quarter Loss," below.

    FOURTH QUARTER LOSS

    USTS incurred a loss of $6,694,451 for the year ended December 31, 1996, as compared to net income of $827,346 reported by USTS for the nine months ended September 30, 1996, as shown in the table below.

                       U.S. TRANSPORTATION SYSTEMS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                           NINE       THREE
                                                          MONTHS      MONTHS       YEAR
                                                          ENDING      ENDING      ENDED
                                                         09-30-96    12-31-96    12-31-96
                                                        ----------  ----------  ----------
                                                        (UNAUDITED) (UNAUDITED) (AUDITED)
Revenue...............................................  $15,403,166 $6,106,585  $21,509,751
Operating Expenses....................................  13,420,885  10,905,162  24,326,047
                                                        ----------  ----------  ----------
Operating Income/(Loss)...............................   1,982,281  (4,798,577) (2,816,296)
Other Income/(Expense)................................    (557,814)     97,875    (459,939)
                                                        ----------  ----------  ----------
Income/(Loss) from Continuing Operations Before Income
  Taxes...............................................   1,424,467  (4,700,702) (3,276,235)
Income Tax Expense....................................           0     750,000     750,000
                                                        ----------  ----------  ----------
Income/(Loss) from Continuing Operations..............   1,424,467  (5,450,702) (4,026,235)
Losses from Discontinued Operations...................    (597,121) (2,071,095) (2,668,216)
                                                        ----------  ----------  ----------
Net Income/(Loss).....................................  $  827,346  $(7,521,797) $(6,694,451)
                                                        ----------  ----------  ----------
                                                        ----------  ----------  ----------

    Substantial losses were incurred by the discontinued segments, a fact which contributed to management's decision to discontinue such segments: ASI incurred an operating loss of $1,565,927 in the fourth quarter, primarily due to a substantial downturn in business and the discontinued entertainment segment incurred a fourth quarter loss of $308,325, primarily related to a continuing erosion of profit margins. Additionally, at December 31, 1996, USTS recorded $196,843 for estimated losses by ASI during the phase-out period. The fourth quarter loss is also attributable to a number of factors impacting continuing operations, as listed below.

Loss on settlement of Mountain View receivable..................  $ 215,500
Write-off of notes and other receivables due to a year-end
  assessment of the associated collectibility...................    339,969
Expense related to valuation differential resulting from change in features of preferred stock held by USTS's Chairman or by
  persons or entities related to the Chairman...................    680,000
Expense related to obligations to issue 1,000,000 common shares in regards to a long-term employment agreement entered into with USTS's Chairman..........................................  1,562,500
Expense of consulting fees......................................    594,659
Increase in corporate wages, resulting from management staff
  being increased in line with USTS's strategic growth plan.....    200,000
Operating loss incurred at ATAB, resulting from work with
  substantially lower profit margins............................    171,052
Write-off of certain assets as a result of management
  determination of a permanent impairment in the ATAB's future
  profitability.................................................    782,410
Losses incurred by USTS's trucking divisions:
  Write-down of previously capitalized expenses, determined at
    year-end to possess no tangible future benefit; and.........    161,800
  Costs incurred establishing a more profitable routing
    structure...................................................    320,000
Increase in deferred tax valuation allowance, resulting in a
  write-off of previously recorded deferred tax asset...........    750,000
                                                                  ---------
Total...........................................................  $5,777,890
                                                                  ---------
                                                                  ---------

    As most of the factors impacting upon fourth quarter operations are non-recurring items, USTS anticipates improvement in results from continuing operations in 1997 as compared to the fourth quarter of 1996. However, while USTS adjusts to its new focus and recent large acquisitions, income will be limited. The loss of ATAB's aforementioned contract with Stewart and Stevenson, alone, represents a loss of approximately $900,000 in net income for 1996 prior to certain asset realization adjustments noted above, and none of USTS's recent acquisitions is expected to generate an equivalent amount of income in 1997.

    At December 31, 1996, for United States federal income tax purposes, USTS had consolidated NOLs of approximately $12,100,000 due to expire commencing in 2002. USTS also had tax credit carryforwards of approximately $470,000 due to expire commencing in 1997. The availability of these NOLs and tax credit carryforwards to reduce or offset future taxable income and tax liability of USTS is subject to various limitations under the Code. Because the substantial portion of the tax credits expire in the next five years, and as USTS is required to first utilize its NOLs to offset future earnings, USTS does not anticipate realizing any material benefit from its tax credits. Further, USTS's ability to utilize the NOLs is restricted upon the occurrence of an "ownership change" within the meaning of section 382 of the Code. Although the determination of whether an ownership change has occurred is subject to factual and legal uncertainties, USTS believes that an ownership change has occurred as a result of various stock transactions in which it engaged during 1996. As a result of the ownership change, USTS will generally be permitted to utilize NOLs (available on the date of such change) in any year thereafter to reduce its income to the extent that the amount of such income does not exceed the product of (the "Section 382 Limit") (i) the fair market value of USTS's outstanding equity at the time of the ownership change and (ii) a long-term tax-exempt rate published by the Internal Revenue Service. USTS's use of its accumulated NOLs will be thereby limited to approximately $605,000 per year. As a result, USTS believes that it may not utilize its full NOLs.

LIQUIDITY AND CAPITAL RESOURCES

    Despite the large losses recorded in 1996 and 1997, USTS' working capital remains positive. This situation results primarily from USTS' utilization of the proceeds of equity financing to reduce equipment debt, resulting in significantly lower outstanding principal balances due to third party creditors. This form of debt previously represented the majority of USTS' current liability position.

    In August 1996, USTS completed a public offering of 1,815,000 Units of securities, each "Unit" consisting of one share of USTS Common Stock and one USTS Common Stock Purchase Warrant. The net proceeds obtained by USTS from the offering totaled $5,013,056. In addition, early in 1996 convertible debentures issued by USTS in the principal amount of $3,150,000 and convertible preferred stock issued for net proceeds of $256,728 were converted into a total of 842,556 shares of USTS Common Stock, further increasing USTS' liquidity.

    In October 1996, USTS refinanced its line of credit by entering into a three year agreement with Israel Discount Bank. The agreement was modified in October 1997. The new agreement, as modified, has a maximum borrowing balance of $3,000,000 secured by accounts receivable and sales-type leases receivable, and an additional maximum borrowing balance of $1,500,000 secured by equipment. The borrowings are further secured by property belonging to Michael Margolies, Chairman of USTS. The interest rate on the new agreement is 1 1/2 percent over prime. The agreement terminates on September 1, 1999.

    USTS' decision to discontinue the operations of ASI and the entertainment division near the end of 1996 should have a positive effect on cash flow for the future. During 1996, USTS' continuing operations provided $718,628 in net cash to USTS. The discontinued operations used a total of $3,561,579 in cash during 1996 and used $1,278,470 during the first nine months of 1997. The sale of both ASI and the ticket brokerage division in early 1997 have lessened that burden on cash flow. USTS' continuing operations used $216,875 in cash during the first nine months of 1997.

    In March 1997, USTS sold ASI and received $100,000 in cash, secured notes of $5,160,868 and a deferred payment of $685,000 due April 1, 1999. The note, which accrues interest, is paid at the rate of approximately $80,000 per month for a two year period with a balloon payment of the unpaid principal on April 1, 1999. In September, however, USTS declared the note to be in default and commenced litigation to foreclose on the collateral, which is the capital stock of ASI. Due to this situation, the book value of the notes has been reduced to $500,000. It is impossible to determine at this time what effect the foreclosure action will have on the liquidity of USTS.

    USTS has no significant commitments at this time which would require that it expend capital and believes its current facilities and capital equipment are adequate for USTS as currently structured. The aforementioned refinancing of USTS' line of credit significantly increased USTS' credit availability and, combined with the proceeds of the recent public and private offerings of securities, have sustained USTS' working capital balance despite the losses from operations. USTS believes that this capital is sufficient to fund USTS' operations for the coming year.

                          USTS EXECUTIVE COMPENSATION

    The following table sets forth all compensation awarded to, earned by, or paid by USTS to the following persons for services rendered in all capacities to USTS during each of the fiscal years ended December 31, 1996, 1995 and 1994: (1) USTS' Chief Executive Officer, and (2) each of the other executive officers whose total salary and bonus for the fiscal year ended December 31, 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                    (A)                                                   (D)
                 NAME AND                       (B)        (C)        RESTRICTED         (E)
            PRINCIPAL POSITION                 YEAR       SALARY    STOCK AWARD(1)      OTHER
            ------------------               ---------  ----------  ---------------  ------------
Michael Margolies .........................       1996  $  230,000    $   600,000    $  2,292,500(2)
  Chairman of the Board, Chief Executive          1995  $  230,000                   $     50,000
  Officer                                         1994  $  230,000                   $     50,000

Terry A. Watkins ..........................       1996  $  112,000
  Chief Financial Officer(3)

------------------------


(1) Represents the market value of shares granted under the Restricted Stock Grant Program. Aggregate Restricted Stock Grants were 183,333 shares at December 31, 1996, with a value on that date of $297,916. None of the stock grants vest prior to August 31, 1998. They then vest in 25% increments until August 31, 2001. No dividends are to be paid with respect to unvested shares. On February 6, 1998, Michael Margolies held 133,333 shares subject to the Program, with a market value of $483,332.



(2) A change in the features of the preferred stock resulted in additional compensation of $680,000 plus the required issuance of USTS Common Stock pursuant to the terms of Michael Margolies' long term Employment Agreement resulted in additional compensation of $1,562,500. Included in the above compensation is a $50,000 premium for life insurance which is paid by USTS on behalf of Michael Margolies.


(3) Mr. Watkins terminated his employment with USTS in July, 1997.

EMPLOYMENT AGREEMENTS

    Michael Margolies, Chairman of USTS, has an employment agreement with USTS dated November 18, 1996. Pursuant to the Agreement, Mr. Margolies will serve as Chief Executive Officer through December 31, 2007. USTS will pay him a salary of $250,000 per annum plus annual increases at least equal to the CPI. USTS will also pay him a bonus equal to eight percent of USTS' pre-tax income. At the time of the Agreement, USTS awarded Mr. Margolies the right to receive one million shares of USTS Common Stock, which he exercised in February, 1997, when the market price of the USTS Common Stock was $1.5625 per share. The Agreement further provides that in the event of a change in control of USTS, USTS must (i) repurchase all shares of capital stock owned by Mr. Margolies or members of his family, (ii) pay Mr. Margolies ten times his last annual salary, (iii) issue to Mr. Margolies 25% of the USTS Common Stock, and (iv) repay all loans by the Margolies family to USTS. The Transfer does not constitute a "change in control" within the meaning of these provisions.

REMUNERATION OF DIRECTORS

    Each of the Directors of USTS received cash compensation of $500 per month for their services from January through July of 1997. They are also reimbursed for out-of-pocket expenses incurred on USTS' behalf. In addition, in October 1997, USTS issued 10,000 shares of USTS Common Stock to each of the four outside directors in compensation for their services.

EMPLOYEE STOCK AND STOCK OPTION PLAN

    In September 1996, USTS established the U.S. Transportation Systems, Inc. Employee Stock and Stock Option Plan. On October 16, 1996, USTS registered 2,000,000 shares of its common stock pursuant to a Form S-8 filing with the Securities and Exchange Commission. The USTS Common Stock is reserved for issuance to USTS' employees, directors, officers, or in consideration for bona fide services provided to USTS by consultants or advisors. USTS' Board has sole discretion in determining when to issue such shares. As of February 4, 1998, USTS had issued 590,167 shares of USTS Common Stock so registered under such Form S-8 filing. USTS had no commitment at February 4, 1998 to issue any additional shares.

RESTRICTED STOCK GRANT PROGRAMS

    On January 18, 1994, the Board of Directors of USTS adopted a Restricted Stock Grant Program (the "Program") pursuant to which 183,333 shares of USTS Common Stock were reserved for issuance. The Program provided that if USTS recorded more than $12,000,000 in sales during the twelve months ending on June 30, 1994, the shares would be issued to each of USTS' three officers (the "Grantees") who remained employed by USTS on that date. Those conditions were satisfied, and the shares were issued as follows:

    Michael Margolies--133,333 shares
    Jay Owen Margolies--40,667 shares
    Terry A. Watkins--9,333 shares

    The terms of the Program were amended in April 1995. Under the amended terms, the shares issued under the Program are subject to the following restrictions:

    After each of the fiscal years from 1996 through 1998, one-fifth of the shares granted (36,666 associated with each year) are subject to forfeiture, as follows:

    - 12,222 will be forfeited if USTS' sales in that year are less than $15,000,000.

    - 12,222 will be forfeited if USTS' income from continuing operations before income tax fails to exceed an "income standard." The "income standards" will be: 1996--$990,000; 1997--$1,089,000; and 1998--$1,197,900.

    - 12,222 will be forfeited if USTS' earnings per share fail to exceed an "earnings standard." The "earnings standards" (based on 1,222,198 shares of USTS Common Stock outstanding) will be: 1996--$.78; 1997--$.84; and 1998--$.96. For 1996 the earnings per share standards refer to income after taxes; for 1997 and 1998, the earnings per share standards refer to income before taxes.

    If any shares are subject to forfeiture in any one year due to failure to meet the standards set forth above, but the average of that year and the other three years would exceed the standard in that year, then the shares will not be forfeited.

    All shares held by a grantee shall be forfeited if his employment by USTS terminates prior to the date the restrictions lapse. Further, the shares are restricted from transfer, provided that with respect to 25% of the number of shares granted under the Program, such shares will become unrestricted stock on August 15, 1998. The restriction will lapse with respect to each additional 25% of such number of shares on August 15 of each successive year. The restriction will also lapse as to all shares granted to a grantee on the first to occur of
(i) the termination of that grantee's employment with USTS by reason of disability, (ii) the grantee's death, (iii) termination of the grantee's employment by USTS without good reason, or (iv) a change of control of USTS.

    During any tax year in which a Grantee realizes taxable income by reason of the lapse of the restrictions on the shares granted under the Program, USTS will pay to such Grantee a "Gross-Up Bonus" in cash equal to the aggregate of (i) the additional federal, state and local income taxes incurred by Grantee as a result of realization of such taxable income, and (ii) the federal, state and local income tax incurred by the Grantee as a result of the Gross-Up Bonus. In no event will the Gross-Up Bonus exceed the aggregate of (i) the amount of the tax deduction for which USTS receives a benefit for the tax year of USTS beginning during the tax year of the Grantee in which the Grantee realizes taxable income by virtue of the lapse of the restrictions referred to above, and (ii) the amount of the tax deduction for which USTS receives a benefit for such tax year of USTS by virtue of the Gross-Up Bonus.

    There is no requirement under law for USTS' Board of Directors to obtain shareholder approval of the Program. Accordingly, the Board did not seek such approval. The failure to obtain shareholder approval will adversely affect USTS only if in any year the total compensation paid by USTS to any of its officers (including taxable "compensation" occurring by reason of the lapse of restrictions on shares granted under the Programs) exceed $1,000,000. In that case, USTS would not be able to take a deduction on its tax return for the excess compensation by reason of its failure to obtain shareholder approval of the Program. The Board of Directors decided, however, that the likelihood of total compensation to any officer exceeding $1,000,000 is sufficiently small that it did not warrant obtaining shareholder approval for the Program.

                               MARKET PRICE DATA

USTS COMMON STOCK

    USTS Common Stock is quoted on the Nasdaq under the symbol USTS. On November 14, 1997, the last full trading day prior to the public announcement of the signing of the Plan of Reorganization, the last sale price per share of USTS Common Stock as quoted on the Nasdaq was $4.00. On February 6, 1998, the last full trading day for which quotations were available prior to the date of this Proxy Statement/ Prospectus, the last sale price per share of USTS Common Stock as quoted on the Nasdaq was $3.625. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT QUOTATIONS FOR USTS SHARES.

    The following table sets forth high and low bid information for the USTS Common Stock as quoted on the Nasdaq under the symbol "USTS". The prices for periods before August 27, 1996 take into account the one-for-six reverse stock split on August 27, 1996.

QUARTER ENDING                                                                  HIGH        LOW
----------------------------------------------------------------------------  ---------  ---------
1997
  December 31...............................................................  $    4.50  $    2.75
  September 30..............................................................  $    5.00  $    3.38
  June 30...................................................................  $    4.44  $    2.00
  March 31..................................................................  $    5.38  $    1.50

1996
  December 31...............................................................  $    2.44  $    1.16
  September 30..............................................................  $    7.69  $    2.06
  June 30...................................................................  $   10.13  $    4.31
  March 31..................................................................  $    6.00  $    3.00

1995
  December 31...............................................................  $    9.38  $    5.06
  September 30..............................................................  $   11.81  $    4.88
  June 30...................................................................  $    6.75  $    2.81
  March 31..................................................................  $    6.94  $    3.56

    The foregoing quotations represent prices between dealers and do not include retail mark-up, mark-down, or commissions, and may not necessarily represent actual transactions.


    As of January 23, 1998, there were 3,317 USTS Common Stock shareholders of record.

                         DESCRIPTION OF USTS SECURITIES

    The total authorized capital stock of USTS consists of 50,000,000 shares of USTS Common Stock and 10,000,000 shares of USTS Preferred Stock. As of February 4, 1998, there were 8,979,187 shares of USTS Common Stock held by 3,317 shareholders of record and 105,000 shares of USTS Preferred Stock held by 2 shareholders of record. The following descriptions of the capital stock are qualified in all respects by reference to the Articles of Incorporation, as amended (the "Articles of Incorporation"), and Bylaws of USTS (the "USTS Bylaws").

USTS COMMON STOCK

    The holders of outstanding shares of USTS Common Stock are entitled to share ratably on a share-for-share basis with respect to any dividends when, as and if declared by the board of directors out of funds legally available therefore. Each holder of USTS Common Stock is entitled to one vote for each share held of record and is not entitled to cumulative voting rights. The USTS Common Stock is not entitled to conversion or preemptive rights and is not subject to redemption. Upon liquidation, dissolution or winding up of USTS, and subject to the prior rights of holders of USTS Preferred Stock, the holders of USTS Common Stock are entitled to receive pro rata all of the net assets of USTS available for distribution to its shareholders. All outstanding shares of USTS Common Stock are fully paid and nonassessable. The transfer agent and registrar for the USTS Common Stock is Continental Stock Transfer & Trust Company.

USTS PREFERRED STOCK

    The USTS Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. USTS does not have any current plans to issue any preferred stock.

    The only USTS Preferred Stock currently outstanding is the Series E through Series L Preferred Stock, all of which is owned by two shareholders:
Consolidated Financial Management, Inc. ("CFM") and Tim Balch. CFM sold BancPro-Transportation, Inc. ("BancPro") to USTS in 1996 and received the USTS Preferred Stock as a consulting fee. Mr. Balch is the President of BancPro.

    The Series E through Series L Preferred Stock is non-voting (except as required by law) and non-dividend-bearing. Upon liquidation, each of the 105,000 outstanding shares of the Series E through Series L Preferred Stock will be treated as equal to one share of USTS Common Stock. USTS Preferred Stock is convertible into a maximum of 787,500 shares of USTS Common Stock (less if at the time of conversion the market price of the USTS Common Stock exceeds $9.00), if in any 12 month period prior to August 31, 2001 BancPro's revenues exceed the thresholds set forth below:

                  CUMULATIVE
   BANCPRO     SHARES OF COMMON
  REVENUES      STOCK ISSUABLE
-------------  -----------------
$   2,500,000         50,000
    4,000,000        112,500
    6,000,000        193,750
    8,500,000        287,500
   11,000,000        393,750
   14,000,000        512,500
   18,000,000        643,750
   22,000,000        787,500

    The Plan of Liquidation being voted on by the USTS shareholders provides that in distributing the Shares and other net assets of USTS, the 105,000 outstanding shares of Series E through Series L Preferred Stock will be added to the outstanding USTS Common Stock and treated equally share-for-share.

USTS WARRANTS

    There are currently outstanding 1,815,000 USTS Class C Common Stock Purchase Warrants. The USTS Class C Warrants are listed for trading on the Nasdaq. Each USTS Class C Warrant allows the holder to purchase one share of USTS' Common Stock at a price of $3.82 per share. The USTS Class C Warrants expire on August 26, 1999. USTS may redeem the USTS Class C Warrants at a price of $.01 per USTS Class C Warrant if the closing bid price for USTS Common Stock equals or exceeds $5.157 for at least ten consecutive trading days.

    The Plan of Reorganization provides that if any of the USTS Class C Warrants are exercised prior to the Closing Date for the Transfer, one additional share of Precept Class A Common Stock will be delivered to USTS for every USTS Common Stock issued upon exercise of the USTS Class C Warrants. At the Closing of the Transfer, Precept will issue to the holders of any USTS Class C Warrants then outstanding a replacement warrant, which will allow the holder to purchase one share of Precept Class A Common Stock on the same terms as governed the purchase of one USTS Common Stock under the USTS Class C Warrant.

                         OFFICERS AND DIRECTORS OF USTS

    The following table sets forth certain information regarding the officers and directors of USTS as of February 4, 1998:

NAME                                                                POSITION
--------------------------------------------------  -----------------------------------------

Michael Margolies.................................  Chairman of the Board and Chief Executive
                                                    Officer

Ronald P. Sorci...................................  President and Treasurer

Jay Owen Margolies................................  Director

K. Thomas Wegerbauer..............................  Director

Stanley Chason....................................  Director

Robert I. Blackman................................  Director

    Directors hold office until the annual meeting of USTS' shareholders and the election and qualification of their successors. Officers hold office, subject to removal at any time by the Board, until the meeting of directors immediately following the annual meeting of shareholders and until their successors are appointed and qualified.

    MICHAEL MARGOLIES, age 69, has been a director of USTS since 1975. He has been the Chairman of the Board and Chief Executive Officer of USTS since 1978. Mr. Margolies is the father of Jay Owen Margolies, the past President and one of USTS' Directors.

    RONALD P. SORCI, age 47, has served as President and Treasurer (Chief Financial Officer) of USTS since August, 1997. From July 10, 1996 until his election to the Presidency, Mr. Sorci was the Controller of USTS. Prior to joining USTS, Mr. Sorci was President and owner of RPS Executive Limousines Ltd., a luxury town car and limousine service.

    JAY OWEN MARGOLIES, age 46, has been a director of USTS since 1979. He is currently employed as Senior Advisor by USTS on a part-time basis, advising USTS regarding operations management. From 1988 until June 1995 he was the President and Chief Operating Officer of USTS. Jay Owen Margolies is the son of Michael Margolies, USTS' Chief Executive Officer.

    K. THOMAS WEGERBAUER, age 59, has been a director of USTS since 1976. He served as the President and Chief Operating Officer of USTS from 1976 to 1987. He now serves as a consultant to USTS on a part-time basis, primarily advising USTS regarding contract bidding and labor relations.

    STANLEY CHASON, age 69, has been a director of USTS since July 1996. From 1962 until his retirement in 1984, Mr. Chason held various positions with Gelco Corporation ("Gelco"), a company listed on the New York Stock Exchange which is engaged in all aspects of vehicle leasing. His last position with Gelco was as Executive Vice President and a member of the Board of Directors. Mr. Chason was also Chairman and Chief Executive Officer of the Fleet and Management Services Division of Gelco.

    ROBERT I. BLACKMAN, age 69, has been a director of USTS since July 1996. For more than the past five years, Mr. Blackman has been the President and Chief Executive Officer of the Best of Brooklyn Properties, Inc., a private real estate investment firm.

                            USTS SECURITY OWNERSHIP

    The following table sets forth certain information, with respect to the beneficial ownership of USTS Common Stock, as of February 4, 1998, by (i) all persons who are known by USTS to be beneficial owners of 5% or more of such stock, (ii) each director of USTS, (iii) certain executive officers and (iv) all executive officers and directors of USTS as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares. No effect has been given to shares reserved for issuance under outstanding stock options except where otherwise indicated.

                                                        NUMBER OF SHARES
                 NAME AND ADDRESS OF                      BENEFICIALLY     PERCENTAGE OF
                   BENEFICIAL OWNER                           OWNED            TOTAL
------------------------------------------------------  -----------------  -------------

OFFICERS AND DIRECTORS:

Michael Margolies(1)..................................       2,690,116(2)(3)       30.0%

Jay Owen Margolies(1).................................         296,054(2)         3.3%

K. Thomas Wegerbauer..................................          11,000            0.1%

Stanley Chason........................................          18,749            0.2%

Robert Blackman.......................................          10,000            0.1%

All officers and directors as a group (5 persons).....       3,040,919(2)        33.9%

OTHER 5% SHAREHOLDERS:

Margolies Family Trust(4).............................         855,000            9.5%

------------------------

(1) Michael Margolies and Jay Owen Margolies are father and son. Each, however, specifically disclaims any present ownership interest in the securities of USTS owned by the other.

(2) Includes shares of USTS Common Stock issued pursuant to the Restricted Stock Grant Program as follows: Michael Margolies--133,333 shares, Jay Owen Margolies--40,666 shares. See: "Management--Restricted Stock Grant Programs."

(3) Includes 855,000 shares held by the Margolies Family Trust.

(4) The trustee of the Margolies Family Trust is Elaine Margolies, wife of Michael Margolies. The beneficiaries of the Margolies Family Trust are Mrs. Margolies and children of Michael Margolies.

              USTS CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Throughout the life of USTS, Michael Margolies and members of his family have provided loans to finance USTS' operations when needed. In 1994, the outstanding balance of these loans, $707,676 at that time, was consolidated into a promissory note bearing interest at 15% per annum. Since that time additional amounts have been added to the note, as USTS has borrowed from the Margolies family. On April 12, 1996, USTS purchased two buses from a corporation controlled by Michael Margolies for the sum of $240,000. The $240,000 is included in the balance due Mr. Margolies in the amount of $1,105,114 as of December 31, 1996. On July 7, 1997 a replacement note was issued in the principal amount of $1,039,794. At October 1, 1997, USTS had a balance due on the note of $998,569.

    On December 26, 1994, USTS entered into an agreement to purchase all of the outstanding capital stock of Camelot Consultants, Inc. ("Camelot") from the Margolies family. The principal assets of Camelot were buses leased to USTS and to third parties and certain real estate used by USTS at that time. Independent appraisals of the net assets of Camelot valued Camelot at between $1,800,000 and $1,900,000. USTS acquired Camelot in order to take advantage of Camelot's stream of lease revenues and to eliminate rental payments to Camelot, the combination of which increased USTS' cash flow by approximately $300,000 annually. The purchase of Camelot by USTS was completed on December 31, 1994, at which time USTS issued 180,000 shares of its Series C Preferred Stock in payment for Camelot. The Series C Preferred Stock paid a dividend of 10.65% per annum and had a liquidation preference of $10 per share. Each share of Series C Preferred Stock had voting rights equal to 3.33 shares of USTS Common Stock.

    On November 18, 1996, USTS and the holders of the USTS Series C Preferred Stock agreed to exchange the USTS Series C Preferred Stock for an equal number of shares of USTS Series M Preferred Stock. The terms of each share of the USTS Series M Preferred Stock are that it had no dividend rights, no voting rights, a liquidation preference of $10 per share, and was convertible into 9.5 shares of USTS Common Stock. USTS entered into an eleven year employment agreement, starting January 1, 1997, with Michael Margolies, which agreement, among other things, grants Mr. Margolies an issuance of 1,000,000 shares of USTS Common Stock. This issuance took place in February 1997. The 1,000,000 shares on November 18, 1996 had a market value of $1,562,000 and USTS expensed this amount to its consolidated statement of operations for the year ended December 31, 1996.


    The Plan of Reorganization provides that the obligation of Precept and Acquisition to effect the Transfer is subject to the exchange and conversion of the USTS Series M Preferred Stock into 1,710,000 shares of USTS Common Stock at or prior to the Closing Date. The USTS Series M Preferred Stock was converted into 1,710,000 shares of USTS Common Stock on February 2, 1998.


    USTS believes that the terms of all of the transactions discussed in this section were no less favorable to USTS than those which could have been obtained from non-affiliated parties.

                                    PRECEPT
                             SELECTED CONSOLIDATED
                             FINANCIAL INFORMATION

    The following table presents selected consolidated financial information as of and for the four years ended June 30, 1997, which information was derived from audited consolidated financial statements of Precept. The consolidated financial information as of and for the year ended June 30, 1993 was derived from the unaudited divisional financial statements of Precept's former parent company. The financial information for the three months ended September 30, 1997 and 1996 was derived from the unaudited consolidated financial statements of Precept. In the opinion of management of Precept, the financial information for the year ended June 30, 1993 and for the three months ended September 30, 1997 and 1996 contains all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such periods. The selected financial information should be read in conjunction with the consolidated Financial Statements and Notes thereto, included in this Proxy Statement/Prospectus.

                                                                                                            THREE MONTHS
                                                                                                               ENDED
                                                              FISCAL YEAR ENDED JUNE 30,                   SEPTEMBER 30,
                                                 -----------------------------------------------------  --------------------
                                                                      HISTORICAL                             HISTORICAL
                                                 -----------------------------------------------------  --------------------

                                                   1993       1994       1995       1996       1997       1996       1997
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

STATEMENT OF OPERATIONS INFORMATION:

Revenues.......................................  $  40,459  $  50,968  $  59,075  $  72,432  $  77,344  $  19,813  $  18,935

Income (loss) from continuing operations.......     (1,321)       350        617       (266)       532        134        135

Income (loss) from continuing operations per
  share........................................      (0.13)      0.03       0.05      (0.02)      0.05       0.01       0.01

Weighted average shares(1).....................     10,457     11,667     11,625     11,524     11,516     11,516     11,516

FINANCIAL POSITION (AT PERIOD END):

Total assets...................................     16,510     24,951     25,627     32,691     29,291     31,835     30,477

Working capital................................      2,523      5,860      7,458     14,476     12,343     13,078     12,011

Long-term obligations..........................        663        707        543      5,260      7,502      5,307      7,955

Shareholders' equity(2)........................        729     17,537     17,032     16,582     13,305     16,803     13,275

------------------------

(1) Weighted average shares for the years ended June 30, 1994 and 1993 represent the number of shares outstanding as of June 30, 1994, plus 1,297,800 shares underlying stock options granted in fiscal 1997 which have been treated as outstanding for all periods presented, since the actual weighted average shares during those years which Precept was a division of a previous consolidated group is not useful.

(2) Shareholders' equity as of June 30, 1993 reflects Precept divisional equity balances under its former parent prior to capital contributions which occurred with its reorganization on June 30, 1994.

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
                              BUSINESS OF PRECEPT

GENERAL

    Precept is a rapidly growing, independent distributor of custom and stock business products and provider of document management services to businesses of all sizes throughout the United States. Precept was founded in 1988 as a regional business products distributor in Dallas, Texas, and since that time has expanded rapidly both internally and through acquisitions, to 30 locations throughout the United States. Business products distributed include custom business forms, commercial printing/graphic arts, electronic forms, custom stock labels, computer supplies, envelopes and advertising specialty products. Precept provides comprehensive information solutions for its customers' business products, inventory control and document management needs. In addition, Precept provides electronic forms capabilities and integration of its customers accounting operations to streamline information flow and reduce overall operating costs. Precept's business strategy is (i) to act as a premier sole source "corporate outsourcer" providing a broad array of business products to its customers while reducing overall procurement costs and providing a high level of customer service and (ii) to continue its expansion through strategic acquisitions and internal growth. Precept also operates various corporate transportation services within the Dallas/Fort Worth metropolitan area. Since inception, Precept's revenues from its core, continuing operations have grown from $3.8 million in fiscal year 1989 to $77.3 million in fiscal year 1997, a 46% compound annual growth rate.

    Following the founding and development of Precept, Precept's goal has been to acquire or establish centrally managed networks of regional offices and warehouses in major metropolitan markets throughout the United States. As a result, Precept has completed 15 acquisitions of these regional business products distributors. Once a regional office/warehouse is acquired or established, Precept seeks to leverage its distribution capabilities by acquiring smaller companies or opening satellite sales offices in the surrounding areas. Precept also seeks to increase the sales and profitability of its acquired companies by integrating the Precept business strategy and through elimination of redundant operating expenses. Going forward, Precept plans to continue to actively pursue this consolidation strategy within the business products distribution and document management industries.

    Precept believes that the acquisition and operational experience of its management team provides it with the ability to execute upon the growth component of its business strategy. Precept, in only its fifth year of existence, was recognized as the largest independent business products distributor by a national business products magazine and has retained this status for five consecutive years. Precept's management team brings vast experience in the acquisition and integration of businesses, previously with MTech (sold to EDS in 1988), ACS (NYSE:AFA), and now at Precept. Management also believes it can and will become the "consolidator of choice" in the business products distribution and document management industries.

    The industry in which Precept operates is large, fragmented and, Precept believes, rapidly consolidating. Precept believes that opportunities exist to consolidate participants in the industry and that its principal competitors are direct manufacturers and other, smaller independent distributors of business products. Management believes the market for the business products it distributes is in excess of $20 billion annually with the top 100 independent distributors representing $1.6 billion annually, or 7.8% of the total market. Over the last three years, total revenues from the top 100 independent business products distributors have grown by 16% annually as distributors continue to gain market share from the direct manufacturers. In 1996, this trend resulted in independent distributors surpassing direct manufacturers in market share by representing approximately 55% of the total business products market. Precept believes independent distributors' market share will continue to grow in the future as more of its target customers make the decision to outsource the distribution of their business products and document management needs.

    Precept believes that similar consolidation possibilities exist in the corporate transportation services industry. Precept management believes the chauffeured vehicle service industry, in particular, presents an attractive opportunity for consolidation. In 1996, the chauffeured vehicle service business accounted for approximately $3.9 billion in revenues to roughly 9,000 companies throughout the United States. Precept believes that no one company currently represents more than 2% of the overall market.

PRECEPT BUSINESS PRODUCTS SERVICES

    Precept's business philosophy lies in the provision of services and distribution, rather than the actual manufacturing of the products it sells. Precept believes most manufacturers either sell directly to the end user or through independent distributors. Because Precept utilizes in excess of 5,000 manufacturers nationwide that specialize in various products and quantity sizes, Precept's management believes that it has the ability to be its customers' single source supplier, and, as such, provides broader manufacturing capability and enhanced delivery times as compared to direct manufacturers. Precept's distribution business involves the design, warehousing and distribution of a broad variety of business products. Through its document management services, Precept provides a single point of contact for the purchase and warehousing of all printed products and related items a customer may use. Typically, Precept will consult with a customer to perform a documents analysis and then, after determining what documents are required on an ongoing basis, will provide for the design, production, inventory, management, storage and distribution of the documents to the customer on an as-needed basis. Precept's sophisticated management information systems enable it to offer customized services tailored to the specific customer needs. As a result, customers are provided customized product usage, stock status, customized billing formats and other custom reports important to their operation. See Note 12 ("Segment Information"), Notes to Consolidated Financial Statements of Precept Investors, Inc., for a discussion of the principal industry segments in which Precept operates.

    DISTRIBUTION

    Precept believes that the current trend of downsizing and vendor reduction, combined with customers' desire to maximize efficient commitment of capital in the inventory of its business products makes distributers the customer's best source for service and new products. Precept attempts to deliver a complete solution for its customers' business products, inventory control and document management needs along with the integration of the customers' accounting operations to streamline the customer's workflow processes and reduce overall operating costs. This one-step solution for all the customers' needs allows Precept to act as the customer's business products outsourcer. As a distributor, Precept believes it can provide a more effective business products solution because it has the flexibility to offer the products of many vendors and suppliers and not be burdened by having to only offer the products that it manufactures. Furthermore, by foregoing the extensive capital investment required by machinery and equipment, Precept is well positioned to act immediately as new technologies present themselves. In addition to multiple product offerings, Precept is able to leverage its size and scale to achieve volume purchasing discounts which can be passed on to customers. Finally, acting as a communications link between its customers and the suppliers allows Precept to more efficiently inform suppliers what the end users want while simultaneously making corresponding suggestions for the suppliers in-plant operations.

    Precept markets its various services directly to individual customers by designing and offering a customized product and service package for that customer after determining its specific needs. To emphasize its customization approach, Precept can provide through its electronic forms system a single customer catalog with increased utility as opposed to one catalog for all or many customers.

    To accomplish the above, Precept has the following capabilities:

    DOCUMENTS MANUFACTURING. Precept does not manufacture any business product. Management believes the vast majority of direct manufacturers are wholesale producers and do not sell directly to the end user. As a distributor, Precept has enhanced resources to typically provide its customers their business products at a lower cost than the major direct manufacturers.

    DESIGN. Precept utilizes its experienced, on-site personnel directly involved with a particular account for design work, rather than a corporate department, to leverage the knowledge derived from the hands-on involvement with a particular customer. In addition, Precept expends significant time with its manufacturing partners with respect to new product developments on behalf of its customers.

    DISTRIBUTION AND WAREHOUSING. Both pick and pack distribution services as well as full case shipping capabilities are available to Precept's customers. In addition, Precept provides bulk storage (full case and full pallet), pick and pack and secure storage. Nationwide warehousing, along with the excess warehouse capacity offered in conjunction with its manufacturing partners gives Precept location advantages superior to its competitors.

    DOCUMENT MANAGEMENT SERVICE

    Precept believes that its innovative management system streamlines business product ordering and distribution, which simplifies documents monitoring and storage and encourages "Just-In-Time" business product management. Through Precept's fully integrated Computerized Forms Management and Inventory Analysis System its customers are able to monitor, on-line, inventory, track orders, and release products for distribution. Precept can receive, translate and process all ANSI (American National Standards Institute) standard EDI (Electronic Data Interchange) transaction sets (all versions) to give customers a channel to access information in a seamless manner while providing electronic invoicing and payments. This document management system allows Precept to maintain absolute control through electronic forms, intelligent forms and print-on-demand features. The complete management system allows a customer to have inventory information, place orders and make payments all through electronic interface.

    SALES AND MARKETING

    Precept has a broad customer base and believes that no single customer accounted for more than 6% of total sales during fiscal 1997. Precept relies on a commission only-based sales force dedicated to all of its products and services thereby ensuring product and service knowledge among its principal customers. Precept emphasizes a personal sales and marketing relationship with the customer by having a single account executive responsible for each customer account. Precept's sales representatives offer customers customized merchandising and purchasing programs tailored to each customer's needs. Sales representatives have frequent contact with their customers and have responsibility for increasing account penetration and solving customer problems. For major accounts, Precept utilizes the "Team Concept" where an experienced team of individuals, including an account executive and customer service representative, maximize service and enhance long term customer relations. Precept believes that its presence in 30 locations allows its sales representatives to service large, national businesses in multiple locations. Through a continued effort in improving efficiencies and providing customized systems and enhancements, Precept is committed to a long term partnership with its customers.

    MANAGEMENT INFORMATION SYSTEMS

    Precept believes that its management information system features state-of-the-art hardware and software fully customized for the business products and document management industry. This customization fully integrates order entry, receiving, distribution, billing, accounts payable and general ledger. The system generates reports such as customized summary billing, cost center analysis, inventory stock status and reorder notices. Connectivity is accomplished via direct link, dial up, satellite bounce off, VAN (Value Added Network) systems and personalized Internet access. Precept has designed, developed and has available an electronic forms package, that can operate on a single PC, LAN (Local Area Network), Full Host or in an Internet environment and features electronic cataloging, print-on-demand, intelligent and interactive form processing and multimedia capabilities (audio and video) for instruction or training needs.

Ongoing analysis and hands-on involvement with its customers combined with Precept's knowledge of new technologies allows it to constantly develop and implement new technological enhancements.

    CONSOLIDATION STRATEGY

    Precept believes numerous factors exist which create a favorable environment and significant opportunity for continued consolidation of the business product distribution and document management industry. Among others, these factors include: (i) the fragmented nature of the industries, (ii) the lack of operating and acquisition expertise of target companies, (iii) industry participants desire for liquidity and/or capital requirements for growth, (iv) industry participants desire to utilize Precept's existing management information systems, (v) the pressures of increasing competition, and (vi) creation of operating efficiencies and synergies resulting in economies of scale.

    Precept believes that it possesses substantial competitive advantages over other industry consolidators. Precept bases this belief on management's track record in previous growth and consolidation efforts at MTech, (sold to EDS in 1988) and ACS (NYSE:AFA) as well as its experience in acquiring and integrating businesses at Precept. Precept believes it can leverage the experience and expertise of the Precept executive management team to become a leading consolidator of the business products distribution and document management industries. Furthermore, Precept believes that its ability to attract and acquire companies as a "consolidator of choice" is due to (i) its existing operations as a nationwide business products distributor and document management company and (ii) its corporate infrastructure and management information systems. Under the Precept business model, acquired companies benefit from the economies of scale of a larger organization while simultaneously retaining local operational control thereby enabling them to provide flexible and responsive service to long-term customers.

    Precept seeks to achieve operating efficiencies in acquisitions through the combination of (i) certain general and administrative functions, (ii) elimination of redundant facilities, (iii) improved management information systems and (iv) implementation of Precept's preferred vendor and volume purchasing arrangements. Precept has, over the years, negotiated certain arrangements with manufacturers, which it believes will enable it to reduce the level of inventories in acquired companies thereby allowing more efficient operations. Integration of acquisitions is often a complex process which may entail material nonrecurring expenditures, including facility closing costs, modernization of equipment and computer systems, warehouse assimilation expenses, asset writedowns and severance payments.

    Consideration for acquisitions has typically involved cash and promissory notes. Future acquisitions may involve cash, promissory notes and in many cases common stock. Acquisitions are made pursuant to acquisition agreements containing customary representations, warranties, covenants and indemnification provisions. Precept typically seeks to obtain noncompete and confidentiality agreements from selling owners.

PRECEPT TRANSPORTATION SERVICES

    Precept is also engaged in the corporate transportation service industry in the Dallas/Fort Worth metropolitan area. Wingtip Couriers, Inc. ("Wingtip"), a wholly owned subsidiary of Precept, is an on-demand package delivery service. Wingtip targets professional organizations, large corporations and financial institutions as its main business segment. Wingtip also provides bulk and schedule delivery services along with on-site customer service. Precept conducts its chauffeured vehicle service through its business, Lonestar Limousine ("Lonestar"). Lonestar's client list includes many of the larger professional service corporations, financial institutions, hotels and other corporations in the area. The core business of Lonestar is personal shuttle service to and from Dallas/Fort Worth airport and other surrounding destinations. See Note 12 ("Segment Information"), Notes to Consolidated Financial Statements of Precept Investors, Inc., for a discussion of the principal industry segments in which Precept operates.

    WINGTIP

    Wingtip's core business is unscheduled package delivery within the Dallas/Fort Worth metropolitan area. On-board computers in its vehicles, along with automated tracking and dispatching, allow packages to be picked up and delivered within various time constraints including one-hour deliveries. Wingtip faces significant competition from several companies in the Dallas/Fort Worth market. This market is unregulated, price sensitive and constantly evolving through the development of new services. Wingtip has approximately 10,500 customers, which are supported by 155 full-time employees, and a fleet of 117 vehicles operating seven days a week.

    LONESTAR

    Lonestar utilizes chauffeured sedans and limousines to provide services for airport shuttles, conventions, social events, business meetings and leisure travel. Business customers utilize Lonestar's services primarily to achieve more efficient use of its employee's time and other resources. Lonestar has approximately 200 customers, which are supported by 30 full-time employees and a fleet of 29 vehicles' operating seven days a week.

    CONSOLIDATION STRATEGY

    Precept believes significant consolidation opportunities exist in the corporate transportation services industry. Precept management believes the chauffeured vehicle service business accounted for approximately $3.9 billion in revenues to roughly 9,000 companies throughout the United States. Precept believes that no one company currently represents more than 2% of the overall market.

    Precept believes there are significant advantages to consolidating the chauffeured vehicle service industry. Management believes it can increase revenues of acquired companies through the implementation of training and quality assurance programs as well as nationwide marketing of Precept services. Moreover, Precept believes it can achieve cost savings in acquisitions through the consolidation of certain administrative functions, increased use of automation, and the elimination of redundant facilities, equipment and personnel.

CUSTOMERS

    Precept achieves growth in its business products revenues and customer base through marketing and acquisitions of other business products distribution companies. Precept has several thousand customers, however the five largest customers accounted for approximately 23% of Precept's fiscal 1997 revenues. Two of such customers, one of which is ACS, each represented approximately 6% of such revenues, and the loss of either of these two customers would likely have a material adverse affect on Precept.

COMPETITION

    Precept believes that its ability to compete successfully in the business product distribution and document management business is based upon its ability to offer a complete range of products and services and achieving favorable pricing by maintaining a significant volume of business with its suppliers. Precept's principal competitors are direct manufacturers, local and regional independent distributors and divisions of larger publicly held companies, including Corporate Express and US Office Products.

FACILITIES

    Precept's executive offices are located in a facility of approximately 34,000 square feet in Dallas, Texas. The facility is leased and has a term which expires July 31, 2001. Precept leases a warehouse facility with approximately 100,000 square feet in Dallas, Texas with a term expiring March 31, 2001. Precept leases 28 regional and branch locations throughout the U.S. ranging from approximately 500 square feet to approximately 15,000 square feet, with varying expiration terms. All properties leased by Precept are in good repair and in suitable condition for the purposes for which they are used.

EMPLOYEES

    As of November 30, 1997, Precept and its subsidiaries had 367 full-time equivalent employees. None of Precept's or its subsidiaries' employees is currently represented by a union, and there have been no work stoppages or strikes. Management considers its relations with employees to be good.

LEGAL PROCEEDINGS

    On January 23, 1996, Precept filed a collection action against John Alden Life Insurance Co. ("Alden"), currently pending in the United States District Court for the Southern District of Florida, for approximately $400 thousand in past due invoice amounts. Alden has denied that it received any products and has refused to pay Precept on that basis. Alden and its affiliate, John Alden Systems Corp. ("Alden Systems") have asserted a counterclaim against Precept alleging that a Precept employee participated with an Alden employee in a plan to falsify sales to Alden. Alden is seeking approximately $9 million in damages. In a related action, Alden Systems filed a claim in state circuit court in Miami, Florida, making similar allegations and seeking similar damages as contained in its counterclaim described above. Precept has denied the allegations made by Alden Systems and has moved for a stay pending resolution of the federal court suit in which Precept is the plaintiff. Precept intends to pursue the claims asserted in its collection action, believes that it has meritorious defenses to the above allegations and plans to vigorously defend against them.

    In addition to the foregoing, Precept is subject to certain other legal proceedings, claims, and disputes which arise in the ordinary course of business. While Precept has no reason to believe that any pending claims are material, there can be no assurance that such claims, if adversely determined, will not have a material adverse effect on the business, financial condition, results of operations or liquidity of Precept.

                                    PRECEPT
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following presentation of management's discussion and analysis of the financial condition and results of operations of Precept should be read in conjunction the Precept Consolidated Financial Statements and with the related Notes thereto and other financial information appearing elsewhere in this Proxy Statement/ Prospectus. Unless otherwise indicated or the context otherwise requires, each reference to a year is to Precept's fiscal year which ends on June 30 of such year, and "fiscal 1996" refers to the fiscal year ended June 30, 1996 and "fiscal 1997" refers to the fiscal year ended June 30, 1997.

HISTORY/OVERVIEW

    Precept is an independent distributor of custom and stock business products and provider of document management services ("Business Products") to businesses in a variety of industries throughout the United States. Precept also operates various corporate transportation services within the Dallas/Fort Worth metropolitan area ("Transportation Services"). Precept was founded in 1988 as a subsidiary of ACS and has grown significantly since then, both internally and through acquisitions. In June 1994, Precept was spun-off from ACS in a tax-free stock exchange to ACS shareholders in connection with the initial public offering of ACS.

    Precept was one of the first organizations to begin nationwide consolidation of operating companies in the Business Products industry. Since 1991, Precept has acquired 15 companies operating in this industry plus five transportation entities. Each of these acquisitions was accounted for using the purchase method of accounting. A substantial majority of the purchase price paid by Precept in each acquisition represented intangible assets, including customer contracts and non-compete agreements.

    A component of Precept's business strategy is to increase the size of its operations through strategic acquisitions and internally generated growth. Precept places substantial emphasis on improving operational and information system capabilities, while implementing subsequent integration of the Precept business strategy in acquired operations. Precept's operational focus also includes continuous upgrading of management systems allowing improved customer access to financial, inventory and order status information; new product and service offerings; preferred vendor programs incorporating volume purchasing; regional and district management oversight; and recruiting experienced sales individuals. Precept believes these strategies will lead to lower cost of goods and increased sales of various products and services to existing and new customers.

    As part of the implementation of its business strategy, Precept decided to focus on its core business by discontinuing certain non-core operations in real estate construction and real estate related investments. See "Discontinued Operations" below.

RESULTS OF OPERATIONS

    THREE MONTHS ENDED SEPTEMBER 30, 1997 (THE "1997 PERIOD") COMPARED TO THREE
     MONTHS ENDED SEPTEMBER 30, 1996 (THE "1996 PERIOD")

    Consolidated revenues from continuing operations decreased $877 thousand, or 4.4%, to $18.9 million in the 1997 Period, from $19.8 million for the 1996 Period. The majority of the decrease was from lower sales to Business Products customers due, in part, to the loss of three customers. Precept has taken steps to replace the lost revenue through the addition of new customers and the growth of existing customer relationships. Revenue in the 1997 Period included $985 thousand from two Business Products acquisitions completed in March and July of 1997.

    Cost of goods sold includes product, freight and delivery costs. Cost of goods sold were $11.8 million for the 1997 Period, a decrease of $712 thousand from $12.5 million in the 1996 Period. Cost of goods sold as a percentage of Business Products revenues decreased to 68.2% in the 1997 Period from 68.7% in the 1996 Period, due to a shift in revenue mix resulting in a higher proportion of revenues in higher margin products and services.

    Selling, general and administrative expenses include sales commissions, drivers' wages, lease expense, and corporate overhead. Selling, general and administrative expenses decreased by $55 thousand to $6.5 million in the 1997 Period from $6.6 million in the 1996 Period. As a percentage of revenues from continuing operations, selling, general and administrative expenses increased to 34.5% in the 1997 Period from 33.2% in the 1996 Period. The increase as a percentage of revenues in the 1997 Period is primarily due to an increase in corporate resources to implement Precept's consolidation strategy.

    Depreciation and amortization expense in the 1997 Period and the 1996 Period were comparable.

    Operating income was essentially unchanged at $354 thousand in the 1997 Period.

    Interest expense remained flat at $125 thousand in the 1997 Period. While non-bank debt increased by $520 thousand for acquisitions in the 1997 Period, and Precept experienced higher outstanding balances under its credit facility, overall borrowing rates were lower in the 1997 Period.

    The effective tax rate in the 1997 Period was comparable to the 1996 Period.

    As a result of the foregoing, net income from continuing operations was essentially unchanged at $135 thousand in the 1997 Period, compared with $134 thousand in the 1996 Period.

    COMPARISON OF FISCAL 1997 TO FISCAL 1996

    Consolidated revenues from continuing operations increased $4.9 million, or 6.8%, to $77.3 million in fiscal 1997, from $72.4 million in fiscal 1996. Approximately $3.7 million of this increase resulted from Business Products acquisitions completed by Precept. The remaining revenue increase of $1.2 million, consisting of $726 thousand in Transportation Services increases and $474 thousand in Business Products increases, resulted primarily from the addition of new customers and growth among existing customers.

    Cost of goods sold were $50.2 million in fiscal 1997, an increase of $5.0 million from $45.2 million in fiscal 1996. Cost of goods sold as a percentage of revenues for Business Products increased to 70.9% in fiscal 1997 from 67.9% in fiscal 1996, due to a higher proportion of revenues in lower margin products and services.

    Selling, general and administrative expenses decreased by $1.1 million to $24.4 million in fiscal 1997 from $25.5 million in fiscal 1996. As a percentage of revenues from continuing operations selling, general and administrative expenses decreased from 35.1% to 31.5%, in fiscal 1996 and 1997, respectively. This decrease is due largely to a reduction in incentive based compensation paid to executive officers.

    Depreciation and amortization expense in fiscal 1997 was comparable to fiscal 1996.

    Operating income increased to $1.3 million in fiscal 1997, compared to $330 thousand in fiscal 1996 due primarily to the factors set forth above.

    Interest expense increased to $425 thousand in fiscal 1997 from $317 thousand in fiscal 1996 due to additional borrowings under Precept's credit facility.

    Precept's effective tax rate increased to 41.7% in fiscal 1997 from 31.2% in fiscal 1996. The effective rate in 1997 exceeded the federal statutory rate of 35.0% due primarily to the amortization of certain acquisition-related costs that were nondeductible for tax purposes, plus the net effect of state income taxes.

    Net income from continuing operations increased to $532 thousand in fiscal 1997, from a loss of $266 thousand in fiscal 1996 due to the factors discussed above.

    COMPARISON OF FISCAL 1996 TO FISCAL 1995

    Consolidated revenues from continuing operations increased $13.3 million, or 22.6%, to $72.4 million in fiscal 1996, from $59.1 million in fiscal 1995. Approximately $7.5 million of this increase resulted from Business Products acquisitions completed by Precept. The remaining increase of $5.8 million resulted primarily from the addition of new Business Products customers and growth among existing customers.

    Cost of goods sold were $45.2 million in fiscal 1996, an increase of $9.6 million from $35.6 million in fiscal 1995. Cost of goods sold as a percentage of revenues for Business Products increased slightly to 67.9% in fiscal 1996 from 67.1% in fiscal 1995.

    Selling, general and administrative expenses increased by $4.5 million to $25.5 million in fiscal 1996 from $21.0 million in fiscal 1995. As a percentage of revenues from continuing operations, selling, general and administrative expenses decreased slightly to 35.1% in fiscal 1996 from 35.5% in fiscal 1995.

    Depreciation and amortization expense in fiscal 1996 was comparable to fiscal 1995.

    Operating income decreased to $330 thousand in fiscal 1996, compared to $976 thousand in fiscal 1995, due to the higher costs of goods sold and higher selling, general and administrative expenses noted above.

    Interest expense was $317 thousand in fiscal 1996, an increase of $169 thousand from $148 thousand in fiscal 1995. The increase resulted from additional borrowings under Precept's credit facility.

    Other expense in fiscal 1996 of $400 thousand was attributable to a one time charge related to interest accrued for sales taxes.

    Precept's effective tax rate increased to 31.2% in fiscal 1996 from 25.4% in fiscal 1995. The low effective tax rate in fiscal 1995, compared to the federal statutory rate of 35%, is primarily due to a federal income tax refund related to physical inventory adjustments while Precept was a subsidiary of ACS.

    Net loss from continuing operations of $266 thousand in fiscal 1996, compared to net income of $617 thousand in fiscal 1995 due to the factors discussed above.

CAPITAL RESOURCES AND LIQUIDITY

    Precept's primary sources of funding have been cash flow from operations, commercial bank credit facilities and notes issued by Precept to sellers of acquired companies. Precept anticipates that cash flow from operations and borrowings under credit facilities will continue to be its principal sources of funding. Precept's principal uses of cash have been, and will continue to be, the funding of acquisitions, repayment of debt, and capital expenditures for its information and accounting systems.

    Precept had a $10.0 million secured, revolving credit facility with Comerica Bank ("Old Credit Facility"). Availability under the Old Credit Facility was subject to a borrowing base calculated based upon accounts receivable. At June 30, 1997, Precept had approximately $6.3 million outstanding under the Old Credit Facility at an annual interest rate of approximately 8.0%.

    A new definitive loan agreement was signed on July 2, 1997, with Wells Fargo Bank, Texas consisting of a $10.0 million secured revolving credit facility ("New Credit Facility"), which expires June 30, 2000. Borrowings under the New Credit Facility bear interest at the bank's Prime rate or at LIBOR plus 1.75%, 2.25% or 2.50% dependent upon a financial ratio of Precept calculated at the beginning of each month. The New Credit Facility is fully secured by substantially all of the assets of Precept. Availability under the credit facility is calculated based upon a borrowing base composed of eligible accounts receivables and inventory. As of January 28, 1998, the amount available under the New Credit Facility was $8,660,000 and the outstanding balance was $7,000,000.

    Precept incurs capital expenditures primarily for its information and accounting systems needs. Capital expenditures, from continuing operations, for the 1997 Period and fiscal years ended June 30, 1997 and 1996, were $63 thousand, $170 thousand and $355 thousand, respectively. The majority of capital expenditures related to the purchase of software and computer equipment. Planned capital expenditures

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
for fiscal 1998 are expected to be approximately $260 thousand to be used for upgrading and enhancing Precept's information and accounting systems. Actual capital expenditures for fiscal 1998 may be greater or less than budgeted amounts.

    Precept had cash and cash equivalents totaling $1.7 million at September 30, 1997 compared to $2.5 million at June 30, 1997. The reason for the decrease is payments for contingent obligations in connection with prior acquisitions and cash utilized in the acquisition consummated during the 1997 Period. Precept had cash and cash equivalents of $2.5 million at June 30, 1997, compared to cash and cash equivalents of $3.5 million at June 30, 1996. Cash and cash equivalents decreased $1.0 million primarily due to the use of cash to finance contingent payments in connection with prior acquisitions. Cash and cash equivalents from discontinued operations of $95 thousand, $0 and $363 thousand as of September 30, 1997, June 30, 1997 and June 30, 1996 have been excluded from the amounts discussed above.

    Working capital for the 1997 Period was $12.0 million compared to $12.3 million at June 30, 1997. The primary reason for the decrease is an increase in accounts payable. Working capital at June 30, 1997 was $12.3 million as compared to $14.5 million at June 30, 1996. The decrease in working capital as of June 30, 1997, is primarily a result of a $2.7 million reduction in accruals and taxes payable, offset by a $1.7 million reduction in accounts receivable, a $1 million reduction in cash and $3.0 million reduction in net assets of discontinued operations. Precept's capitalization, defined as the sum of long-term debt and shareholders' equity at September 30, 1997 was approximately $20.3 million.

    In the 1997 Period, 1996 Period and fiscal years 1997 and 1996, cash used includes discontinued operations. For the 1997 Period, Precept had net cash used in operating activities of $483 thousand, compared to net cash used of $98 thousand for the 1996 Period. During the fiscal year ended June 30, 1997, Precept had net cash used in operating activities of $177 thousand, compared to net cash used of $1.3 million during the fiscal year ended June 30, 1996. The increase in cash generated from operations during fiscal 1997 is due to the decrease in receivables.

    Cash used in investing activities was $654 thousand in the 1997 Period compared to cash used in investing activities of $1.1 million in the 1996 Period. Cash was used in the 1997 Period to finance an acquisition and make contingent payments in connection with prior acquisitions. For the 1996 Period, contingent payments for prior acquisitions were made along with expenditures for capitalized software and computer equipment. Cash used in investing activities for fiscal 1997 was comparable to fiscal 1996.

    Cash provided by financing activities was approximately $441 thousand in the 1997 Period compared to cash used in financing activities of $457 thousand in the 1996 Period. The increase primarily resulted from borrowings under the New Credit Facility. Cash provided by financing activities in fiscal 1997 was generated primarily from a $1.7 million increase in borrowings under the Old Credit Facility.

    At September 30, 1997, Precept had working capital of $12.0 million. Precept's management believes that cash generated from continuing operations and additional financing available under the New Credit Facility will provide adequate funds for Precept's anticipated working capital and capital expenditure needs. However, favorable acquisition or expansion opportunities requiring large commitments or capital may arise that Precept may be unable to finance internally. Furthermore, in order to pursue such opportunities, Precept may be required to incur debt or to issue additional, potentially dilutive, equity securities. No assurance can be given as to Precept's future acquisition and expansion opportunities.

INCOME TAXES

    At June 30, 1997, Precept had $2.3 million of gross deferred tax assets. Precept has evaluated its deferred tax assets both individually and in the aggregate as to the likelihood of realizability of these amounts, and has concluded that there are no specific realizability issues related to any one type of temporary difference that gave rise to the deferred tax assets. However, Precept has concluded that it is more likely than not that some portion of its deferred tax assets will not be realized. After considering the sources of taxable income that may be available, Precept estimates that it will not realize $637 thousand of its deferred tax assets, for which a valuation allowance is recorded.

DISCONTINUED OPERATIONS

    As part of its Precept's business strategy, Precept has decided to focus on its core businesses and discontinue certain non-core business operations. To effect this strategy, in February 1997, Precept decided to reduce its investment in its real estate construction operation, Precept Builders, Inc. ("Builders"), which performs free-standing construction and finish-out of existing locations, primarily in the state of Texas, and to sell nearly all of the assets of Precept Holdings, Inc. ("Holdings"), which owns and operates certain other real estate-related investments. Builders' revenues for fiscal 1996 and fiscal 1997 were $38.8 million and $82.5 million, respectively. Holdings had minimal revenues for each fiscal period. See "Certain Relationships and Related Transactions."

INFLATION

    Certain of Precept's business product offerings, particularly paper products, have been and are expected to continue to be subject to significant price fluctuations due to inflationary and other market conditions. Precept generally is able to pass such increased costs on to its customers through price increases, although it may not be able to adjust its prices immediately. Significant increases in paper and other costs in the future could materially affect Precept's profitability if these costs cannot be passed on to customers. In general, Precept does not believe that inflation has had a material effect on its results of operations in recent years. However, there can be no assurance that Precept's business will not be affected by inflation in the future.

FINANCIAL ACCOUNTING STANDARDS

    In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128 EARNINGS PER SHARE ("SFAS 128"), which specifies a new methodology for calculating earnings per share and is effective for fiscal years ending after December 15, 1997. This statement will have no effect on the financial position, results of operations or cash flows of Precept but will require a restatement of prior period earnings per share. Precept believes that the earnings per share calculated under SFAS 128 will not be materially different than the current method used.

    In addition, the financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 REPORTING COMPREHENSIVE INCOME and Statement of financial Accounting Standards No. 131 DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION which are effective for financial statement periods beginning after December 15, 1997. As these statements require only additional disclosures, they will have no effect on Precept's financial position, results of operations or cash flows.

                       DESCRIPTION OF PRECEPT SECURITIES


    Immediately prior to the Closing, the total authorized capital stock of Precept will consist of 100,000,000 shares of Precept Class A Common Stock, 10,500,000 shares of Precept Class B Common Stock, par value $.01 per share (the "Precept Class B Common Stock") and 3,000,000 shares of Preferred Stock, par value $1.00 per share (the "Precept Preferred Stock"). As of February 9, 1998, there were 25,928,559 shares of Precept Class A Common Stock held by 73 shareholders of record, 10,071,441 shares of Precept Class B Common Stock held by 1 shareholder of record and no shares of Preferred Stock outstanding. The following descriptions of the capital stock are qualified in all respects by reference to the Precept Articles of Incorporation, and Precept Bylaws, copies of which are filed as Exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.


    As provided in the Precept Articles of Incorporation, no shareholder is entitled to preemptive rights or cumulative voting rights. The board of directors of Precept also have the authority to fix or alter the powers, designations, preferences and relative, participating, optional or other special rights of all classes of the capital stock of Precept; provided, however, that the board of directors of Precept may not amend

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
the terms of Precept Class A Common Stock to provide greater powers, preferences and rights than provided in the Precept Articles of Incorporation.

PRECEPT CLASS A COMMON STOCK


    Each holder of Precept Class A Common Stock is entitled to one vote for each share held of record on all matters submitted to the shareholders as a single class with the holders of Precept Class B Common Stock. The Precept Class A Common Stock does not have any conversion rights and is not subject to redemption. After dividends have been declared and set aside for payment or paid on any series of Preferred Stock, each holder of Precept Class A Common Stock and Precept Class B Common Stock is entitled to receive and to share equally in, when, as and if declared by the board of directors of Precept, dividends per share, out of the funds legally available therefore, in such amounts as the board of directors of Precept may from time to time fix and determine. Upon liquidation, dissolution or winding up of the affairs of Precept, whether voluntary of involuntary, after there has been paid or set apart for the holders of any series of Precept Preferred Stock having a preference over the Precept Class A Common Stock or Precept Class B Common Stock, the holders of Precept Class A Common Stock and Precept Class B Common Stock are entitled to receive and to share equally in all of the assets of Precept available for distribution to the shareholders. All outstanding shares of Precept Class A Common Stock are fully paid and nonassessable. The transfer agent and registrar for the Precept Class A Common Stock is Continental Stock Transfer & Trust Company. The shares of Precept Class A Common Stock trade together with certain stock purchase rights pursuant to that certain Rights Agreement described more fully below. See "Rights Agreement; Rights to Purchase Shares of Precept Class A Common Stock," below.


PRECEPT CLASS B COMMON STOCK

    Each holder of Precept Class B Common Stock is entitled to ten votes for each share held of record on all matters submitted to the shareholders as a single class with the holders of Precept Class A Common Stock. Each share of Precept Class B Common Stock is convertible at any time at the option of and without cost to the holder of Precept Class B Common Stock into one fully paid and nonassessable share of Precept Class A Common Stock by surrendering the certificate of Precept Class B Common Stock to Precept. In the case of a consolidation or merger of Precept as a result of which the holders of Precept Class A Common Stock are entitled to receive cash, stock or other securities or property with respect to an exchange of the Precept Class A Common Stock, each holder of Precept Class B Common Stock shall have the right to convert such share into the kind and amount of cash, shares of stock or other securities or property receivable by each holder of Precept Class A Common Stock. No holder of Precept Class B Common Stock may transfer such share whether by sale, assignment, gift, bequest, appointment or otherwise except to certain permitted transferees, and upon death of such holder of Precept Class B Common Stock, the Precept Class B Common Stock shall automatically be converted into Precept Class A Common Stock. All outstanding shares of Precept Class B Common Stock are fully paid and nonassessable and are not subject to redemption.

    No person or entity holding shares of Precept Class B Common Stock (a "Class B Holder") may transfer such shares, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee (as hereinafter defined). In the case of a Class B Holder who is a natural person and the beneficial owner of shares of Precept Class B Common Stock to be transferred, a Permitted Transferee consists of (i) such Class B Holder's spouse; provided, however, that upon divorce any Precept Class B Common Stock held by such spouse shall automatically be converted into Precept Class A Common Stock, (ii) any lineal descendant of any great-grandparent of such Class B Holder, including adopted children, and such descendant's spouse (such descendants and their spouses, together with such Class B Holder's spouse, are referred to as "family members"), (iii) the trustee of a trust for the sole benefit of such Class B Holder or any of such Class B Holder's family members, (iv) any charitable organization established by such Class B Holder or any of such Class B Holder's family members and (v) any partnership made up exclusively of such Class B Holder and any of such Class B Holder's family members or any corporation wholly-owned by such Class B Holder and any of such Class B Holder's family members; provided that, if there is any change in the partners of such partnership or in the shareholders of such corporation that would cause such partnership or corporation no longer to be a Permitted Transferee, any Precept Class B Common Stock held by such partnership or corporation shall automatically be converted into Precept Class A Common Stock. In the case of a Class B Holder that is a partnership or corporation, a Permitted Transferee consists of (i) such partnership's partners or such corporation's stockholders, as the case may be, (ii) any transferor to such partnership or corporation of shares of Precept Class B Common Stock after the record date of the initial distribution of Precept Class B Common Stock and
(iii) successors by merger or consolidation. In the case of a Class B Holder that is an irrevocable trust on the record date of the distribution of Precept Class B Common Stock, a Permitted Transferee consists of (i) certain successor trustees of such trust, (ii) any person to whom or for whose benefit principal or income may be distributed under the terms of such trust or any person to whom such trust may be obligated to make future transfers, provided such obligation exists prior to the date such trust becomes a holder of Precept Class B Common Stock and (iii) any family member of the creator of such trust. In the case of a Class B Holder that is any trust other than an irrevocable trust on the date of the distribution of Precept Class B Common Stock, a Permitted Transferee consists of (i) certain successor trustees of such trust and (ii) the person who established such trust and such person's Permitted Transferees. Upon the death or permanent incapacity of any Precept Class B Holder, such holder's Precept Class B Common Stock shall automatically be converted into Precept Class A Common Stock. All shares of Precept Class B Common Stock will automatically convert into shares of Precept Class A Common Stock on the ninetieth day after the death of Darwin Deason or upon the conversion by the Deason International Trust (the "Deason Trust") of all Precept Class B Common Stock beneficially owned by Mr. Deason into shares of Precept Class A Common Stock.

    Shares of Precept Class B Common Stock are freely transferable among Permitted Transferees, but any other transfer of Precept Class B Common Stock will result in its automatic conversion into Precept Class A Common Stock. The restriction on transfers of shares of Precept Class B Common Stock to other than a Permitted Transferee may preclude or delay a change in control of Precept.

PRECEPT PREFERRED STOCK

    The Precept Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors of Precept, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any such Precept Preferred Stock could adversely effect the rights of the holders of Precept Class A Common Stock and Precept Class B Common Stock and, therefore, reduce the value of the Precept Class A Common Stock and Precept Class B Common Stock. The ability of the Board of Directors of Precept to issue Precept Preferred Stock could discourage, delay or prevent a takeover of Precept.

PRECEPT CLASS A WARRANTS

    Each USTS Class C Common Stock Purchase Warrant outstanding at the Closing Date will automatically be converted into one Precept Class A Warrant and shall become exercisable for shares of Precept Class A Common Stock in lieu of the USTS Common Stock previously purchasable upon exercise. Certificates representing such Precept Class A Warrants will be distributed promptly after the Closing Date in exchange for and replacement of current certificates representing outstanding USTS Class C Warrants. Except for the fact that the Precept Class A Warrants shall be exercisable for shares of Precept Class A Common Stock, the Precept Class A Warrants shall have terms and conditions substantially the same as those of the USTS Class C Warrants. The Precept Class A Warrants, when issued, will be listed for trading on the Nasdaq. Each Precept Class A Warrant allows the holder to purchase one share of Precept

Class A Common Stock at a price of $3.82 per share. The Precept Class A Warrants expire on August 26, 1999. Precept may redeem the Precept Class A Warrants at a price of $.01 per Precept Class A Warrant if the closing bid price for Precept Common Stock equals or exceeds $5.157 for at least ten consecutive trading days.

RIGHTS AGREEMENT; RIGHTS TO PURCHASE SHARES OF PRECEPT CLASS A COMMON STOCK

    On February 2, 1998 the Precept Board of Directors declared a dividend of one common share purchase right (a "Right") for each outstanding share of Precept Common Stock. The dividend was made on February 9, 1998 (a "Record Date") to the shareholders of record at the close of business on that date. Each Right entitles the registered holder to purchase from Precept one share of Precept Class A Common Stock, at a price of $50.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of February 9, 1998 (the "Rights Agreement") between Precept and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

    Until the earlier to occur of (i) ten Business Days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Precept Class A Common Stock (an "Acquiring Person") or (ii) ten Business Days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Precept Class A Common Stock (the earlier of such dates being the "Distribution Date"), the Rights will be evidenced, with respect to any of the certificates for Precept Common Stock outstanding as of the Record Date, by such certificates for the Precept Common Stock with a copy of a Summary of Rights attached to the certificate. Additional Rights will be issued in respect of all shares of Precept Common Stock that are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, including the Shares issued in the Transfer.

    The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Precept Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new certificates issued after the Record Date upon transfer or new issuance of Precept Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Precept Common Stock outstanding even without such notation or a copy of a Summary of Rights being attached to such Certificate, will also constitute the transfer of the Rights associated with the Precept Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Precept Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

    The Rights are not exercisable until the Distribution Date. The Rights will expire on February 9, 2008, (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by Precept, in each case, as described below.

    The Purchase Price payable and the number of shares of Precept Class A Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Precept Class A Common Stock, (ii) upon the grant to holders of the Precept Class A Common Stock of certain rights or warrants to subscribe for or purchase Precept Class A Common Stock at a price or securities convertible into Precept Class A Common Stock with a conversion price less than the then current market price of the Precept Class A Common Stock; (iii) upon the distribution to holders of the Precept Class A Common Stock of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above); or (iv) upon any of the foregoing happens with respect to the Precept Class B Common Stock.

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
    In the event that any person or entity becomes an Acquiring Person (the beneficial owner of 15% or more of the Precept Class A Common Stock), prevision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will then be void), will have the right to receive upon exercise that number of shares of Precept Class A Common Stock having a market value of two times the applicable exercise price of the Right.

    The Rights Agreement excludes from the definition of Acquiring Person, Persons who certify to Precept that they inadvertently acquired in excess of 14.9% of the outstanding Precept Class A Common Stock and thereafter divest such excess Precept Class A Common Stock or who acquire 15% or more of the Precept Class A Common Stock in a Permitted Transaction. A "Permitted Transaction" is a stock acquisition or tender or exchange offer pursuant to a definitive agreement which would result in a person beneficially owning 15% or more of the Precept Class A Common Stock and which has been approved by the Board of Directors (including a majority of the Directors not in association with an Acquiring Person) prior to the execution of the agreement or the public announcement of the offer.

    In the event that Precept is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right will have the right to receive, upon the exercise of the Right at the then applicable exercise price, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the applicable exercise price of the Right.

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Precept Class A Common Stock will be issued and, in lieu of such fractional shares, an adjustment in cash will be made based on the market price of the Precept Class A Common Stock on the last trading day prior to the date of exercise.

    After a person becomes an Acquiring Person, Precept's Board of Directors may exchange the Rights, other than those Rights owned by the Acquiring Person, in whole or in part, at an exchange ratio of one share of Precept Class A Common Stock per Right, subject to adjustment. However, the Board of Directors cannot conduct an exchange at any time after any Person, together with its Affiliates and Associates, becomes the Beneficial Owner of 50% or more of the outstanding Precept Class A Common Stock.

    At any time prior to any Person becoming an Acquiring Person, a Requisite Majority may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). In addition, the Precept Board of Directors may extend or reduce the period during which the Rights are redeemable, so long as the Rights are redeemable at the time of such extension or reduction. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    The terms of the Rights may be amended by the Precept Board of Directors without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, except that from and after the Distribution Date no such amendment may adversely affect the economic interests of the holders of the Rights.

    Until a Right is exercised, the holder of the Right, as such, will have no rights as a shareholder of Precept, including, without limitation, the right to vote, or to receive dividends.

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
                       OFFICERS AND DIRECTORS OF PRECEPT

    The following table sets forth the names and positions of those persons who are directors and officers of Precept prior to the consummation of the Transfer.

                        DIRECTORS AND EXECUTIVE OFFICERS

NAME                                                                 POSITION
------------------------------------------  -----------------------------------------------------------
Darwin Deason.............................  Director and Chairman of the Executive Committee of the
                                              Board
David L. Neely............................  Chairman of the Board and Chief Executive Officer
Douglas R. Deason.........................  President, Chief Operating Officer and Director
Glenn R. Smith............................  Executive Vice President, Chief Administrative Officer and
                                              Director*
D. Paul Cabra.............................  Executive Vice President of Sales and Operations
Scott B. Walker...........................  Senior Vice President, Chief Financial Officer and
                                              Director**
Layne A. Deutscher........................  Senior Vice President, General Counsel and Director**
J. Livingston Kosberg.....................  Director**
Sheldon I. Stein..........................  Director**

------------------------

* Mr. Smith will resign from the Board of Directors upon consummation of the Transfer.

** Messrs. Walker, Deutscher, Kosberg and Stein will become members of the Board of Directors upon consummation of the Transfer.

    DARWIN DEASON, age 57, has served as a Director of Precept since its formation in 1988. Mr. Deason is also currently the Chairman of the Board and Chief Executive Officer of ACS. Prior to the formation of ACS, Mr. Deason spent 20 years with MTech, a data processing subsidiary of MCorp, a bank holding corporation based in Dallas, Texas ("MCorp"), serving as MTech's Chief Executive Officer and Chairman of the Board from 1978 until April 1988, and served on the board of various subsidiaries of MTech and MCorp. Prior to that, Mr. Deason was employed in the data processing department of Gulf Oil in Tulsa, Oklahoma. Darwin Deason is the father of Douglas R. Deason.

    DAVID L. NEELY, age 52, has served as Chairman of the Board and Chief Executive Officer of Precept and Precept Business Products, Inc., its business products distribution company, from formation in October 1988. Prior to the spinoff of Precept from ACS, Mr. Neely also served as Executive Vice President of ACS. Prior to founding Precept, Mr. Neely was a senior officer of MTech and an Executive Vice President of Image Tech, the business products affiliate of MTech. Mr. Neely has over 20 years of experience in the business products industry.

    DOUGLAS R. DEASON, age 35, has served as President and Chief Operating Officer of Precept since 1995. Mr. Deason joined Precept in 1991 and from 1993 through 1995 served as Executive Vice President of an operating subsidiary of Precept. For the seven years immediately prior to joining Precept, Mr. Deason was a senior commercial real estate broker with the Dallas branch of New York based Cushman and Wakefield. Douglas R. Deason is the son of Darwin Deason.

    GLENN R. SMITH, age 41, has served as Executive Vice President and Chief Administrative Officer of Precept since December 1989, responsible for corporate purchasing, distribution operations and all administrative functions of Precept. Mr. Smith joined Precept as Corporate Purchasing Manager at its formation in October 1988. Prior to joining Precept, Mr. Smith was Corporate Purchasing Manager of MTech. He began his employment with MTech as a corporate buyer in October of 1984. Mr. Smith has over 13 years experience in the business products industry. Upon consummation of the Transactions, Mr. Smith will resign as a Director of Precept.

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
    D. PAUL CABRA, age 52, has served as Executive Vice President of Sales and Operations for Precept since August 1997. Prior thereto, Mr. Cabra served as the Senior Vice President of Sales for Precept's Central, South and Eastern regions from 1993 to August 1997, and as Branch Manager from June 1991 to 1993. He was the Chief Executive Officer and sole shareholder of CABCO Business Forms, Inc., a business products distributor, which was acquired by Precept in 1991. Mr. Cabra has over 18 years experience in the business products industry.

    SCOTT B. WALKER, age 42, joined Precept as Senior Vice President and Chief Financial Officer in August 1996. Prior to joining Precept, Mr. Walker was Chief Financial Officer of DirectNet Corporation from 1995 until August 1996. Additionally, Mr. Walker previously served as Vice President in corporate finance with Lloyds Bank and GE Capital from 1984 to 1991 and Vice President with First Interstate Bank (now Wells Fargo Bank) from 1992 to 1995. Mr. Walker holds a Graduate Degree in International Finance from Thunderbird.

    LAYNE A. DEUTSCHER, age 38, joined Precept as Senior Vice President and General Counsel in May 1997. Prior to joining Precept, he was with ACS from February 1993 until May 1997 serving most recently as Senior Vice President of Corporate Development responsible for all merger and acquisition activity and before that as Senior Vice President and Associate General Counsel--Mergers and Acquisitions. Mr. Deutscher previously was an attorney with the law firm of Haynes and Boone, L.L.P. from 1987 until February 1993. He was licensed as a Certified Public Accountant in 1988, and is a graduate of the Wharton School of the University of Pennsylvania and the University of Texas School of Law.

    J. LIVINGSTON KOSBERG, age 61, has served as Chairman of the Board of U.S. Physical Therapy, Inc. ("U.S. Physical Therapy") since April 1992 and as the Chief Executive Officer of that Company from April 1992 to August 1995. From September 1991 to June 1995, Mr. Kosberg also served as Chairman of the Board and was employed by CareerStaff Unlimited, Inc., which is a national provider of temporary rehabilitation therapist staffing. Prior to April 1992, Mr. Kosberg was primarily engaged in managing personal investments through a variety of ventures and entities, including National Rehab Associates, Inc., the predecessor of U.S. Physical Therapy. Mr. Kosberg was Chairman of the Board from April 1990 to April 1992, and a member of the Board from May 1993 to March 1994, of BioMedical Waste Systems, Inc., a medical waste treatment company.

    SHELDON I. STEIN, age 45, is a Senior Managing Director and ovesees Bear Stearns' Southwestern Corporate Finance Department. Mr. Stein received a Bachelors degree Magna Cum Laude from Brandeis University where he was a member of Phi Beta Kappa and a J. D. from Harvard Law School. He is a director of CellStar Corporation, FirstPlus Financial Group, Inc., Fresh America Corp., The Men's Wearhouse, Inc. and Tandycrafts, Inc. He is also a Trustee of the Greenhill School in Dallas and a Fellow of Brandeis University.

BOARD COMMITTEES

    Precept maintains an Executive Committee, which has broad authority consistent with the provisions of the TBCA to take action on behalf of the Board of Directors. The Executive Committee consists of Darwin Deason (Chairman), David Neely and Doug Deason. Upon consummation of the Transactions, Precept will establish an Audit Committee and a Compensation Committee.

    Following the Closing, Precept has agreed with Michael Margolies, Chairman of the Board and Chief Executive Officer of USTS, that Mr. Margolies will serve as Vice Chairman of the Board of Directors of Precept and has agreed with Robert Blackman, a member of the USTS Board, that Mr. Blackman will serve on the Board of Directors of Precept. See "The Transactions--Interests of Certain Persons in the Transactions," and "USTS Directors and Officers."

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
                         PRECEPT EXECUTIVE COMPENSATION

    SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The following table sets forth certain information regarding compensation paid for all services rendered to Precept in all capacities during fiscal year 1997 to Precept's chief executive officer, the other most highly compensated executive officers of Precept whose total annual salary and bonus exceeded $100,000, based on salary and bonuses earned during fiscal year 1997 (collectively, the "Named Precept Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM COMPENSATION
                                                                                              --------------------------------
                                                                                                           AWARDS
                                                             ANNUAL COMPENSATION              --------------------------------
                                                 -------------------------------------------    RESTRICTED
                                                                           OTHER ANNUAL            STOCK          OPTIONS/
NAME AND PRINCIPAL POSITION             YEAR      SALARY      BONUS       COMPENSATION(1)        AWARDS(2)       SARS(2)(3)
------------------------------------  ---------  ---------  ---------  ---------------------  ---------------  ---------------
David Neely ........................       1997    241,500    279,700           --                  --               --
  Chairman and Chief Executive             1996    230,000    345,000           --                  --               --
  Officer                                  1995    196,236    182,198           --                  --               --

Douglas R. Deason ..................       1997    210,000    162,310           --                  --               --
  President                                1996    200,000    200,000           --                  --               --
                                           1995    100,000     68,000           --                  --               --

Glenn R. Smith .....................       1997    104,832     25,800           --                  --               --
  Executive Vice President                 1996     97,853     67,500           --                  --               --
                                           1995     95,866     39,200           --                  --               --

D. Paul Cabra ......................       1997     96,000     39,100           --                  --               --
  Executive Vice President                 1996     96,000     69,000           --                  --               --
                                           1995     84,000     48,000           --                  --               --


                                          PAYOUTS
                                      ---------------
                                          PAYOUTS
                                           LTIP             ALL OTHER
NAME AND PRINCIPAL POSITION             PAYOUTS(2)        COMPENSATION
------------------------------------  ---------------  -------------------
David Neely ........................        --                 --
  Chairman and Chief Executive              --                 --
  Officer                                   --                 --
Douglas R. Deason ..................        --                 --
  President                                 --                 --
                                            --                 --
Glenn R. Smith .....................        --                 --
  Executive Vice President                  --                 --
                                            --                 --
D. Paul Cabra ......................        --                 --
  Executive Vice President                  --                 --
                                            --                 --

--------------------------

(1) None of the Named Precept Executive Officers received personal benefits, securities or property in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus.

(2) Precept did not grant any restricted stock awards or SARs or long-term incentive plan payouts to the Named Precept Executive Officers during fiscal year 1996.

EXECUTIVE COMPENSATION

    The objective of the Precept executive compensation program is to attract and retain qualified, motivated executives and to closely align their financial interests with both the short and long-term interests of the Precept shareholders. The executive compensation program is intended to provide the executive officers of Precept with overall levels of compensation that are competitive within the business services industry, as well as within a broader spectrum of companies of size and complexity.

    The three principal components of the Precept executive compensation program are base salary, annual incentive bonus opportunities, and stock options.

    BASE SALARIES. Each executive officer's base salary is reviewed annually and is subject to adjustment on the basis of individual, corporate, and business unit performance, as well as competitive and inflationary considerations.

    INCENTIVE BONUS. Incentive bonus payments for executive officers other than the Chief Executive Officer and Chief Operating Officer are made at the end of each fiscal year based upon the achievement of consolidated financial criteria, business unit financial criteria, and the attainment of individual goals, all of which are established informally by the Board of Directors of Precept. Compensation for the Chief Executive Officer and Chief Operating Officer of Precept consisted of a base salary and bonus compensation. Bonus compensation was substantially dependent on the achievement of three targeted financial measures: consolidated revenues, consolidated earnings before interest, taxes and depreciation, and consolidated pre-tax earnings. During fiscal year 1997, Precept achieved 94% of such measures. For fiscal year 1997, executive officers were eligible to receive maximum bonuses of between 50% and 150% of salary provided certain financial goals were met.

    1996 STOCK OPTION PLAN. Employees of and consultants of Precept have been eligible to receive grants of options under the Precept 1996 Stock Option Plan ("1996 Plan"). Precept did not grant any SARs to the Named Precept Executive Officers during fiscal year 1997. The following table provides information related to options granted and exercised by the Named Precept Executive Officers during fiscal year 1997 and the number and value of options held at fiscal year end. Precept does not have any SARs outstanding. Upon the adoption of the 1998 Stock Incentive Plan, the Precept Board determined that Precept would no longer issue options under the 1996 Plan.

                     OPTION GRANTS DURING FISCAL YEAR 1997

                                                                                                                   POTENTIAL
                                                                                                                  REALIZABLE
                                                                                                                   VALUE AT
                                                                                                                    ASSUMED
                                                                                                                    ANNUAL
                                                                INDIVIDUAL GRANTS                                  RATES OF
                                 -------------------------------------------------------------------------------  STOCK PRICE
                                      NUMBER OF                                                                   APPRECIATION
                                     SECURITIES              % OF TOTAL                                           FOR OPTION
                                     UNDERLYING         OPTIONS/SARS GRANTED                                        TERM(1)
                                    OPTIONS/SARS       TO EMPLOYEES IN FISCAL     EXERCISE OR BASE    EXPIRATION  -----------
NAME                                 GRANTED(#)                YEAR(%)                PRICE($)           DATE        5%($)
-------------------------------  -------------------  -------------------------  -------------------  ----------  -----------
David Neely....................         211,150                    16.3%                   0.20          1/02/07      --
Douglas R. Deason..............         211,150                    16.3%                   0.20          1/02/07      --
Glenn R. Smith.................         103,000                     7.9%                   0.20          1/02/07      --
D. Paul Cabra..................         154,500                    11.9%                   0.20          1/02/07      --


NAME                               10%($)
-------------------------------  -----------
David Neely....................      --
Douglas R. Deason..............      --
Glenn R. Smith.................      --
D. Paul Cabra..................      --

------------------------

(1) All of the options reflected in this table have been exercised. As a result, potential realizable values over the option term have not been calculated.

     AGGREGATE OPTION/SAR EXERCISES IN FISCAL 1997 AND FISCAL YEAR-END 1997
                               OPTION/SAR VALUES

                                                                                                                VALUE OF
                                                                                                             UNEXERCISED IN-
                                                                                                                THE-MONEY
                                                                         NUMBER OF UNEXERCISED OPTIONS/SARS  OPTIONS/SARS AT
                                            NUMBER OF                                                            FISCAL
                                             SHARES                              AT FISCAL YEAR-END            YEAR-END(1)
                                           ACQUIRED ON       VALUE       ----------------------------------  ---------------
NAME                                        EXERCISE      REALIZED(1)      EXERCISABLE      UNEXERCISABLE      EXERCISABLE
-----------------------------------------  -----------  ---------------  ---------------  -----------------  ---------------
David Neely..............................     211,150         --               --                --                --
Douglas R. Deason........................     211,150         --               --                --                --
Glenn R. Smith...........................     103,000         --               --                --                --
Paul Cabra...............................     154,500         --               --                --                --


NAME                                         UNEXERCISABLE
-----------------------------------------  -----------------
David Neely..............................         --
Douglas R. Deason........................         --
Glenn R. Smith...........................         --
Paul Cabra...............................         --

------------------------

(1) Value is calculated based on the exercise price ($0.20) and the most recent sale price of Precept Class A Common Stock prior to and after exercise ($0.20).

    1998 STOCK INCENTIVE PLAN. In anticipation of the consummation of the Transactions and in order to provide greater flexibility for incentive based compensation, the Board of Directors and shareholders of Precept adopted the 1998 Stock Incentive Plan ("1998 Plan"). In connection with the adoption of the 1998 Plan, the Precept Board determined that Precept would no longer issue options available under the 1996 Plan but shares available thereunder would be available for grant under the 1998 Plan.

    GENERAL.  The 1998 Plan is designed to comply with the requirements of
Section 16b of the Exchange Act. The maximum aggregate number of shares of Precept Class A Common Stock available for issuance under the 1998 Plan will initially be 6,000,000, which amount is inclusive of shares of Class A Common Stock that would have continued to be available for grant pursuant to options under the 1996 Plan and which amount, when added to the number of shares of Precept Class A Common Stock covered by options outstanding under the 1996 Plan (and held by employees or consultants), equals approximately 12.5% of the total number of shares of Precept Class A Common Stock and Precept Class B Common Stock which will be outstanding after giving effect to the number of shares to be issued in connection with the Transactions (such 12.5% being referred to as the "Approved Amount"). The amount of shares of Precept Class A Common Stock available for issuance pursuant to options under the 1998 Plan may, at the discretion of the Precept Board, be increased from time to time as additional shares of Precept Class A Common Stock are issued from time to time in order to maintain the number of shares of Precept Class A Common Stock available for grant, and previously granted and outstanding (and held by Employees and Consultants), equal to 12.5% of the total number of shares of Precept Class A Common Stock and Precept Class B Common Stock outstanding from time to time. No more than 6,000,000 shares of Precept Class A Common Stock will be available for the granting of incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options").

    ADMINISTRATION. Under its terms, the 1998 Plan may be administered by the Precept Board or one or more committees of the Precept Board, as permitted by Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act. Performance-based awards to Precept's named executive officers are administered by a committee of outside directors, as set forth in Section 162(m) of the Code. The Precept Board or committee administering the 1998 Plan at a particular time (the "Administrator") determines the individuals eligible to receive awards under the 1998 Plan, the types and number of awards to be granted, the terms and conditions of such awards (including, for example, with respect to options, the exercise price, exercise date, any restrictions on exercise), and prescribes the forms of award agreements. The Administrator is also responsible for, among other things, determining the advisability and terms of any buyout of options previously granted and the reductions, if any, in the exercise prices of previously granted options.

    ELIGIBILITY. Employees (including employee directors) ("Employees") of and consultants ("Consultants") to Precept and any parent or subsidiary of Precept as well as outside directors of Precept ("Outside Directors") are eligible to receive awards under the 1998 Plan.

    TYPES OF GRANTS. The 1998 permits the grant of nonstatutory stock options ("Nonstatutory Stock Options"), "stock purchase rights" ("Stock Purchase Rights"), stock appreciation rights ("SARs"), deferred stock ("Deferred Stock"), dividend equivalents ("Dividend Equivalents") and awards of restricted stock ("Restricted Stock") to Employees, Consultants and Outside Directors. The 1998 Plan also permits the grant of Incentive Stock Options to Employees. The 1998 Plan further permits the Administrator to designate the grant of Options or SARs to a "covered employee" (as defined in Section 162(m)(3) of the Code) as a "performance based grant" ("Performance Based Grant"). Nonstatutory Stock Options and Incentive Stock Options (collectively, "Options") entitle the holders thereof to purchase Precept Class A Common Stock.

    All awards under the 1998 Plan will be evidenced by a written agreement in form approved by the Administrator. The Administrator may grant awards under the 1998 Plan alone or in addition to, in tandem with or in substitution for any other award under the 1998 Plan. Awards granted in addition to or in tandem with other awards under the 1998 Plan may be granted either at the same time or at different times. Generally, awards under the 1998 Plan will be granted for no consideration other than services.

    OPTIONS. Each Option will be designated in the written option agreement evidencing its grant whether the option is an Incentive Stock Option or a Nonstatutory Stock Option. The exercise price of an Incentive Stock Option shall be no less than 100% of the fair market value of Precept Class A Common Stock at the time of the grant (110% of fair market value if the grant is made to an employee that owns stock representing more than 10% of the voting power of all classes of stock of Precept or any parent or subsidiary of Precept (a "10% Holder"). Fair market value is determined by reference to the stock's closing price on the date of the grant. Incentive Stock Options shall have a term of no more than 10 years (5 years if granted to a 10% Holder). The exercise price of a Nonstatutory Stock Option shall be determined by the Administrator.

    In the event that an Employee, Consultant or Outside Director is terminated for cause as set forth in the 1998 Plan, all Options granted to such person under the 1998 Plan, whether or not vested, are forfeited unless previously exercised. If an Employee, Consultant or Outside Director's relationship with Precept terminates other than for cause, a vested Option granted to such person is exercisable to the extent provided in the agreement granting the Option, but, in the case of an Incentive Stock Option, shall be exercised within 60 days (or such other period of time determined by the Administrator at the time of the grant of the Option and not exceeding 90 days) of the date of such termination (12 months, if the termination was the result of a disability) and only to the extent exercisable on the date of such termination.

    If there is a change in control of Precept, all Options previously granted, whether or not vested, shall become fully vested and exercisable, effective the day immediately prior to the change in control. If the recipient of an Option dies, the Option may be exercised only to the extent vested at the time of death and only by the estate of the recipient or a person who acquired the Option by bequest or inheritance. The 1998 Plan also gives the Administrator the authority to include a similar change of control provision in other grants under the Plan (i.e., SAR's, Restricted Stock or Deferred Stock, etc.)

    TRANSFERABILITY. Generally, no Option is transferable by a recipient except by will or the laws of descent and distribution. However, the Administrator shall, with respect to the holder of a Nonstatutory Option who has a severance agreement with Precept and may, in its discretion with respect to any other holder of a Nonstatutory Option, permit the transfer and pledge of such options under limited circumstances.

    FEDERAL INCOME TAX CONSEQUENCES. The grant of an Incentive Stock Option has no immediate federal income tax consequences to the optionee or Precept. The exercise of an Incentive Stock Option while the optionee is an Employee or within three months after termination of employment generally has no immediate tax consequences to Precept or the optionee. If the optionee is subject to the alternative minimum tax, however, the exercise of an Incentive Stock Option would result in an increase in the optionee's alternative minimum taxable income equal to the excess of the fair market value of the shares of Precept Class A Common Stock at the time of exercise over the exercise price. If an optionee holds the shares of Precept Class A Common Stock acquired pursuant to the exercise of an Incentive Stock Option for the required holding period, the optionee generally recognizes capital gain or loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the exercise price of the shares. In such a case, Precept is not entitled to a deduction in connection with the grant or exercise of the Incentive Stock Option or the sale of shares of Precept Class A Common Stock acquired pursuant to such exercise. If, however, an optionee exercises an Incentive Stock Option more than three months after termination of employment or disposes of the shares prior to the expiration of the required holding period, the optionee generally recognizes ordinary income equal to the excess of the fair market value of the shares of Precept Class A Common Stock on the date of exercise over the exercise price. The required holding period is the longer of two years from the date the option was granted and one year after the date of issuance of the shares upon the exercise of the option.

    The grant of a Nonstatutory Stock Option has no immediate federal income tax consequences to the optionee or Precept. Upon the exercise of a Nonstatutory Stock Option, the optionee recognizes ordinary income (subject to wage withholding and employment taxes) in an amount equal to the excess of the fair market value of the shares of Precept Class A Common Stock on the date of the exercise over the exercise price, and Precept is entitled to a corresponding deduction if the compensation constitutes an ordinary and necessary business expense. The optionee's tax basis in the shares of Precept Class A Common Stock is the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are received. Upon a subsequent sale of the shares of Precept Class A Common Stock, an difference between the optionee's tax basis in the shares and the amount realized on the sale generally is treated as capital gain or loss.

    OTHER EMPLOYEE BENEFIT PLAN. Precept has a contributory retirement and savings plan which covers eligible employees and meets the requirements of
Section 401(k) of the Internal Revenue Code. The plan also allows for a discretionary contribution by Precept as determined by Precept's Board of Directors. There have been no contributions made by Precept to date.

    EMPLOYMENT AGREEMENTS. Precept has no employment agreements with the Named Precept Executive Officers. Precept intends to enter into employment agreements with Michael Margolies and Ron Sorci upon the consummation of the Transactions. See "The Transactions--Interests of Certain Persons in the Transactions." Precept will not assume any employment agreements with current USTS officers. Precept does not anticipate any other contractual compensation arrangements with any such officers.

    DIRECTORS' COMPENSATION. Precept's directors are not paid any compensation for serving on the Board of Directors of Precept, although Precept may in the future decide to pay directors' fees. Directors will be reimbursed for their travel expenses in connection with meetings.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Prior to consummation of the Transactions, Precept has not had, and will not have, a Compensation Committee and executive compensation has been informally set by the Board of Directors.

    INDEMNIFICATION AND LIMITATION OF LIABILITY. As authorized by the TBCA, the Precept Articles of Incorporation provide that, no director of Precept shall be liable to Precept or its shareholders for monetary damages for an act or omission in such director's capacity as a director of Precept except that such provision does not eliminate or limit the liability of a director of Precept for: (1) a breach of such director's duty of loyalty to Precept or its shareholders; (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which such director received an improper benefit, whether or not the benefit resulted from such an action taken within the scope of such director's office;
(4) an act or omission for which the liability of such director is expressly provided by statute; or (5) an act related to an unlawful stock repurchase or payment of a dividend.

    The Precept Articles also provide that each person who is or was a director, officer, employee or agent of Precept, or is or was serving at the request of Precept as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan (including the heirs, executors, administrators or estate of such person) shall be indemnified by Precept to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the TBCA, as the same exists or may hereafter be amended.

    Precept has entered into certain agreements ("Indemnification Agreements") with each of its directors and executive officers designed to give effect to the foregoing provisions of the Articles of Incorporation and to provide certain additional protections against the possibility of liability. Pursuant to the Indemnification Agreements, Precept will, to the extent permitted under applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they are or were directors or officers of Precept or assumed certain responsibilities at the direction of Precept. The effect of such provisions of the Articles of Incorporation and the Indemnification Agreements will be to eliminate the rights of Precept and its shareholders (through shareholders' derivation suits on behalf of Precept) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligence or gross negligence).

             PRECEPT CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SERVICES AGREEMENT

    In connection with the spinoff of Precept from its former parent company, ACS, in 1994, Precept entered into a Reciprocal Services Agreement (the "Services Agreement") with ACS, effective June 30, 1994, pursuant to which Precept sells business products and provides package delivery services to ACS. Prices charged by Precept to ACS under the Services Agreement shall be no less favorable than could be obtained from an independent third party for comparable products and services. Precept received approximately $5,400,000 and $712,000 from ACS in fiscal 1997 and during the first three months of fiscal 1998, respectively. In addition to the foregoing, ACS provides data processing services to Precept pursuant to the Services Agreement. Precept incurred expenses of $416,179 and $40,424 to ACS in fiscal 1997 and during the first three months of fiscal 1998, respectively, for these services. Pricing for ACS services provided to Precept is no less than ACS' direct costs attributable to such services. Precept expects to discontinue the purchase of these services completely by January 31, 1998. The Services Agreement contains the agreements of ACS and Precept to use reasonable efforts to recommend the services of the other company to their customers and prospects. The Services Agreement, which had an initial term of one year, automatically renews for additional consecutive one-year periods unless earlier terminated by ACS or Precept upon 180 days' written notice given prior to the expiration of any such one-year period. Mr. Darwin Deason is Chairman and Chief Executive Officer of ACS.

INDEBTEDNESS OF MANAGEMENT

    Precept loaned each of David L. Neely, Chairman and Chief Executive Officer and Douglas R. Deason, President, Chief Operating Officer and a Director, $379,988, the proceeds of which were used solely to acquire shares of Precept Class A Common Stock from shareholders. The loans are evidenced by notes which become due upon the earlier of (i) June 8, 2005, (ii) upon the sale or transfer of the shares of Precept Class A Common Stock purchased with the proceeds or
(iii) upon termination of the employment of the maker of the particular note prior to June 8, 2000. Each of the notes are secured by the shares of Precept Class A Common Stock purchased with the proceeds of each loan. Interest accrues at the 90-day U.S. Treasury Bill Rate as stated on June 8 of each year. In lieu of cash payment, annually on June 8, interest is added to the then outstanding principal amount of the note. The current balance of each of the notes is $322,180.19.

    On January 2, 1997, in connection with the exercise of options granted on the same date pursuant to the Precept 1996 Stock Option Plan, Messrs. Neely, Doug Deason, Smith, Cabra and Walker were made loans by Precept evidenced by non-interest bearing demand promissory notes payable to Precept as consideration for such exercise in the amounts of $42,230; $42,230; $20,600; $30,900 and $20,600, respectively. These notes were repaid in October 1997.

DISCONTINUATION OF BUSINESSES

    In an effort to focus on its core business, Precept consummated the following transactions in connection with the discontinuation of the business, real estate construction and investments, respectively, of Builders and Holdings.

    BUILDERS. Precept decreased its ownership percentage in Builders through a private placement of common stock by Builders, which offering was directed solely to (a) the other shareholder of Builders other than Precept, (b) the existing shareholders of Precept and (c) any of their affiliates or assignees. Darwin Deason, a Director and the Chairman of the Executive Committee of Precept, acquired the full amount of the private placement, the other offerees having waived their right to purchase their pro rata portion of the shares in the offering. Precept's percentage ownership in Builders decreased from 90.5% to 1.8% of the total outstanding stock of Builders, and Darwin Deason holds approximately 98% of the total outstanding stock of Builders. By participating in the offering by Builders, Darwin Deason also agreed

(i) to guarantee, if required, existing and future performance bonds securing Builders' construction projects, and (ii) to provide to the companies issuing the performance bonds letters of credit up to $7 million securing Builders obligations. These guarantees were previously provided by Precept, Darwin Deason and certain of Precept's affiliates.

    HOLDINGS. A majority of the investment assets of Holdings have been or will be divested by Precept prior to the Transfer in order to effect its focus on core operations.

    Ranch property located in Bells, Texas (the "Bells Property") owned by Holdings was recently sold to D3 Holdings, Inc., ("D3 Holdings"), a corporation controlled by Darwin Deason, a Director and Chairman of Precept's Executive Committee, Douglas Deason, Precept's President and Chief Operating Officer and David Neely, Chairman and the Chief Executive Officer of Precept, for $1,200,000 in cash. It is estimated that the purchase price paid to Holdings for the Bells Property, together with the terms and structure of the purchase was approximately equal to the estimated fair market value of the Bells Property at the time of the sale. Precept has subsequently entered into a five year lease for a more limited use of the Bells Property with variable monthly rental payments, the amount of which currently is approximately $9,000 per month.

    In 1992, Holdings purchased a building in Dallas for development into condominiums for sale or lease. In April 1994, Darwin Deason leased a one-floor condominium in the building as his residence under an 18-month lease (which was subsequently modified). The lease contained an obligation of Mr. Deason to purchase the condominium for the estimated fair market value of the condominium. During the lease term, Mr. Deason received a waiver of lease payments, the benefit of which was approximately $9,400 per month. Precept and Mr. Deason have subsequently reached an agreement in principal that one full-floor condominium and one half-floor condominium will be sold to Darwin Deason for approximately $1,600,000 in cash, which is the estimated fair market value.

    Holdings owns a limited partnership interest in Lone Star Jockey Club, Ltd., which investment resulted in Holdings becoming the owner of a luxury box at Lone Star Park, a racing facility in Grand Prairie, Texas. Holdings and D3 Investments, L. P., a Texas limited Partnership ("D3 Investments"), with Darwin Deason, David Neely and Doug Deason as equal limited partners, have an agreement in principal that the rights to the luxury box will be sold to D3 Investments for approximately $92,500, which is the estimated fair market value. After the sale of the luxury box, the box would be leased to Precept for a term of five years with monthly rental payments equaling $1,000.

    Precept and Darwin Deason have an agreement in principal whereby Mr. Deason will purchase from Holdings (i) certain real estate located at 72-191 Highway 111, Palm Desert, California (the "Palm Desert Property") for $1,025,125 in cash and (ii) a 49% interest in CCC&D Corp., (which represents all of Precept's interest in such entity), a privately held company operating a restaurant on the Palm Desert Property for $90,000 in cash.

                           PRECEPT SECURITY OWNERSHIP

    The following table sets forth certain information, with respect to the beneficial ownership of Precept Common Stock, as of February 9, 1998 (after giving effect to the 3.15438 to 1 stock split), by (i) all persons who are known by Precept to be beneficial owners of 5% or more of such stock, (ii) each director of Precept, (iii) certain executive officers and (iv) all executive officers and directors of Precept as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares. No effect has been given to shares reserved for issuance under outstanding stock options except where otherwise indicated.

                                                 PERCENT OF
                                                    TOTAL      AMOUNT AND                        PERCENT OF
                                   AMOUNT AND     SHARES OF    NATURE OF    PERCENT OF TOTAL   TOTAL SHARES OF
                                   NATURE OF       CLASS A     BENEFICIAL   SHARES OF CLASS B    CLASS A AND    PERCENT OF
                                   BENEFICIAL      COMMON     OWNERSHIP OF    COMMON STOCK     CLASS B COMMON      TOTAL
DIRECTORS AND EXECUTIVE          CLASS A COMMON  STOCK OWNED    CLASS B           OWNED          STOCK OWNED      VOTING
OFFICERS                             STOCK       BENEFICIALLY COMMON STOCK    BENEFICIALLY      BENEFICIALLY     POWER(1)
-------------------------------  --------------  -----------  ------------  -----------------  ---------------  -----------
Darwin Deason(2)...............    12,737,780         49.19%   10,102,997             100%            63.45%         89.63%
David L. Neely.................     5,150,510         19.89%       --              --                --               4.06%
Douglas R. Deason(3)...........     5,150,507         19.89%       --              --                --               4.06%
Glenn R. Smith.................       876,919          3.39%       --              --                --               0.69%
D. Paul Cabra..................     1,039,370          4.01%       --              --                --               0.82%
All Executive Officers and
  Directors as a Group (7
  persons)(2)..................    12,737,780         49.19%   10,102,997             100%            63.45%         89.63%

Beneficial Owners of More than 5% of Precept Common Stock

First Nationwide Bank,
  F.S.B........................     3,286,263         12.69%       --              --                --               2.59%
Charles M. Young, Jr...........     1,928,638          7.45%       --              --                --               1.52%


                                   PERCENT OF
                                  TOTAL VOTING
DIRECTORS AND EXECUTIVE          POWER AFTER THE
OFFICERS                          TRANSACTIONS
-------------------------------  ---------------
Darwin Deason(2)...............         83.32%
David L. Neely.................          3.77%
Douglas R. Deason(3)...........          3.77%
Glenn R. Smith.................           .64%
D. Paul Cabra..................           .76%
All Executive Officers and
  Directors as a Group (7
  persons)(2)..................         83.32%
Beneficial Owners of More than
First Nationwide Bank,
  F.S.B........................          2.41%
Charles M. Young, Jr...........          1.41%

------------------------------

(1) In calculating the percent of total voting power, the voting power of shares of Precept Class A Common Stock (one vote per share) and Precept Class B Common Stock (ten votes per share) is aggregated.

(2) Mr. Darwin Deason holds the sole voting power with respect to 12,737,780 of the shares of Precept Class A Common Stock through an irrevocable proxy granted by Messrs. David Neely, Doug Deason, Paul Cabra, Glenn Smith, Dennis McGlynn, Jeff Neely, Scott Walker, James Wyse, Ms. Jill Deason and the 1997 Deason Children's Trust (the "Trust").

(3) Includes 200,000 shares of Precept Class A Common Stock held by the Trust to which Mr. Doug Deason disclaims beneficial ownership.

                    PRECEPT SHARES ELIGIBLE FOR FUTURE SALE

    Future sales of Precept Class A Common Stock by shareholders pursuant to Rule 144 under the Securities Act could have an adverse effect on the market price of Precept's securities.

    As of February 9, 1998, 25,928,559 shares of Precept Class A Common Stock and 10,071,441 shares of Precept Class B Common Stock were outstanding. Of the 25,897,003 shares of Precept Class A Common Stock outstanding as of February 9, 1998, 22,876,118 shares are restricted securities, as that term is defined in Rule 144 promulgated under the Securities Act. Absent registration under the Securities Act, the sale of such restricted shares is subject to Rule 144, as promulgated under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of USTS, who has beneficially owned restricted shares of Precept Common Stock for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Precept Common Stock is quoted on the Nasdaq, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of USTS for at least three months immediately preceding the sale and who has beneficially owned the shares of Precept Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above. No assurance can be made as to the effect, if any, that sales of shares of Precept Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Precept Common Stock may be sold in the public market may adversely affect prevailing market prices for the Precept Common Stock and could impair Precept's ability to raise capital in the future through the sale of equity securities.

           CERTAIN DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS OF USTS
                          AND SHAREHOLDERS OF PRECEPT

    If the Transfer is consummated, all shareholders of USTS immediately prior to the Closing Date will also become shareholders of Precept. The following is a summary of the material differences between the respective rights of holders of the capital stock of USTS and the rights of holders of the capital stock of Precept. These differences arise from the various provisions of the USTS Articles of Incorporation, the USTS Bylaws, the Precept Articles and the Precept Bylaws. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE NGCL, THE USTS ARTICLES OF INCORPORATION AND USTS BYLAWS, AND THE TBCA, THE PRECEPT ARTICLES AND PRECEPT BYLAWS.

AUTHORIZED STOCK

    The USTS Articles of Incorporation provide that USTS shall have authority to issue 50,000,000 shares of USTS Common Stock, and 10,000,000 shares of USTS Preferred Stock. Pursuant to the USTS Articles of Incorporation the board of directors of USTS may provide for the issuance of USTS Preferred Stock in one or more series by filing a certificate with the Nevada Secretary of State setting forth such designation, rights and preferences of such series of preferred stock.

    The Precept Articles of Incorporation provide that Precept shall have the authority to issue 110,500,000 shares of Common Stock, par value $0.01 per share, of which 100,000,000 shares have been designated as Class A Common Stock and 10,500,000 have been designated as Class B Common Stock. Pursuant to the Precept Articles, as amended, Precept is also authorized to issue up to 3,000,000 shares of Preferred Stock. The board of directors of Precept have the authority to fix or alter the powers, designations, preferences and relative, participating, optional or other special rights of such preferred stock by filing a certificate with the Texas Secretary of State setting forth such designation, rights and preferences of such series of preferred stock.

VOTING RIGHTS

    The USTS Bylaws provide that the holders USTS Common Stock are entitled to one vote per share. The holders of Series E through Series L Preferred Stock are not entitled to vote with the holders of USTS Common Stock or as a separate class unless otherwise entitled by law. The NGCL provides that a corporation's articles of incorporation may provide for cumulative voting in connection with the election of directors. The Articles of Incorporation of USTS do not contain such a provision.

    The Precept Articles of Precept provide that each holder of Precept Class A Common Stock is entitled to one vote per share and that each holder of Precept Class B Common Stock is entitled to have such number of votes equal to 10 votes per share. Except as may be provided by law or in a resolution of the board of directors of Precept, all actions submitted to a vote of the shareholders of Precept shall be voted on by the holders of the Precept Class A Common Stock and Precept Class B Common Stock as a single class. The TBCA provides that shareholders will have the right cumulate votes in connection with the election of directors unless prohibited by the articles of incorporation. The Precept Articles of Precept contain such a prohibition.

PREEMPTIVE RIGHTS

    Under the NGCL, the shareholders of a corporation organized before October 1, 1991 have a preemptive right to acquire unissued shares, treasury shares or securities convertible into such shares unless the corporation's articles of incorporation provide otherwise. The USTS Articles of Incorporation provide that no shareholder of USTS shall have preemptive rights to acquire any securities issued or sold by USTS because of his ownership of USTS stock.

    Under the TBCA, the shareholders of a corporation have a preemptive right to acquire unissued shares, treasury shares or securities convertible into such shares unless the corporation's articles of incorporation provide otherwise. The Precept Articles of Precept provide that the no shareholder of Precept shall have a preemptive right to acquire shares of Precept.

INSPECTION RIGHTS

    The NGCL provides that any person who has been a shareholder of record of any corporation and owns or has been authorized by the holders of at least 15% of all of its outstanding shares, is entitled to inspect and copy the corporate financial records. Notwithstanding, such shareholder is not entitled to inspect and copy the corporate financial records if the corporation is listed and traded on any recognized stock exchange or if the corporation furnishes a detailed, annual financial statement to its shareholders.

    The TBCA provides that a corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors. The corporation shall also keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shareholders and the number and the class of the shares held by each. The TBCA further provides that any person who has been a shareholder for at least six months proceeding his demand, or shall be the holder of at least 5% of all of the outstanding shares of a corporation, is entitled to personally, or by agent or attorney, to examine a corporation's relevant books and records for any proper purpose. The shareholder must issue a written demand stating the purpose of the inspection, and may examine the books and records at a reasonable time and make extractions therefrom.

ACTION BY SHAREHOLDERS WITHOUT MEETING

    The NGCL provides that unless otherwise set forth in a corporation's articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at the meeting, consent to the action in writing. The USTS Bylaws provide that any action required to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice, if a consent in writing is signed by the holders of a majority of the holders of outstanding stock provided that prompt notice is sent to the holders not consenting to the action taken thereto.

    Under the TBCA, the shareholders may act without a meeting if a consent in writing to such action is signed by all shareholders entitled to vote. In addition, the TBCA permits the articles of incorporation of a Texas corporation to provide that the shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having a minimum number of votes that would be necessary to take such action at a meeting. The Amendment and Restated Articles of Incorporation of Precept contain such a provision.

ANNUAL AND SPECIAL MEETINGS

    The NGCL provides that a corporation is entitled to make bylaws pertaining to the calling and holding of meetings of its shareholders. The USTS Bylaws provide that the annual meeting of shareholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the state of Nevada, and at such time and date as the board of directors, by resolution, shall determine and as set forth in the notice of the meeting. The USTS Bylaws further provide that in the event that the board of directors fails to determine the time, date and place of meeting, the annual meeting of the shareholders shall be held at the registered office of USTS in Nevada. The USTS Bylaws provide that special meetings of the shareholders may be called by the president, secretary or by resolution of the board of directors.

    The TBCA provides that the annual meeting of the shareholders shall be held at such time as may be stated in or fixed in accordance with the bylaws. If the annual meeting is not held within any 13-month period, any court of competent jurisdiction in the county in which the principal office of the corporation is located may, on the application of any shareholder, summarily order a meeting to be held. Failure to hold the annual meeting at the designated time shall not work a dissolution of the corporation. The Precept Bylaws provide that an annual meeting of the shareholders will be held at such date and time as may be designated from time to time by the Board of Directors of Precept.

    The TBCA provides that special meetings of the shareholders may be called by the (1) president, (2) board of directors (3) persons authorized in the articles of incorporation or (4) by the holders of at least 10% of the stock entitled to vote at such meeting unless the articles of incorporation requires a greater percentage. The TBCA provides that in no event shall the articles of incorporation require more than 50% of the voting stock to hold a special meeting of the shareholders. The Precept Articles of Precept provide that subject to the rights of the holders of Preferred Stock, special meetings of the shareholders of Precept may be called only by: (1) that chairman of the board of Precept, (2) the president of Precept, (3) the secretary of Precept, and (4) by the holders of at least 50% of the voting stock of Precept voting as a single class. Pursuant to the Precept Articles the affirmative vote of at least 80% of the voting stock of Precept is required to modify the Precept Articles pertaining to special meetings of shareholders.

DISTRIBUTION RIGHTS

    A Nevada corporation may make distributions as long as after giving effect to the distribution the corporation is able to pay is debts as they become due in the usual course of business or, if the articles of incorporation otherwise permit, the corporation's total assets are greater than the sum of its total liabilities and the corporation would be able to pay the maximum amount, in any liquidation, on shares of stock having preferential rights in liquidation. The USTS Articles of Incorporation do not contain such a provision.

    A Texas corporation may make distributions subject to any restrictions in its articles of incorporation; provided, however, a corporation may not make a distribution if (i) after giving effect to the distribution, the corporation would be insolvent or (ii) the distribution exceeds the surplus of the corporation. Surplus is defined as the excess of net assets of a corporation over its stated capital.

ELECTION OF DIRECTORS

    Under the NGCL, a corporation may provide shareholders with the right to cumulate their votes in connection with the election of directors. The NGCL requires that the a corporation have at least one director but provides that a corporation may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number of directors within a fixed minimum or maximum. The USTS Articles of Incorporation do not contain such a provision. The USTS Bylaws provide for five directors. The USTS Bylaws also provide that the number of directors may be increased by an amendment to the bylaws.

    The TBCA provides that the board of directors of a corporation shall consist of one or more members and that the number of directors shall be fixed by, or in the manner provided in, the articles of incorporation or the bylaws, except to the number constituting the initial board of directors which shall be fixed by the articles of incorporation. In the absence of a bylaw or a provision in the articles of incorporation fixing the number of directors or providing for the manner in which the number of directors shall be fixed, the number of directors shall be the same as the number constituting the initial board of directors as fixed in the articles of incorporation. The Precept Articles provide that, subject to the rights of the holders of Preferred Stock, if any, the number of directors shall not be less than three nor more than fifteen and will be fixed from time to time as set forth in its bylaws. The Precept Bylaws provide that subject to the rights, if any, of any series of Preferred Stock to elect additional directors under circumstances specified in the designation of rights and preferences of such preferred stock, the number of directors of precept may be determined from time to time by a vote of a majority of the directors then serving. Currently, the number of directors of Precept is four
(4) and simultaniously with the consummation of the Transaction, it is anticipated that the number of directors will be increased to nine (9). The Precept Articles and Bylaws provide that the Directors be divided into three classes designated as Class I, Class II, and Class III, each class to be as nearly equal in number as possible. Each Class of directors will initially be elected as of the date of the consummation of the Transfer for the following respective initial terms: Class I directors will be elected for a term ending at the 2000 annual meeting; Class II directors will be elected for a term ending at the 1999 annual meeting; and Class III directors will be elected for a term ending at the 1998 annual meeting. The Precept Articles and Bylaws provide that at each annual shareholders' meeting, commencing with the 1998 annual shareholders' meeting, each of the successors to the directors of the Class whose term will expire at such annual meeting will be elected for a term running until the third annual meeting. Pursuant to the Precept Articles the affirmative vote of at least 80% of the voting stock of Precept is required to modify the Precept Articles pertaining to the election of directors.

REMOVAL OF DIRECTORS

    The NGCL provides that any director may be removed from office by the vote of shareholders representing not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote unless the articles of incorporation require a larger percentage. The USTS Bylaws provide that any director may be removed at any time by the affirmative vote of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the shareholders called for that purpose.

    The TBCA requires that the directors be removed in accordance with the provisions of the bylaws or the articles of incorporation. Otherwise, each director shall hold office for the elected term and until the successor shall have been elected and qualified. The bylaws or the articles of incorporation may provide that at any meeting of the shareholders called expressly for the purpose of director removal, any director or the entire board may be removed, with or without cause, by a vote of the holders of a specified portion, not less than a majority, of the shares entitled to vote at an election of directors, subject to any further restrictions on removal that may be contained in the bylaws. The Precept Articles of Precept provide that subject to the rights of the holders of Preferred Stock if any, any director may be removed without cause upon the affirmative vote of at least 80% of the voting stock. Pursuant to the Precept Articles the affirmative vote of at least 80% of the voting stock of Precept is required to modify the Precept Articles pertaining to the removal of directors.

INDEMNIFICATION OF DIRECTORS

    The NGCL provides that a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than certain actions by or in right of the corporation) because he is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or (ii) in a criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful. Expenses incurred by an officer or director (or other employees or agents as deemed appropriate by the board of directors) in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. To indemnify a party, the corporation must determine that the party met the applicable standards of conduct. The USTS Articles of Incorporation do not contain any provision providing for the indemnification of any such director, officer, employee or agent of the corporation.

    Under the NGCL, a corporation, through its articles of incorporation, may limit or eliminate the personal liability of directors to the corporation and its shareholders for damages for breach of fiduciary duty. However, this provision excludes any limitation on liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of NGCL Section 78.300. The USTS Articles of Incorporation contain such a provision.

    Under the TBCA, a corporation may set limits on the extent of a director's liability. The TBCA permits a corporation to indemnify an officer, director, employee and agent who is the defendant or respondent to a proceeding if such person (i) acted in good faith, (ii) reasonably believed that his conduct was in the corporation's best interest if he was acting in his official capacity, and if he was not acting in his official capacity, that his conduct was not opposed to the bests interests of the corporation, and (iii) had no reason to believe his conduct was unlawful in the case of a criminal proceeding. The TBCA provides that no officer, director, employee, or agent may be indemnified in a proceeding in which he is found liable on the basis that personal benefit was improperly received by him or in a proceeding in which he is found liable to the corporation. Pursuant to the TBCA, expenses incurred by an officer, director, employee or agent in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. To indemnify a party, the corporation must determine that the party met the applicable standards of conduct. Under the TBCA, a provision in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the indemnification permitted by the TBCA is deemed to constitute authorization of indemnification in the manner provided by the statute. The Precept Articles of Precept provide that each person who is a director, officer, employee, or agent of Precept, or is serving at the request of Precept shall be indemnified to the fullest extent permitted under the TBCA and that reasonable expenses shall be paid or reimbursed in advance of final disposition to the fullest extent permitted under the TBCA.

AMENDMENT TO ARTICLES

    The NGCL requires the approval of the holders of a majority of all outstanding shares entitled to vote to approve proposed amendments to a corporation's charter. The holders of the outstanding shares of a particular class are entitled to vote as a class on a proposed amendment if the amendment would alter or change the power, preferences or special rights of one or more series of any class so to affect them adversely.

    The TBCA requires the approval of the holders of at least two-thirds (2/3) of all outstanding shares entitled to vote to approve proposed amendments to a corporation's articles of incorporation. The holders of the outstanding shares of a particular class are entitled to vote as a class on a proposed amendment if the amendment would: (i) increase or decrease the number of authorized shares of such class or series; (ii) increase or decrease the par value of such class;
(iii) effect an exchange, reclassification or cancellation of all or part of such class or series; (iv) effect a change or create a right of exchange of all or part of such class or series; (v) change the designations, preferences, limitations, or relative rights of the shares of such class or series; (vi) change the shares of such class or series into the same or a different number of shares; (vii) create a new class or series having rights equal, prior, or superior to the shares of such class or series or increase the rights and preferences of any class or series having rights equal, prior, or superior to the shares of such class or series; (viii) divide the shares of such class into series; (ix) limit or deny the existing preemptive rights of the shares of such class or series; (x) cancel or affect dividends on the shares of such class or series which had accrued but had not been declared; or (xi) include or delete from the articles of incorporation any provisions required or permitted to be included in the articles of incorporation of a close corporation. The Precept Articles of Precept provide that the affirmative vote of at least 80% of the voting stock of Precept, voting as a single class, is required to amend or repeal, or adopt provisions inconsistent with the article pertaining to the board of director's right to amend the Precept Bylaws the article pertaining to special meetings of the shareholders or the article pertaining to the election and removal of directors.

AMENDMENT TO BYLAWS

    The NGCL provides that subject to the restrictions set forth in a corporation's bylaws, the directors may make the bylaws of the corporation. The USTS Bylaws provide that they may be amended by a majority of the shareholders or directors.

    The TBCA provides that a corporation's board of directors may amend or repeal the corporation's bylaws or adopt new bylaws unless the articles of incorporation reserve the power exclusively to the shareholders or the shareholders expressly provide in amending, adopting or repealing a particular bylaw that the board of directors may not amend or repeal the bylaw. In addition, unless the articles of incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of a corporation's bylaws, a corporation's shareholders may also amend, adopt or repeal the corporation's bylaws even though they may also be amended, adopted or repealed by the board of directors. The Precept Articles of Incorporation provide that the board of directors may make, amend, and repeal the Precept Bylaws. The Precept Articles of Incorporation also provide that any bylaw made by the board of directors may be amended or repealed by the board of directors or by the shareholders. Notwithstanding the foregoing, the Precept Articles of Incorporation provide that the Bylaws relating to time and place of shareholder meetings, order of business thereat, number, election and form of directors, vacancies and newly created directorships, removal, nomination and election of directors, indemnification by Precept of officers, directors and others, and signing of checks may not be amended or repealed by the shareholders, and no provision inconsistent therewith may be adopted by the shareholders without the affirmative vote of at least 80% of the voting stock entitled to vote.

MERGERS

    Under the NGCL, shareholders have the right, subject to certain exceptions, to vote on all mergers to which the corporation is a party. In certain circumstances, different classes of securities may be entitled to vote separately as a class with respect to mergers. Under the NGCL, unless the articles of incorporation, the board of directors or the merger statutes require a greater vote, a plan of merger must be approved by a majority of the voting power of the shareholders entitled to vote thereon. The USTS Articles of Incorporation do not contain any such provision.

    The approval of the surviving corporation in a merger is not required under the NGCL if: (i) the articles of incorporation of the surviving domestic corporation will not differ from its articles before the merger, (ii) each shareholder holds the same number of shares in the surviving corporation immediately after the merger as prior thereto, and such shares have identical designations, preferences, limitations and relative rights, (iii) the number of voting shares in the surviving corporation immediately after the merger, plus the voting power of the shares issued in the merger, does not exceed the voting power of the shares prior to the merger by more than twenty percent (20%), and
(iii) the number of shares entitled to participate without limitations in distributions immediately after the merger, plus the number of shares entitled to participate without limitations in distributions shares issued in the merger, does not exceed the number of shares entitled to participate without limitations in distributions prior to the merger by more than twenty percent (20%).

    Under the TBCA, the shareholders have the right, subject to certain exceptions, to vote on all mergers to which the corporation is a party. In certain circumstances, different classes of securities may be entitled to vote separately with respect to such mergers. The approval of the shareholders of the surviving corporation in a merger is not required under Texas law if (i) the corporation is the sole surviving corporation in the merger (ii) there is no amendment to the surviving corporation's articles of incorporation, (iii) each shareholder holds the same number of shares in the surviving corporation immediately after the merger as prior thereto, and such shares have identical designations, preferences, limitations and relative rights, (iv) the voting power of the shares in the surviving corporation immediately after the merger, plus the voting power of the shares issued in the merger, does not exceed the voting power of the shares outstanding prior to the merger by more than twenty percent (20%), and (v) the board of directors of the surviving corporation adopts a resolution approving the plan of merger.

DISSENTERS' RIGHTS OF APPRAISAL

    Under the NGCL, dissenting shareholders of a corporation engaged in certain major corporate transactions are entitled to appraisal rights. Appraisal rights permit a shareholder to receive cash equal to the fair market value of the shareholders' shares (as determined by agreement by the parties or by a court), in lieu of the consideration such shareholder would otherwise receive in any such transaction.

    Under the NGCL, a shareholder is entitled to dissent from, and obtain payment for the fair value of his shares in the event of consummation of, a plan of merger or plan of exchange in which the corporation is a party and any corporate action taken pursuant to a vote of the shareholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares. Notwithstanding, the NGCL provides that shareholders do NOT have dissenters' rights of appraisal in connection with a merger or plan of exchange if their shares are securities listed on a national securities exchange or if they are designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are securities held by 2,000 stockholders of record, unless (1) the articles of incorporation provide otherwise or (2) the shareholders entitled to vote thereon are required to accept anything except (a) cash or owners' interest in (i) the surviving corporation or (ii) an entity whose securities were listed n a national securities exchange, included on the national market system by the National Association of Securities Dealers, Inc, or held of record by at least 2,000 holders or (b) a combination thereof.

    Shareholders of Texas corporations are entitled to exercise certain dissenters' rights in the event a sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation, and with certain exceptions, a merger or consolidation. Notwithstanding, no appraisal rights are available under the TBCA for the holders of any shares of a class or series of stock of a Texas corporation which is a party to a merger if that corporation survives the merger and if the merger did not require the vote of the holders of that class or series of such stock. The TBCA provides that shareholders do not have appraisal rights in connection with a merger where, on the record date fixed to determine the shareholders entitled to vote on the merger or consolidation, the stock of the corporation is listed on a national securities exchange or is held of record by more than 2,000 shareholders, unless any of the exceptions discussed below concerning consideration paid to the shareholder for his shares is met. Under the TBCA, a shareholder will be entitled to dissent and be paid for his shares if, notwithstanding the above, the shareholder is required to accept for his shares any consideration other than (i) shares of stock of a corporation which, immediately after the effective date of the merger, are listed on a national securities exchange or are held of record by not less than 2,000 shareholders and (ii) cash in lieu of fractional shares otherwise entitled to be received.

                     SECURITIES COVERED BY THIS PROSPECTUS

    In addition to the Shares to be issued in the Transfer, the 19,887,500 shares of Precept Class A Common Stock covered by this Proxy Statement/Prospectus are available for use by Precept in future acquisitions of assets or securities of companies. The consideration offered by Precept in such acquisitions in addition to the shares of Precept Class A Common Stock offered by this Proxy Statement/Prospectus may include such cash, debt or other securities (which may be convertible into shares of Precept Class A Common Stock covered by this Proxy Statement/Prospectus), or assumption by Precept of liabilities of the business being acquired, or a combination thereof. It is contemplated that the terms of acquisitions will be determined by negotiations between Precept and the management or the owners of the assets to be acquired or the owners of the securities (including newly issued securities) to be acquired, with Precept taking into account the quality of management, the past and potential earning power and growth of the assets or securities to be acquired, and other relevant factors. It is anticipated that the shares of Precept Class A Common Stock issued in acquisitions will be valued at a price reasonably related to the market value of the Precept Class A Common Stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares.

    None of the 19,887,500 shares of Precept Class A Common Stock covered by this Proxy Statement/ Prospectus will be subject to restrictions on transfer under the Securities Act of 1933, as amended (the "Securities Act"), except that shares of Precept Class A Common Stock to be received by persons who are deemed to be "affiliates" (as such term is defined in Rule 144 under the Securities
Act) of an acquired company or business may be resold by them only pursuant to an effective registration statement under the Securities Act covering such shares, in transactions permitted by the resale provisions of Rule 145(d) under the Securities Act or Regulation S under the Securities Act (or, in the case of any such persons who become affiliates of Precept, Rule 144 under the Securities
Act) or as otherwise permitted under the Securities Act. This Proxy Statement/Prospectus will not be used by such affiliates in connection with any resale of their shares of Precept Class A Common Stock.

    In addition to the Shares to be issued in the Transfer and the shares issuable in future acquisitions, this Proxy Statement/Prospectus covers the issuance of up to 1,815,000 Precept Class A Warrants to the holders of record of the USTS Class C Warrants as of the Closing Date. Each USTS Class C Warrant held of record as of such date will automatically be converted into one Precept Class A Warrant at such time and shall become exercisable for shares of Precept Class A Common Stock in lieu of the USTS Common Stock previously purchasable upon exercise. Except for the fact that the Precept Class A Warrants shall be exercisable for shares of Precept Class A Common Stock, the Precept Class A Warrants shall have terms and conditions substantially the same as those of the USTS Class C Warrants. See "Description of Precept Securities--Precept Class A Warrants." Certificates representing such Precept Class A Warrants will be distributed promptly after the Closing Date in exchange for and replacement of current certificates representing outstanding USTS Class C Warrants.

                                 LEGAL MATTERS

    Certain legal matters with respect to the validity of the Precept Class A Common Stock to be issued in connection with the Transfer will be passed upon for Precept by Jackson Walker L.L.P. Certain legal matters with respect to certain federal income tax consequences of the Transactions will be passed upon by Bressler, Amery & Ross, P.C.

                                    EXPERTS

    The Consolidated Financial Statements of U.S. Transportation, Inc. included in this Proxy Statement/ Prospectus and elsewhere in the Registration Statement as of December 31, 1996 and for the year then ended have been audited by Mahoney Cohen & Company, CPA, P.C., independent auditors as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

    The Consolidated Financial Statements of Precept Investors, Inc. at June 30, 1996 and 1997, and for each of the three years ended June 30, 1995, 1996 and 1997, appearing in this Proxy Statement/Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                            ---------
PRECEPT INVESTORS, INC.
  Consolidated Financial Statements
    Report of Independent Auditors........................................................................        F-2
    Consolidated Balance Sheets as of June 30, 1996 and 1997..............................................        F-3
    Consolidated Statements of Operations for the Years Ended June 30, 1995, 1996 and 1997................        F-4
    Consolidated Statements of Changes in Shareholders' Equity for the Years ended June 30, 1995, 1996 and
     1997.................................................................................................        F-5
    Consolidated Statements of Cash Flows for the Years Ended June 30, 1995, 1996 and 1997................        F-6
    Notes to Consolidated Financial Statements............................................................        F-7

PRECEPT INVESTORS, INC.
  Consolidated Financial Statements
    Consolidated Balance Sheets as of June 30, 1997 (audited) and September 30, 1997 (unaudited)..........       F-19
    Consolidated Statements of Operations for the three months ended September 30, 1996 and 1997
     (unaudited)..........................................................................................       F-20
    Consolidated Statements of Cash Flows for the three months ended September 30, 1996 and 1997
     (unaudited)..........................................................................................       F-21
    Notes to Consolidated Financial Statements (unaudited)................................................       F-22

U.S. TRANSPORTATION SYSTEMS, INC.
  Consolidated Financial Statements
    Independent Auditor's Report..........................................................................       F-24
    Consolidated Balance Sheet as of December 31, 1996....................................................       F-25
    Consolidated Statements of Operations for the Years Ended December 31, 1996 and 1995..................       F-26
    Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 1996 and 1995........       F-27
    Consolidated Statements of Cash Flows for the Years Ended December 31, 1996 and 1995..................       F-28
    Notes to Consolidated Financial Statements............................................................       F-31

U.S. TRANSPORTATION SYSTEMS, INC.
  Consolidated Financial Statements
    Consolidated Balance Sheet as of September 30, 1997 (unaudited).......................................       F-52
    Consolidated Statements of Operations for the nine months ended September 30, 1996 and 1997
     (unaudited)..........................................................................................       F-53
    Consolidated Statements of Operations for the three months ended September 30, 1996 and 1997
     (unaudited)..........................................................................................       F-55
    Consolidated Statements of Shareholders' Equity for the year ended December 31, 1996 and the nine
     months ended September 30, 1997 (unaudited)..........................................................       F-57
    Consolidated Statements of Cash Flows for the nine months ended September 30, 1996 and 1997
     (unaudited)..........................................................................................       F-59
    Notes to Consolidated Financial Statements (unaudited)................................................       F-63

                         REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors

Precept Investors, Inc.

    We have audited the accompanying consolidated balance sheets of Precept Investors, Inc., as of June 30, 1996 and 1997, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Precept Investors, Inc. at June 30, 1996 and 1997, and the consolidated results of its operations, changes in shareholders' equity, and its cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

Dallas, Texas
September 19, 1997                     ERNST & YOUNG L.L.P.

                            PRECEPT INVESTORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                               JUNE 30
                                                                                     ----------------------------
                                                                                         1996           1997
                                                                                     -------------  -------------
                                                     ASSETS
Current assets:
  Cash and cash equivalents........................................................  $   3,516,057  $   2,496,029
  Trade receivables, net of $296,000 and $288,000 allowance for doubtful accounts,
    respectively...................................................................     10,012,550      9,229,452
  Accounts receivable from affiliates..............................................      1,353,292        503,571
  Other receivables................................................................        571,057        456,942
  Inventory........................................................................      2,016,226      2,569,498
  Other current assets.............................................................        317,621        642,819
  Income taxes refundable..........................................................       --              277,766
  Deferred income taxes............................................................        976,562      1,090,886
  Net assets of discontinued operations............................................      6,562,602      3,560,246
                                                                                     -------------  -------------
Total current assets...............................................................     25,325,967     20,827,209

Property and equipment, net of accumulated depreciation............................      1,316,355      1,857,793
Intangible assets, net of accumulated amortization.................................      4,567,252      4,790,608
Deferred income taxes..............................................................        568,615        615,019
Other assets.......................................................................        912,959      1,200,379
                                                                                     -------------  -------------
Total assets.......................................................................  $  32,691,148  $  29,291,008
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt................................................  $     454,050  $      58,160
  Current portion of capital lease obligations.....................................       --              185,055
  Trade accounts payable...........................................................      4,161,999      4,735,411
  Sales taxes payable..............................................................      2,543,972      1,181,047
  Accrued compensation.............................................................      1,865,509      1,132,015
  Other accounts payable and accrued expenses......................................      1,824,013      1,192,475
                                                                                     -------------  -------------
Total current liabilities..........................................................     10,849,543      8,484,163

Long-term debt.....................................................................      5,260,062      6,984,644
Capital lease obligations, less current portion....................................       --              517,234

Shareholders' equity:
  Class A common stock, $.01 par value:
    Authorized shares--17,195,742
    Issued shares--8,361,647 in 1997; 7,253,845 in 1996............................         71,668         83,616
  Class B common stock, $.01 par value:
    Authorized, issued, and outstanding shares--3,202,843..........................         32,028         32,028
  Additional paid-in capital.......................................................     17,449,785     17,676,797
  Accumulated deficit..............................................................       (167,691)    (3,475,167)
                                                                                     -------------  -------------
                                                                                        17,385,790     14,317,274
Class A treasury stock, at cost:
  Shares--151,803..................................................................       (191,271)      (191,271)
  Shareholder notes for stock purchases............................................       (612,976)      (821,036)
                                                                                     -------------  -------------
Total shareholders' equity.........................................................     16,581,543     13,304,967
                                                                                     -------------  -------------
Total liabilities and shareholders' equity.........................................  $  32,691,148  $  29,291,008
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                            SEE ACCOMPANYING NOTES.

                            PRECEPT INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  YEAR ENDED JUNE 30
                                                                      -------------------------------------------
                                                                          1995           1996           1997
                                                                      -------------  -------------  -------------
Revenues:
  Business Products.................................................  $  53,069,117  $  66,592,016  $  70,778,087
  Transportation....................................................      6,005,512      5,839,916      6,565,838
                                                                      -------------  -------------  -------------
                                                                         59,074,629     72,431,932     77,343,925
Costs and expenses:
  Cost of goods sold................................................     35,592,200     45,195,583     50,157,418
  Selling, general, and administrative..............................     20,990,027     25,450,236     24,350,230
  Depreciation and amortization.....................................      1,516,040      1,455,797      1,498,473
                                                                      -------------  -------------  -------------
                                                                         58,098,267     72,101,616     76,006,121
                                                                      -------------  -------------  -------------
Operating income....................................................        976,362        330,316      1,337,804
Interest expense....................................................        148,336        316,767        425,314
Other expense.......................................................       --              400,000       --
                                                                      -------------  -------------  -------------
Income (loss) from continuing operations before income taxes........        828,026       (386,451)       912,490
Income tax provision (benefit)......................................        210,566       (120,676)       380,884
                                                                      -------------  -------------  -------------
Income (loss) from continuing operations............................        617,460       (265,775)       531,606

Discontinued operations:
  Discontinuation of Precept Holdings, Inc.:
    Loss from disposal of discontinued operations, net of applicable
      income taxes..................................................       --             --             (497,971)
    Loss from discontinued operations, net of applicable income
      taxes.........................................................       (619,295)      (339,553)      (809,521)
  Discontinuation of Precept Builders, Inc.:
    (Loss) income from discontinued operations, net of applicable
      income taxes..................................................       (434,214)       275,159     (2,531,590)
                                                                      -------------  -------------  -------------
Loss from discontinued operations...................................     (1,053,509)       (64,394)    (3,839,082)
                                                                      -------------  -------------  -------------
Net loss............................................................  $    (436,049) $    (330,169) $  (3,307,476)
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Net loss per common share:
  Income (loss) from continuing operations..........................  $        0.05  $       (0.02) $        0.05
  Loss from discontinued operations.................................          (0.09)         (0.01)         (0.34)
                                                                      -------------  -------------  -------------
Net loss per common share...........................................  $       (0.04) $       (0.03) $       (0.29)
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Weighted average common shares outstanding..........................     11,624,688     11,524,189     11,515,687
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                            SEE ACCOMPANYING NOTES.

                            PRECEPT INVESTORS, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                RETAINED                SHAREHOLDER
                          CLASS A      CLASS B    ADDITIONAL    EARNINGS     CLASS A     NOTES FOR         TOTAL
                          COMMON       COMMON      PAID-IN    (ACCUMULATED  TREASURY       STOCK       SHAREHOLDERS'
                           STOCK        STOCK      CAPITAL      DEFICIT)      STOCK      PURCHASES        EQUITY
                        -----------  -----------  ----------  ------------  ---------  --------------  -------------
Balance at June 30,

  1994................   $  55,654    $  48,042   $16,834,785  $  598,527   $  --        $   --         $17,537,008

  Net loss............      --           --           --         (436,049)     --            --            (436,049)

  Purchase of treasury
    stock.............      --           --           --           --         (68,863)       --             (68,863)
                        -----------  -----------  ----------  ------------  ---------  --------------  -------------

Balance at June 30,

  1995................      55,654       48,042   16,834,785      162,478     (68,863)       --          17,032,096

  Net loss............      --           --           --         (330,169)     --            --            (330,169)

  Purchase of treasury
    stock.............      --           --           --           --        (122,408)       --            (122,408)

  Capital
    contribution......      --           --          615,000       --          --            --             615,000

  Loans made to
    shareholders to
    purchase stock....      --           --           --           --          --          (612,976)       (612,976)

  Stock conversion....      16,014      (16,014)      --           --          --            --             --
                        -----------  -----------  ----------  ------------  ---------  --------------  -------------

Balance at June 30,

  1996................      71,668       32,028   17,449,785     (167,691)   (191,271)     (612,976)     16,581,543

  Net loss............      --           --           --       (3,307,476)     --            --          (3,307,476)

  Exercise of stock
    options...........      11,948       --          227,012       --          --          (208,060)         30,900
                        -----------  -----------  ----------  ------------  ---------  --------------  -------------

Balance at June 30,

  1997................   $  83,616    $  32,028   $17,676,797  $(3,475,167) $(191,271)   $ (821,036)    $13,304,967
                        -----------  -----------  ----------  ------------  ---------  --------------  -------------
                        -----------  -----------  ----------  ------------  ---------  --------------  -------------

                            SEE ACCOMPANYING NOTES.

                            PRECEPT INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    YEAR ENDED JUNE 30
                                                                           -------------------------------------
                                                                              1995         1996         1997
                                                                           -----------  -----------  -----------
Operating Activities
Net loss.................................................................  $  (436,049) $  (330,169) $(3,307,476)
Adjustments to reconcile net loss from operations to cash provided by
  (used in) operating activities:
  Depreciation and amortization..........................................    1,990,398    1,590,541    1,488,530
  Write off of Precept Builders, Inc. property and equipment, net........      --           --           408,245
  Write off of Precept Builders, Inc. intangibles, net...................      --           --           150,477
  Precept Holdings, Inc. loss from disposal..............................      --           --           497,971
  Deferred income taxes..................................................     (290,624)    (495,102)     106,699
  Changes in assets and liabilities, net of effects from acquisitions:
    Receivables..........................................................   (4,480,061)  (6,948,383)   9,208,773
    Receivables from shareholders........................................      --          (612,976)     --
    Income taxes refundable..............................................      --           --          (277,766)
    Inventory............................................................     (500,612)      62,450     (524,043)
    Costs in excess of billings on uncompleted contracts, subcontracts
      payable, and retainage.............................................    1,151,982    3,385,213   (4,923,077)
  Other..................................................................     (262,316)    (510,778)    (487,695)
  Sales taxes payable....................................................      725,317    1,968,689   (1,527,415)
  Accounts payable and other accrued expenses............................    2,104,427      566,206     (989,922)
                                                                           -----------  -----------  -----------
Net cash (used in) provided by operating activities......................        2,462   (1,324,309)    (176,699)

Investing Activities
Acquisitions, including earnout payments.................................     (927,386)  (3,536,436)  (1,185,575)
Acquisition of property and equipment, net...............................     (652,314)    (773,773)  (1,301,544)
Maturity of restricted certificate of deposit............................      --         1,732,500      --
                                                                           -----------  -----------  -----------
Net cash used in investing activities....................................   (1,579,700)  (2,577,709)  (2,487,119)

Financing Activities
Payments on long-term debt...............................................     (242,354)    (209,371)    (454,050)
Issuance of common stock.................................................      --           --            30,900
Capital contribution.....................................................      --           615,000      --
Principal payments on capitalized lease obligations......................      --           --           (82,642)
Borrowings on revolving line of credit...................................      --         8,409,978    9,766,000
Payments on revolving line of credit.....................................      --        (3,909,839)  (7,979,819)
                                                                           -----------  -----------  -----------
Net cash provided by (used in) financing activities......................     (242,354)   4,905,768    1,280,389
                                                                           -----------  -----------  -----------

Net (decrease) increase in cash and cash equivalents.....................   (1,819,592)   1,003,750   (1,383,429)
Cash and cash equivalents at beginning of year...........................    4,695,300    2,875,708    3,879,458
                                                                           -----------  -----------  -----------
Cash and cash equivalents at end of year.................................  $ 2,875,708  $ 3,879,458  $ 2,496,029
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURES
Cash paid for:
  Interest expense.......................................................  $   200,243  $   432,634  $   575,592
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------
  Income taxes...........................................................  $   140,000  $   492,000  $   432,000
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During fiscal 1997, the Company entered into capitalized leases at a recorded value of $784,931.

In January 1997, 1,040,300 shares of Class A Common Stock were issued in exchange for shareholder notes of $208,060.

                            SEE ACCOMPANYING NOTES.

                            PRECEPT INVESTORS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         JUNE 30, 1995, 1996, AND 1997

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS/BASIS OF PRESENTATION

    Precept Investors, Inc., and its subsidiaries, (Precept or the Company) primarily engage in business forms management and, to a lesser degree, in real estate construction, courier and chauffeured vehicle services, and investment activities (collectively, the Precept Businesses). The forms management business comprises: arranging for the manufacture, storage, and distribution of business forms, computer supplies, advertising information, and other related business products for mid- to large-sized corporate customers. The forms management business is operated out of 28 offices located throughout the United States. The courier and chauffeured vehicle services business operates primarily in the Dallas/Fort Worth area.

    Effective June 30, 1996, Precept Business Products, Inc., (Old Precept) formed a new subsidiary, Precept Business Products, Inc. (New Precept) by contributing all of the assets, liabilities, and operations of the forms management business to New Precept. Simultaneously, Old Precept assumed the name of one of its subsidiaries, Precept Investors, Inc. (the Company) and changed the name of that subsidiary to Precept Holdings, Inc. (Holdings). The Company retained investments in the related companies and certain other assets and liabilities that were unrelated to the forms management business.

    On June 30, 1994, the Company was party to a transaction (the Reorganization) whereby, among other things, the Precept Businesses were merged into Old Precept. Affiliated Computer Services, Inc. (ACS), the Company's former parent, distributed the capital stock of Old Precept to ACS shareholders on a pro rata basis. These financial statements reflect the financial position and results of operations of the combined Precept Businesses on a historical cost basis. As a result of the Reorganization, the Company and ACS entered into a Reciprocal Services Agreement, as discussed in Note 7.

    The consolidated financial statements comprise the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

    In February 1997, the Company decided to reduce its investment in its real estate construction operation, Precept Builders, Inc. (Builders), which performs free-standing construction and finish-out of existing locations primarily in the state of Texas, and to sell the majority of the assets of Holdings, which owns and operates certain other real estate-related investments. Accordingly, the net assets and results of operations of these entities have been classified as discontinued operations in the accompanying financial statements. (See Note 2 for further discussion of the discontinued operations and proposed transactions.)

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include investments with an initial maturity of three months or less, primarily overnight investments. Cash and cash equivalents reflected in the Consolidated Statement of Cash Flows also include amounts related to discontinued operations of $363,401 and $-0- as of June 30, 1996 and 1997 respectively.

    INVENTORY

    Inventories, which consist primarily of business forms, are recorded at the lower of cost as determined using the first-in, first-out (FIFO) method or market (net realizable value).

                            PRECEPT INVESTORS, INC.

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Amortization of assets recorded under capital leases is included in depreciation expense.

    INTANGIBLES

    Intangibles consist primarily of customer contracts acquired in conjunction with the acquisition of various business forms management companies. Customer contracts are amortized using the straight-line method primarily over a ten year period, which represents the historical time period typical of the Company's relationship with its customers. Accumulated amortization of intangibles totaled $3,652,552 and $4,475,565 at June 30, 1996 and 1997, respectively.

    It is the Company's policy to periodically review the net realizable value of its intangible assets through an assessment of the estimated future cash flows related to such assets. Each business unit to which these intangible assets relate is reviewed to determine whether future cash flows, over the remaining estimated useful life, provide for recovery of the intangible assets. In the event that assets are found to be carried at amounts which are in excess of estimated future gross cash flows, then the intangible assets are adjusted for impairment to a level commensurate with a discounted cash flow analysis of the underlying assets.

    REVENUE RECOGNITION

    For substantially all of the Company's sales, the Company recognizes revenue when it ships goods to the customer, or for items shipped directly to the customer from the vendor, the Company recognizes revenue when the Company receives notification that the vendor has shipped goods to the customer. For certain customers which represent a minor amount of the Company's sales, the Company enters into a business products management agreement under which the customer requests the Company to hold and manage customized products that the customer has ordered. Under this arrangement, the Company generally recognizes the revenue at the time the goods are received in its warehouse, which also represents the time title passes to the customer.

    Concentration of credit risk with respect to trade receivables is limited due to the large number of customers and their geographic dispersion across the United States. The provision for bad debts was $81,000, $25,000 and $121,000 in 1995, 1996, and 1997, respectively. Account write-offs were $71,000, $-0-, and $247,000 in 1995, 1996 and 1997, respectively. The allowance for doubtful accounts increased by $118,000 in 1997 as part of the purchase price allocation related to the purchase of certain assets of a business forms distributor.

    INCOME TAXES

    The Company follows the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), ACCOUNTING FOR INCOME TAXES. SFAS 109 requires the use of an asset and liability approach for financial reporting of income taxes. SFAS 109 requires provision for deferred taxes for the tax effects (based upon tax rates currently in effect) arising from basis differences of assets and liabilities for financial reporting and income tax purposes.

                            PRECEPT INVESTORS, INC.

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) EXPENSE ALLOCATION TO DISCONTINUED AND CONTINUING OPERATIONS

    The Company allocates interest expense on its borrowings to discontinued and continuing operations proportionately based on net assets of each of the respective components. Interest expense allocated to discontinued operations was $51,907, $146,743, and $150,278 in 1995, 1996, and 1997, respectively. General corporate overhead has not been allocated to discontinued operations.

    EARNINGS PER SHARE

    Earnings per share computations are based upon the weighted average of common shares outstanding during the year. Stock options granted during fiscal 1997 have been treated as outstanding for all periods presented.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    RECLASSIFICATIONS

    Certain reclassifications have been made to the 1995 and 1996 financial statements to conform to the 1997 presentation.

2. DISCONTINUED OPERATIONS

    In February, 1997, the Company decided to reduce its investment in Precept Builders, Inc. (Builders) and to sell the majority of the assets of Precept Holdings, Inc. (Holdings), the two subsidiaries that performed real estate and related construction activities.

    The Company owned 810 shares of Builders common stock, making it an 81% shareholder of Builders. Effective March 31, 1997, the Company obtained an additional 1,000 shares, increasing its ownership to 90.5%, in exchange for a contribution of capital of approximately $2.3 million. At an unspecified date within the next year, Builders expects to sell 100,000 shares of its common stock in a private offering to an officer of the Company, diluting the Company's ownership percentage to 1.8%. Consequently, in accordance with Accounting Principles Board Opinion No. 30, REPORTING THE RESULTS OF OPERATIONS--DISCONTINUED EVENTS AND EXTRAORDINARY ITEMS, the Company recorded the net assets of Builders at the estimated expected value remaining at the disposal date, which is zero.

    The Company also has decided to sell the majority of the assets of Holdings. The assets to be sold include two condominiums, a ranch, a restaurant, and a luxury suite at a local racing facility. The assets will be sold to entities controlled by certain officers and directors of the Company for cash. The Company has recorded a loss from disposal of these assets of $497,971, which includes $300,000 that the Company expects to incur for repairs related to the sale of the assets.

    Following is a summary of the net assets and results of operations of the two entities, which have been reported as discontinued operations for all periods presented in the Consolidated Balance Sheets and

                            PRECEPT INVESTORS, INC.

2. DISCONTINUED OPERATIONS (CONTINUED)
Consolidated Statements of Operations. Note: the net assets of the discontinued operations as of June 30, 1997, exclude amounts related to Builders, as described above.

                                                                       YEAR ENDED JUNE 30
                                                                   ---------------------------
                                                                       1996           1997
                                                                   -------------  ------------
Receivables and unbilled work....................................  $   9,584,987  $     66,055
Other current assets.............................................        432,855        34,907
Real estate, property, and equipment, net........................      3,663,996     3,988,007
Deferred income taxes............................................        267,427       --
Other non-current assets.........................................        257,168       --
                                                                   -------------  ------------
Total assets.....................................................     14,206,433     4,088,969
Payables and other accrued expenses..............................      7,535,180       525,286
Other current liabilities........................................        108,651       --
Non-current liabilities..........................................       --               3,437
                                                                   -------------  ------------
Net assets of discontinued operations............................  $   6,562,602  $  3,560,246
                                                                   -------------  ------------
                                                                   -------------  ------------

                                                                YEAR ENDED JUNE 30
                                                        ----------------------------------
                                                           1995        1996        1997
                                                        ----------  ----------  ----------
Net sales and other income............................  $15,165,647 $39,341,903 $82,661,862
Costs and expenses....................................  16,673,455  39,443,119  86,002,973
Loss from disposal....................................      --          --        (497,971)
                                                        ----------  ----------  ----------
Loss before income taxes..............................  (1,507,808)   (101,216) (3,839,082)
Income tax benefit....................................    (454,299)    (36,822)     --
                                                        ----------  ----------  ----------
Net loss from discontinued operations.................  $(1,053,509) $  (64,394) $(3,839,082)
                                                        ----------  ----------  ----------
                                                        ----------  ----------  ----------

    A federal net operating loss (NOL) carryforward of $2,895,036 was generated by discontinued operations during fiscal 1997. A deferred tax asset of $1,445,115 attributable to discontinued operations, most of which is applicable to this NOL, has been reserved for with a valuation allowance due to the uncertainty of the use of the asset to offset future taxable income of discontinued operations.

                            PRECEPT INVESTORS, INC.

3. PROPERTY AND EQUIPMENT

Property and equipment comprises:

                                                                            JUNE 30
                                                                   --------------------------
                                                 ESTIMATED LIVES       1996          1997
                                                 ----------------  ------------  ------------
Buildings......................................  17 to 20 years    $    772,814  $    772,814
Vehicles and equipment.........................  3 to 5 years         1,712,146     1,899,715
Leasehold improvements.........................  1 to 10 years          276,143       253,800
Capitalized leases.............................  2 to 5 years           --            784,931
                                                                   ------------  ------------
Accumulated depreciation.......................                       2,761,103     3,711,260
                                                                      1,444,748     1,853,467
                                                                   ------------  ------------
                                                                   $  1,316,355  $  1,857,793
                                                                   ------------  ------------
                                                                   ------------  ------------

4. LONG-TERM DEBT

Long-term debt at June 30 comprises:

                                                                                            1996          1997
                                                                                        ------------  ------------
Revolving line of credit secured by substantially all of the assets of the Company;
  interest accrues at prime plus .25% or LIBOR plus 2.5% (8.75% or 8.22%, respectively at June 30, 1997) for outstanding borrowings and .25% for unused borrowings
  (approximately $3.7 million at June 30, 1997); interest is paid monthly; due July
  1998................................................................................  $  4,500,139  $  6,275,000

Note payable to Texas Stadium Corporation; secured by stadium box; interest accrues at
  9% a year; paid annually............................................................       531,980       530,617

Other indebtedness....................................................................       681,993       237,187
                                                                                        ------------  ------------
                                                                                           5,714,112     7,042,804
Less current portion..................................................................       454,050        58,160
                                                                                        ------------  ------------
                                                                                        $  5,260,062  $  6,984,644
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    The revolving line of credit contains restrictions as to net worth, interest coverage, and fixed charge minimum levels as well as limitations on making certain investments and capital expenditures.

    The principal maturities of long-term debt at June 30, 1997, are as follows:

1998............................................................  $  58,160
1999............................................................     22,584
2000............................................................  6,299,616
2001............................................................     26,832
2002............................................................     29,246
Thereafter......................................................    606,366
                                                                  ---------
                                                                  $7,042,804
                                                                  ---------
                                                                  ---------

                            PRECEPT INVESTORS, INC.

5. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following summarizes fair value disclosures for financial instruments:

       SHAREHOLDER NOTES--The carrying amount of the Company's shareholder notes (Note 7) approximates their fair value. The carrying amount at June 30, 1997, represents the advances without accrued interest, which management believes is not impaired.

       LONG-TERM DEBT--The carrying amount of the Company's borrowings under its revolving credit agreement approximates its fair value. The fair value of other borrowings are not significant to the Company's financial statements.

6. TAXES

    The provision (benefit) for federal and state income taxes attributable to continuing operations for each of the fiscal years ended June 30 comprises:

                                                            1995         1996         1997
                                                         -----------  -----------  -----------
Current................................................  $   482,534  $   408,992  $   541,612
Deferred...............................................     (271,968)    (529,668)    (160,728)
                                                         -----------  -----------  -----------
                                                         $   210,566  $  (120,676) $   380,884
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

    The tax effects of temporary differences that give rise to significant portions of deferred tax assets consist of the following:

                                                                               JUNE
                                                                    --------------------------
                                                                        1996          1997
                                                                    ------------  ------------
Deferred tax assets:
  Accrued expenses................................................  $    844,240  $  1,318,401
  Asset book/tax basis difference.................................       725,600       943,344
  Investment basis difference.....................................       438,286       --
  Accrued compensation............................................       174,323        81,432
                                                                    ------------  ------------
Total deferred tax assets.........................................     2,182,449     2,343,177

Valuation allowance...............................................      (637,272)     (637,272)
                                                                    ------------  ------------
                                                                    $  1,545,177  $  1,705,905
                                                                    ------------  ------------
                                                                    ------------  ------------

    The valuation allowance exists principally due to uncertainty related to the timing and magnitude of future earnings and taxable transactions. The valuation allowance as of June 30, 1995 was $637,272.

                            PRECEPT INVESTORS, INC.

6. TAXES (CONTINUED)
    The provision for income taxes for income from continuing operations before taxes varies from the statutory U.S. federal income tax rate as a result of the following:

                                                             1995        1996         1997
                                                          ----------  -----------  ----------
Income tax expense at statutory rate....................  $  281,529  $  (131,393) $  310,247
State income expense, less federal benefit..............      11,146       13,945      58,530
Other...................................................     (82,109)      (3,228)     12,107
                                                          ----------  -----------  ----------
Income tax provision....................................  $  210,566  $  (120,676) $  380,884
                                                          ----------  -----------  ----------
                                                          ----------  -----------  ----------

    During fiscal 1996, the Company received a federal income tax refund related to New Precept physical inventory adjustments that pertain to years when the Company was a subsidiary of ACS. Under the Company's tax sharing agreement with ACS, the benefit of $615,000 accrued to the Company. At the time of formation of the Company on June 30, 1994, the assets and liabilities of the Company were recorded through recording of a capital contribution equal to the net book value of the assets and liabilities of the Company. Therefore, this refund has been credited directly to paid-in capital as it results from periods prior to the formation of the Company and would have impacted paid-in capital if it were known at June 30, 1994.

    Other expense in fiscal 1996 includes $400,000 primarily related to estimated interest accrued for sales tax settlements.

7. TRANSACTIONS WITH AFFILIATES AND STOCKHOLDERS

    In connection with the Reorganization (Note 1), the Company entered into a Reciprocal Services Agreement (the Services Agreement) with ACS, effective June 30, 1994. Under the terms of the Services Agreement, the Company will sell business forms and supplies and provide courier and administrative services at prices which result in an average gross margin of 20% (subsequent to June 30, 1997, the Services Agreement was amended to an average gross margin of 30%). Revenues for services provided to ACS under this agreement were $6,044,828, $6,003,473 and $5,431,109 in 1995, 1996 and 1997, respectively. Amounts due from
ACS were $1,091,254 and $478,915 at June 30, 1996 and 1997, respectively.

    In addition, the Company buys certain general and administrative services, including data processing, from ACS. The Company incurred expenses of $745,574, $335,613, $416,179, and to ACS in 1995, 1996, and 1997, respectively, for these services. The Company expects to discontinue the purchase of these services completely by December 31, 1997.

    In connection with the Reorganization (Note 1), shareholders of ACS receiving shares of the Company agreed to a "linked sales" arrangement for a two year period commencing June 30, 1994, and ending June 30, 1996. Under the arrangement, a selling shareholder of ACS stock was required to sell an equal number of shares of stock in the Company at approximately the same time. To accommodate the selling shareholders, if a third-party purchaser was not available, the Company agreed to purchase its shares at $1.26 a share, which amount was payable at the end of 15 years without interest. Common stock acquired under these arrangements was classified as treasury stock with the offsetting obligation reflected in long-term debt. The treasury stock and related debt are carried at this redemption price in these financial statements. During 1995 and 1996, the Company repurchased 54,653 and 97,150 shares for $68,863 and $122,408, respectively, which is classified as a reduction in shareholders' equity.

                            PRECEPT INVESTORS, INC.

7. TRANSACTIONS WITH AFFILIATES AND STOCKHOLDERS (CONTINUED)
    During fiscal year ended June 30, 1996, the Company loaned certain senior executives $759,976 to be used exclusively to purchase the Company's stock from selling shareholders. The notes are due in June 2005 or upon the sale or transfer of the underlying stock and are secured by the underlying stock. Interest accrues at the 90-day U.S. Treasury Bill rate as stated on June 5 of each year. In lieu of cash payment, annually on June 5, interest is added to the then outstanding principal amount of the advance. The shareholder notes have been paid down to $612,976. As of June 30, 1997, and June 30, 1996, this amount has been classified as a reduction in shareholders' equity and no interest income is being accrued by the Company.

    In conjunction with the exercise of stock options under the Company's stock option plan, $208,060 in notes receivable, with recourse, were issued by the Company for the purchase of the Company's stock by certain executives. As of June 30, 1997, shareholder notes of $208,060 have been classified as a reduction in shareholders' equity.

    Class B common stock is held exclusively by the major shareholder and is entitled to vote at 10 votes for each share held. Class A common stock receives one vote on matters subject to a vote of shareholders. During fiscal 1996, the remaining Class B shareholder, other than the major shareholder, converted 1,601,415 Class B shares into 1,601,415 Class A shares.

    During fiscal 1994, the Company entered into an agreement with its major shareholder, who also is a director of the Company, for the lease and purchase of a portion of a condominium building (Condominium) for the Company's original cost basis. The agreement, as amended, provides for the major shareholder to receive a waiver of all lease payments, which approximate $9,400 per month, until said sale. During fiscal 1994, the Company considered the original cost basis of the Condominium impaired by $100,000, which approximated the decrease in value caused by identified structural damage, and expensed the amount of this impairment. In fiscal 1995, the Company identified additional impairment of value of approximately $500,000, due to further structural damage not identified in the previous year, and accordingly expensed this amount during fiscal 1995. The adjusted cost of the Condominium is recorded as real estate, property, and equipment in net assets of discontinued operations and now represents the new purchase price of the Condominium. The Company currently anticipates completing the sale of the Condominium in conjunction with the sale of the majority of the assets of Holdings (see Note 2).

8. EMPLOYEE BENEFIT PLAN

    New Precept maintains a 401(k) plan (the Plan) which is available to qualified Company employees meeting certain eligibility requirements. Participants may contribute up to 15% of their aggregate compensation as defined in the Plan. On a discretionary basis, the Company may match up to 6% of participants' aggregate compensation. The Company made no contributions during fiscal 1995, 1996, and 1997.

                            PRECEPT INVESTORS, INC.

9. STOCK OPTION PLAN

    In December 1996, the Company adopted a stock option plan. The plan authorizes the grant of up to 1,300,000 shares of the Company's Class A Common Stock in the form of non-qualified stock options. Generally, options granted vest on a pro-rata basis over a five year period, although the vesting period may be modified at the time of grant by the administrator of the plan. The term of the options granted is at the discretion of the administrator, but not to exceed ten years. During January 1997, 1,194,800 options were granted, with immediate vesting, and exercised for one share each of Common Stock at an exercise price of $0.20 each. In April 1997, 103,000 options were granted, with immediate vesting and an exercise price of $0.20. These options remain outstanding as of June 30, 1997 and are not exercisable until certain provisions of the grant are met. As of June 30, 1997, 2,200 shares of Class A Common Stock remain reserved for future issuance under the stock option plan.

10. LEASES

    The Company enters into operating and capital lease agreements for facilities, vehicles, and office equipment in the normal course of business. Rent expense from operating leases approximated $1,178,788, $1,847,250, and $2,160,719, for the years ended June 30, 1995, 1996, and 1997, respectively.

    Future minimum payments under the capital leases and non-cancelable operating leases with initial or remaining terms of one year or more consisted of the following at June 30, 1997:

                                                                       CAPITAL     OPERATING
                                                                        LEASES       LEASE
                                                                      ----------  ------------
1998................................................................  $  243,490  $  1,791,770
1999................................................................     226,142     1,660,121
2000................................................................     160,445     1,291,605
2001................................................................     168,335       993,862
2002................................................................      38,145        11,386
Thereafter..........................................................      --             3,450
                                                                      ----------  ------------
Total minimum lease payments........................................     836,557  $  5,752,194
                                                                                  ------------
                                                                                  ------------
Less amounts representing interest..................................     134,268
                                                                      ----------
Present value of net minimum lease payments.........................  $  702,289
                                                                      ----------
                                                                      ----------

11. ACQUISITIONS

    During fiscal 1995, the Company acquired the assets, primarily customer contracts, of a business forms distributor. The transaction was accounted for using the purchase method of accounting. The acquisition terms included the payment of $350,000 plus provisions to allow the seller to receive up to an additional $1,150,000 contingent consideration upon the performance of the business over a 12 year period. Approximately $531,000 and $265,000 of the contingent consideration was earned during fiscal years 1995 and 1996, respectively, and recorded as additional purchase price. As of June 30, 1997, no additional contingent consideration related to this transaction is required.

    During fiscal 1996, the Company acquired the assets, primarily customer contracts, of Central Ohio Business Forms, Inc., a business forms distributor, and another business forms distributor, for a total of $3,056,000 plus up to $3.5 million of contingent consideration based on the subsequent operating results of the businesses for an agreed upon amount of time. The acquisitions were accounted for using the purchase

                            PRECEPT INVESTORS, INC.

11. ACQUISITIONS (CONTINUED)
method of accounting. Approximately $143,000 and $252,000 of the contingent consideration was earned during fiscal years 1996 and 1997, respectively, and recorded as additional purchase price. As of June 30, 1997, no additional contingent consideration related to the Central Ohio Business Forms, Inc. transaction is required since the Company entered into an agreement whereby all rights to any additional contingent consideration were terminated in exchange for a lump sum of $200,000 recorded in fiscal year 1997.

    During fiscal 1997, the Company completed the purchase of certain assets of two business forms distributors for a total of $908,000 plus up to $6.3 million of contingent consideration based on the subsequent operating results of one of the businesses over a five year period. The acquisitions were accounted for using the purchase method of accounting with the majority of the purchase price attributable to customer contracts, accounts receivable, inventory, and fixed assets. The transactions resulted in the recording of $271,285 in goodwill in fiscal 1997. Approximately $101,000 of the contingent consideration was earned during fiscal year 1997 and recorded as additional purchase price.

    The above acquisitions resulted in increases of intangible assets of approximately $881,000, $3,285,000, and $1,075,000 in fiscal years 1995, 1996, and 1997, respectively.

    Results of operations for these acquisitions have been included in the consolidated results of operations since the date of acquisition. The following table presents the unaudited pro forma results of operations as if the acquisitions had occurred at the beginning of each respective period presented. Pro forma adjustments reflect additional amortization expense based on the fair value of the assets acquired as if the acquisitions had occurred at the beginning of the periods presented. Pro forma adjustments also reflect additional interest expense due to additional borrowings required to fund the purchase price of each acquisition and income tax effects of the pro forma adjustments. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisitions been made as of those dates or of results which may occur in the future.

                                                                                        JUNE 30
                                                                      -------------------------------------------
                                                                          1995           1996           1997
                                                                      -------------  -------------  -------------
                                                                                      (UNAUDITED)
Total revenues......................................................  $  79,961,135  $  82,431,381  $  82,317,092
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Income (loss) from continuing operations............................      1,803,313       (304,247)       490,018
Loss from discontinued operations...................................     (1,053,509)       (64,394)    (3,839,082)
                                                                      -------------  -------------  -------------
Net (loss) income...................................................  $     749,804  $    (368,641) $  (3,349,064)
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Earnings (loss) per common share:
  Income (loss) from continuing operations..........................  $        0.15  $       (0.02) $        0.04
Loss from discontinued operations...................................          (0.09)         (0.01)         (0.33)
                                                                      -------------  -------------  -------------
                                                                      $        0.06  $       (0.03) $       (0.29)
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

12. SEGMENT INFORMATION

    The Company operates principally in the business products and transportation industry segments. Operations in the business products segment involves arranging for the manufacture, storage, and distribution of business forms, computer supplies, advertising information, and other related business products for mid-to large-sized corporate customers. Operations in the transportation segment primarily

                            PRECEPT INVESTORS, INC.

12. SEGMENT INFORMATION (CONTINUED)
involve courier and chauffeured vehicle services. Total revenue by industry includes both sales to unaffiliated customers, as reported in the Company's consolidated income statement, and intersegment sales, which are eliminated in consolidation of the Company's financial statements. Intersegment sales included in operating profits below were $31,350, $35,735, and $25,028 for the business products segment and $155,617, $230,165, and $220,363 for the transportation segment for the years ended June 30, 1995, 1996, and 1997, respectively.

    In computing operating income (loss), none of the following items have been added or deducted: general corporate expenses (these expenses were included in the computation of Corporate and Other operating income (loss)), interest expense, income taxes, and loss from discontinued operations. The following details depreciation and capital expenditures for each fiscal year by segment. Identifiable assets by industry segment are those assets that are used in the Company's operations in each industry. Corporate assets are principally cash and certain investments.

    Segment data as of and for the years ended June 30 are as follows:

                                                                          1995           1996           1997
                                                                      -------------  -------------  -------------
Operating income (loss):
  Business Products.................................................  $   1,034,768  $     329,677  $   1,164,802
  Transportation....................................................       (419,637)        88,582       (116,271)
  Other and Corporate...............................................        361,231        (87,943)       289,273
                                                                      -------------  -------------  -------------
Total...............................................................  $     976,362  $     330,316  $   1,337,804
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Depreciation and amortization:
  Business Products.................................................  $     986,658  $   1,066,228  $   1,046,948
  Transportation....................................................        452,960        316,611        414,717
  Other and Corporate...............................................         76,422         72,958         36,808
                                                                      -------------  -------------  -------------
Total...............................................................  $   1,516,040  $   1,455,797  $   1,498,473
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Capital expenditures:
  Business Products.................................................  $     113,500  $     355,491  $      91,975
  Transportation....................................................          7,250       --               77,950
  Other and corporate...............................................       --             --             --
                                                                      -------------  -------------  -------------
Total...............................................................  $     120,750  $     355,491  $     169,925
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Identifiable assets:
  Business Products.................................................  $  15,134,272  $  20,084,085  $  20,179,707
  Transportation....................................................      2,266,758      2,488,849      1,247,953
  Other and Corporate...............................................      1,884,332      3,555,612      4,303,102
                                                                      -------------  -------------  -------------
Total...............................................................  $  19,285,362  $  26,128,546  $  25,730,762
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

13. TRANSACTION WITH USTS

    Effective March 7, 1997, the Company entered into a letter of intent (Letter) to merge with U.S. Transportation Systems, Inc. (USTS). USTS is engaged in business areas which relate to transportation, including providing bus, chauffeured vehicle, motor vehicle, package, and delivery transportation-related

                            PRECEPT INVESTORS, INC.

13. TRANSACTION WITH USTS (CONTINUED)
services. The terms of the Letter have been modified such that upon consummation of the transaction, the Company will purchase nearly all of the operating assets and assume certain operating liabilities of USTS. The transaction will be structured as a tax-free reorganization under Internal Revenue Code Section 368(a)(1)(C) (type C reorganization). In conjunction with the plan of reorganization, all outstanding shares of the Company shall be split into an aggregate of 36,000,000 shares. In addition, 9.6 million shares of Class A common stock will be exchanged as consideration to USTS for the net assets acquired. As a result, the outstanding shares will total 45,612,500. The Company will register its common stock with the Securities and Exchange Commission in a Form S-4 registration statement. USTS is required to liquidate or dissolve as a corporation and distribute its Precept shares to existing shareholders for the transaction to qualify with the Internal Revenue Service as a type C reorganization. The transaction will be accounted for using the purchase method of accounting with Precept as the purchaser.

14. SUBSEQUENT EVENTS

    On July 2, 1997, the Company entered into a new revolving credit agreement with another financial institution for borrowings not to exceed $10,000,000 (new line of credit) and terminated the existing outstanding line of credit (old line of credit). The new line of credit includes restrictions as to the current ratio and debt service coverage as well as borrowing restrictions based upon accounts receivable and inventory. The new line of credit is secured by substantially all of the assets of the continuing operations of the Company. Interest accrues at prime or LIBOR plus 1.75%, 2.25%, or 2.5% for outstanding borrowings and .25% for unused borrowings. The additional percentage points added to the LIBOR rate are dependent upon the Company's Senior Funded Debt to EBITDA ratio at the beginning of each month the LIBOR based borrowing is renewed. Interest is paid monthly. The principal balance of the line of credit is due and payable on June 30, 2000.

    Subsequent to June 30, 1997, the Company completed acquisitions of certain assets of two business forms distributors for a total of $955,000, comprised of $435,000 in cash and $520,000 in notes payable, plus up to $670,000 of contingent consideration based on the subsequent operating results of the businesses over a five year period. The acquisitions will be accounted for using the purchase method of accounting with the majority of the purchase price attributable to customer contracts.

                            PRECEPT INVESTORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                        JUNE 30,
                                                                                          1997
                                                                                      ------------  SEPTEMBER 30,
                                                                                                        1997
                                                                                                    -------------
                                                                                                     (UNAUDITED)
                                       ASSETS
Current assets:
  Cash and cash equivalents.........................................................  $  2,496,029   $ 1,704,676
  Trade receivables, net of $288,000 and $321,000 allowance for doubtful accounts,
    respectively....................................................................     9,229,452    10,119,761
  Accounts receivable from affiliates...............................................       503,571       524,174
  Other receivables.................................................................       456,942       520,812
  Inventory.........................................................................     2,569,498     2,828,884
  Other current assets..............................................................       642,819       630,042
  Income taxes refundable...........................................................       277,766       215,830
  Deferred income taxes.............................................................     1,090,886     1,090,886
  Net assets of discontinued operations.............................................     3,560,246     3,622,019
                                                                                      ------------  -------------
Total current assets................................................................    20,827,209    21,257,084

Property and equipment, net of accumulated depreciation.............................     1,857,793     1,803,387
Intangible assets, net of accumulated amortization..................................     4,790,608     5,474,760
Deferred incomes taxes..............................................................       615,019       615,019
Other assets........................................................................     1,200,379     1,326,288
                                                                                      ------------  -------------
Total assets........................................................................  $ 29,291,008   $30,476,538
                                                                                      ------------  -------------
                                                                                      ------------  -------------
                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.................................................  $     58,160   $    45,915
  Current portion of capital lease obligations......................................       185,055       185,055
  Trade accounts payable............................................................     4,735,411     6,351,991
  Sales taxes payable...............................................................     1,181,047       995,256
  Accrued compensation..............................................................     1,132,015       786,942
  Other accounts payable and accrued expenses.......................................     1,192,475       880,921
                                                                                      ------------  -------------
Total current liabilities...........................................................     8,484,163     9,246,080
Long-term debt......................................................................     6,984,644     7,462,857
Capital lease obligations, less current portion.....................................       517,234       492,503
Shareholders' equity:
  Class A common stock, $.01 par value:
    Authorized shares--17,195,742
    Issued shares--8,361,647........................................................        83,616        83,616
  Class B common stock, $.01 par value:
  Authorized, issued and outstanding shares--3,202,843..............................        32,028        32,028
    Additional paid-in capital......................................................    17,676,797    17,676,797
    Accumulated deficit.............................................................    (3,475,167)   (3,505,036)
                                                                                      ------------  -------------
                                                                                        14,317,274    14,287,405
  Class A treasury stock, at cost:
    Shares--151,803.................................................................      (191,271)     (191,271)
    Shareholder notes for stock purchases...........................................      (821,036)     (821,036)
                                                                                      ------------  -------------
Total shareholders' equity..........................................................    13,304,967    13,275,098
                                                                                      ------------  -------------
Total liabilities and shareholders' equity..........................................  $ 29,291,008   $30,476,538
                                                                                      ------------  -------------
                                                                                      ------------  -------------

                            SEE ACCOMPANYING NOTES.

                            PRECEPT INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                                                          THREE MONTHS ENDED
                                                                                             SEPTEMBER 30
                                                                                     ----------------------------
                                                                                         1996           1997
                                                                                     -------------  -------------
Revenues:
  Business Products................................................................  $  18,198,109  $  17,296,931
  Transportation...................................................................  $   1,614,546      1,638,547
                                                                                     -------------  -------------
                                                                                        19,812,655     18,935,478
Costs and expenses:
  Costs of goods sold..............................................................     12,510,280     11,797,855
  Selling, general, and administrative.............................................      6,593,560      6,538,777
  Depreciation and amortization....................................................        354,384        245,277
                                                                                     -------------  -------------
                                                                                        19,458,224     18,581,909
                                                                                     -------------  -------------
Operating income...................................................................        354,431        353,569

Interest expense...................................................................        122,570        125,359
                                                                                     -------------  -------------
Income from continuing operations before income taxes..............................        231,861        228,210
Income tax provision...............................................................         97,382         93,102
                                                                                     -------------  -------------
Income from continuing operations..................................................        134,479        135,108

Discontinued operations:
  Discontinuation of Precept Holdings, Inc.:
    Loss from discontinued operations, net of applicable income taxes..............       (122,046)      (164,977)
    Discontinuation of Precept Builders, Inc.:
      Income from discontinued operations, net of applicable income taxes..........        207,732       --
                                                                                     -------------  -------------
Income (loss) from discontinued operations.........................................         85,686       (164,977)
                                                                                     -------------  -------------
Net income (loss)..................................................................  $     220,165  $     (29,869)
                                                                                     -------------  -------------
                                                                                     -------------  -------------

Net earnings (loss) per common share:
  Income from continuing operations................................................  $        0.01  $        0.01
  Income (loss) from discontinued operations.......................................           0.01          (0.01)
                                                                                     -------------  -------------
Net earnings (loss) per common share...............................................  $        0.02  $        0.00
                                                                                     -------------  -------------
                                                                                     -------------  -------------

Weighted average common shares outstanding.........................................     11,515,687     11,515,687
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                            SEE ACCOMPANYING NOTES.

                            PRECEPT INVESTORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                                          THREE MONTHS ENDED
                                                                                             SEPTEMBER 30
                                                                                     ----------------------------
                                                                                         1996           1997
                                                                                     -------------  -------------
NET CASH USED IN OPERATING ACTIVITIES..............................................  $     (98,356) $    (483,045)

INVESTING ACTIVITIES
Acquisitions, including earnout payments...........................................       (669,342)      (496,941)
Acquisition of property and equipment, net.........................................       (433,348)      (157,184)
                                                                                     -------------  -------------
Net cash used in investing activities..............................................     (1,102,690)      (654,125)

FINANCING ACTIVITIES
Payments on long-term debt.........................................................       (275,843)       (12,245)
Principal payments on capitalized lease obligations................................        (20,661)       (24,731)
Borrowings on revolving line of credit.............................................        746,552      2,781,018
Payments on revolving line of credit...............................................       (907,380)    (2,302,805)
                                                                                     -------------  -------------
Net cash provided by (used in) financing activities................................       (457,332)       441,237
                                                                                     -------------  -------------
Net decrease in cash and cash equivalents..........................................     (1,658,378)      (695,933)
Cash and cash equivalents at beginning of period...................................      3,879,458      2,496,029
                                                                                     -------------  -------------
Cash and cash equivalents at end of period.........................................  $   2,221,080  $   1,800,096
                                                                                     -------------  -------------
                                                                                     -------------  -------------
SUPPLEMENTAL DISCLOSURES
Cash paid for:
  Interest expense.................................................................  $     146,842  $     200,813
                                                                                     -------------  -------------
                                                                                     -------------  -------------
  Income taxes.....................................................................  $     123,005  $      26,586
                                                                                     -------------  -------------
                                                                                     -------------  -------------

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the three months ended September 30, 1996, the Company entered into capitalized leases at a recorded value of $196,233.

During the three months ended September 30, 1997, the Company issued $520,000 in notes payable for consideration in two acquisitions.

                            SEE ACCOMPANYING NOTES.

                            PRECEPT INVESTORS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1.  MANAGEMENT'S REPRESENTATION

    In the opinion of management, the accompanying unaudited financial statements present fairly, in all material respects, the financial position of Precept Investors, Inc. and the results of their operations and their cash flows for the three months ended September 30, 1996 and 1997 and, accordingly, all adjustments (which include only normal recurring adjustments) necessary to permit fair presentation have been made. Certain information and footnote disclosures normally required by financial accounting principles have been condensed or omitted. It is recommended that these statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 1997 annual report. The results of operations for the period ended September 30, 1997 are not necessarily indicative of the operating results for the full year.

2.  SELECTED SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents reflected in the Consolidated Statement of Cash Flows also include amounts related to discontinued operations of $-0- and $95,420 as of June 30, 1997 and September 30, 1997.

EARNINGS PER SHARE

    Earnings per share computations are based upon the weighted average of common shares outstanding during the year. Stock options granted during fiscal 1997 have been treated as outstanding for all periods presented.

3. ACQUISITIONS

    During the three months ended September 30, 1997, the Company completed acquisitions of certain assets of two business forms distributors for a total of $955,000, comprised of $435,000 in cash and $520,000 in notes payable, plus up to $670,000 of contingent consideration based on the subsequent operating results of the businesses over a five year period. The acquisitions were accounted for using the purchase method of accounting with the majority of the purchase price attributable to customer contracts.

4. SUBSEQUENT EVENTS

    In February, 1997, the Company decided to reduce its investment in Precept Builders, Inc. (Builders), a subsidiary of Precept that performed construction activities. The Company owned 810 shares of Builders common stock, making it an 81% shareholder of Builders. Effective March 31, 1997, the Company obtained an additional 1,000 shares, increasing its ownership to 90.5%, in exchange for a contribution of capital of approximately $2.3 million. As of June 30, 1997, Builders expected to sell 100,000 shares of its common stock in a private offering to an officer of the Company, diluting the Company's ownership percentage to 1.8%. Consequently, the financial position and operations of Builders would no longer be consolidated in the Company's financial statements, and the cost method of accounting would be used. Considering the value of the subsequent interest in Builders would not be significant, Precept wrote off its entire investment in Builders during June 1997. On December 2, 1997, the private offering was consummated.

                            PRECEPT INVESTORS, INC.

                                  (UNAUDITED)

4. SUBSEQUENT EVENTS (CONTINUED)
    Subsequent to September 30, 1997, the Company completed acquisitions of certain assets of two business forms distributors and one chauffeured vehicle service company for a total of $1,740,000, comprised of $1,240,000 in notes payable, $146,000 in assumed debt and 250 shares of common stock of a Precept subsidiary, which can subsequently be exchanged into shares of Precept common stock equal to a fair value of $354,000 at time of exchange, or for a note equal to $354,000. The acquisitions will be accounted for using the purchase method of accounting with the majority of the purchase price attributable to customer contracts.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
U.S. Transportation Systems, Inc.

    We have audited the accompanying consolidated balance sheet of U.S. Transportation Systems, Inc. and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of U.S. Transportation Systems, Inc. and subsidiaries as of December 31, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

Mahoney Cohen & Company, CPA, P.C.
New York, New York
March 26, 1997, except for Note 14
relating to the sale of ASI, as to which the date is March 28, 1997.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1996

                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents..........................................................................  $3,392,629
  Cash--restricted...................................................................................     159,747
  Accounts receivable, net of allowance for doubtful accounts of $546,000 (Note 3)...................   4,995,999
  Notes receivable...................................................................................     930,584
  Net investment in sales-type leases (Note 2).......................................................     840,263
  Inventories (Note 1)...............................................................................     594,275
  Prepaid and other current assets...................................................................     653,521
                                                                                                       ----------
    TOTAL CURRENT ASSETS.............................................................................  11,567,018
                                                                                                       ----------
PROPERTY, PLANT AND EQUIPMENT:
  Revenue equipment (Notes 3 and 4)..................................................................   7,714,168
  Land and buildings.................................................................................   1,020,770
  Other..............................................................................................   1,897,346
                                                                                                       ----------
    Total--at cost...................................................................................  10,632,284
  Less: Accumulated depreciation and amortization....................................................  (3,188,342)
                                                                                                       ----------
PROPERTY, PLANT AND EQUIPMENT-- NET..................................................................   7,443,942
                                                                                                       ----------
NET ASSETS HELD FOR SALE (Note 14)...................................................................   4,591,806
                                                                                                       ----------
OTHER ASSETS:
  Net investment in sales-type leases (Note 2).......................................................   1,520,474
  Goodwill, net of accumulated amortization of $496,075 (Note 1).....................................   1,461,093
  Other intangible assets, net of accumulated amortization of $172,026 (Note 1)......................     986,974
  Notes receivable...................................................................................     354,218
  Other assets.......................................................................................     402,305
                                                                                                       ----------
TOTAL OTHER ASSETS...................................................................................   4,725,064
                                                                                                       ----------
TOTAL ASSETS.........................................................................................  $28,327,830
                                                                                                       ----------
                                                                                                       ----------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Cash overdraft.....................................................................................  $  395,156
  Notes payable (Note 4).............................................................................   1,580,269
  Line of credit (Note 3)............................................................................   3,093,044
  Accounts payable...................................................................................     998,347
  Accrued liabilities................................................................................     471,409
  Due to related party (Note 9)......................................................................     439,646
                                                                                                       ----------
TOTAL CURRENT LIABILITIES............................................................................   6,977,871
                                                                                                       ----------
LONG-TERM OBLIGATIONS, NET OF CURRENT MATURITIES:
  Notes payable (Note 4).............................................................................   3,710,740
  Due to related party (Note 9)......................................................................     665,468
                                                                                                       ----------
TOTAL LONG-TERM OBLIGATIONS, NET OF CURRENT MATURITIES...............................................   4,376,208
                                                                                                       ----------
COMMITMENTS AND CONTINGENCIES (Notes 5, 10, 11, 18)
STOCKHOLDERS' EQUITY (Notes 11 and 20):
  Preferred stock--par value $.01 per share, redemption value $10.00 per share:
    Authorized--10,000,000 shares....................................................................
    Issued and outstanding--180,000 shares...........................................................   1,800,000
  Common stock--par value $.01 per share:
    Authorized--50,000,000 shares....................................................................
    Issued and outstanding--6,801,512 shares.........................................................      68,015
  Additional paid-in capital.........................................................................  29,204,181
  Stock subscription receivable......................................................................     (37,785)
  Deferred compensation (Note 11)....................................................................    (545,089)
  Accumulated deficit................................................................................  (13,515,571)
                                                                                                       ----------
TOTAL STOCKHOLDERS' EQUITY...........................................................................  16,973,751
                                                                                                       ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...........................................................  $28,327,830
                                                                                                       ----------
                                                                                                       ----------

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                            1996          1995
                                                                                        ------------  ------------
REVENUES..............................................................................  $ 21,509,751  $ 13,670,321
                                                                                        ------------  ------------
EXPENSES:
  Cost of goods sold..................................................................       996,673     2,180,195
  Operating expenses for services.....................................................    12,376,818     5,814,900
  Selling, general and administrative.................................................     8,253,096     3,149,187
  Depreciation expense................................................................       973,570       607,095
  Rent expense........................................................................     1,300,311       404,147
  Amortization of intangible assets...................................................       425,579       124,861
                                                                                        ------------  ------------
TOTAL EXPENSES........................................................................    24,326,047    12,280,385
                                                                                        ------------  ------------
(LOSS) INCOME FROM OPERATIONS.........................................................    (2,816,296)    1,389,936
                                                                                        ------------  ------------
OTHER INCOME (EXPENSES):
  Interest expense....................................................................      (617,029)     (339,042)
  Interest income.....................................................................       387,305       276,054
  Gain / (loss) on sales of assets....................................................        54,680      (419,775)
  Loss on Mt. View Settlement.........................................................      (215,500)      (75,796)
  Other expenses......................................................................       (69,395)      (34,135)
                                                                                        ------------  ------------
    Other expenses, net...............................................................      (459,939)     (592,694)
                                                                                        ------------  ------------
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES..........................    (3,276,235)      797,242
INCOME TAX EXPENSE (BENEFIT)..........................................................       750,000      (364,000)
                                                                                        ------------  ------------
(LOSS) INCOME FROM CONTINUING OPERATIONS..............................................    (4,026,235)    1,161,242
                                                                                        ------------  ------------
DISCONTINUED OPERATIONS (Note 14):
Discontinuation of custom equipment manufacturing segment:
  (Loss) income from custom equipment manufacturing operations........................    (1,787,859)       94,545
  Estimated losses during phase-out period (Note 14)..................................      (196,843)      --
Discontinuation of entertainment ticket segment:
  (Loss) income from entertainment operations.........................................      (683,514)       35,330
Adjustment of estimated loss on disposal of charter segment, net of income tax benefit
 of $86,000 in 1995 (Note 14).........................................................       --           (167,199)
                                                                                        ------------  ------------
LOSS FROM DISCONTINUED OPERATIONS.....................................................    (2,668,216)      (37,324)
                                                                                        ------------  ------------
NET (LOSS) INCOME.....................................................................    (6,694,451)    1,123,918
LESS: PREFERRED DIVIDEND..............................................................       169,335       191,700
                                                                                        ------------  ------------
NET (LOSS) INCOME APPLICABLE TO COMMON SHAREHOLDERS...................................  $ (6,863,786) $    932,218
                                                                                        ------------  ------------
                                                                                        ------------  ------------
(LOSS) EARNINGS PER COMMON SHARE:
  (Loss) income from continuing operations............................................  $      (1.04) $        .53
  (Loss) from discontinued operations.................................................          (.66)         (.02)
                                                                                        ------------  ------------
(LOSS) EARNINGS PER COMMON SHARE......................................................  $      (1.70) $        .51
                                                                                        ------------  ------------
                                                                                        ------------  ------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING............................................     4,036,930     1,823,588
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                               COMMON STOCK           PREFERRED STOCK       ADDITIONAL   STOCK SUB-    DEFERRED
                                           ---------------------  -----------------------    PAID-IN      SCRIPTION    COMPEN-
                                             SHARES     AMOUNT     SHARES       AMOUNT       CAPITAL     RECEIVABLE     SATION
                                           ----------  ---------  ---------  ------------  ------------  -----------  ----------
Balance, December 31, 1994...............   1,222,198  $  12,222    180,000  $  1,800,000  $ 13,570,093   $  --       $ (811,359)
                                           ----------  ---------  ---------  ------------  ------------  -----------  ----------
Preferred stock issuance.................      --         --        170,000     2,040,000    (1,073,524)     --           --
Preferred stock conversion...............     425,000      4,250   (170,000)   (2,040,000)    2,035,750      --           --
Restricted stock grant issuance..........      --         --         --           --            --           --          135,667
Stock options issued.....................      --         --         --           --            --           --           17,188
Preferred dividends......................       9,580         96     --           --                (96)     --           --
Common stock issued in connection with
  purchase of Armstrong Freight
  Express................................     130,000      1,300     --           --            564,200      --           --
Common stock issued in connection with
  purchase of Trans-Lynx Express.........      19,424        194     --           --             84,296      --           --
Common stock issued in connection with
  purchase of Automated Solutions........     300,000      3,000     --           --          1,347,000      --           --
Common stock issued in exchange for
  consulting services....................      55,833        558     --           --            242,067      --           --
Common stock issued in connection with
  contract settlement....................       8,333         83     --           --             36,167     (36,250)      --
Stock options exercised..................      61,667        617     --           --            250,558    (254,035)      --
Net income...............................      --         --         --           --            --           --           --
                                           ----------  ---------  ---------  ------------  ------------  -----------  ----------
Balance, December 31, 1995...............   2,232,035  $  22,320    180,000  $  1,800,000  $ 17,056,511   $(290,285)  $ (658,504)
                                           ----------  ---------  ---------  ------------  ------------  -----------  ----------
Net proceeds from exercise of warrants
  and options............................      60,000        600     --           --            206,900      --           --
Common stock issued in connection with
  purchase of Krogel Freight.............      18,333        183     --           --             54,817      --           --
Preferred stock issuance.................      --         --            300       300,000       (43,272)     --           --
Conversion of debentures into common
  stock..................................     753,667      7,537     --           --          1,768,751      --           --
Preferred stock conversion...............      88,889        889       (300)     (300,000)      299,111      --           --
Restricted stock grant issuance..........      --         --         --           --            --           --          113,415
Preferred stock dividends................      --         --         --           --            --           --           --
Repurchase of common stock...............     (47,500)      (475)    --           --            (89,495)     --           --
Common stock issued in connection with
  bridge loan............................     109,957      1,100     --           --            248,454      --           --
Common stock offering net of offering
  costs of $1,500,208....................   1,705,043     17,050     --           --          4,996,006      --           --
Common stock issued in connection with
  consulting services....................     314,167      3,142     --           --            874,733     252,500       --
Common stock issued in connection with
  employment contracts...................      16,667        167     --           --            124,833      --           --
Common stock issued in connection with
  purchase of BancPro Transportation and
  employment agreement...................     336,000      3,360     --           --            864,540      --           --
Common stock issued in exchange for
  covenant not-to-compete................     199,444      1,994     --           --            548,006      --           --
Change in features of preferred stock....      --         --         --           --            680,000      --           --
Obligation to issue 1,000,000 shares of
  common stock in regards to long-term
  employment agreement with Company
  officer................................   1,000,000     10,000     --           --          1,552,500      --           --
Other....................................      14,810        148     --           --             61,786      --           --
Net loss.................................      --         --         --           --            --           --           --
                                           ----------  ---------  ---------  ------------  ------------  -----------  ----------
Balance, December 31, 1996...............   6,801,512  $  68,015    180,000  $  1,800,000  $ 29,204,181   $ (37,785)  $ (545,089)
                                           ----------  ---------  ---------  ------------  ------------  -----------  ----------
                                           ----------  ---------  ---------  ------------  ------------  -----------  ----------

                                             RETAINED
                                             EARNINGS
                                             (DEFICIT)       TOTAL
                                           -------------  ------------
Balance, December 31, 1994...............  $  (7,555,263) $  7,015,693
                                           -------------  ------------
Preferred stock issuance.................       --             966,476
Preferred stock conversion...............       --             --
Restricted stock grant issuance..........       --             135,667
Stock options issued.....................       --              17,188
Preferred dividends......................       (220,440)     (220,440)
Common stock issued in connection with
  purchase of Armstrong Freight
  Express................................       --             565,500
Common stock issued in connection with
  purchase of Trans-Lynx Express.........       --              84,490
Common stock issued in connection with
  purchase of Automated Solutions........       --           1,350,000
Common stock issued in exchange for
  consulting services....................       --             242,625
Common stock issued in connection with
  contract settlement....................       --             --
Stock options exercised..................       --              (2,860)
Net income...............................      1,123,918     1,123,918
                                           -------------  ------------
Balance, December 31, 1995...............  $  (6,651,785) $ 11,278,257
                                           -------------  ------------
Net proceeds from exercise of warrants
  and options............................       --             207,500
Common stock issued in connection with
  purchase of Krogel Freight.............       --              55,000
Preferred stock issuance.................       --             256,728
Conversion of debentures into common
  stock..................................       --           1,776,288
Preferred stock conversion...............       --             --
Restricted stock grant issuance..........       --             113,415
Preferred stock dividends................       (169,335)     (169,335)
Repurchase of common stock...............       --             (89,970)
Common stock issued in connection with
  bridge loan............................       --             249,554
Common stock offering net of offering
  costs of $1,500,208....................       --           5,013,056
Common stock issued in connection with
  consulting services....................       --           1,130,375
Common stock issued in connection with
  employment contracts...................       --             125,000
Common stock issued in connection with
  purchase of BancPro Transportation and
  employment agreement...................       --             867,900
Common stock issued in exchange for
  covenant not-to-compete................       --             550,000
Change in features of preferred stock....       --             680,000
Obligation to issue 1,000,000 shares of
  common stock in regards to long-term
  employment agreement with Company
  officer................................       --           1,562,500
Other....................................       --              61,934
Net loss.................................     (6,694,451)   (6,694,451)
                                           -------------  ------------
Balance, December 31, 1996...............  $ (13,515,571) $ 16,973,751
                                           -------------  ------------
                                           -------------  ------------

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                                         1996           1995
                                                                                                     -------------  -------------
OPERATING ACTIVITIES:
Income / (Loss) from continuing operations.........................................................  $  (4,026,235) $   1,161,242
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
  Depreciation and amortization....................................................................      1,399,149        731,956
  Amortization of deferred compensation............................................................        113,415        152,855
  Deferred tax benefit.............................................................................        750,000       (450,000)
  Stock issued in exchange for consulting services.................................................      1,030,410       --
  Write off of notes receivable....................................................................       --               75,796
  Loss on Mt. View settlement......................................................................        215,500       --
  Bad debt expense.................................................................................        339,969       --
  Changes in features of preferred stock...........................................................        680,000       --
  Obligation to issue stock in regards to long-term employment agreement...........................      1,562,500       --
  Loss / (gain) on sales of assets.................................................................        (54,680)       419,775
  Other............................................................................................         94,605       --
  Change in assets and liabilities:
    Accounts receivable............................................................................     (1,774,357)      (452,231)
    Inventories....................................................................................       (381,542)      (300,655)
    Other receivables..............................................................................       --              (14,980)
    Prepaid and other current assets...............................................................        311,361       (279,566)
    Other intangibles..............................................................................        (50,000)      --
    Accounts payable...............................................................................        476,924       (762,358)
    Accrued liabilities............................................................................         31,609       (280,481)
                                                                                                     -------------  -------------
Net cash provided by continuing operations.........................................................        718,628          1,353
                                                                                                     -------------  -------------
Loss from discontinued operations..................................................................     (2,668,216)       (37,324)
  Adjustments to reconcile loss to net cash used in discontinued operations:
    Depreciation and amortization..................................................................        611,031        306,482
    Change in net assets and liabilities and losses of discontinued operations.....................     (1,504,394)    (1,098,916)
                                                                                                     -------------  -------------
Net cash used in discontinued operations...........................................................     (3,561,579)      (829,758)
                                                                                                     -------------  -------------
NET CASH USED IN OPERATING ACTIVITIES..............................................................     (2,842,951)      (828,405)
                                                                                                     -------------  -------------
INVESTING ACTIVITIES:
  Capital expenditures.............................................................................       (854,926)      (786,891)
  Purchase of intangible assets in Krogel acquisition..............................................       (150,000)      --
  Purchase of intangible assets in Eagle Air Express acquisition...................................        (10,800)      --
  Proceeds from sales of assets....................................................................        149,803      1,047,756
  Transfers from cash--restricted..................................................................          6,006         16,726
  Advances on notes receivable.....................................................................       (952,532)      (160,552)
  Collection of notes and leases receivable........................................................        691,714        813,431
  Other............................................................................................         86,587       (246,796)
                                                                                                     -------------  -------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES................................................     (1,034,148)       683,674
                                                                                                     -------------  -------------
FINANCING ACTIVITIES:
  Cash overdraft...................................................................................        395,156        (35,570)
  Cash received from related parties...............................................................        500,000        295,465
  Cash paid to related parties.....................................................................       (237,181)      (400,946)
  Cash obtained through business acquisitions......................................................       --               75,266
  Proceeds from issuance of preferred stock........................................................        256,728      1,555,933
  Proceeds from common stock offering..............................................................      5,013,056       --
  Proceeds from bridge loan........................................................................        982,000       --
  Payment of preferred dividends...................................................................       (169,335)      (220,439)
  Principal payments on debt.......................................................................    (10,392,011)   (10,949,935)
  Borrowings on debt...............................................................................      8,986,026      9,776,459
  Proceeds from issuance of convertible debentures.................................................       --            1,776,287
  Proceeds from options and warrants exercised.....................................................        207,500       --
                                                                                                     -------------  -------------
NET CASH PROVIDED BY FINANCING ACTIVITIES..........................................................      5,541,939      1,872,520
                                                                                                     -------------  -------------
NET INCREASE IN CASH AND CASH EQUIVALENTS..........................................................      1,664,840      1,727,789
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.......................................................      1,727,789       --
                                                                                                     -------------  -------------
CASH AND CASH EQUIVALENTS, END OF YEAR.............................................................  $   3,392,629  $   1,727,789
                                                                                                     -------------  -------------
                                                                                                     -------------  -------------

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                                                               1996        1995
                                                                                            ----------  ----------
Cash paid during the year for:
  Interest................................................................................  $  744,200  $  484,600
                                                                                            ----------  ----------
                                                                                            ----------  ----------
  Taxes...................................................................................  $      -0-  $      -0-
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                  SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
                            AND FINANCING ACTIVITIES

    The Company acquired revenue equipment in 1996 and 1995 utilizing long-term debt of $4,849,137 and $554,907, respectively.

    During 1996 and 1995 the Company sold buses in exchange for $154,351 and $2,151,630 respectively, of sales type financing lease receivables.

    During 1996 and 1995, the Company issued 314,167 and 55,833 shares of common stock in exchange for consulting services.

    During 1995, the Company sold various assets, including the discontinued charter operations, in exchange for notes receivable aggregating to $403,500 and the assignment of $58,579 of debt held by the Company.

    In March 1995, the Company sold a substantial portion of the assets of Suncoast Transportation for $25,000 cash and a promissory note of $175,000.

    In June 1995, the Company issued 130,000 shares of common stock in exchange for 100% of the outstanding common stock of Avanti Delivery Services, Inc. and Priority Express, Inc.

    In July 1995, the Company issued 19,424 shares of common stock in exchange for 100% of the outstanding common stock of Trans-Lynx Express, Inc.

    In November 1995, the Company issued 300,000 shares of common stock in exchange for 100% of the outstanding common stock of Automated Solutions, Inc.

    In 1996, the Debentures with a book value of $1,776,288 at December 31, 1995 were converted into 753,667 shares of the Company's common stock.

    In February 1996, the Company issued 18,333 shares of common stock in exchange for certain assets of Krogel Air Freight, Inc. and Krogel Freight Systems of Tampa, Inc.

    In 1996, the Company issued 252,111 shares of common stock in regards to employment contracts and covenants not-to-compete.

    In 1996, the Company converted 300 shares of convertible preferred stock into 88,889 shares of common stock.

    In 1996, the Company acquired 47,500 shares of its common stock for $89,970, which included the cancellation of a note receivable of $68,960.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

    In September 1996, the Company issued 300,000 shares of common stock in exchange for 100% of the outstanding common stock of BancPro Transportation, Inc.

    In October 1996, the Company acquired certain intangible assets of Eagle Air Express in exchange for a note of $32,400 and a cash payment of $10,800.

    In November 1996 the Company converted the Preferred Stock Series C to Preferred Stock Series M, which on the date of conversion had a market value differential of $680,000.

    In November 1996 the Company executed a long term employment contract with its Chairman which obligated the Company to issue 1,000,000 shares of its Common Stock which on the date of issuance had a market value of $1,562,500.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[1] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS

    U.S. Transportation Systems, Inc. and Subsidiaries (the "Company") are currently engaged in business areas which relate to transportation. The transportation services consist of: (i) providing bus, motor vehicle and packaging and delivery transportation related services; and (ii) manufacturing of electrical harnesses for transportation equipment. The Company's operations are conducted in selected cities throughout the United States and internationally.

    In November 1996 the Company made the decision to discontinue Automated Solutions, Inc. ("ASI"), a segment engaged in custom designing and manufacturing machinery which folds and tests airbags, and the entertainment divisions (Downtown Theatre Ticket Agency, Inc., DBA "Advance Entertainment," Advance Entertainment--Chicago, Inc., Broadway Theatours, Inc. and Premier Box Office, Inc.), a segment specializing in the retail sale of tickets for theater, sports and various entertainment events in New York and Chicago (see Note 14).

    As more fully discussed in Note 13, during 1996 the Company acquired certain intangible assets of Krogel Air Freight, Inc. and Krogel Freight Systems of Tampa, Inc. ("Krogel") which operate a local package pick-up and delivery service; certain assets of Jackson & Johnson, Inc., which operates a tractor/ trailer delivery service; 100% of the stock of BancPro Transportation, Inc., which operates a car rental service; and certain assets of U&M Express and Eagle Air Express; which operate a pick-up and delivery service.

    In October 1996, the Company's harness manufacturing subsidiary, American Trade-A-Bus, Inc. (ATAB), lost its long term profitable contract with its only customer Stewart & Stevenson ("S&S"). During the 1996 year, ATAB contributed approximately $140,000 to continuing operations. Management is attempting to secure other customers and other profitable work with S&S. If management is unsuccessful, the Company may be required to liquidate the assets of ATAB.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and all of its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

    USES OF ESTIMATES

    The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    The Company recognizes revenue when services are performed.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

[1] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INVENTORIES

    Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market. Inventories were comprised of:

Parts.............................................................  $ 192,549
Raw materials.....................................................    169,400
Work in Process...................................................    220,088
Sundry............................................................     12,238
                                                                    ---------
Total.............................................................  $ 594,275
                                                                    ---------
                                                                    ---------

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. The Company records depreciation utilizing the straight-line method over estimated useful lives of 10 to 17 years for highway coaches and 3 to 7 years for school buses, tractor-trailers and other revenue equipment with no residual value. Other depreciable assets have estimated useful lives of 3 to 30 years, with no assumed residual value. Overhauls of major highway coach components are capitalized and written off utilizing the straight-line method over a period of thirty months.

    When an asset is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts, and any resulting gain or loss is reflected in income.

    INVESTMENT TAX CREDIT

    The Company accounts for investment and other tax credits (when available) by the flow-through method.

    CASH RESTRICTED

    The Company maintains cash balances in certificates of deposit which secure letters of credit for various insurance policies and bonds. It is the Company's policy to classify the restricted cash consistent with the liabilities to which they relate. Therefore, the Company treats restricted cash securing letters of credit as a current asset.

    CASH EQUIVALENTS

    The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

    GOODWILL

    Goodwill and other intangible assets are amortized by the straight-line method over lives ranging from 5 to 20 years. The Company periodically evaluates the carrying value and the periods of amortization of goodwill based on the current and expected future non-discounted income from operations of the entities giving rise to the goodwill to determine whether events and circumstances warrant revised estimates of carrying value or useful lives. Goodwill identifiable to a particular segment or group of assets is charged to earnings upon disposition of the particular segment or group of assets.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

[1] SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    EARNINGS (LOSS) PER SHARE

    Earnings (loss) per share are computed based on the weighted average number of shares of common stock and common stock equivalents outstanding during the periods presented (see Note 9). Common stock equivalents include shares issuable upon conversion of the Company's convertible debentures and exercise of certain of the Company's options and warrants. Such common stock equivalents were antidilutive in 1996. All share and per share amounts have been retroactively adjusted for the one-for-six reverse stock split declared on August 27, 1996.

    IMPAIRMENT OF LONG-LIVED AND INTANGIBLE ASSETS

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. In evaluating the fair value and the future benefits of long-lived assets, the Company performs an analysis of the anticipated undiscounted future net cash flows of the related long-lived assets and reduces their carrying value by the excess, if any, of the result of such calculation. The Company adopted SFAS No. 121 effective January 1, 1996.

    STOCK-BASED COMPENSATION

    The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" effective January 1, 1996. SFAS No. 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. The Company elected to continue to account for employee stock-based compensation as prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" and to provide pro forma disclosures in the Notes to Financial Statements of the effects of SFAS No. 123 on net income and earnings per share. There was no effect on the results of operations as a result of adopting SFAS No. 123.

[2] NET INVESTMENT IN SALES-TYPE LEASES

    The Company's leasing activities consist entirely of revenue equipment. These leases expire at various times through November 2001. There were no initial or executory costs with respect to these leases.

    The following is a summary of the components of the Company's net investment in these sales-type leases at December 31, 1996:

Total Minimum Lease Payments Receivable.................................  $3,046,000
Less: Unearned Income...................................................    685,263
                                                                          ---------
Net Investment in Sales Type Leases.....................................  $2,360,737
                                                                          ---------
                                                                          ---------

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

[2] NET INVESTMENT IN SALES-TYPE LEASES (CONTINUED)
    Minimum lease payments to be received as of December 31, 1996 are as follows:

1997............................................................  $1,199,000
1998............................................................    750,000
1999............................................................    545,000
2000............................................................    323,000
2001............................................................    229,000
                                                                  ---------
Total...........................................................  $3,046,000
                                                                  ---------
                                                                  ---------

[3] SECURED LINE OF CREDIT

    The Company entered into a line of credit agreement with a Bank in October 1996, which agreement replaced the Company's previous line of credit agreement with a different institution. The agreement contains an accounts receivable financing component and an equipment loan component which provide for an aggregate maximum borrowing balance of $5,000,000. The accounts receivable component of the line of credit is secured by accounts receivable and sales-type leases receivable and has a maximum borrowing limit of $3,500,000; the receivables component borrowing base is computed at 80% of eligible accounts receivable and 90% of eligible sales-type leases receivable. The equipment loan component, which has a maximum borrowing limit of $1,500,000, is secured by equipment, primarily buses, tractors and trailers. All outstanding balances are due October 8, 1999, the termination date of the agreement. The borrowings are further secured by property belonging to an officer of the Company. Borrowings under the finance agreement bear interest at prime plus 1.5 percent (9.75% at December 31, 1996), which interest is payable monthly. At December 31, 1996, the amount borrowed and outstanding under the line of credit agreement was $3,093,044 and is included on the balance sheet in Line of Credit Obligation.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

[4]  NOTES PAYABLE

    Notes payable consist of the following at December 31, 1996:

Notes payable and capitalized leases, collateralized by equipment, payable monthly and maturing through December 2001, interest rates ranging from 8% to 14% (including certain notes with interest based upon the prime rate, average interest rate approximately 10%).........  $4,056,451

Notes payable, unsecured, resulting from acquisitions, payable monthly and maturing through Sept. 1998 with interest rates which approximate
  10%...................................................................  1,000,398

Mortgage notes payable, collateralized by real property, payable in monthly installments of $5,310 and $1,879 through August 1998 and
  November 2007 respectively. (average interest rate approximately 11%)
  Property with a carrying value approximating $675,000 secures the
  mortgages.............................................................    234,160
                                                                          ---------
Total Notes Payable.....................................................  5,291,009
Less: Current Maturities................................................  1,580,269
                                                                          ---------
NON-CURRENT NOTES PAYABLE...............................................  $3,710,740
                                                                          ---------
                                                                          ---------
Annual maturities of notes payable, as of December 31, 1996, are as follows:
1997....................................................................  $1,580,269
1998....................................................................  2,041,170
1999....................................................................    810,163
2000....................................................................    548,914
2001....................................................................    215,294
Thereafter..............................................................     95,199
                                                                          ---------
TOTAL...................................................................  $5,291,009
                                                                          ---------
                                                                          ---------

    In April 1996, the Company completed a Bridge Financing issuing an aggregate of $1,200,000 principal amount of Bridge Notes. The Company received net proceeds of $982,000, after deducting the placement agent's discount and expense allowance and other expenses of the offering. Upon repayment of the Bridge Notes, the Company recognized a charge to operations of $441,038 based on the difference between the amount allocated to the note and the principal repaid. Such charges are included in interest expense.

[5]  LONG-TERM LEASES

    The Company leases real property under operating leases expiring in 2005. These leases generally require that the Company pay all costs of maintenance, insurance and licenses. Future minimum payments,

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

[5]  LONG-TERM LEASES (CONTINUED)
on non-cancelable operating leases with initial or remaining terms of one year or more, are as follows at December 31, 1996:

                                                                                               (NON-
OPERATING LEASES                                                                              RELATED)
------------------------------------------------------------------------------------------  ------------
1997......................................................................................  $    444,000
1998......................................................................................       390,000
1999......................................................................................       390,000
2000......................................................................................       368,000
2001......................................................................................       312,000
                                                                                            ------------
Total Minimum Lease Payments..............................................................  $  1,904,000
                                                                                            ------------
                                                                                            ------------

[6]  INCOME TAX EXPENSE

    The Company accounts for its income taxes under the liability method. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Differences between financial reporting and tax basis arise most frequently from differences in timing of income and expense recognition and as a result of business acquisitions.

    In 1996, the Company fully reserved its previously recorded net deferred tax asset of $750,000. The decision to fully reserve the previously recorded deferred tax asset of $750,000 was based upon management's evaluation that, with the Company's losses in 1996 and the aspect of losses continuing at least through June 30, 1997, future profits are not certain enough to presently substantiate carrying a tax asset on the books. At December 31, 1996, the Company had available for tax purposes net operating loss ('NOL') carryforwards of approximately $12,100,000 and general business credits of approximately $470,000. NOL carryforwards will expire commencing in 2002 and ending in 2011, as follows: $3,800,000 expiring in 2002; $1,440,000 expiring in 2007; $5,310,000 expiring in 2008; $370,000 expiring in 2009 and the remainder expiring in 2011. Tax credit carryforwards will expire commencing in 1997 and ending in 2000; because of the timing of the tax credits, and as ('IRS') rules require the NOL to be first utilized to offset future earnings, it is less certain to what extent the Company will realize any benefit from its tax credits.

    The Company has reserved $2,838,000 against these expected benefits. This is due to the relative uncertainty regarding long-term future earnings and the NOL annual limitations resulting from an 'ownership change' which occurred in January 1996, within the meaning of section 382 of the IRS Code. Although the determination of whether an ownership change has occurred is subject to factual and legal uncertainties, the Company believes that an ownership change occurred in January 1996 from the issuance of common stock pursuant to the conversion of convertible debentures. Under an ownership change, the Company will be permitted to utilize NOL carryforwards (available on the date of such change) in any year thereafter to reduce its income only to the extent that the amount of such income does not exceed the product of (the 'Section 382 limit') the fair market value of the Company's outstanding equity at the time of the ownership change and long term tax exempt rate published by the IRS; the Company's Section 382 limits on all NOL carryforwards originating before 1996 will be approximately $605,000 per year, and accordingly, the Company will not, in any case, be able to utilize its full NOL benefits.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

[6]  INCOME TAX EXPENSE (CONTINUED)
    A reconciliation of the total income taxes computed by applying the statutory federal rate and the effective tax rate follows:

                                                                            1996
                                                                           INCOME               1995 INCOME
                                                                           TAXES         %         TAXES         %
                                                                         ----------  ---------  -----------  ---------
Federal Statutory Tax Rate.............................................  $   --         --      $   382,000        34%
Use of NOL to offset tax...............................................      --         --         (746,000)       (66)
Increase in valuation allowance........................................     750,000        11%      --          --
                                                                         ----------        ---  -----------  ---------
Total Federal Income Tax (Benefit)/Expense.............................  $  750,000        11%  $  (364,000)       (32)%
                                                                         ----------        ---  -----------  ---------
                                                                         ----------        ---  -----------  ---------

    The components of deferred taxes are as follows as of December 31, 1996:

                                                                                            ASSETS      LIABILITIES
                                                                                         -------------  ----------
Accelerated Depreciation...............................................................                 $  194,000
Discontinued Operations................................................................                     12,000
Goodwill...............................................................................                    145,000
Installment Sales......................................................................                    332,000
Bad Debts..............................................................................  $      56,000
Tax Credits............................................................................        470,000
Net Operating Loss.....................................................................      2,995,000
                                                                                         -------------  ----------
Total..................................................................................      3,521,000     683,000
Valuation Allowance....................................................................     (2,838,000)
                                                                                         -------------  ----------
Total..................................................................................  $     683,000  $  683,000
                                                                                         -------------  ----------
                                                                                         -------------  ----------

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

[7]  SEGMENT INFORMATION

    In 1996 and 1995 the Company's operations are classified into two principal industry segments: transportation and manufacturing. The following is a summary of segment information.

                                                                                         1996           1995
                                                                                     -------------  -------------
Net Sales to Unaffiliated Companies:
  Transportation...................................................................  $  18,697,452  $   9,455,622
  Manufacturing....................................................................      2,812,299      4,214,699
                                                                                     -------------  -------------
  Totals...........................................................................  $  21,509,751  $  13,670,321
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Income (Loss) from Operations:
  Transportation...................................................................  $  (2,957,159) $     331,651
  Manufacturing....................................................................        140,863      1,058,285
                                                                                     -------------  -------------
  Totals...........................................................................     (2,816,296)     1,389,936
Other expense, net.................................................................       (459,939)      (592,694)
                                                                                     -------------  -------------
(Loss) Income Before Income Taxes and Discontinued Operations as Reported in the
  Accompanying Statement of Operations.............................................  $  (3,276,235) $     797,242
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Identifiable Assets from Continuing Operations:
  Transportation...................................................................  $  20,506,506  $  10,961,938
  Manufacturing....................................................................        781,451      1,161,709
                                                                                     -------------  -------------
  Totals...........................................................................  $  21,287,957  $  12,123,647
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Depreciation and Amortization:
  Transportation...................................................................  $   1,175,799  $     654,143
  Manufacturing....................................................................        223,350         77,813
                                                                                     -------------  -------------
  Totals...........................................................................  $   1,399,149  $     731,956
                                                                                     -------------  -------------
                                                                                     -------------  -------------
Capital Expenditures:
  Transportation...................................................................  $   5,463,707  $   1,080,292
  Manufacturing....................................................................        240,356        198,084
                                                                                     -------------  -------------
  Totals...........................................................................  $   5,704,063  $   1,278,376
                                                                                     -------------  -------------
                                                                                     -------------  -------------

[8]  MAJOR CUSTOMERS

    Revenues from a single transportation contract with Ford Motor Company approximated 12% and 17% of the Company's revenues from continuing operations in 1996 and 1995, respectively. Revenues received in 1996 and 1995 approximated $2,520,000 and $2,364,000, and their receivables at December 31, 1996 approximated $407,000.

    ATAB, a wholly-owned subsidiary, derives substantially 100% of its revenue from S&S. Revenues received in 1996 and 1995 approximated $2,812,000 and $4,112,000, and their receivable at December 31, 1996 approximated $17,000. The remaining contract work for S&S will be completed in June 1997.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

[9]  RELATED PARTY TRANSACTIONS

    At December 31, 1996, the Company owed its Chairman, and or corporations under his control, and related family entities $1,105,114 which consists of the following:

Balance due at December 31, 1995........................................  $ 602,295
Accrued preferred stock dividends.......................................    169,335
Accrued interest charged to operations..................................    131,484
Sale of buses to Company................................................    240,000
Advances--cash..........................................................    500,000
Repayments..............................................................   (538,000)
                                                                          ---------
Balance due at December 31, 1996........................................  $1,105,114
                                                                          ---------
                                                                          ---------
Annual maturities as of December 31, 1996 are as follows:
1997....................................................................  $ 439,646
1998....................................................................    203,000
1999....................................................................    146,700
2000....................................................................    170,300
2001....................................................................    145,468
                                                                          ---------
Total...................................................................  $1,105,114
                                                                          ---------
                                                                          ---------

    The above loan bears interest at 15% per annum, with weekly payments including interest of $10,000. $500,000 of the balance due at December 31, 1996 are subordinated to amounts due under a line of credit agreement (See Note 3).

    In November 1996, the Company entered into an eleven year employment agreement, commencing January 1, 1997, with the Chairman. The agreement provides, among other things for the Chairman to receive a salary of $250,000 per year plus annual CPI adjustments and for a bonus equal to 8% of the Company's pretax income. In addition, the agreement grants the Chairman the right to receive 1,000,000 shares of the Company's common stock until March 1997.

    The Company recorded compensation expense for $1,562,500 in 1996 for the market value of the stock on the day the agreement was executed. The stock was issued to the Chairman in February 1997. The number of shares outstanding and weighted average number of shares of common stock and common stock equivalents outstanding during 1996 have been adjusted to reflect the issuance as if it occurred in November 1996. See Note 18 with respect to the Company's obligation to repurchase the capital stock owned by Mr. Margolies or members of his family.

    In November 1996, the Company entered into an agreement whereby the 180,000 shares of Preferred Stock Series C, all of which is held by the Company's Chairman and his family, were converted to 180,000 shares of Preferred Stock Series M. The Preferred Series C had the following features: dividends cumulative and payable annually at a rate of $1.065 per share; redeemable at the option of the Issuer after January 1, 2000, at a price of $10.00 per share; voting rights at the rate of 3.3 common stock voting shares per each preferred share. The Preferred Series M has the following features: no dividend rights; no redemption rights; no voting rights; convertible into the Company's common stock after December 31, 1997 at the rate of 9.5 common shares per each preferred share. In connection with this conversion, the Company recorded an expense of $680,000 in 1996. This expense was calculated based on the excess of the market value of the Company's common stock (on the date of the conversion) over the value of the

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

Series C Preferred Stock, further reduced by the dividends the Chairman would have received on the Series C Preferred Stock.

[10]  PROFIT-SHARING PLAN

    One of the companies adopted a voluntary profit-sharing plan for the benefit of its employees. Contributions are at the discretion of the company. No contributions were accrued or paid during the years ended December 31, 1996 and 1995. Another company maintains a non-contributory 401(k) plan.

[11]  STOCK OPTIONS:

    The Company has the following stock options plans:

    - In August 1995, the Company adopted an incentive stock option plan for the benefit of its key officers, directors and employees. The Company reserved 20,000 shares of its common stock for issuance under the Plan, which expired on September 1, 1995.

    - On April 11, 1995, as part of an agreement with Argent Securities, Inc. ("Argent") Argent gave up its right to first refusal to underwrite future equity offerings of the Company, and its right to nominate two members to the Company's Board of Directors; in exchange the Company reserved and issued to Argent options to purchase 33,333 shares of the Company's common stock, all of which were exercised except as follows:

        8,333 shares at $7.50 per share through April 11, 1997

    - In October 1994 the Company issued stock options, pursuant to a consulting agreement in connection with the acquisition of ATAB, for 18,333 shares of common stock in 1994 and 50,000 shares of common stock in 1995, of which 59,167 options were exercised in 1995 at $3.00 and $4.50 per share; the remaining option was canceled pursuant to a superseding consulting agreement.

    - In November 1995, the Company, pursuant to the acquisition of ASI, reserved and issued options to certain principals and/or employees to purchase 55,000 shares of common stock as follows:

       18,333 shares at $7.50 per share between December 1, 1996 through December 31, 1998

       18,333 shares at $9.00 per share between December 1, 1997 through December 31, 1998

       18,334 shares at $12.00 per share between December 1, 1998 through December 31, 1998

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

    A summary of the plans are as follows:

                                   STOCK OPTION                 INCENTIVE
                                   PLAN FOR NON-                  STOCK
                                     EMPLOYEE                   OPTIONS;                     OTHER
                                    DIRECTORS,                   SHARES                    OPTIONS;
                                   CONSULTANTS &   EXERCISE       UNDER      EXERCISE    SHARES UNDER     EXERCISE
                                     ADVISORS        PRICE       OPTION        PRICE        OPTION          PRICE
                                   -------------  -----------  -----------  -----------  -------------  -------------
Outstanding at December 31,
 1994............................       --        $   --              833    $     .36         18,333   $        3.00
Granted..........................       33,333      4.50-7.50      --           --            106,667      4.50-12.00
Exercised........................       --            --             (833)         .36        (60,833)      3.00-4.50
Expired..........................       --            --           --           --            --             --
Canceled.........................       --            --           --           --            --             --
Outstanding at December 31,
 1995............................       33,333      4.50-7.50      --           --             64,167      4.50-12.00
                                   -------------                    -----                -------------
Granted..........................       --            --           --           --            --             --
Exercised........................      (25,000)          4.50      --           --            --             --
Expired..........................       --            --           --           --            --             --
Canceled.........................       --            --           --           --             (9,167)           4.50
Outstanding at December 31,
 1996............................        8,333    $      7.50      --        $  --             55,000   $  7.50-12.00
                                   -------------  -----------       -----          ---   -------------  -------------
                                   -------------  -----------       -----          ---   -------------  -------------

STOCK BASED COMPENSATION

    The Company has elected to adopt the disclosure-only provisions of SFAS No. 123 (as discussed in Note 1) and will continue to apply APB Opinion No. 25 to account for stock options. Had compensation expense been determined as provided in SFAS No. 123 for stock options using the Black-Scholes option pricing model, the pro forma effect for the years ended December 31, 1996 and 1995 would have been:

                                                                                             1996          1995
                                                                                         -------------  ----------
Net income (loss) applicable to common shares--as reported.............................  $  (6,863,786) $  932,218
Net income (loss) applicable to common shares--pro forma...............................  $  (6,989,441) $  915,722
Net income (loss) per common share--as reported........................................          (1.70)       0.51
Net income (loss) per common share--pro forma..........................................          (1.73)       0.50

    The fair value of each option grant is calculated using the following weighted average assumptions:

                                                                                             1996          1995
                                                                                         -------------  ----------
Expected life (in years)...............................................................              3           3
Interest rate..........................................................................           5.4%        5.4%
Volatility.............................................................................          75.2%       75.2%
Dividend yield.........................................................................           0.0%        0.0%

    The weighted average fair value of the stock options granted in 1995 was $3.88.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

    PUBLIC OFFERING OF SECURITIES

    In August, 1996 the Company completed a public offering of 1,815,000 Units of securities. Each "Unit" consisted of one share of Common Stock, $.01 par value, and one Redeemable Class C Common Stock Purchase Warrant (See "Stock Warrants" below). The offering was underwritten by a syndicate of broker-dealers, with First London Securities Corporation acting as Representative of the underwriters. The Units were offered to the public at a price of $3.82 per Unit, or a total offering of $6,933,300. The prospectus prepared by the Company stated that net proceeds of $5,496,805 (after payment of the expenses of the offering, including payments to the underwriters) were anticipated. For purposes of this accounting, net proceeds from the offering of $5,013,056 have been recorded, as additional expenses have been charged to the offering. The Company expects to use the net proceeds primarily to repay debt, to finance acquisitions and for working capital.

    STOCK GRANT

    On January 18, 1994, the Board of Directors of the Company adopted a Restricted Stock Grant Program (the 'Program') pursuant to which 183,333 shares of Common Stock were reserved for issuance. The Program provides that if the Company met certain sales and income goals for the twelve months ended June 30, 1994, the shares would be granted to each of the Company's executive officers (the 'Grantees') who remain employed by the Company on that date. These 183,333 shares of restricted common stock were issued to the Company's Executive Officers on August 15, 1994 and may be voted by Grantees. Originally, the restricted common stock shares issued were subject to forfeiture each year on May 1 of 1995 through 1998 if total Company sales for the preceding fiscal year did not meet certain goals, and it was the Company's opinion that attainment of the specified sales goals was probable. The Plan was amended in April 1995. Subsequent to the amendment, 20% of the restricted common stock shares issued shall be subject to forfeiture each year on May 1 of 1995 through 1999 if the Company does not meet certain sales, profit and income per share goals for the preceding fiscal year. The amendment divides the grant into three sections; one third of the grant is based on obtaining a minimum sales goal, one third is based on a specified amount of income from operations and one third based on earnings per share. If the second and third goal are not met in any one year, they can be carried over to the subsequent year. All items were met in 1994, items one and two were met in 1995 and item one was met in 1996. Additionally, on August 15, 1998 and August 15 of each successive year through August 15, 2001, restrictions shall lapse on 25% of the restricted common stock shares issued (and not forfeited due to the Company's failure to meet the specified goals); however, all shares on which restrictions have not lapsed shall be forfeited by the grantee upon the grantee's termination of employment with the Company. The shares were valued at $4.50 per share, the price of the common stock at time of issuance and a deferred compensation contra equity account, amortized over the 84 month period restrictions and forfeiture provisions lapse, was recorded at time of issuance. The balance of the deferred compensation related to this stock grant at December 31, 1996 was $545,089. Deferred compensation expense in connection with this grant was $113,415 and $135,667, respectively, for the years ended December 31, 1996 and 1995, respectively. When and if the restrictions lapse on the restricted common stock shares, the Company, under certain conditions, will indemnify the Grantees of the income tax consequences accruing to the Grantees by virtue of the lapse of restrictions.

    STOCK SPLIT

    The Company's Board of Directors declared a one-for-six reverse stock split of its common stock, effective August 27, 1996. The par value of the common stock remains at $.01 per share. All share data have been adjusted for the effects of the split.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

    STOCK WARRANTS

    On December 1, 1994, Argent and the Company entered into a Letter of Agreement, pursuant to which Argent Securities, Inc. agreed to provide investor relations and corporate communications services to the Company for a period of one year. In consideration of those services, the Company agreed to pay an annual fee of $20,000 and to issue to Argent warrants to purchase 66,667 shares of the Company's Common Stock at $2.25 per share. On April 11, 1995 the Company and Argent entered into a second Letter Agreement. Among the terms of the new agreement were a reduction to 33,333 of the shares which Argent could purchase under the warrants issued to it in 1994. These warrants were fully exercised in 1996.

    Argent was the underwriter of an offering of securities which the Company completed on February 28, 1995. Argent received commissions and a non-accountable expense allowance in compensation for those services. In connection with that offering, the Company sold to Argent an Underwriter's Warrant for a nominal price. The Underwriter's Warrant will permit Argent to purchase 17,000 shares of Series A Preferred Stock between February 21, 1996 and February 20, 1999.

    Effective with the February 28, 1995 offering, the Company issued 170,000 Class A Common Stock Purchase Warrants, each of which allowed the holders to purchase a share of the Company's common stock and a Class B Common Stock Purchase Warrant for $8.10. Each Class B Warrant permitted the purchase of a share of common stock at $9.90. No Class A Warrants were exercised before such warrants expired on August 20, 1996. Accordingly, there are no Class A Warrants or Class B Warrants currently outstanding.

    Effective with the August 27, 1996 offering, the Company issued 1,815,000 Class C Common Stock Purchase Warrants, each of which allows the holders to purchase a share of the Company's common stock at $3.82 per share. The Class C Warrants expire on August 27, 1999. No Class C Warrants have been exercised as December 31, 1996.

    STOCK AUTHORIZATION

    On February 21, 1996, the Board of Directors approved an increase in the authorized common stock shares from 20,000,000 to 50,000,000 shares.

    REGISTRATION OF "FORM S-8" STOCK

    In September 1996 the Company established the U.S. Transportation Systems, Inc. Employee Stock and Stock Option Plan.

    On October 16, 1996, the Company registered 2,000,000 common shares pursuant to a Form S-8 filing with the Securities and Exchange Commission. The stock is reserved for issuance to the Company's Employees, Directors, Officers, or in consideration for bona fide services provided to the Company by consultants or advisors. The Company's Board has the sole discretion in determining when to issue such shares. As of December 31, 1996, the Company had issued 326,000 Common Shares so registered under such Form S-8 filing. The Company had no commitment at December 31, 1996 to issue any additional shares.

[12] MOUNTAIN VIEW SETTLEMENT

    In 1993 the pending litigation between Mountain View Coach Lines, Inc. (which was in Chapter 7 bankruptcy proceeding) and the State of New York was settled for $376,000. This settlement, which was approved by the bankruptcy court on March 28, 1994, insured Mountain View sufficient assets to pay all of

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

[12] MOUNTAIN VIEW SETTLEMENT (CONTINUED) its administrative expenses and priority claims. The Company's approved priority claims against Mountain View's assets aggregated $325,000. These claims were not recorded previous to December 31, 1993 by the Company as this receivable was not considered realizable until the aforementioned settlement. The bankruptcy estate could not be concluded until payment of the settlement with the State of New York cleared administrative procedures, which process took longer than originally anticipated. In October 1996, after deducting court-approved offsets of liabilities to the New York Department of Taxation & Finance and the New York Worker's Compensation Board, the Company received approximately $109,000 in regards to its claim against Mountain View; the difference between the amount receivable on the Company's books and the eventual proceeds were expensed in 1996.

[13] ACQUISITIONS

    In February 1996, the Company acquired certain personal property, intangible assets and contract rights from Krogel Air Freight, Inc. and Krogel Freight Systems of Tampa, Inc. for $150,000 in cash and 18,333 shares of the Company's common stock. This acquisition was accounted for as a purchase. As a result of this acquisition the Company recorded goodwill of $205,000 which is being amortized over eight years.

    In June 1996, the Company purchased certain assets from Jackson & Johnson, Inc. for $160,000 in cash and the assumption of approximately $2,860,000 in secured debt. No goodwill was recorded as the fair value of the assets acquired approximated the consideration given by the Company.

    In September 1996, the Company acquired 100% of the common stock of BancPro Transportation, Inc. in exchange for: a $1,150,000 zero interest-bearing note due September 1998; 300,000 shares of the Company's common stock; and the following preferred stock (25% of which relates to an employment contract with the principal officer of BancPro Transportation, Inc.), the balance of the shares relate to a consulting agreement with CFM:

    6,667  shares of Preferred Stock
           Series E
    8,333  shares of Preferred Stock
           Series F
   10,833  shares of Preferred Stock
           Series G
   12,500  shares of Preferred Stock
           Series H
   14,167  shares of Preferred Stock
           Series I
   15,833  shares of Preferred Stock
           Series J
   17,500  shares of Preferred Stock
           Series K
   19,167  shares of Preferred Stock
           Series L

    Each share of preferred stock is convertible into a maximum of ten shares of the Company's common stock upon the attainment by BancPro of certain revenue goals. Since it is not certain that any such goals will be attained, no amount was booked for the issuance of these preferred shares. As revenue goals are reached, the Company will record expense for the respective common shares which are issued. As part of the agreement the Company received a guarantee from the Seller in regards to BancPro receivables acquired. This acquisition was accounted for as a purchase and resulted in recorded goodwill of $455,906, which is being amortized over eight years.

    In June 1995, the Company acquired the capital stock of Avanti Delivery Services, Inc. and Priority Express Service, Inc. for an aggregate of 130,000 shares of the Company's common stock and, in July 1995,

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

[13] ACQUISITIONS (CONTINUED)
the assets of Falcon Freight, Inc. for $20,000. The acquired companies were all Florida based corporations which collectively operate a package delivery service under the name "Armstrong Freight Service" ("Armstrong"). Further, in July 1995, the Company acquired the capital stock of Trans Lynx Express Inc. ("TLE"), another Florida based company that provides ground transportation of containerized air cargo, for 19,424 shares of the Company's common stock. These acquisitions were accounted for as purchases, which resulted in aggregate recorded goodwill of $449,483 for the excess of the purchase price over the fair value of the assets acquired, less liabilities assumed. Goodwill is being amortized over eight years.

    In November 1995, the Company acquired all of the issued and outstanding capital stock of ASI in exchange for 300,000 shares of the Company's common stock. ASI is engaged in designing, manufacturing and selling machinery which folds and tests airbags and assembles airbag modules, for installation in passenger and utility vehicles. ASI holds several design patents on automatic bag folding machinery and the process through which these machines operate. This acquisition was also accounted for as a purchase, which resulted in recorded goodwill of $3,970,072 for the excess of the purchase price over the fair value of the assets acquired, less liabilities assumed. Goodwill is being amortized over eight years. In November 1996, the Company's management made the decision to discontinue ASI's operations, and it is, thereby, accounted for in the accompanying financial statements as a discontinued operation (See Note 14).

    The purchase price for all acquisitions in 1996 and 1995 was allocated as follows:

                                                                        1996          1995
                                                                     -----------  ------------
Property and equipment.............................................  $ 3,029,900  $    953,800
                                                                         660,900     4,464,300
Working capital, net...............................................    1,250,000    (3,395,700)
                                                                     -----------  ------------
Total..............................................................  $ 4,940,800  $  2,022,400
                                                                     -----------  ------------
                                                                     -----------  ------------

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

[13] ACQUISITIONS (CONTINUED)
    The following unaudited pro forma statements do not purport to be indicative of the results of operations that would have occurred if U.S. Transportation Systems, Inc. had acquired Armstrong, Krogel, Jackson & Johnson and BancPro at the beginning of the periods presented.

                                                                                    UNAUDITED
                                                         ----------------------------------------------------------------
                                                                         ARMSTRONG
                                                                          FREIGHT       TOTAL
                                              U.S.       KROGEL, JAY &  SERVICE AND  BEFORE PRO
                                         TRANSPORTATION     JAY AND     TRANS LYNX      FORMA      PRO FORMA
                                            SYSTEMS         BANCPRO       EXPRESS    ADJUSTMENTS  ADJUSTMENTS    TOTAL
                                         --------------  -------------  -----------  -----------  -----------  ----------
YEAR ENDED DECEMBER 31, 1995
Revenue................................   $ 12,225,000    $15,610,000    $2,050,000  2$9,885,000   $  --       $29,885,000
Total expenses.........................     10,770,000     15,970,000    2,030,000   28,770,000       30,000   28,800,000
Other expense..........................        220,000        260,000       15,000      495,000       90,000      585,000
Income tax benefit.....................        364,000        --            --          364,000       --          364,000
                                         --------------  -------------  -----------  -----------  -----------  ----------
Income/(loss) from continuing
  operations...........................      1,599,000       (620,000)       5,000      984,000     (120,000)     864,000
Loss from discontinued operations......        (37,000)       --            --          (37,000)      --          (37,000)
                                         --------------  -------------  -----------  -----------  -----------  ----------
Net income/(loss)......................   $  1,562,000    $  (620,000)   $   5,000    $ 947,000    $(120,000)  $  827,000
                                         --------------  -------------  -----------  -----------  -----------  ----------
                                         --------------  -------------  -----------  -----------  -----------  ----------
Earnings per share:
  Income from continuing operations....                                                                        $      .37
  Loss from discontinued operations....                                                                              (.02)
                                                                                                               ----------
                                                                                                               $      .35
                                                                                                               ----------
                                                                                                               ----------

                                                                                    UNAUDITED
                                                         ----------------------------------------------------------------
                                                                         ARMSTRONG
                                                                          FREIGHT       TOTAL
                                              U.S.       KROGEL, JAY &  SERVICE AND  BEFORE PRO
                                         TRANSPORTATION     JAY AND     TRANS LYNX      FORMA      PRO FORMA
                                            SYSTEMS         BANCPRO       EXPRESS    ADJUSTMENTS  ADJUSTMENTS    TOTAL
                                         --------------  -------------  -----------  -----------  -----------  ----------
YEAR ENDED DECEMBER 31, 1996
Revenue................................   $ 16,610,000    $10,330,000    $  --       2$6,940,000   $  --       $26,940,000
Total expenses.........................     18,020,000     11,190,000       --       29,210,000      110,000   29,320,000
Other expense..........................      1,110,000        150,000       --        1,260,000       90,000    1,350,000
Income tax (expense)...................       (750,000)       --            --         (750,000)      --         (750,000)
                                         --------------  -------------  -----------  -----------  -----------  ----------
Loss from continuing operations........     (3,270,000)    (1,010,000)      --       (4,280,000)    (200,000)  (4,480,000)
Loss from discontinued operations......     (2,668,000)       --            --       (2,668,000)      --       (2,668,000)
                                         --------------  -------------  -----------  -----------  -----------  ----------
Net loss...............................   $ (5,938,000)   $(1,010,000)   $  --       ($6,948,000)  $(200,000)  $(7,148,000)
                                         --------------  -------------  -----------  -----------  -----------  ----------
                                         --------------  -------------  -----------  -----------  -----------  ----------
Earnings per share:
  Income from continuing operations....                                                                        $    (1.15)
  Loss from discontinued operations....                                                                              (.66)
                                                                                                               ----------
                                                                                                               ($    1.81)
                                                                                                               ----------
                                                                                                               ----------

    The proforma adjustments for the years ended December 31, 1996 and 1995 are as follows:

                                                                           1996        1995
                                                                        ----------  ----------
Amortization of goodwill..............................................  $  110,000  $   30,000
Interest expense on note issued.......................................      90,000      90,000
                                                                        ----------  ----------
Total proforma adjustments............................................  $  200,000  $  120,000
                                                                        ----------  ----------
                                                                        ----------  ----------

[14] DISCONTINUED OPERATIONS

AIRBAG EQUIPMENT MANUFACTURER

    In November 1996, the Company adopted a formal plan to discontinue its operation that engages in the design, manufacturing and sales of machinery which folds and tests airbags and assembles airbag modules for installation in passenger and utility vehicles. These operations were located in Phoenix, Arizona. ASI's operations experienced lower gross profit margins than the Company believed was attainable at the time of acquisition. Further, ASI's projected capital requirements for 1997 exceeded any amount the Company believed were warranted by the timing of the anticipated returns. The decision to discontinue ASI's operations was, thus, precipitated by management's belief that this segment no longer represented the best utilization of the Company's assets.

    On March 28, 1997 the Company sold ASI as a continuing operation for:
$100,000 cash; a 10.5% interest bearing note of approximately $5,200,000 with monthly payments of approximately $80,000, the unpaid principal fully due on April 1, 1999; and a non-interest bearing note of $685,000 due April 1, 1999. These notes are guaranteed personally by the Seller's principal shareholder and secured by the assets of ASI; additionally, 100% of ASI stock is pledged against these notes.

    During the year ended December 31, 1996, the Company booked $196,843 for the Company's provision for the estimated operating losses from discontinued operations during the phase-out period. The operating loss of the Company's airbag equipment manufacturing segment for the year ended December 31, 1996 was $1,787,859 (excluding the phase-out period losses) as compared to net income for the period from November 15, 1995 (the date of acquisition) to December 31, 1995 of $94,545. The results of operations of ASI have been reclassified to discontinued operations for the years ended December 31, 1996 and 1995. The segment's net sales were $6,889,758 in 1996 and $905,247 in the aforementioned period in 1995. Net assets of the discontinued segment held for sale, includes accounts receivable, inventory (including work in progress), property and equipment and intangibles.

ENTERTAINMENT DIVISIONS

    In November 1996, the Company adopted a formal plan to discontinue its entertainment divisions which specialize in the retail sale of tickets for theater, sports and various entertainment events in the New York and Chicago area. These operations were located in Chicago and New York. The entertainment divisions experienced lower gross profit margins and increasing losses in recent years, and the Company believed that the potential for profitability is doubtful in the near future and was attainable at the time of acquisition. The decision to discontinue the entertainment divisions was based upon management's belief that this segment no longer represented a profitable segment.

    On January 7, 1997 the Company sold the entertainment divisions as a continuing operation for 850,000 shares of common stock of Packaging Plus Services, Inc., a publicly-held company. PKGP was trading at $0.875 per share and the 850,000 shares represented approximately 28% of PKGP's total issued and outstanding common stock at the time of the sale.

    During the year ended December 31, 1996, the Company recorded no provision for the estimated operating losses from discontinued operations during the phase-out period (January 1-7, 1997), as the operating activity for such period was de minimus. The operating loss of the Company's entertainment divisions for the year ended December 31, 1996 was $683,514, as compared to a net income of $35,330 for 1995. The results of operations for the entertainment division have been reclassified to discontinued operations for the years ended December 31, 1996 and 1995. The segment's net sales were $2,331,770 and $2,775,480 in 1996 and 1995, respectively. Net assets of the discontinued segment held for sale of $189,400 comprised of approximately $80,000 in ticket inventory and the remainder in computer equipment and furniture and fixtures are included in Net Assets Held for Sale on the Balance Sheet at December 31, 1996.

CHARTER BUS

    On December 31, 1993, the Company adopted a formal plan to discontinue its charter bus operations. The Company's charter operations were primarily located in New York, Atlantic City and Toledo. The Company's charter operations had minimal gross profit margins which continued to decrease over the last few years and, in fact, were profitable only when used in conjunction with contract operations. The decision to discontinue the charter segment resulted from management's belief that charter operations no longer represented a profitable segment and that the segment's assets could best be utilized elsewhere.

    During 1994, the Company disposed of its charter operations in New York and New Jersey by selling off assets and transferring the assets to other Company locations. Additionally, in 1995 the Company disposed of its charter bus operations in Florida (March 1995) and Ohio (October 1995) as continuing operations. As of December 31, 1996, all assets relating to discontinued charter operations had been disposed of with the exception of one highway motorcoach with a carrying value approximating fair market value of $55,953, which amount is included in Assets Held for Sale. The company generated $97,000 and $3,091,000 from the sale of assets of the discontinued charter bus segment during the years ended December 31, 1996 and 1995: $97,000 and $2,123,000 in the form of sale-type leases in 1996 and 1995, respectively; and $375,000 in two promissory notes in 1995.

    The results of operations for charter bus operations have been reclassified to discontinued operations for the year ended December 31, 1995. During the year ended December 31, 1995, the Company increased its reserve for estimated loss on disposal of discontinued operations by $167,199 (net of income tax benefit of $86,000) as a result of losses from discontinued operations exceeding the Company's previous provision for such losses. The operating loss of the Company's charter bus segment for the year ended December 31, 1995 was $410,431 and net sales were $1,275,182. Net assets of the discontinued segment of $55,953, relating to one highway motor coach, are included in Net Assets Held for Sale on the Balance Sheet as of December 31, 1996.

INTEREST EXPENSE ALLOCATION

    Interest expense has been allocated to discontinued operations. Interest expense allocated to discontinued operations totals $577,000 and $129,000 in 1996 and 1995, respectively, and is comprised of: 1) interest directly attributed to the discontinued operations; and 2) interest not directly attributed to any operating segment, which amount has been allocated based upon the ratio of net assets of the discontinued operation to the sum of the Company's total net assets.

NET ASSETS HELD FOR SALE

    In November 1996, the Company announced its intention to dispose of its airbag equipment manufacturer and entertainment division. In a prior year, the Company's charter bus operation was discontinued. The consolidated balance sheet relating to the discontinued operations as of December 31, 1996 has been reclassified to net assets held for sale as follows:

Net Assets Held for Sale:
  Current assets........................................  $2,879,257
  Property, net.........................................    905,522
  Intangibles net.......................................  3,586,800
                                                          ---------
    Total assets........................................  7,371,579
                                                          ---------
  Bank debt.............................................    766,327
  Other liabilities.....................................  2,013,446
                                                          ---------
    Total liabilities...................................  2,779,773
                                                          ---------
  Net assets held for sale..............................  $4,591,806
                                                          ---------
                                                          ---------

[15] FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist primarily of trade receivables and payables, notes receivable and payable, investments in sales-type leases and related party debt. The book values of trade receivables, payables, notes payable and related party debt are considered to be representative of their respective fair values. The calculation of the fair value of financial instruments requires assumptions which include interest rates for similar instruments and expected settlement dates.

    The estimated fair value of the Company's other financial instruments are as follows:

                                                                                       ESTIMATED FAIR
                                                                   CARRYING AMOUNT          VALUE
                                                                   ----------------  -------------------
Notes Receivable.................................................    $  1,284,802       $   1,261,000

BancPro's receivables............................................    $  1,776,282       $   1,692,000

Investments in sales-type leases.................................    $  2,360,737       $   2,293,000

[16] CONCENTRATION OF CREDIT RISK

    The Companies have cash deposits with various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

    The Companies maintain cash funds with a brokerage house. These accounts are insured up to $100,000 by Securities Investor Protection Corporation.

[17] CONVERTIBLE DEBENTURES AND CONVERTIBLE PREFERRED STOCK

    In November 1995, the Company sold an aggregate of $3,150,000 principal amount of 8% convertible debentures for net proceeds of $1,776,288 and, in February 1996, the Company sold $300,000 of convertible preferred stock for net proceeds of $256,728. Each of these transactions were made in reliance upon Regulation S of the Securities Act. The Securities and Exchange Commission (the 'Commission') has taken the position that certain sales of securities pursuant to Regulation S, effected in a manner similar to the sales made by the Company (which includes the sale of a substantial number of shares at a significant discount to the then market price, which shares were resold soon after the 40 day holding period expired), were in fact not made in compliance with such Regulation. Although management believes that its transactions were in compliance with the requirements of Regulation S, there can be no assurance that the Commission will not review such transactions and determine that securities laws have been violated. If this were to occur, the Company could become subject to actions by the Commission which could result in an injunction and/or fines against the Company. Any such actions by the Commission could have an adverse impact on the Company for which no reserve has been established. In January 1996, the debentures were converted by the holders into 753,667 shares of common stock. In March 1996, the preferred stock was converted into 88,889 shares of the Company's common stock.

[18] COMMITMENTS AND CONTINGENCIES

    The Company is a party to various matters in litigation. These matters are subject to many uncertainties and the outcome of all individual matters is not predictable. Although the amount of liability at December 31, 1996 with respect to these matters cannot be currently determined, management believes, based upon the advice of legal counsel, that the outcome of such litigation will not have a material adverse effect on the consolidated financial position, operations, cash flow or liquidity of the Company.

    The Company is primarily regulated by the Department of Transportation ('DOT') which sets certain safety standards which must be met by the Company's revenue equipment and sets certain driver requirements. Substantially all of the Company's transportation segment is subject to these regulations.

    At December 31, 1996, the Company has $126,000 of irrevocable standby letters of credit, $50,000 of which is to cover the Company's liability with respect to pending accident claims and $76,000 of which is to collateralize various operational bonds. At December 31, 1996, the Company has recorded a liability of approximately $55,000 with respect to pending accident claims, which amount is included in 'Accrued Liabilities', in the accompanying balance sheet. The Company has recorded all contingent liabilities which it believes are likely and measurable and does not anticipate actual losses in these matters to exceed what has been accrued.

    The Company maintains a self-insurance program for that portion of health care costs not covered by insurance. The Company is liable for claims up to $25,000 per family annually, and aggregate claims up to $500,000 annually. Self insurance costs are accrued based upon the aggregate of the liability for reported claims. The Company recorded expense in connection with the insurance plan of $372,000 and $480,000 for 1996 and 1995, respectively.

    On July 10, 1996 the Company entered into an employment agreement with Ronald P. Sorci to act as the Company's controller for a term of five years. The agreement was modified on November 22, 1996. Under the agreement as modified, Mr. Sorci will receive an annual salary of $100,000, an annual non-accountable expense allowance of $25,000, 2,083 shares of Common Stock each March 31 and November 30, and other customary benefits. The agreement also contained a covenant by Mr. Sorci that he would not compete with the Company, for which Mr. Sorci received 199,444 shares of Common Stock plus a loan in the amount of $250,000. The loan is due on May 31, 1997 with interest at 9.5%, and is secured by 70,000 shares of Common Stock. In addition, the Company agreed to indemnify Mr. Sorci against certain contingent liabilities which may arise from Mr. Sorci's previous service as Chief Executive Officer of RPS Executive Limousines Ltd., a limousine service in the New York metropolitan area.

    In November 1996, the Company entered into an employment agreement with the Chairman (See Note 9). The Agreement further provides that in the event of a change in control of the Company the Company must (i) repurchase all shares of capital stock owned by Mr. Margolies or members of his family, (ii) pay Mr. Margolies ten times his last annual salary, (iii) issue to Mr. Margolies 25% of the Common Stock of the Company, and (iv) repay all loans by the Margolies family to the Company. Mr. Margolies has agreed to waive these 'change of control' provisions in connection with the proposed merger with Precept Investors, Inc.

[19] IMPAIRMENT OF ASSET

    In October 1996 the Company's harness manufacturing subsidiary, ATAB of Texas, lost its long term profitable contract with Stewart & Stevenson ('S&S'), ATAB's only customer. Although ATAB continues to do work for S&S, all subsequent work has materially lower profit margins to the extent that future profits at ATAB are uncertain. As such, management determined that certain intangible assets including goodwill should be written off as the net realizable value of such assets had been significantly impaired as a result of the significant change in the profit outlook for ATAB.

[20] SUBSEQUENT EVENTS

    On March 7, 1997 the Company signed a letter of intent to enter into a merger agreement with Precept Investors, Inc. ('Precept'), a Texas corporation, which is a leading distributor of business forms and product management systems and which also has a limousine service business and a package delivery business. Pursuant to the aforementioned agreement, Precept would be merged into the Company with the Precept shareholders receiving an aggregate of 36,000,000 shares of the Company's common stock. The merger will not be completed, however, unless a number of conditions precedent are satisfied, including inter alia; negotiation and execution of a binding merger agreement and other related agreements, documents and instruments; satisfactory completion of due diligence reviews by both Precept and the Company, which reviews are presently ongoing; receipt of a fairness opinion from an investment banker of the Company; the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and approval of the merger by the shareholders of the Company and of Precept. Accordingly, these financial statements have been prepared as if no merger will take place.

    On January 30, 1997 the Company formed a wholly-owned subsidiary named U. S. Trucking, Inc. ('USTI'). Thereafter, the following transactions contemporaneously took place:

    - 100% of the issued and outstanding stock of the Company's wholly-owned tractor-trailer subsidiaries, Trans Lynx Express, Inc. and Jay & Jay Transportation, Inc., were merged into USTI as wholly-owned subsidiaries thereof;

    - USTI acquired 100% of the issued and outstanding stock of Mencor, Inc., a tractor-trailer brokerage company in exchange for $75,000 and 37,500 shares of the Company's common stock;

    - USTI acquired 100% of the issued and outstanding stock of Gulf Northern Transport, Inc. ('GNTI'), a tractor-trailer delivery company for common shares of USTI which represented 25% of the issued and outstanding stock of USTI.

    In connection with the acquisition of Mencor and GNTI, USTI entered into employment agreements with Danny Pixler and Michael Menor. The agreement with Danny Pixler provides that USTI will employ Mr. Pixler through January 30, 2002 as President of USTI and GNTI. Mr. Pixler will receive an annual salary of $105,000 as well as options to purchase 60,000 shares of the Company's Common Stock at prices from $1.75 through $3.75. The Agreement with Mr. Menor provides that he will be employed through January 30, 2000 as President of Mencor. Mr. Menor will receive an annual salary of $60,000. The Company also issued 18,750 shares of Common Stock to Mr. Menor as consideration for his covenant not to compete with the Company for two years after termination of his employment.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents......................................................  $ 905,242
  Cash--restricted...............................................................    232,879
  Accounts receivable, net allowance for doubtful accounts of $946,000...........  8,014,234
  Notes receivable...............................................................    609,063
  Net investment in sales-type leases............................................    937,233
  Inventories....................................................................    393,943
  Prepaid and other assets.......................................................    836,795
                                                                                   ---------
  TOTAL CURRENT ASSETS...........................................................  11,929,389
                                                                                   ---------
PROPERTY, PLANT AND EQUIPMENT:
  Revenue equipment..............................................................  12,199,402
  Land & building................................................................    636,119
  Other..........................................................................  1,429,388
                                                                                   ---------
    Total (at cost)..............................................................  14,264,909
  Less: Accumulated depreciation.................................................  (4,365,405)
                                                                                   ---------
PROPERTY, PLANT AND EQUIPMENT-- NET..............................................  9,899,504
                                                                                   ---------
ASSETS HELD FOR SALE.............................................................    527,810
                                                                                   ---------
NET ASSETS OF BUSINESS TRANSFERRED UNDER CONTRACTUAL ARRANGEMENT (NOTE 3)........    500,000
                                                                                   ---------
OTHER ASSETS:
  Net investment in sales-type leases............................................  1,148,985
  Goodwill, net of accumulated amortization of $658,502..........................  1,848,117
  Other intangible assets, net of accumulated amortization of $336,265...........    999,611
  Notes receivable...............................................................    239,432
  Marketable securities..........................................................    189,400
  Other assets...................................................................    429,274
                                                                                   ---------
TOTAL OTHER ASSETS...............................................................  4,854,819
                                                                                   ---------
TOTAL ASSETS.....................................................................  $27,711,522
                                                                                   ---------
                                                                                   ---------

                            LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Cash overdraft.................................................................  $  13,679
  Notes payable..................................................................  2,218,847
  Line of credit.................................................................  5,679,586
  Accounts payable...............................................................  1,526,279
  Accrued liabilities............................................................  1,355,408
  Due to related party...........................................................    181,257
                                                                                   ---------
TOTAL CURRENT LIABILITIES........................................................  10,975,056
                                                                                   ---------
LONG-TERM OBLIGATIONS, NET OF CURRENT MATURITIES:
  Notes payable..................................................................  5,223,088
  Due to related party...........................................................    817,312
                                                                                   ---------
TOTAL LONG-TERM OBLIGATIONS, NET OF CURRENT MATURITIES...........................  6,040,400
                                                                                   ---------
MINORITY INTEREST IN SUBSIDIARY..................................................    580,125
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Preferred stock--par value $.01 per share, redemption value $10.00 per share:
    Authorized--10,000,000 shares
    Issued and outstanding--180,000 shares.......................................  1,800,000
  Common stock--par value $.01 per share:
    Authorized--50,000,000 shares
    Issued and outstanding--7,020,679 shares.....................................     70,207
  Additional paid-in capital.....................................................  29,964,698
  Stock subscription receivable..................................................    (25,785)
  Deferred compensation..........................................................   (456,697)
  Retained earnings (deficit)....................................................  (21,236,482)
                                                                                   ---------
TOTAL SHAREHOLDERS' EQUITY.......................................................  10,115,941
                                                                                   ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.......................................  $27,711,522
                                                                                   ---------
                                                                                   ---------

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                  (UNAUDITED)

                                                                                          NINE MONTHS ENDED
                                                                                            SEPTEMBER 30,
                                                                                     ----------------------------
                                                                                         1996           1997
                                                                                     -------------  -------------
REVENUES...........................................................................  $  13,065,678  $  25,417,444
                                                                                     -------------  -------------
EXPENSES:
  Operating expenses...............................................................      8,651,788     17,328,872
  Selling, general and administrative..............................................      2,162,172      7,856,483
  Depreciation expense.............................................................        638,655      1,495,892
  Rent expense.....................................................................        693,036        998,345
  Amortization of intangible assets................................................        124,169        403,105
                                                                                     -------------  -------------
TOTAL EXPENSES.....................................................................     12,269,820     28,082,697
                                                                                     -------------  -------------
INCOME (LOSS) FROM OPERATIONS......................................................        795,858     (2,665,253)
                                                                                     -------------  -------------
OTHER INCOME (EXPENSES):
  Interest expense.................................................................       (400,501)      (894,173)
  Interest income..................................................................        212,465        378,183
  Gain/(loss) on sales of assets...................................................         80,285        148,333
  Minority interest in subsidiary losses...........................................             --         77,569
  Bridge loan expense..............................................................       (441,038)            --
  Other............................................................................        (10,313)       (66,363)
                                                                                     -------------  -------------
TOTAL OTHER EXPENSES, net..........................................................       (559,102)      (356,451)
                                                                                     -------------  -------------
INCOME (LOSS) FROM CONTINUING OPERATIONS (CARRIED FORWARD).........................  $     236,756  $  (3,021,704)
                                                                                     -------------  -------------

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                  (UNAUDITED)

                                                                                            NINE MONTHS ENDED
                                                                                              SEPTEMBER 30,
                                                                                       ---------------------------
                                                                                           1996          1997
                                                                                       ------------  -------------
INCOME (LOSS) FROM CONTINUING OPERATIONS (BROUGHT FORWARD)...........................  $    236,756  $  (3,021,704)
                                                                                       ------------  -------------
DISCONTINUED OPERATIONS:
  (Loss) on operations from entertainment ticketing segment..........................      (375,188)      --
  (Loss) on operations of custom equipment manufacturing segment.....................      (221,931)      --
  Income (loss) on operations from automobile harness manufacturing segment..........     1,187,709        (34,932)
  Adjustment of reserve for discontinued operations..................................       --          (4,664,275)
                                                                                       ------------  -------------
PROFIT (LOSS) FROM DISCONTINUED OPERATIONS...........................................       590,590     (4,699,207)
                                                                                       ------------  -------------
NET INCOME (LOSS)....................................................................       827,346     (7,720,911)
LESS: PREFERRED DIVIDENDS............................................................       143,775       --
                                                                                       ------------  -------------
NET INCOME (LOSS) APPLICABLE TO COMMON
 SHAREHOLDERS........................................................................  $    683,571  $  (7,720,911)
                                                                                       ------------  -------------
                                                                                       ------------  -------------
EARNINGS PER COMMON SHARE:
  Income (loss) from continuing operations...........................................  $        .03  $        (.44)
  Income (loss) from discontinued operations.........................................           .18           (.68)
                                                                                       ------------  -------------
EARNINGS (LOSS) PER SHARE............................................................  $       0.21  $       (1.12)
                                                                                       ------------  -------------
                                                                                       ------------  -------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING...........................................     3,307,110      6,901,253
                                                                                       ------------  -------------
                                                                                       ------------  -------------

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                  (UNAUDITED)

                                                                                           THREE MONTHS ENDED
                                                                                              SEPTEMBER 30,
                                                                                       ---------------------------
                                                                                           1996          1997
                                                                                       ------------  -------------
REVENUES.............................................................................  $  5,462,204  $   8,742,778
                                                                                       ------------  -------------
EXPENSES:
  Operating expenses.................................................................     3,145,740      6,030,781
  Selling, general and administrative................................................     1,511,142      4,440,741
  Depreciation expense...............................................................       187,993        509,392
  Rent expense.......................................................................       201,503        267,117
  Amortization of intangible assets..................................................       108,501        145,079
                                                                                       ------------  -------------
TOTAL EXPENSES.......................................................................     5,154,879     11,393,110
                                                                                       ------------  -------------
INCOME (LOSS) FROM OPERATIONS........................................................       307,325     (2,650,332)
                                                                                       ------------  -------------
OTHER INCOME (EXPENSES):
  Interest expense...................................................................      (167,888)      (340,815)
  Interest income....................................................................        72,333         51,517
  Gain on sales of assets............................................................        44,756        123,676
  Bridge loan expense................................................................      (441,038)      --
  Minority interest in subsidiary loss...............................................       --              48,821
  Other..............................................................................        44,890       --
                                                                                       ------------  -------------
  Total Other expenses, net..........................................................      (446,947)      (116,801)
                                                                                       ------------  -------------
LOSS FROM CONTINUING OPERATIONS (CARRIED FORWARD)....................................  $   (139,622) $  (2,767,133)
                                                                                       ------------  -------------

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                  (UNAUDITED)

                                                                                           THREE MONTHS ENDED
                                                                                              SEPTEMBER 30,
                                                                                       ---------------------------
                                                                                           1996          1997
                                                                                       ------------  -------------
LOSS FROM CONTINUING OPERATIONS (BROUGHT FORWARD)....................................  $   (139,622) $  (2,767,133)
                                                                                       ------------  -------------
DISCONTINUED OPERATIONS:
  (Loss) on operations from custom equipment manufacturing segment...................       (73,857)      --
  Income (loss) on operations of harness manufacturing segment.......................       523,242        (86,695)
  (Loss) on operations of entertainment ticketing segment............................      (316,900)      --
  Adjustment of reserve for discontinued operations..................................       --          (4,517,330)
                                                                                       ------------  -------------
INCOME (LOSS) FROM DISCONTINUED OPERATIONS...........................................       132,485     (4,604,025)
                                                                                       ------------  -------------
NET LOSS.............................................................................        (7,137)    (7,371,158)
LESS: PREFERRED DIVIDENDS............................................................        47,295       --
                                                                                       ------------  -------------
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS...........................................  $    (54,432) $  (7,371,158)
                                                                                       ------------  -------------
                                                                                       ------------  -------------
EARNINGS PER COMMON SHARE:
  Loss from continuing operations....................................................  $       (.06) $        (.39)
  Income (loss) from discontinued operations.........................................           .04           (.66)
                                                                                       ------------  -------------
EARNINGS (LOSS) PER SHARE............................................................  $       (.02) $       (1.05)
                                                                                       ------------  -------------
                                                                                       ------------  -------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING...........................................     3,111,746      7,002,343
                                                                                       ------------  -------------
                                                                                       ------------  -------------

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
                    THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                      COMMON STOCK           PREFERRED STOCK       ADDITIONAL       STOCK
                                 -----------------------  ----------------------    PAID-IN     SUBSCRIPTION      DEFERRED
                                   SHARES      AMOUNT      SHARES      AMOUNT       CAPITAL      RECEIVABLE     COMPENSATION
                                 ----------  -----------  ---------  -----------  ------------  -------------  --------------
Balance, December 31, 1995        2,232,035   $  22,320     180,000  $ 1,800,000  $ 17,056,511   $  (290,285)    $ (658,504)
Net proceeds from exercise of
  warrants and options.........      60,000         600      --          --            206,900       --              --
Common stock issued in
  connection with purchase of
  Krogel Freight...............      18,333         183      --          --             54,817       --              --
Preferred stock issuance.......      --          --             300      300,000       (43,272)      --              --
Conversion of debentures into
  common stock.................     753,667       7,537      --          --          1,768,751       --              --
Preferred stock conversion.....      88,889         889        (300)    (300,000)      299,111       --              --
Restricted stock grant
  issuance.....................      --          --          --          --            --            --             113,415
Preferred stock dividends......      --          --          --          --            --            --              --
Repurchase of common
  stock........................     (47,500)       (475)     --          --            (89,495)      --              --
Common stock issued in
  connection with bridge
  loan.........................     109,957       1,100      --          --            248,454       --              --
Common stock offering..........   1,705,043      17,050      --          --          4,996,006       --              --
Common stock issued in
  connection with consulting
  services.....................     314,167       3,142      --          --            874,733       252,500         --
Common stock issued in
  connection with employment
  contracts....................      16,667         167      --          --            124,833       --              --
Common stock issued in
  connection with purchase of
  Banc-Pro Transportation......     336,000       3,360      --          --            864,540       --              --
Common stock issued in exchange
  for covenant not-
  to-compete...................     199,444       1,994      --          --            548,006       --              --
Change in features of preferred
  stock........................      --          --          --          --            680,000       --              --
Obligation to issue 1,000,000
  shares of common stock in
  regards to long-term
  employment agreement with
  Company officer..............   1,000,000      10,000      --          --          1,552,500       --              --
Other..........................      14,810         148      --          --             61,786       --              --
Net loss.......................      --          --          --          --            --            --              --
                                 ----------  -----------  ---------  -----------  ------------  -------------  --------------
Balance, December 31, 1996        6,801,512   $  68,015     180,000  $ 1,800,000  $ 29,204,181   $   (37,785)    $ (545,089)
                                 ----------  -----------  ---------  -----------  ------------  -------------  --------------
                                 ----------  -----------  ---------  -----------  ------------  -------------  --------------

                                   RETAINED
                                   EARNINGS
                                   (DEFICIT)        TOTAL
                                 -------------  -------------
Balance, December 31, 1995       $  (6,651,785) $  11,278,257
Net proceeds from exercise of
  warrants and options.........       --              207,500
Common stock issued in
  connection with purchase of
  Krogel Freight...............       --               55,000
Preferred stock issuance.......       --              256,728
Conversion of debentures into
  common stock.................       --            1,776,288
Preferred stock conversion.....       --             --
Restricted stock grant
  issuance.....................       --              113,415
Preferred stock dividends......       (169,335)      (169,335)
Repurchase of common
  stock........................       --              (89,970)
Common stock issued in
  connection with bridge
  loan.........................       --              249,554
Common stock offering..........       --            5,013,056
Common stock issued in
  connection with consulting
  services.....................       --            1,130,375
Common stock issued in
  connection with employment
  contracts....................       --              125,000
Common stock issued in
  connection with purchase of
  Banc-Pro Transportation......       --              867,900
Common stock issued in exchange
  for covenant not-
  to-compete...................       --              550,000
Change in features of preferred
  stock........................       --              680,000
Obligation to issue 1,000,000
  shares of common stock in
  regards to long-term
  employment agreement with
  Company officer..............       --            1,562,500
Other..........................       --               61,934
Net loss.......................     (6,694,451)    (6,694,451)
                                 -------------  -------------
Balance, December 31, 1996       $ (13,515,571) $  16,973,751
                                 -------------  -------------
                                 -------------  -------------

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
                    THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                      COMMON STOCK           PREFERRED STOCK       ADDITIONAL       STOCK
                                 -----------------------  ----------------------    PAID-IN     SUBSCRIPTION      DEFERRED
                                   SHARES      AMOUNT      SHARES      AMOUNT       CAPITAL      RECEIVABLE     COMPENSATION
                                 ----------  -----------  ---------  -----------  ------------  -------------  --------------
Balance, December 31, 1996
  (carried forward)............   6,801,512   $  68,015     180,000  $ 1,800,000  $ 29,204,181   $   (37,785)    $ (545,089)
                                 ----------  -----------  ---------  -----------  ------------  -------------  --------------
Restricted stock grant.........      --          --          --          --            --            --              88,392
Common stock issued in
  connection with Mencor
  acquisition..................      37,500         375      --          --             74,625       --              --
Common stock issued in exchange
  for consulting services and
  board participation..........     165,000       1,650      --          --            655,850       --              --
Stock options exercised........      12,500         125      --          --             21,750       --              --
Other..........................       4,167          42      --          --              8,292        12,000         --
Net loss.......................      --          --          --          --            --            --              --
                                 ----------  -----------  ---------  -----------  ------------  -------------  --------------
Balance, September 30, 1997       7,020,679   $  70,207     180,000  $ 1,800,000  $ 29,964,698   $   (25,785)    $ (456,697)
                                 ----------  -----------  ---------  -----------  ------------  -------------  --------------
                                 ----------  -----------  ---------  -----------  ------------  -------------  --------------

                                   RETAINED
                                   EARNINGS
                                   (DEFICIT)        TOTAL
                                 -------------  -------------
Balance, December 31, 1996
  (carried forward)............  $ (13,515,571) $  16,973,751
                                 -------------  -------------
Restricted stock grant.........       --               88,392
Common stock issued in
  connection with Mencor
  acquisition..................       --               75,000
Common stock issued in exchange
  for consulting services and
  board participation..........       --              657,500
Stock options exercised........       --               21,875
Other..........................       --               20,334
Net loss.......................     (7,720,911)    (7,720,911)
                                 -------------  -------------
Balance, September 30, 1997      $ (21,236,482) $  10,115,941
                                 -------------  -------------
                                 -------------  -------------

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                  (UNAUDITED)

                                                                                           NINE MONTHS ENDED
                                                                                             SEPTEMBER 30,
                                                                                      ----------------------------
                                                                                          1996           1997
                                                                                      -------------  -------------
OPERATING ACTIVITIES:
Income from continuing operations...................................................  $     236,756  $  (3,021,704)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
  Depreciation and amortization.....................................................        762,824      1,856,798
  Amortization of deferred compensation.............................................       --               88,392
  Minority interest in subsidiary losses............................................       --               77,569
    Stock issuance in exchange for consulting services and board participation......       --              657,500
  Bad debt expense..................................................................       --              640,217
  Gain on sales of assets...........................................................        (80,285)       148,333
  Change in assets and liabilities:
    Accounts receivable.............................................................     (2,145,698)    (1,891,289)
    Inventories.....................................................................       (220,862)       336,793
    Other receivables...............................................................         42,092       --
    Notes receivables...............................................................       --               98,148
    Prepaid and other assets........................................................         35,317        127,627
    Accounts payable................................................................       (212,251)        26,871
    Accrued liabilities.............................................................        (55,557)       637,870
                                                                                      -------------  -------------
Net cash used in continuing operations..............................................     (1,637,664)      (216,875)
                                                                                      -------------  -------------
Income (loss) from discontinued operations:                                                 590,590     (4,699,207)
Adjustments:
  Change in net assets and liabilities of discontinued operations...................     (1,126,602)     3,299,420
  Proceeds from sale of assets held for sale........................................       --              100,000
  Depreciation and amortization.....................................................       --               21,317
                                                                                      -------------  -------------
Net cash used in discontinued operations............................................       (536,012)    (1,278,470)
                                                                                      -------------  -------------
NET CASH USED IN OPERATING ACTIVITIES (CARRIED FORWARD).............................  $  (2,173,676) $  (1,495,345)
                                                                                      -------------  -------------

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                  (UNAUDITED)

                                                                                           NINE MONTHS ENDED
                                                                                             SEPTEMBER 30,
                                                                                      ----------------------------
                                                                                          1996           1997
                                                                                      -------------  -------------
NET CASH USED IN OPERATING ACTIVITIES (BROUGHT FORWARD).............................  $  (2,173,676) $  (1,495,345)
                                                                                      -------------  -------------
INVESTING ACTIVITIES:
  Capital expenditures..............................................................       (266,117)      (402,420)
  Acquisition of intangible assets..................................................       (506,000)      (126,016)
  Transfers to restricted cash......................................................         (3,063)       (73,132)
  Advances on notes receivable......................................................       (204,000)      (586,750)
  Collection of notes receivable....................................................         90,007      1,023,140
  Collection of leases receivable...................................................        210,750        262,420
  Proceeds from sale of assets......................................................         10,500         48,700
  Other.............................................................................          2,121         34,869
                                                                                      -------------  -------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES.................................       (665,802)       180,811
                                                                                      -------------  -------------
FINANCING ACTIVITIES:
  Cash overdraft....................................................................        484,565       (381,476)
  Advances from related party.......................................................        883,430        146,315
  Proceeds from issuance of convertible debentures..................................        256,728       --
  Payment of preferred dividends....................................................       (143,775)      --
  Principal payments to related party...............................................       (367,354)      (252,860)
  Principal payments on debt........................................................     (8,326,909)    (4,285,785)
  Borrowing on debt.................................................................      5,886,614      3,579,078
  Proceeds from common stock offering...............................................      5,117,709       --
  Proceeds from options and warrants................................................        207,500         21,875
  Proceeds from bridge loan.........................................................        887,554       --
                                                                                      -------------  -------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.................................      4,886,062     (1,172,853)
                                                                                      -------------  -------------
NET INCREASED (DECREASED) IN CASH AND CASH EQUIVALENTS..............................      2,046,584     (2,487,387)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR........................................      1,645,031      3,392,629
                                                                                      -------------  -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD............................................  $   3,691,615  $     905,242
                                                                                      -------------  -------------
                                                                                      -------------  -------------

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

                                  (UNAUDITED)

                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                                           1996        1997
                                                                        ----------  ----------
Cash paid for:
  Interest............................................................  $  454,000  $  742,000
                                                                        ----------  ----------
                                                                        ----------  ----------
  Taxes...............................................................          (0) $   75,000
                                                                        ----------  ----------
                                                                        ----------  ----------

                  SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING
                            AND FINANCING ACTIVITIES

    In January 1997, the Company acquired 100% of the common stock of Mencor Inc. in exchange for $70,000 cash and 37,500 shares of the Company's common stock. (See Note 2.)

    In January 1997, the Company sold the assets of its discontinued entertainment segment in exchange for 850,000 shares of common stock of Packaging Plus Services, Inc. (See Note 3.)

    In January 1997, the Company acquired 100% of the common stock of Gulf Northern Transport, Inc. in exchange for $225,000 cash and common shares of its subsidiary U.S. Trucking, Inc. ("USTI") representing 25% of the issued and outstanding common stock of USTI. (See Note 2.)

    In March 1997, the Company sold the assets of its discontinued custom equipment manufacturing segment in exchange for $100,000 cash and notes with a present value of $5,810,868. (See Note 3.)

    In 1997, the company issued 165,000 shares of common stock in exchange for consulting services and board participation.

    During the nine months ended September 30, 1996, the Company sold buses in exchange for $154,000 of sales type financing lease receivables.

    During the nine months ended September 30, 1996, the Company acquired revenue equipment utilizing long term debt of $4,555,205.

    During the nine months ended September 30, 1996, holders of $1,776,288 of convertible debentures converted such debentures into 753,667 shares of the Company's stock.

    During the nine months ended September 30, 1996, the Company converted 300 shares of convertible preferred stock into 88,889 shares of common stock.

    During the nine months ended September 30, 1996, the Company acquired 47,500 shares of its common stock for $89,970, which included the cancellation of a note receivable of $68,960.

    During the nine months ended September 30, 1996, the Company declared $150,660 of preferred dividends.

    During the nine months ended September 30, 1996, the Company issued 18,333 shares of common stock valued at $55,000 as part of its acquisition of certain personal property and contract rights from Krogel Freight Systems of Tampa, Inc. and Krogel Air Freight, Inc.

    During the nine months ended September 30, 1996, the Company issued 136,111 shares of common stock in connection with a covenant not to compete.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

                                  (UNAUDITED)

    During the nine months ended September 30, 1996, the Company issued 104,167 shares of common stock and forgave notes aggregating $252,500 in exchange for consulting agreement.

    During the nine months ended September 30, 1996, the Company acquired Banc-Pro Transportation, Inc. in exchange for a $1,150,000 zero interest-bearing note due September 1998; 336,000 shares of the Company's common stock; and 105,000 shares of convertible preferred stock that relate to an employment contract and a consulting agreement with the sellers.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

                                  (UNAUDITED)

(1) MANAGEMENT'S REPRESENTATION

    In the opinion of management, the accompanying unaudited financial statements present fairly, in all material respects, the financial position of U.S. Transportation Systems, Inc. and Subsidiaries and the results of their operations and their cash flows for the nine months ended September 30, 1997 and 1996, and, accordingly, all adjustments (which include only normal recurring adjustments) necessary to permit a fair presentation have been made. Certain information and footnote disclosures normally required by financial accounting principles have been condensed or omitted. It is recommended that these statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1996 Form 10-KSB report. The results of operations for the period ended September 30, 1997 are not necessarily indicative of the operating results for the full year.

    U.S. Transportation Systems, Inc. has signed a definitive agreement to transfer substantially all of the assets and certain liabilities to Precept Investments, Inc. (Precept) in exchange for 9,612,500 shares of Precept Class A Common Stock which will represent 21% of the outstanding Precept Common Stock upon completion of the asset sale. The agreement provides that the Precept Class A Common Stock will be listed on NASDAQ and that they will be distributed to the shareholders of USTS immediately after completion of the sale, except that some number of the shares (currently estimated at 600,000) will be used by USTS to satisfy liabilities which are not being assumed by Precept. USTS is withholding its rental car brokerage business from the sale.

(2) ACQUISITIONS

    On January 30, 1997 the Company formed a wholly-owned subsidiary, U.S. Trucking, Inc. ("USTI"). Thereafter, the following transactions took place:

-- 100% of the issued and outstanding stock of the Company's wholly-owned tractor-trailer subsidiaries, Trans Lynx Express, Inc. and Jay & Jay Transportation, Inc., were merged into USTI as wholly-owned subsidiaries thereof;

-- USTI acquired 100% of the issued and outstanding stock of Mencor, Inc. ("Mencor"), a tractor-trailer brokerage company, in exchange for $70,000 and 37,500 shares of the Company's common stock;

-- USTI acquired 100% of the issued and outstanding stock of Gulf Northern Transport, Inc. ("GNTI"), a tractor-trailer delivery company, for $225,000 cash and common shares of USTI which represented 25% of the issued and outstanding stock of USTI.

    The acquisitions of Mencor and GNTI were accounted for as purchases and resulted in goodwill of $352,396. Additionally, at the time of the acquisition of GNTI, the Company recorded a liability for the resulting minority interest in USTI of $645,194.

    During the nine months ended September 30, 1996, the Company purchased certain personal property, intangible assets and contract rights from Krogel Air Freight, Inc. and Krogel Freight Systems of Tampa, Inc. for $150,000 in cash and 18,333 shares of common stock. The acquisition was accounted for as a purchase.

    During the nine months ended September 30, 1996, the Company purchased certain assets from Jackson & Johnson, Inc. for $160,000 in cash and the assumption of approximately $2,930,000 in accrued debt. The acquisition was accounted for as a purchase.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

(2) ACQUISITIONS (CONTINUED)
    During the nine months ended September 30, 1996, the Company purchased 100% of the outstanding stock of Banc-Pro Transportation, Inc. for 336,000 shares of common stock. This acquisition was accounted for as a purchase.

(3) DISCONTINUED OPERATIONS

    During the third quarter of 1997, the Company closed ATAB of Texas, all equipment was sold yielding a profit of $1,545, all personnel were terminated and land and building were transferred to Assets Held for Sale.

    On March 28, 1997, the Company sold ASI for: $100,000 cash; a 10.5% interest bearing note of approximately $5,200,000 with monthly payments of approximately $80,000, the unpaid principal fully due April 1, 1999; and a non-interest bearing note of $685,000 also due April 1, 1999. Pursuant to Staff Accounting Bulletin 5(e), as a result of (a) the purchaser's minimal working capital investment in ASI and (b) the repayment of the purchase notes which is dependent on ASI's future operations, substantial doubt exists as to whether the sale of ASI has been consummated for accounting purposes. Accordingly, the Company has determined not to recognize the transaction as a divestiture. The Company received the first two payments from the purchaser of ASI. Subsequently, the purchaser of ASI defaulted on the note. ASI is currently experiencing severe cash flow problems. Negotiations are underway to modify the note extending payment terms. ASI is currently attempting to raise additional capital to support its operations. There is no assurance that ASI will be able to raise this capital and accordingly, the Company has recorded a reserve of $5,239,086 to adjust the carrying value of the net assets of the business transferred to the estimated cash to be received. The adjustment is included in the reserve for discontinued operations.

    On January 7, 1997, the Company sold the entertainment divisions as a continuing operation for 850,000 shares of common stock of Packaging Plus Services, Inc., a publicly-held company (Symbol: "PKGP"). PKGP was trading at $1.0625 per share at the time of the sale. This transaction resulted in a loss on disposal of $146,944.

    At September 30, 1997, Assets Held for Sale consisted of one motorcoach bus with a carrying value of $55,953, land and building in Phoenix, Arizona with a carrying value, net of related debt, of $153,080 and land and building in Sealy, Texas with a carrying value of $318,777. The carrying values of these assets approximate estimated realizable value.

(4) CAPITALIZATION

    In January 1996, the Company issued $300,000 of convertible preferred stock, which were converted into 88,889 shares of common stock in March 1996.

    During the nine months ended September 30, 1996, the Company increased the authorized common stock shares from 20,000,000 to 50,000,000 shares.

    During the nine months ended September 30, 1996, the Company issued $1,200,000 of 5% subordinated promissory notes and bridge units. These notes were paid and the Company recorded expenses related to this issuance of $441,038 during the nine months ended September 30, 1996.

    During the nine months ended September 30, 1996, the Company had a one-for-six reverse split of its common stock, effective August 27, 1996. The par value remained at $.01 per share, and all share data has been adjusted for this split.

               U.S. TRANSPORTATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

(4) CAPITALIZATION (CONTINUED)
    During the nine months ended September 30, 1996, the Company had a common stock unit offering whereby 1,705,043 units, each comprising of one share of common stock and one warrant (exercisable under certain conditions) at $3.82 for one share of common stock, were issued.

(5) SUBSEQUENT EVENTS

    On January 30, 1997, USTI, which owns the Company's tractor-trailer operations, acquired 100% of capital stock of GNTI. On April 16, 1997, United Acquisition II Corporation ("UACQ"), which is the subject of a bankruptcy petition, commenced an adversary proceeding in the Bankruptcy Court against the Company, its Chairman and many other corporate and individual defendants. UACQ alleges that it acquired beneficial ownership of GNTI prior to the transfer of GNTI to USTI, and that the defendants conspired to deprive UACQ of its interest in GNTI. In November 1997, the defendants reached an agreement with UACQ to settle the litigation. The settlement will be effective only if it is approved by the Bankruptcy Court. If approved, the settlement would eliminate the claims by UACQ to ownership of GNTI, in exchange for 25,000 shares of the Company's common stock and payment of $100,000 plus a promissory note of $100,000 payable over three years.

                                                                         ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of November 16, 1997 is made by and between U.S. Transportation Systems, Inc., a Nevada corporation ("USTS"), Precept Investors, Inc., a Texas corporation ("Precept") and Precept Acquisition Company, L.L.C., a Nevada limited liability company and wholly owned subsidiary of Precept ("Acquisition").

                                   RECITALS:

    WHEREAS, USTS wishes to transfer its business and substantially all of its assets to Acquisition solely in exchange for voting shares of Precept and the assumption by Acquisition of certain liabilities of USTS (the "Transfer"); and

    WHEREAS, the Transfer is intended to qualify as a reorganization with the meaning of Section 368(a) of the Code; and

    WHEREAS, after the Closing of the Transfer USTS will, as an integral part of the transaction, distribute most of the shares of Precept to USTS's shareholders in complete liquidation of USTS and USTS will dissolve; and

    WHEREAS, Precept has formed Acquisition to acquire the Business and substantially all of the assets of USTS on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

    1.1 DEFINITIONS. The following terms have the following meanings when used herein:

    "Acquisition Proposal" means any proposal or offer, for a tender or exchange offer, a merger, consolidation or other business combination involving USTS or any USTS Subsidiary thereof or any proposal to acquire in any manner a substantial equity interest in, or substantially all of the assets of, USTS or any USTS Subsidiary.

    "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person.

    "Affiliate of USTS" has the meaning set forth in SECTION 8.12.

    "Agreement" means this Agreement and Plan of Reorganization, including all Schedules and Exhibits hereto, as it may be amended from time to time in accordance with its terms.

    "Assets" has the meaning set forth in SECTION 2.1.

    "Assumed Contracts" has the meaning set forth in SECTION 2.1(H).

    "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement and Bill of Sale in the form attached hereto as EXHIBIT B.

    "Assumed Liabilities" has the meaning set forth in SECTION 2.3.

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    "Balance Sheet" has the meaning set forth in SECTION 5.6.

    "Balance Sheet Date" has the meaning set forth in SECTION 5.6.

    "Business" means the business presently conducted by USTS, including, but not limited to, providing ground transportation of passengers and cargo and ground transportation related services, both directly and through its subsidiaries.

    "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. SectionSection 9601 ET SEQ.

    "Closing" means the closing of the transactions contemplated by this Agreement.

    "Closing Date" means January 31, 1998 assuming the satisfaction of all conditions set forth in Article 9, or, if such conditions are not satisfied on such date, on such date three business days after satisfaction thereof or such other date as mutually agreed in writing by the parties hereto.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "December USTS Financials" has the meaning set forth in SECTION 5.6.

    "E&Y" means Ernst & Young, L.L.P., independent auditors.

    "Environmental Laws" means all federal, state and local laws, rules and regulations applicable to USTS and its properties relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport or handling of Hazardous Materials.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," is under "common control" or is a member of an "affiliated service group" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Excluded Assets" has the meaning set forth in SECTION 2.2.

    "Excluded Liabilities" has the meaning set forth in SECTION 2.4.

    "Facilities" shall mean the land and related facilities owned or leased by USTS and used in the Business, as set forth on SCHEDULE 2.1(D).

    "Final Closing Balance Sheet" means a balance sheet of USTS as of the Closing Date, prepared in accordance with GAAP and delivered to Acquisition pursuant to Section 11.4.

    "Ford Contract" means that certain Purchase Order, last amendment dated July 12, 1996, by and between Shortway River Rouge, Inc. and Ford Motor Company.

    "FTC" means the Federal Trade Commission.

    "GAAP" means generally accepted accounting principles consistently applied.

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    "Hazardous Materials" means chemicals, materials or substances which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; or other chemical, material, substance or waste, exposure to which is prohibited, limited or regulated under any Environmental Law.

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "IDB" has the meaning set forth in SECTION 11.7.

    "IDB Loan Agreement" means that certain Loan and Security Agreement, dated October 7, 1996, as amended, by and between USTS and IDB.

    "Independent Accounting Firm" shall mean a "Big Six" accounting firm, other than E&Y or such other nationally recognized firm of independent public accountants as Precept and USTS may agree upon.

    "Intellectual Property Rights" has the meaning set forth in SECTION 5.15.

    "Inventory" has the meaning set forth in SECTION 2.1(C).

    "IRS" means the Internal Revenue Service.

    "June 30 Balance Sheet" has the meaning set forth in SECTION 6.6.

    "Liquidating Trust" has the meaning set forth in SECTION 12.1.

    "Margolies" means Michael Margolies.

    "Margolies Term Note" means that certain promissory note, dated July 7, 1997 made by USTS and payable to Margolies in the original principal amount of $1,039,794.37.

    "Material Adverse Effect" means, with respect to any entity, a material adverse effect on the financial condition, properties, business, results of operations or prospects of such entity and its subsidiaries taken as a whole, or on the ability of such entity to perform its obligations hereunder or to consummate the transactions contemplated hereby, whether or not caused by management of such entity.

    "Permitted Encumbrances" means:

    (a) Liens for real estate taxes, assessments or governmental charges or construction lien claims not delinquent or being contested in good faith by appropriate proceedings;

    (b) Liens or deposits in connection with worker's compensation or other insurance or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of like nature incurred in the ordinary course of business not yet due and payable;

    (c) Easements, restrictions, minor title irregularities and similar matters which have no Material Adverse Effect as a practical matter upon the ownership or use of property;

    (d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable;

    (e) Liens identified on EXHIBIT A attached hereto;

    (f) Liens for rentals not yet due and payable pursuant to capitalized leases; and

    (g) Specific customer work-in process liens.

    "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or government or any agency or political subdivision thereof.

    "Plan of Liquidation and Dissolution" means the plan whereby USTS will liquidate and dissolve USTS in accordance with Section 11.2 of this Agreement, which plan is attached hereto as EXHIBIT C.

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    "Precept Benefit Plans" has the meaning set forth in SECTION 6.18.

    "Precept Common Stock" shall mean the Class A Common Stock of Precept, par value $0.01 per share.

    "Precept Disclosure Schedules" has the meaning set forth in SECTION 6.2.

    "Precept Financial Statements" has the meaning set forth in SECTION 6.6.

    "Precept Leases" has the meaning set forth in SECTION 6.9(B).

    "Precept Material Agreements" has the meaning set forth in SECTION 6.12(A).

    "Precept Personal Property" has the meaning set forth in SECTION 6.11(A).

    "Precept Real Property" has the meaning set forth in SECTION 6.9(A).

    "Precept Shareholder Information" has the meaning set forth in SECTION 6.21.

    "Precept Subsidiary" has the meaning set forth in SECTION 6.3.

    "Preliminary Closing Balance Sheet" has the meaning set forth in SECTION 9.2(K).

    "Purchase Price" has the meaning set forth in SECTION 3.1.

    "RCRA" means the Resource Conservation and Recovery Act, as amended, 42 U.S.C. SectionSection 6901 ET SEQ.

    "Receivables" has the meaning set forth in SECTION 2.1(B).

    "Registration Rights Agreement" means a Registration Rights Agreement to be entered into by and between Margolies and Precept in the form attached as EXHIBIT D.

    "Releases" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil surface water, groundwater or property in violation of Environmental Law.

    "Representatives" has the meaning set forth in SECTION 8.8.

    "SEC" means the Securities Exchange Commission.

    "Shares" has the meaning set forth in Section 3.1.

    "Subsequent USTS Financials" has the meaning set forth in SECTION 5.6.

    "Taxes" means all taxes, fees, assessments, levies, duties and similar charges imposed by any federal, state, local or foreign governmental authority, together with all interest, penalties, fines and other additions imposed in respect thereof; including, without limitation, all income, gains, real property gains, profits, gross receipts, payroll, employment, social security (and similar), disability, health, hospitalization, unemployment compensation, worker's compensation, Pension Benefit Guaranty Corporation, severance, windfall profits, environmental, license, occupation, customs, imposts, capital stock, franchise, ad valorem, excise, sales, use, transfer, registration, value added, alternative minimum, add-on minimum, successor, withholding and estimated taxes or other charges.

    "Tax Returns" means all original and amended returns, declarations, certifications, statements, notices, elections, estimates, reports, claims for refund and information returns relating to or required to be filed or maintained in connection with any Tax, together with all schedules and attachments thereto.

    "Transfer" has the meaning set forth in the recitals hereto.

    "USTS" has the meaning set forth in the recitals hereto.

    "USTS Affiliate Letter" has the meaning set forth in SECTION 8.12.

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    "USTS Benefit Plan" has the meaning set forth in SECTION 5.18.

    "USTS Common Stock" has the meaning set forth in SECTION 5.2.

    "USTS Disclosure Schedules" has the meaning set forth in SECTION 5.2.

    "USTS Financial Statements" has the meaning set forth in SECTION 5.6.

    "USTS Leases" has the meaning set forth in SECTION 5.9(B).

    "USTS Material Agreement" has the meaning set forth in SECTION 5.12(A).

    "USTS Preferred Stock" has the meaning set forth in SECTION 5.2.

    "USTS Real Property" has the meaning set forth in SECTION 5.9(A).

    "USTS Reports" has the meaning set forth in SECTION 5.6.

    "USTS Stockholder Information" has the meaning set forth in SECTION 5.19.

    "USTS Subsidiary" has the meaning set forth in SECTION 5.3.

                                   ARTICLE 2
                               EXCHANGE OF ASSETS

    2.1 THE ASSETS. Subject to the terms and conditions and upon the basis of the agreements, representations and warranties contained herein, at the Closing USTS shall transfer, convey, assign and deliver to Acquisition, and Acquisition shall accept from USTS, all right, title, and interest of USTS in (a) the Business as a going concern and (b) all of the assets of USTS (excluding the Excluded Assets) free and clear of all liens, mortgages, pledges, security interests, conditional sales agreements, charges, encumbrances and other adverse claims or interests of any nature (except for Permitted Encumbrances), including without limitation the following (collectively, the "Assets"):

        (a) All assets reflected in the Closing Balance Sheet;

        (b) All accounts, notes and other receivables and prepaid expenses and credits of USTS ("Receivables");

        (c) All inventory, stock in trade, finished products, work-in-process, and raw materials, including supplies inventory ("Inventory");

        (d) The Facilities including but not limited to all real property, buildings, structures and improvements thereon and all fixtures and fittings attached thereto and contained therein set forth on SCHEDULE 2.1(D);

        (e) All machinery equipment, business machines, furniture, tools, dies, molds, parts and other tangible property;

        (f) All sales order files, engineering order files, purchase order files, manufacturing records, product quality qualifications, customer lists and business files of USTS;

        (g) The Intellectual Property Rights of USTS and all licenses and other rights related thereto;

        (h) All rights and interest of USTS to or in all agreements, options, contracts, distributor agreements, leases, instruments, purchase orders and all sales orders and bids including all USTS Material Agreements listed on
    SCHEDULE 5.12 (the "Assumed Contracts");

        (i) All licenses, approvals, certificates, permits, franchises, or other evidence of authority issued by a Federal, state, local or foreign governmental agency or authority to the extent assignable;

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        (j) All computer programs, hardware and software (including documentation and related object and source codes) and like property, and all records thereof, used in the wherever located to the extent assignable;

        (k) All interests in and to the name U.S. Transportation Systems, Inc. and all variations thereof and all rights to the use of such name and variations thereto as trademarks; all listings pertaining to USTS in all telephone books and directories; and stationery, forms, labels, shipping materials, catalogs, brochures, art work, photographs and advertising and promotional materials;

        (l) All cars, trucks, tractors, trailers, vans, other motorized vehicles and car phones owned or leased including those set forth on SCHEDULE 2.1(L) and any and all assignable warranties covering such motor vehicles and car phones;

        (m) Subject to SECTION 2.2(C), all cash and cash equivalents, cash deposits and escrows, bank accounts, money market accounts, other accounts, certificates of deposit and other investments of USTS;

        (n) To the extent assignable by USTS, all warranties (express or implied) and rights and claims related to the Assets or the operation of the Business including all rights to causes of action, lawsuits, judgments, claims and demands being pursued or pursuable by USTS;

        (o) All guarantees, warranties, indemnities and other similar rights in favor of USTS and all rights to proceeds under insurance policies;

        (p) All operating manuals, policies, procedure manuals, training manuals, personnel records of USTS's employees hired by Acquisition and other books and records used by corporate USTS in connection with the Assets and the Business, including customer, policy and financial information and records;

        (q) All going concern value and goodwill of USTS, its trade name(s) or personnel;

        (r) All ownership interests in USTS Subsidiaries; and

        (s) All other assets, including computers and computer data stored on magnetic or other media of USTS (excluding the Excluded Assets).

    2.2 EXCLUDED ASSETS. USTS shall not transfer, convey or assign, and Acquisition shall not acquire, the following assets (such assets being collectively referred to hereinafter as the "Excluded Assets"):

        (a) All rights of USTS arising under this Agreement and the consummation of the transactions contemplated hereby;

        (b) All corporate minute books and stock records of USTS and such other similar corporate books and records of USTS as may exist on the Closing Date; PROVIDED, however, that Acquisition shall be entitled to obtain copies of such other records of USTS relating to the Assets as Acquisition may reasonably require in connection with the operation of the Business or use of the Assets subsequent to the Closing;

        (c) An amount of cash equal to $175,000.00 to permit USTS to pay its liabilities for the expenses and costs incurred by it in connection with this Agreement and the transactions contemplated herein, including the Plan of Liquidation and Dissolution; and

        (d) All of the capital stock of Bancpro Transportation, Inc. and other assets all as set forth on SCHEDULE 2.2(D).

    2.3  ASSUMED LIABILITIES.  On the Closing Date, subject to the provisions of
SECTION 2.4 hereof, Acquisition shall assume the following liabilities of USTS relating to the Business (collectively, the "Assumed Liabilities"):

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        (a) All the obligations of USTS under the Assumed Contracts and any other agreements, contracts, instruments, purchase orders, sales orders, and commitments of USTS relating to the operation of the Business after the Closing Date;

        (b) The obligations of USTS under the warrants, stock options and other obligations specifically set forth in SCHEDULE 2.3(B) by issuance of warrants, options and commitments which shall afford the holder thereof the rights to purchase the number of shares at the purchase price on SCHEDULE 2.3(B) together with such other terms in such instruments as Precept shall reasonably determine; and

        (c) The liabilities set forth on the Closing Balance Sheet.

    2.4 EXCLUDED LIABILITIES. It is expressly agreed and understood by the parties to this Agreement that Acquisition does not assume and will not become liable or responsible for any of the following liabilities and obligations of USTS (collectively, the "Excluded Liabilities"):

        (a) Any intercompany payable balances owed by USTS, or any USTS Subsidiaries, to any Affiliate of USTS (other than the Margolies Term Note which shall be an Assumed Liability);

        (b) Any liability related to the matters set forth on SCHEDULE 5.13;

        (c) Any liability or obligation arising out of or relating to the Excluded Assets;

        (d) Any liability or obligation arising out of or relating to the breach of, default under, or failure to perform with respect to, the Assumed Contracts prior to and including the Closing Date; provided, however, that Precept shall agree to assume up to $20,000 of liabilities or obligations, in the aggregate, arising out of or relating to the breach of, default under, or failure to perform with respect to, the Assumed Contracts prior to and including the Closing Date, which liabilities shall be Assumed Liabilities;

        (e) Any contingent liabilities and liabilities that are not set forth in the Closing Balance Sheet;

        (f) Any liabilities arising out of the violation of or in connection with Environmental Laws, Releases or Releases of Hazardous Materials;

        (g) Any and all liabilities arising out of claims for injury (including death) or claims for damages, direct or consequential, resulting from or connected with finished products or services of the Business or USTS (whenever manufactured) and shipped on or before the Closing Date;

        (h) Any liability of USTS for unpaid Taxes for periods before the Closing Date other than those liabilities reflected on Final Closing Balance Sheet;

        (i) Any liability of USTS for Taxes (including, without limitation, income and transfer Taxes) resulting from the consummation of the transactions contemplated by this Agreement other than those liabilities reflected on Final Closing Balance Sheet;

        (j) Any liability of USTS for the unpaid Taxes of any Person other than USTS under Treasury Regulation Section 1.1502-6 (or any similar provision of sate, local or foreign law), as transferee or successor, by contract, or otherwise;

        (k) Any liability or obligation arising out of or incurred in connection with the administration of any USTS Benefit Plan other than those liabilities reflected on Final Closing Balance Sheet;

        (l) Any liability or obligation of USTS under or with respect to the Series E, F, G, H, I, J, K or L USTS Preferred Stock;

        (m) Any liability or obligation of USTS under that certain promissory note dated September 6, 1997, issued by USTS payable to Consolidated Financial Management, Inc.; and

        (n) All other liabilities of USTS (other than Assumed Liabilities).

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                                   ARTICLE 3
                                 CONSIDERATION

    3.1 CONSIDERATION. The consideration for the Assets shall be (a) the delivery by Precept to USTS of 9,500,000 shares of Precept Common Stock plus one additional share of Precept Common Stock for each share of USTS Common Stock issued between the date hereof and the Closing Date upon the exercise of stock options or warrants set forth on SCHEDULE 2.3(B) (the "Shares"), together with
(b) the assumption by Acquisition of the Assumed Liabilities (collectively, the "Purchase Price").

                                   ARTICLE 4
                                    CLOSING

    4.1 CLOSING DATE. The Closing hereunder shall take place at the offices of Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202, at 10:00 a.m. Dallas time, on the Closing Date, assuming the satisfaction of all conditions set forth in ARTICLE 9, or at such other place, time or date as USTS and Precept may agree.

    4.2 TRANSACTIONS AT CLOSING. At the Closing, and on the basis of the representations, warranties, covenants and agreements made herein and in the exhibits, certificates and other instruments delivered pursuant hereto, and subject to the terms and conditions hereof:

        (a) TRANSFER OF ASSETS. USTS shall transfer and convey or cause to be transferred and conveyed to Acquisition all of the Assets, shall deliver to Acquisition the Assignment and Assumption Agreement, the conveyance documents relating to the Intellectual Property Rights, the warranty deeds referred to in SECTION 9.2(H), the certificates of title of the motor vehicles and such other good and sufficient instruments of transfer and conveyance as shall be necessary to vest in Acquisition good and valid title to all of the Assets.

        (b) PAYMENT OF CONSIDERATION AND ASSUMPTION OF ASSUMED LIABILITIES. In consideration for the transfer of the Assets (i) Precept shall cause Acquisition to deliver to USTS a certificate representing the Shares and
    (ii) Acquisition shall deliver to USTS the Assignment and Assumption Agreement, whereby Acquisition shall assume the Assumed Liabilities.

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF USTS

    USTS represents and warrants to Acquisition and Precept as follows:

    5.1  ORGANIZATION, GOOD STANDING, POWER, ETC.

        (a) USTS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to carry on its business as now conducted. USTS is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on USTS.

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        (b) USTS has the requisite corporate power and authority to enter into this Agreement and, subject to obtaining stockholder approval of this Agreement, the Transfer and the Plan of Liquidation and Dissolution, to perform its obligations hereunder. The execution and delivery of this Agreement by USTS and the consummation by USTS of the transactions contemplated hereby have been duly authorized by the Board of Directors of USTS and no other corporate proceedings on the part of USTS are necessary for the execution and delivery of this Agreement by USTS, and, subject to obtaining stockholder approval of this Agreement, the Transfer and the Plan of Liquidation and Dissolution, the consummation by USTS of the transactions contemplated hereby. This Agreement has been duly executed and delivered by USTS and, subject to obtaining stockholder approval of this Agreement, the Transfer and the Plan of Liquidation and Dissolution and assuming that it has been duly executed and delivered by Precept, constitutes a legal, valid and binding obligation of USTS, enforceable against USTS in accordance with its terms except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

    5.2 AUTHORIZED CAPITALIZATION OF USTS. The authorized capital stock of USTS consists of 50,000,000 shares of USTS common stock, par value $0.01 per share (the "USTS Common Stock"), and 10,000,000 shares of preferred stock, par value $0.01 per share (the "USTS Preferred Stock"). As of October 10, 1997, there were 7,186,141 shares of USTS Common Stock and 285,000 shares of USTS Preferred Stock issued and outstanding. USTS has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of USTS on any matter. All issued and outstanding shares of USTS Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in
SCHEDULE 5.2 of the disclosure schedules delivered herewith by USTS (the "USTS Disclosure Schedules"), (i) there are no outstanding or authorized subscriptions, options, warrants, calls, rights (including any preemptive rights), commitments, or other agreements of any character whatsoever which obligate or may obligate USTS to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares, (ii) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar plans or contracts or rights with respect to USTS or USTS Subsidiaries which are effective as of the date hereof or which have been executed or agreed to as of the date hereof with an effective date after the date hereof, and (iii) there are no stockholders' agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of USTS or any USTS Subsidiaries to which USTS or any USTS Subsidiary is or are a party which are presently effective or have been executed or agreed to as of the date hereof and provide for an effective date after the date hereof or to which any officer or director of USTS or any stockholder owned or controlled by such officer or director is or will be a party in accordance with the terms hereof.

    5.3 SUBSIDIARIES. USTS owns, directly or indirectly, the equity and debt interests of each corporation, partnership, joint venture, limited liability company or other legal entity (each a "USTS Subsidiary"), in the amounts and the identities of which are disclosed in the USTS Reports and in SCHEDULE 5.3 of the USTS Disclosure Schedules. For each USTS Subsidiary that is a corporation, each of the outstanding shares of capital stock of each of the USTS Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and all such outstanding shares or other ownership interests are owned, directly or indirectly, by USTS free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material.

    5.4 OTHER INTERESTS. Except for interests in USTS Subsidiaries and as set forth in SCHEDULE 5.4 of the USTS Disclosure Schedules, neither USTS nor any USTS Subsidiary owns, directly or indirectly, any

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interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity other than investments in short term investment securities.

    5.5 EFFECT OF AGREEMENT. The execution, delivery and performance of this Agreement by USTS and the consummation by USTS of the transactions contemplated hereby will not require any notice to, filing with, or the consent, approval or authorization of any person or governmental authority, except for filings required under the HSR Act, the Securities Act, the Exchange Act and state "Blue Sky" filings. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in the acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any material indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which USTS is a party or is bound or to which any of its assets are subject which would have a Material Adverse Effect on USTS, (ii) conflict with, violate or result in a breach of any provision of the charter documents or bylaws of USTS,
(iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to USTS or by which any of its properties or assets is bound or affected which conflict or violation would result in a Material Adverse Effect on USTS or (iv) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of any lien, charge or encumbrance on any of the properties or assets of USTS pursuant to any of the terms, conditions or provisions of any indenture, contract, lease, sublease, loan agreement, note, permit, license, franchise, agreement or other instrument, obligation or liability to which USTS is a party or by which USTS or any of its assets is bound or affected which would have a Material Adverse Effect on USTS.

    5.6 SEC DOCUMENTS. USTS has filed each report, proxy statement or information statement (as defined in Regulation 14C under the Exchange Act) required of it since January 1, 1990 (including exhibits and any amendments thereto) with the SEC (collectively, the "USTS Reports"). Except as set forth in
SCHEDULE 5.6 of the USTS Disclosure Schedules, as of their respective dates, (i) the USTS Reports complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder, and (ii) the USTS Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of USTS included in the USTS Reports (including the related notes and schedules) has been prepared in accordance with GAAP, or, if unaudited, in accordance with applicable published accounting requirements of the SEC, and fairly presents the consolidated financial position of USTS and the USTS Subsidiaries as of its date, and each of the consolidated statements of income, changes in stockholders' equity and cash flows of USTS included in the USTS Reports (including any related notes and schedules, and together with the consolidated balance sheets of USTS, the "USTS Financial Statements") has been prepared in accordance with GAAP, or, if unaudited, in accordance with applicable published accounting requirements of the SEC, and fairly presents the results of operations, changes in stockholders' equity or cash flows, as the case may be, of USTS and USTS Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not cause a Material Adverse Effect on USTS). Neither USTS nor any of the USTS Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of USTS or in the notes thereto, prepared in accordance with GAAP, except liabilities reflected on the balance sheet contained in the USTS December Financials and liabilities arising in the ordinary course of business since December 31, 1996 (the "Balance Sheet Date"). The balance sheet of USTS for December 31, 1996 (the "Balance Sheet") and the related consolidated statements of income for the period ended December 31, 1996 are hereafter referred to as the "December USTS Financials". All material agreements, contracts and other documents required to be filed as exhibits to any of the USTS Reports have been so filed. USTS has filed all reports and other filings required to be filed with the SEC under the rules and regulations of the SEC. Any financial statements prepared for filing with the SEC by USTS subsequent to the date of the December USTS Financials or the date hereof, including but not limited to its year ended December 31, 1996 audited financial statements (but only to the extent the same are required to be filed with the SEC prior to the Closing date) (the "Subsequent USTS Financials"), have been, or if not yet filed, will be, prepared in accordance with GAAP (in the case of audited statements) and in accordance with applicable published accounting requirements of the SEC (in the case of unaudited statements), consistently applied, will fairly represent the financial condition, and will accurately set forth in all material respects the results of the combined operations, of USTS and the USTS Subsidiaries for the periods covered thereby.

    5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the USTS Reports and SCHEDULE 5.7 of the USTS Disclosure Schedules, and except for changes arising from the public announcement of the transactions contemplated by this Agreement, since December 31, 1996, USTS has conducted its Business only in the ordinary course of business and there has not been (i) any material change in USTS or any development or combination of developments which has resulted or is reasonably likely to result in a Material Adverse Effect on USTS; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; (iii) any material change in its accounting principles, practices or methods; (iv) any termination by USTS of the employment of any department head or officer of USTS, or has USTS entered into (A) any written employment agreement or (B) any oral employment agreement not terminable without penalty by any party thereto upon 60 days notice; (v) any material increase in the rate of compensation or bonus payments payable or to become payable to any of USTS's officers or directors (including, without limitation, any payment of or promise to pay any bonus or special compensation); (vi) any purchase, redemption, issuance, sale or other acquisition or disposition of any of its shares of capital stock or other equity securities, or agreement to do so, or any grant of any options, warrants or other rights to purchase or convert any obligation into any shares of USTS's capital stock or any evidence of indebtedness or other securities; (vii) any transaction between USTS and any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of USTS; and (viii) any agreement entered into by USTS to do any of the things set out in (i)-(vii) above.

    5.8  TAXES.  Except as set forth in SCHEDULE 5.8 of the USTS Disclosure
Schedules:

        (a) All Tax Returns required to have been filed by USTS and the USTS Subsidiaries have been timely filed (taking into account duly granted extensions) and are true, correct and complete in all respects. Except as disclosed in SCHEDULE 5.8(a) to the USTS Disclosure Schedules, (i) USTS is not currently the beneficiary of any extension of time within which to file any Tax Return, and (ii) no claim has ever been made by any governmental authority in a jurisdiction where USTS does not file Tax Returns that USTS or any USTS Subsidiary is or may be subject to taxation by that jurisdiction. All persons characterized as independent contractors, and not as employees, were properly characterized for all purposes under applicable laws (including, without limitation, their characterization as independent contractors for income and employment tax withholdings and payments.

        (b) All Taxes of USTS which have become due (without regard to any extension of the time for payment and whether or not shown on any Tax Return) have been paid. USTS has withheld and paid over all Taxes required to have been withheld and paid over and has complied with all information reporting and back-up withholding requirements relating to Taxes. There are no liens with respect to Taxes on any of the assets of USTS, other than liens for Taxes not yet due and payable or for Taxes disclosed in SCHEDULE 5.8(b) to the USTS Disclosure Schedules that are being contested in good faith through appropriate proceedings and for which adequate reserves have been established in the USTS Financial Statements.

        (c) The unpaid Taxes of USTS for all periods ending on or before the Balance Sheet Date did not exceed the amount of the current liability accruals for Taxes (exclusive of reserves for deferred Taxes established to reflect timing differences) reflected on the face of the Balance Sheet, and the unpaid Taxes of USTS for all periods ending on or before the Closing Date will not exceed the amount of such current liability accruals reflected on the Closing Balance Sheet as adjusted for USTS operations in the ordinary course of business through the Closing Date in accordance with GAAP and, to the extent consistent therewith, the most recent custom and practices of USTS.

        (d) No deficiencies exist or have been asserted or are expected to be asserted (verbally or in writing) with respect to Taxes of USTS and USTS has not received notice nor does it expect to receive notice (verbally or in writing) that it has not filed a Tax Return or paid any Taxes required to be filed or paid by it. No audit, examination, investigation, action, suit, claim or proceeding relating to the determination, assessment or collection of any Tax of USTS is currently in process, pending or threatened (verbally or in writing). Except as disclosed in SCHEDULE 5.8(d) of the USTS Disclosure Schedules, no waiver or extension of any statute of limitations relating to the assessment or collection of any Tax of USTS is in effect. There are no outstanding requests for rulings with any Tax authority relating to Taxes of USTS.

        (e) Except as disclosed in SCHEDULE 5.8(e) of the USTS Disclosure Schedules, USTS is not and has never been a party to any tax sharing agreement or arrangement (formal or informal, verbal or in writing).

        (f) USTS has delivered to Precept true and complete copies of all federal, state, local and foreign income Tax Returns filed by USTS for its five (5) most recently ended taxable years, together with all related examination reports, statements of deficiencies and closing and other agreements. SCHEDULE 5.8(f) of the USTS Disclosure Schedules indicates which, if any, of such returns have been, or currently are, the subject of any audit, examination or other Tax proceeding.

        (g) USTS (i) has not filed a consent under Code Section 341(f) concerning collapsible corporations; (ii) has not made any payments, obligated itself to make any payments or become a party to any agreement that under any circumstance could obligate it or any successor or assignee of it to make any payments that are not or will not be deductible under Code
    Section 280G, or that would be subject to excise Tax under Code Section 4999; (iii) is not a "foreign person" as defined in Code Section 1445(f)(3);
    (iv) is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii); (v) does not own and has not owned any interest in any "controlled foreign corporation" as defined in Code Section 957 or "passive foreign investment company" as defined in Code Section 1296; (vi) is not and has not been a party to any agreement or arrangement for which partnership Tax Returns are required to be filed; (vii) does not own any asset that is subject to a "safe harbor lease" within the meaning of Code Section 168(f)(8), as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982; (viii) does not own any "tax-exempt use property" within the meaning of Code
    Section 168(h) or "tax exempt bond financed property" within the meaning of Code Section 168(g)(5); and (ix) has not agreed to and is not required to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

    5.9  REAL PROPERTY.

        (a) SCHEDULE 5.9(a) of the USTS Disclosure Schedules contain a complete and accurate list of all real property owned or, to the extent material, leased by USTS (the "USTS Real Property"). Except as otherwise disclosed in
    SCHEDULE 5.9(a) of the USTS Disclosure Schedules and except for liens for taxes not yet due and payable, the USTS Real Property owned by USTS is free and clear of all liens, mortgages, pledges, security interests, conditional sales agreements, charges, encumbrances (except to the extent that the existence of such encumbrance would not materially affect the use of such property by Acquisition) and other adverse claims or interests of any nature whatsoever. All improvements on the USTS Real Property are in good condition and repair, reasonable wear and tear excepted.

        (b) Except as disclosed in SCHEDULE 5.9(b) of the USTS Disclosure Schedules, there are no material existing leases, subleases, tenancies, licenses, contracts or other agreements ("USTS Leases") relating to the USTS Real Property to which USTS is a party.

        (c) Except as disclosed in SCHEDULE 5.9(c) of the USTS Disclosure Schedules, (i) each of the USTS Leases to USTS of the USTS Real Property is valid, and neither USTS nor, to the knowledge of USTS, any other party thereto is in default or non-compliance thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by USTS or, to the knowledge of USTS, any other party thereto except where such default would not result in a Material Adverse Effect on USTS and (ii) USTS has not received notice that any party to any Lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

    5.10 ENVIRONMENTAL. Except for those matters that (i) would not have a Material Adverse Effect on USTS, (ii) are in compliance with applicable law, or
(iii) are disclosed in SCHEDULE 5.10 of the USTS Disclosure Schedules:

        (a) USTS has not used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials on, under, at, or from, any of the owned, leased or operated properties or assets described in the USTS Disclosure Schedules, or otherwise, in any manner which violated any applicable Environmental Law and to USTS's knowledge no prior owner or operator of such property or asset of any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on, from or affecting such property or asset, or otherwise, in any manner which violated any applicable Environmental Law.

        (b) To the knowledge of USTS, there have been no Releases of any Hazardous Material on, under, at, or from any of the owned, leased or operated properties or assets described in the USTS Disclosure Schedules or otherwise.

        (c) USTS does not have any liabilities assessed, no written claims have been received by USTS and no currently outstanding citations or notices of violation have been received by USTS, which in the case of any of the foregoing have been or are imposed by reason of or based upon any alleged violation of any applicable Environmental Laws, including, but not limited to, any such liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, presence or handling of any Hazardous Materials by USTS at any of the USTS Real Property or otherwise.

        (d) There are no actions by any governmental authority or third party pending under any Environmental Laws to which USTS is a party alleging a violation of Environmental Law, nor are there any decrees, or orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to USTS.

        (e) The real property currently used, owned or leased by USTS contains no regulated underground storage tanks, or regulated underground piping associated with underground storage tanks, used currently or in the past as such tanks are defined in RCRA or comparable state law.

        (f) To the knowledge of USTS, USTS has obtained and is in compliance with all permits and licenses that are required under Environmental Laws, and is in compliance with all terms and conditions of such permits and licenses.

    5.11  PERSONAL PROPERTY.

        (a) Except as otherwise described in SCHEDULE 5.11(a) of the USTS Disclosure Schedules, all of USTS's personal property (the "USTS Personal Property") is (i) free and clear of all liens, other than liens for taxes not yet due and payable, mortgages, pledges, security interests, conditional sales agreements, charges, encumbrances and other adverse claims or interests of any nature whatsoever, and (ii) is in good operating condition and repair, reasonable wear and tear excepted. The USTS Personal Property, taken as a whole, is reasonably fit and usable for the purposes for which it is being used, reasonably sufficient for all current operations and business of USTS and conforms with all applicable ordinances, regulations and laws except where the failure to conform would not have a Material Adverse Effect on USTS.

        (b) The inventory of USTS as reflected by the December USTS Financials and the inventory as the same shall exist on the date hereof, other than the reserve established for the inventory reflected in the December USTS Financials, consisted and will consist of items which were and will be of the usual quality and quantity necessary for the normal conduct of the business of USTS and is reasonably expected to be usable or saleable within a reasonable period of time in the ordinary course of the business of USTS. With respect to inventory in the hands of suppliers for which USTS is committed as of the Closing date, such inventory is reasonably expected to be usable in the ordinary course of the business of USTS as presently being conducted.

    5.12  MATERIAL AGREEMENTS.

        (a) SCHEDULE 5.12 of the USTS Disclosure Schedules lists each agreement and arrangement (whether written or oral and including all amendments thereto) to which USTS is a party or a beneficiary or by which USTS or any of its Assets is bound and that is material to USTS (collectively, the "USTS Material Agreements"), including without limitation (i) any real estate leases; (ii) any contracts for the provision of goods or services by USTS;
    (iii) any agreement evidencing, securing or otherwise relating to any indebtedness for which USTS is liable; (iv) any capital or operating leases, value-added reseller, reseller, or conditional sales agreements relating to vehicles, equipment or other assets of USTS or agreements pursuant to which USTS is entitled or obligated to acquire any assets from a third party; (v) any insurance policies; (vi) any employment, consulting, noncompetition, separation, collective bargaining, union or labor agreements or arrangements; (vii) any agreement with any stockholder, director, officer or employee of USTS, or any affiliate or family member thereof; (viii) any joint marketing or similar agreement or arrangement; and (ix) any other agreement or arrangement pursuant to which, based on historical or projected volume, USTS will be required to make or entitled to receive aggregate payments in excess of $50,000 during any calendar year.

        (b) USTS has performed all obligations required to be performed by it in connection with the agreements and arrangements required to be disclosed pursuant to this SECTION 5.12 and is not in receipt of any claim of default under any agreement or arrangement required to be disclosed by this SECTION 5.12; USTS has no present expectation or intention of not fully performing any material obligation pursuant to any agreement or arrangement required to be disclosed in the USTS Disclosure Schedules pursuant to this SECTION 5.12 and except as set forth in SCHEDULE 5.12(b) of the USTS Disclosure Schedules, USTS has no knowledge of any breach or anticipated breach by any other party to any agreement or arrangement required to be disclosed in the USTS Disclosure Schedules pursuant to this SECTION 5.12.

        (c) USTS has delivered to Acquisition a copy of the agreements and arrangements required to be disclosed in the USTS Disclosure Schedules pursuant to this Section 5.12.

        (d) Except as disclosed in USTS Reports or SCHEDULE 5.12(d) of the USTS Disclosure Schedules, all the USTS Material Agreements to which USTS is a party are valid and enforceable, USTS has performed all obligations imposed upon them thereunder, and USTS nor, to the knowledge of USTS, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default or non-compliance thereunder by USTS or, to the knowledge of USTS, any other party thereto.

    5.13 LEGAL PROCEEDINGS. Except as set forth in SCHEDULE 5.13 of the USTS Disclosure Schedules, there are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or, to the best knowledge of USTS, threatened against USTS, at law, in equity, or before any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which USTS is a party, which involve the transactions contemplated herein or which would have a Material Adverse Effect upon USTS. USTS is not currently engaged in or contemplating any legal action to recover moneys due to them or damages sustained by them. USTS is not in violation of or in default with respect to any applicable judgment, order, writ, injunction or decree, which would have a Material Adverse Effect upon USTS.

    5.14 LABOR MATTERS. Except as disclosed in SCHEDULE 5.14 of the USTS Disclosure Schedules, neither USTS nor any of the USTS Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of USTS, there is no unfair labor practice or labor arbitration proceeding pending. Except as disclosed in SCHEDULE 5.14 of the USTS Disclosure Schedules, to the knowledge of USTS, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of USTS or any of the USTS Subsidiaries.

    5.15  PATENTS, TRADEMARKS, FRANCHISES, ETC.  Except as set forth in SCHEDULE
5.15 of the USTS Disclosure Schedules, all agreements and applications related to any patents, trademarks, copyrights, trade names, trade secrets, service marks, other intellectual property rights (including, without limitation, rights with respect to computer software), franchises and other similar rights (the "Intellectual Property Rights") which are listed in SCHEDULE 5.15 of the USTS Disclosure Schedules are valid and enforceable, USTS has performed all obligations imposed upon it thereunder, and USTS is not in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by USTS or, to the knowledge of USTS, any other party thereto. Except as set forth in SCHEDULE 5.15 of the USTS Disclosure Schedules, USTS has not received notice that any party to any such agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. Each of USTS and the USTS Subsidiaries has all right, title and interest in, or has a valid and enforceable license to use, the Intellectual Property Rights presently being used in the business, and the current use of the Intellectual Property Rights by USTS and the USTS Subsidiaries does not infringe upon the rights of any third person.

    5.16 INSURANCE. SCHEDULE 5.16 of the USTS Disclosure Schedules contains a list of all policies of insurance maintained as of the date of this Agreement by USTS, or maintained by any USTS Subsidiary, in respect of the Business and Assets of USTS and the USTS Subsidiaries, including without limitation insurance providing benefits for employees. The insurance policies set forth in SCHEDULE
5.16 of the USTS Disclosure Schedules provide adequate coverage against the risks involved in the Business and operation of USTS. Neither USTS nor any USTS Subsidiary has received notice from any insurance carrier of the intention of such carrier to discontinue any insurance policy set forth in SCHEDULE 5.16 of the USTS Disclosure Schedules, or any coverage currently provided by any such policy. Since January 1, 1997, neither USTS nor any of the USTS Subsidiaries has been denied coverage by any insurance carrier or has failed or currently fails to maintain any insurance coverage which may be required by the laws of the states in which USTS or USTS Subsidiaries do business. The premiums due on the insurance which covers calendar year 1996 have been paid in full (or are not delinquent) and the premiums due for the period from January 1, 1997 to the Closing Date have been or will be paid in full as and when due. All such insurance complies in all material respects with the terms of each of its leases and each of the mortgages, deeds of trust, service agreements with third parties and/or loan agreements to which USTS or any of the USTS Subsidiaries is a party.

    5.17 EMPLOYEES. Except as disclosed in SCHEDULE 5.17 of the USTS Disclosure Schedules and as reflected in USTS Financial Statements, USTS is not a party to any:

           (i) management, employment or other contract providing for the employment or rendition of executive services;

           (ii) contract for the employment of any employee which is not terminable by USTS on 30 days notice;

           (iii) bonus, incentive, deferred compensation, severance pay, pension, profit-sharing, retirement, stock purchase, stock option, employee benefit or similar plan, agreement or arrangement (including without limitation Christmas bonuses and similar year end bonuses); or

           (iv) any other employment contract or other compensation agreement or arrangement affecting or relating to current or former employees of USTS.

    5.18 EMPLOYEE BENEFIT PLANS. All material employee benefit plans, as defined in Section 3(3) of ERISA, all arrangements providing compensation, severance or other benefits (excluding any employment agreement or arrangement which may be terminated with no more than 30 days prior written notice and which provides no severance or termination benefits greater than those described in USTS's employee manuals) to any employee or director or former employee or director of USTS, the USTS Subsidiaries or ERISA Affiliate (as defined below) of USTS (the "USTS Benefit Plans") are set forth in SCHEDULE 5.18 of the USTS Disclosure Schedules. Unless otherwise disclosed in SCHEDULE 5.18 of the USTS Disclosure Schedules, to the extent applicable, the USTS Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any USTS Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified or USTS has submitted or is in the process of submitting a timely determination letter request to the IRS with respect to any such USTS Benefit Plan. Neither USTS nor any ERISA Affiliate of USTS (during the period of its affiliated status and prior thereto, to its knowledge) maintains, contributes to or has in the past maintained or contributed to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code. Neither any USTS Benefit Plan nor USTS has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each USTS Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. There are no pending or anticipated claims against or otherwise involving any of USTS Benefit Plans and no suit, action or other liability (excluding claims for benefits incurred in the ordinary course of USTS Benefit Plan activities) has been brought against or with respect to any such USTS Benefit Plan, except for any of the foregoing which would not have a Material Adverse Effect on USTS. All contributions required to be made as of the date hereof to USTS Benefit Plans have been made or provided for. All required contributions to USTS Benefit Plans have been timely made. Neither USTS nor any ERISA Affiliate of USTS has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except for benefits as may be required to be provided under applicable provisions of federal or state law, there are no plans or arrangements which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any USTS Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to USTS or any of the USTS Subsidiaries are the agreements and policies specifically referred to in the USTS Disclosure Schedules (and, in the case of such agreements, the form of which is attached to the USTS Disclosure Schedules).

    5.19 STOCKHOLDER INFORMATION. None of the information to be distributed to stockholders of USTS in connection with the Transfer nor any amendments or supplements of or to any of the foregoing which is provided by USTS (collectively, the "USTS Stockholder Information"), will between the date the USTS Stockholder Information is first mailed to stockholders and the Closing Date, contain any statement which, at such time and in light of the circumstances under which it is made, will be false or misleading with respect to any fact, or will omit to state any fact necessary in order to make the statements therein not false or misleading.

    5.20 FULL DISCLOSURE. No information furnished, or to be furnished, by USTS or its representatives pursuant to this Agreement (including, but not limited to, the USTS Reports and all information in the USTS Disclosure Schedules) is, or will be, false or misleading and such information includes all facts required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty by or on behalf of USTS or the USTS Subsidiaries contained in this Agreement, and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished by USTS pursuant hereto (including the USTS Disclosure Schedules) contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statement contained herein or therein, in light of the circumstances under which they are made, not misleading.

    5.21 TRANSACTIONS WITH RELATED PARTIES. Except for transactions disclosed in SCHEDULE 5.21 of the USTS Disclosure Schedules, there have been no loans or other transactions between USTS and any officer, director or stockholder, or any affiliate thereof, of USTS. Except as disclosed in SCHEDULE 5.21 of the USTS Disclosure Schedules, neither USTS, any officer or director of USTS nor any spouse or child of any such person owns or has any interest in, directly or indirectly, any real or personal property owned by or leased to USTS or any Intellectual Property Rights licensed by USTS.

    5.22  LAWS.  Except for Environmental Laws, which are covered in SECTION
5.10 hereof, and as specifically set forth in SCHEDULE 5.22 of the USTS Disclosure Schedules, USTS has complied in all material respects with all laws, rules, regulations, ordinances, codes, licenses, clearances, permits, franchises, grants, authorizations, easements, consents, certificates and orders relating to any of its properties or applicable to its business, including, but not limited to, labor, equal employment opportunity, occupational safety and health, consumer protection, environmental, securities and antitrust laws and regulations except where the failure to be in compliance would not have a Material Adverse Effect on USTS. USTS has all contractors licenses required for it to conduct its business except where the failure to be in compliance would not have a Material Adverse Effect on USTS. USTS is not in material violation of any applicable zoning, building or environmental regulation, ordinance or other law, order, regulation, restriction or requirement relating to its operations or properties, whether such properties are owned or leased, and no governmental body or other person has claimed that any such violation exists, or called attention to the need for any work, repairs, construction, alterations or installation on or in connection with the properties of USTS, except for such violations that would not have a Material Adverse Effect on USTS. As of the date hereof, the Board of Directors of USTS has approved the Transfer pursuant to the relevant provisions of Nevada law.

    5.23 BROKERAGE. Except as set forth in SECTION 5.23 of the USTS Disclosure Schedules, USTS has not retained any broker or finder in connection with the transactions contemplated by this Agreement.

    5.24 PRODUCT WARRANTIES. Except as set forth in SECTION 5.24 of the USTS Disclosure Schedules, there is no claim against or liability of USTS or any USTS Subsidiary on account of product warranties or with respect to the manufacture, sale or rental of defective products and there is no basis for any such claim on account of defective products heretofore manufactured, sold or rented that is not fully covered by insurance.

    5.25 FORD CONTRACT. USTS is not aware, so far as USTS can reasonably foresee, of any reason why the Ford Contract would not be renewed by Ford Motor Company on substantially the same terms and conditions for a period of at least one year beyond the current June 30, 1998 expiration date.

                                   ARTICLE 6
           REPRESENTATIONS AND WARRANTIES OF PRECEPT AND ACQUISITION

    Acquisition and Precept represent and warrant to USTS, at the time of execution hereof and at the Closing Date, the following:

    6.1  ORGANIZATION, GOOD STANDING, POWER, ETC.

        (a) (i) Precept is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has the requisite corporate power and authority to carry on its business as now conducted. Precept is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect on Precept. Copies of the Articles of Incorporation and Bylaws of Precept heretofore delivered to USTS or its representatives are true and complete as of the date hereof. Such Articles of Incorporation and Bylaws are in full-force and effect, and Precept is not in violation or breach of any provisions of its Articles of Incorporation or Bylaws.

           (ii) Acquisition is a newly formed limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite limited liability company power and authority to carry on its business as now conducted.

        (b) Each of Acquisition and Precept have the requisite power and authority to enter into this Agreement and, to perform their respective obligations hereunder. The execution and delivery of this Agreement by Acquisition and Precept and the consummation by Acquisition and Precept of the transactions contemplated hereby have been duly authorized by the Board of Directors of Precept and the sole member of Acquisition and except for shareholder approval of the amendment to the Articles of Incorporation of Precept to increase the number of shares of Precept Common Stock to an amount not in excess of 100,000,000 shares and the split of the Precept Class A Common Stock, and the Precept Class B Common Stock, no other corporate proceedings on the part of Acquisition and Precept are necessary for the execution and delivery of this Agreement by Acquisition and Precept, and the consummation by Acquisition and Precept of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquisition and Precept and assuming that it has been duly executed and delivered by USTS, constitutes a legal, valid and binding obligation of each of Acquisition and Precept, enforceable against Acquisition and Precept in accordance with its terms except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

    6.2 AUTHORIZED CAPITALIZATION OF PRECEPT. The authorized capital stock of Precept consists of 17,195,742 authorized shares of Class A Common Stock, 8,361,647 of which were issued and outstanding as of June 30, 1997, and 3,202,843 authorized shares of Class B Common Stock, 3,202,843 of which were issued and outstanding as of June 30, 1997. Precept has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Precept on any matter. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in
SCHEDULE 6.2 of the disclosure schedules delivered herewith by Precept (the "Precept Disclosure Schedules"), (i) there are no outstanding or authorized subscriptions, options, warrants, calls, rights (including any preemptive rights), commitments, or other agreements of any character whatsoever which obligate or may obligate Precept to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares, (ii) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar plans or contracts or rights with respect to Precept or any of its subsidiaries which are effective as of the date hereof or which have been executed or agreed to as of the date hereof with an effective date after the date hereof, and (iii) there are no shareholders' agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of Precept or any of its subsidiaries to which Precept or any of its subsidiaries is or are a party which are presently effective or have been executed or agreed to as of the date hereof and provide for an effective date after the date hereof or to which any officer or director of Precept or any shareholder owned or controlled by such officer or director is or will be a party in accordance with the terms hereof. Set forth in the Precept Disclosure Schedules is a list of all such options, warrants or other convertible securities, identifying the holder thereof, the number of shares of Precept Common Stock into which the security is convertible, and the purchase price payable upon exercise or the conversion ratio, as applicable.

    6.3 SUBSIDIARIES. Except as set forth in SCHEDULE 6.3 of the Precept Disclosure Schedules, Precept owns directly or indirectly each of the outstanding shares of capital stock of each of Precept's direct or indirect subsidiaries (each a "Precept Subsidiary"), the identities of which are set forth in the Precept Disclosure Schedules. Each of the outstanding shares of capital stock of each Precept Subsidiary (that are corporations) is duly authorized, validly issued, fully paid and nonassessable, and all such outstanding shares or other ownership interests are owned, directly or indirectly, by Precept free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. Acquisition does not own directly or indirectly any Subsidiaries.

    6.4 OTHER INTERESTS. Except as set forth in SCHEDULE 6.3 of the Precept Disclosure Schedules with respect to Precept's interests in the Precept Subsidiaries, neither Precept nor any Subsidiary owns, directly or indirectly, any material interest or investment (whether equity or debt) in any corporation (including but not limited to USTS), partnership, joint venture, business, trust or entity other than investments in short term investment securities.

    6.5 EFFECT OF AGREEMENT. The execution, delivery and performance of this Agreement by Acquisition and Precept and the consummation by Acquisition and Precept of the transactions contemplated hereby will not require any notice to, filing with, or the consent, approval or authorization of any person or governmental authority, except for filings required under (a) the Securities Act, (b) the HSR Act, (c) the Exchange Act and (d) state "Blue Sky" laws. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) except as set forth in the Precept Disclosure Schedules, result in the acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which Acquisition or Precept is a party or is bound or to which any of their respective assets are subject which event would have a Material Adverse Effect on Precept, (ii) conflict with, violate or result in a breach of any provision of the charter or organization documents or bylaws (or similar document) of Acquisition or Precept, (iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to Acquisition or Precept or to any other Precept Subsidiary by which any of their respective properties or assets is bound or affected which conflict or violation would result in a Material Adverse Effect on Precept or (iv) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of any lien, charge or encumbrance on any of the properties or assets of Acquisition or Precept pursuant to any of the terms, conditions or provisions of any indenture, contract, lease, sublease, loan agreement, note, permit, license, franchise, agreement or other instrument, obligation or liability to which Acquisition or Precept is a party or by which Acquisition or Precept, a Precept Subsidiary or any of their respective assets is bound or affected which would have a Material Adverse Effect on Acquisition or Precept.

    6.6 FINANCIAL INFORMATION. Precept has delivered to USTS the audited balance sheet of Precept as of June 30, 1997 (the "June 30 Balance Sheet") and the related audited statements of operations, of shareholders' equity and of cash flows for the one-year period ended June 30, 1997 (together with related notes and schedules), which financial statements contain a report of E&Y, reporting thereon (the "Precept Financial Statements").

    The Precept Financial Statements have been prepared in accordance with GAAP, and fairly present the results of operations, changes in shareholders' equity and of cash flows for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end adjustments which would not cause a Material Adverse Effect on Precept). Neither Precept nor any Precept Subsidiary has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Precept or in the notes thereto, prepared in accordance with GAAP, except liabilities reflected on the June 30 Balance Sheet and liabilities arising in the ordinary course of business since June 30, 1997.

    6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Precept Financial Statements or SCHEDULE 6.7 of the Precept Disclosure Schedules, and except for changes arising from the public announcement of the transactions contemplated by this Agreement, since July 1, 1997, Precept has conducted its business only in the ordinary course of business and there has not been (i) any material change in Precept or any development or combination of developments which has resulted or is reasonably likely to result in a Material Adverse Effect on Precept or the prospects of Precept; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; (iii) any material change in its accounting principles, practices or methods; (iv) any termination by Precept of the employment of any department head or officer of Precept or entered into (A) any written employment agreement or (B) any oral employment agreement not terminable without penalty by any party thereto upon 60 days notice; (v) any material increase in the rate of compensation or bonus payments payable or to become payable to any of Precept's officers or directors (including, without limitation, any payment of or promise to pay any bonus or special compensation); (vi) any purchase, redemption, issuance, sale or other acquisition or disposition of any of its shares of capital stock or other equity securities, or agreement to do so, or any grant of any options, warrants or other rights to purchase or convert any obligation into any shares of Precept's capital stock or any evidence of indebtedness or other securities; (vii) any transaction between Precept and any Affiliate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of Precept; and (viii) any agreement entered into by Precept to do any of the things set out in (i)-(vii) above.

    6.8  TAXES.

        (a) All Tax Returns required to have been filed by Precept have been timely filed (taking into account duly granted extensions) and are true, correct and complete in all respects. Except as disclosed in SCHEDULE 6.8(a) of the Precept Disclosure Schedules (i) Precept is not currently the beneficiary of any extension of time within which to file any Tax Return, and (ii) no claim has ever been made by any governmental authority in a jurisdiction where Precept does not file Tax Returns that Precept is or may be subject to taxation by that jurisdiction.

        (b) All Taxes of Precept which have become due (without regard to any extension of the time for payment and whether or not shown on any Tax Return) have been paid. Precept has withheld and paid over all Taxes required to have been withheld and paid over and has complied with all information reporting and back-up withholding requirements relating to Taxes. There are no liens with respect to Taxes on any of the assets of Precept, other than liens for Taxes not yet due and payable or for Taxes disclosed in SCHEDULE 6.8(b) of the Precept Disclosure Schedules that are being contested in good faith through appropriate proceedings and for which adequate reserves have been established in the Precept Financial Statements.

        (c) No deficiencies exist or have been asserted or are expected to be asserted (verbally or in writing) with respect to Taxes of Precept and Precept has not received notice nor does it expect to receive notice (verbally or in writing) that it has not filed a Tax Return or paid any Taxes required to be filed or paid by it. No audit, examination, investigation, action, suit, claim or proceeding relating to the determination, assessment or collection of any Tax of Precept is currently in process, pending or threatened (verbally or in writing). Except as disclosed in SCHEDULE 6.8(c) to the Precept Disclosure Schedules, no waiver or extension of any statute of limitations relating to the assessment or collection of any Tax of Precept is in effect. There are no outstanding requests for rulings with any Tax authority relating to Taxes of Precept.

    6.9  REAL PROPERTY.

        (a) SCHEDULE 6.9(a) of the Precept Disclosure Schedules contains a complete and accurate list of all real property owned or, to the extent material, leased by Precept (the "Precept Real Property"). Except as otherwise disclosed in SCHEDULE 6.9(a) of the Precept Disclosure Schedules and except for liens for taxes not yet due and payable, the Precept Property owned by Precept is free and clear of all liens, mortgages, pledges, security interests, conditional sales agreements, charges, encumbrances (except to the extent that the existence of such encumbrance would not materially affect Precept's use of such property) and other adverse claims or interests of any nature whatsoever. All improvements on the Precept Real Property are in good condition and repair, reasonable wear and tear excepted.

        (b) Except as disclosed in SCHEDULE 6.9(b) of the Precept Disclosure Schedules, there are no material existing leases, subleases, tenancies, licenses, contracts or other agreements ("Precept Leases") relating to the Precept Real Property to which Precept is a party.

        (c) Except as disclosed in SCHEDULE 6.9(c) of the Precept Disclosure Schedules, (i) each of the Leases to Precept of the Precept Real Property is valid, and neither Precept nor, to the knowledge of Precept, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by Precept or, to the knowledge of Precept, any other party thereto except where such default would not result in a Material Adverse Effect on Precept and (ii) Precept has not received notice that any party to any Lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

    6.10 ENVIRONMENTAL. Except for those matters that (i) would not have a Material Adverse Effect on Precept, (ii) are in compliance with applicable law or (iii) are disclosed in SCHEDULE 6.10 of the Precept Disclosure Schedules:

        (a) Precept has not used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials on, under, at, or from, any of the owned, leased or operated properties or assets described in the Precept Disclosure Schedules, or otherwise, in any manner which violated any applicable Environmental Law and to Precept's knowledge no prior owner or operator of such property or asset of any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on, from or affecting such property or asset, or otherwise, in any manner which violated any applicable Environmental Law.

        (b) To Precept's knowledge, there have been no Releases of any Hazardous Material on, under, at, or from any of the owned, leased or operated properties or assets described in the Precept Disclosure Schedules or otherwise.

        (c) Precept has no liabilities assessed, no written claims have been received by Precept and no currently outstanding citations or notices of violation have been received by Precept, which in the case of any of the foregoing have been or are imposed by reason of or based upon any alleged violation of any applicable Environmental Laws, including, but not limited to, any such liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, presence or handling of any Hazardous Materials by Precept at any of the Precept Real Property or otherwise.

        (d) There are no actions by any governmental authority or third party pending under any Environmental Laws to which Precept is a party alleging a violation of Environmental Law, nor are there any decrees, or orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to Precept.

        (e) The real property currently used, owned or leased by Precept contains no regulated underground storage tanks, or regulated underground piping associated with underground storage tanks, used currently or in the past as such tanks are defined in RCRA or comparable state law.

        (f) To the knowledge of Precept, Precept has obtained and is in compliance with all material permits and licenses that are required under Environmental Laws, and is in material compliance with all terms and conditions of such permits and licenses.

    6.11  PERSONAL PROPERTY.

        (a) Except as otherwise described in SCHEDULE 6.11(a) of the Precept Disclosure Schedules, all of Precept's personal property (the "Precept Personal Property") is (i) free and clear of all liens, other than liens for taxes not yet due and payable, mortgages, pledges, security interests, conditional sales agreements, charges, encumbrances and other adverse claims or interests of any nature whatsoever, and (ii) is in good operating condition and repair, reasonable wear and tear excepted. The Precept Personal Property, taken as a whole, is reasonably fit and usable for the purposes for which it is being used, reasonably sufficient for all current operations and business of Precept and conforms with all applicable ordinances, regulations and laws except where the failure to conform would not have a Material Adverse Effect on Precept.

        (b) The inventory of Precept as reflected by the June 30, 1997 Precept Financials and the inventory as the same shall exist on the date hereof, other than the reserve established for the inventory reflected in the June 30, 1997 Precept Financials, consisted and will consist of items which were and will be of the usual quality and quantity necessary for the normal conduct of the business of Precept and is reasonably expected to be usable or saleable within a reasonable period of time in the ordinary course of the business of Precept. With respect to inventory in the hands of suppliers for which Precept is committed as of the date hereof, such inventory is reasonably expected to be usable in the ordinary course of the business of Precept as presently being conducted.

    6.12  MATERIAL AGREEMENTS.

        (a) SCHEDULE 6.12 of the Precept Disclosure Schedules lists each agreement and arrangement (whether written or oral and including all amendments thereto) to which Precept is a party or a beneficiary or by which Precept or any of its assets is bound and that is material to Precept (collectively, the "Precept Material Agreements"), including without limitation (i) any real estate leases; (ii) any contracts for the provision of goods or services by Precept; (iii) any agreement evidencing, securing or otherwise relating to any indebtedness for which Precept is liable; (iv) any capital or operating leases, value-added reseller, reseller, or conditional sales agreements relating to vehicles, equipment or other assets of Precept or agreements pursuant to which Precept is entitled or obligated to acquire any assets from a third party; (v) any insurance policies; (vi) any employment, consulting, noncompetition, separation, collective bargaining, union or labor agreements or arrangements; (vii) any agreement with any stockholder, director, officer or employee of Precept, or any affiliate or family member thereof; (viii) any joint marketing or similar agreement or arrangement; and (ix) any other agreement or arrangement pursuant to which, based on historical or projected volume, Precept will be required to make or entitled to receive aggregate payments in excess of $50,000 during any calendar year.

        (b) Precept has performed all obligations required to be performed by it in connection with the agreements and arrangements required to be disclosed pursuant to this Section 6.12 and is not in receipt of any claim of default under any agreement or arrangement required to be disclosed by this

    Section 6.12; Precept has no present expectation or intention of not fully performing any material obligation pursuant to any agreement or arrangement required to be disclosed in the Precept Disclosure Schedules pursuant to this Section 6.12 and Precept has no knowledge of any breach or anticipated breach by any other party to any agreement or arrangement required to be disclosed in the Precept Disclosure Schedules pursuant to this Section 6.12.

        (c) Precept has delivered to USTS a copy of the agreements and arrangements required to be disclosed in the Precept Disclosure Schedules pursuant to this Section 6.12.

        (d) Except as disclosed in the Precept Disclosure Schedules, all the Precept Material Agreements referred to in the Precept Disclosure Schedules are valid and enforceable, Precept has performed all obligations imposed upon them thereunder, and Precept nor, to the knowledge of Precept, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by Precept or, to the knowledge of Precept, any other party thereto.

    6.13 LEGAL PROCEEDINGS. Except as set forth in the Precept Disclosure Schedules, there are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or, to the best knowledge of Precept, threatened against Precept, at law, in equity, or before any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which Precept is a party, which involve the transactions contemplated herein or which would have a Material Adverse Effect upon Precept. Except as set forth in
SCHEDULE 6.13 of the Precept Disclosure Schedules, Precept is not presently engaged in or contemplating any legal action to recover moneys due to them or damages sustained by them. Precept is not in violation of or in default with respect to any applicable judgment, order, writ, injunction or decree, which would have a Material Adverse Effect upon Precept.

    6.14 LABOR MATTERS. Except as set forth in SCHEDULE 6.14 of the Precept Disclosure Schedules, neither Precept nor any of Precept Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of Precept, there is no unfair labor practice or labor arbitration proceeding pending. To the knowledge of Precept and except as set forth in
SCHEDULE 6.14 of the Precept Disclosure Schedules, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Precept or any of Precept Subsidiaries.

    6.15 PATENTS, TRADEMARKS, FRANCHISES, ETC. All patents and trademarks owned by Precept and registered in the U.S. Patent and Trademark Office have been duly issued or registered therein, all such registrations have been validly issued and all are in full force and effect. Precept in its operations does not infringe any valid patent, trademark, trade name, service mark or copyright of any other person or entity. All agreements related to Intellectual Property Rights listed in SCHEDULE 6.15 of the Precept Disclosure Schedules are valid and enforceable, Precept has performed all obligations imposed upon it thereunder, and Precept is not in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder by Precept or, to the knowledge of Precept, any other party thereto. Except as set forth in SCHEDULE 6.15 of the Precept Disclosure Schedules, Precept has not received notice that any party to any such agreement intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

    6.16 INSURANCE. SCHEDULE 6.16 of the Precept Disclosure Schedules contains a list of all policies of insurance maintained as of the date of this Agreement by Precept, or maintained by any Precept Subsidiary, in respect of the business and assets of Precept and the Precept Subsidiaries, including without limitation insurance providing benefits for employees. The insurance policies set forth in
SCHEDULE 6.16 of the Precept Disclosure Schedules provide adequate coverage against the risks involved in the business and operation of Precept. Neither Precept nor any Precept Subsidiary has received notice from any insurance carrier of the intention of such carrier to discontinue any insurance policy set forth in SCHEDULE 6.16 of the Precept Disclosure Schedules, or any coverage currently provided by any such policy. Since January 1, 1997, neither Precept nor any of the Precept Subsidiary has been denied coverage by any insurance carrier or has failed or currently fails to maintain any insurance coverage which may be required by the laws of the states in which Precept or Precept Subsidiaries do business. The premiums due on the insurance which covers calendar year 1996 have been paid in full (or are not delinquent) and the premiums due for the period from January 1, 1997 to the Closing Date have been or will be paid in full as and when due. All such insurance complies in all material respects with the terms of each of its leases and each of the mortgages, deeds of trust, service agreements with third parties and/or loan agreements to which Precept or any of the Precept Subsidiaries is a party.

    6.17 EMPLOYEES. Except as disclosed in SCHEDULE 6.17 of the Precept Disclosure Schedules and as reflected in Precept Financial Statements, Precept is not a party to any:

        (i) management, employment or other contract providing for the employment or rendition of executive services;

        (ii) contract for the employment of any employee which is not terminable by Precept on 30 days' notice;

        (iii) bonus, incentive, deferred compensation, severance pay, pension, profit-sharing, retirement, stock purchase, stock option, employee benefit or similar plan, agreement or arrangement (including without limitation Christmas bonuses and similar year end bonuses); or

        (iv) any other employment contract or other compensation agreement or arrangement affecting or relating to current or former employees of Precept.

    6.18 EMPLOYEE BENEFIT PLANS. All material employee benefit plans, as defined in Section 3(3) of ERISA, all arrangements providing compensation, severance or other benefits (excluding any employment agreement or arrangement which may be terminated with no more than 30 days' prior written notice and which provides no severance or termination benefits greater than those described in Precept's employee manuals) to any employee or director or former employee or director of Precept, the Precept Subsidiaries or ERISA Affiliate of Precept (the "Precept Benefit Plans") are listed in SCHEDULE 6.18 of the Precept Disclosure Schedules. Unless otherwise disclosed in the Precept Disclosure Schedules, to the extent applicable, Precept Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any Precept Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified or Precept has submitted or is in the process of submitting a timely determination letter request to the IRS with respect to any such Precept Benefit Plan. Except as set forth in the Precept Disclosure Schedules, neither Precept nor any ERISA Affiliate of Precept (during the period of its affiliated status and prior thereto, to its knowledge) maintains, contributes to or has in the past maintained or contributed to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code. Neither any Precept Benefit Plan nor Precept has incurred any liability or penalty under
Section 4975 of the Code or Section 502(i) of ERISA. Each Precept Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. There are no pending or anticipated claims against or otherwise involving any of Precept Benefit Plans and no suit, action or other liability (excluding claims for benefits incurred in the ordinary course of Precept Benefit Plan activities) has been brought against or with respect to any such Precept Benefit Plan, except for any of the foregoing which would not have a Material Adverse Effect on Precept. All contributions required to be made as of the date hereof to Precept Benefit Plans have been made or provided for. All required contributions to Precept Benefit Plans have been timely made. Neither Precept nor any ERISA Affiliate of Precept has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except for benefits as may be required to be provided under applicable provisions of federal or state law and except as set forth in Schedule 6.18 of the Precept Disclosure Schedules, there are no plans or arrangements which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Precept Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to Precept or any of the Precept Subsidiaries are the agreements and policies specifically referred to in the Precept Disclosure Schedules.

    6.19 TRANSACTIONS WITH RELATED PARTIES. Except for transactions disclosed in SCHEDULE 6.19 of the Precept Disclosure Schedules there have been no loans or other transactions between Precept and any officer, director or shareholder, or any affiliate thereof, of Precept. Except as disclosed in SCHEDULE 6.19 of the Precept Disclosure Schedules, neither Precept, any officer or director of Precept nor any spouse or child of any such person owns or has any interest in, directly or indirectly, any real or personal property owned by or leased to Precept or any copyrights, patents, trademarks, service marks, trade names or trade secrets licensed by Precept.

    6.20 BROKERAGE. Except as set forth in SCHEDULE 6.20 of the Precept Disclosure Schedules, Acquisition and Precept have not retained any broker, investment banking firm or finder in connection with the transactions contemplated by this Agreement.

    6.21 SHAREHOLDER INFORMATION. None of the information to be distributed to stockholders of USTS in connection with the Transfer nor any amendments or supplements of or to any of the foregoing which is provided by Acquisition and Precept (collectively, the "Precept Shareholder Information"), will between the date the Precept Shareholder Information is first mailed to USTS shareholders and the Closing Date, contain any statement which, at such time and in light of the circumstances under which it is made, will be false or misleading with respect to any fact, or will omit to state any fact necessary in order to make the statements therein not false or misleading.

    6.22  LAWS.  Except for environmental laws, which are covered in Section
6.10 hereof, and as specifically set forth in the Precept Disclosure Schedules, Precept has complied in all material respects with all laws, rules, regulations, ordinances, codes, licenses, clearances, permits, franchises, grants, authorizations, easements, consents, certificates and orders relating to any of its properties or applicable to its business, including, but not limited to, labor, equal employment opportunity, occupational safety and health, consumer protection, environmental, securities and antitrust laws and regulations except where the failure to be in compliance would not have a Material Adverse Effect on Precept. Precept has all contractors licenses required for it to conduct its business except where the failure to be in compliance would not have a Material Adverse Effect on Precept. Precept is not in material violation of any applicable zoning, building or environmental regulation, ordinance or other law, order, regulation, restriction or requirement relating to its operations or properties, whether such properties are owned or leased, and no governmental body or other person has claimed that any such violation exists, or called attention to the need for any work, repairs, construction, alterations or installation on or in connection with the properties of Precept, except for such violations that would not have a Material Adverse Effect on Precept. As of the date hereof, the Board of Directors of Precept has approved the Transfer pursuant to the relevant provisions of applicable law.

    6.23 FULL DISCLOSURE. No information furnished, or to be furnished, by Acquisition, Precept or any of Precept's shareholders to USTS or its representatives pursuant to this Agreement (including, but not limited to, the Precept Disclosure Schedules and all information in this Agreement and the Exhibits and Schedules hereto) is, or will be, false or misleading and such information includes all facts required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty by or on behalf of Acquisition, Precept or the Precept Subsidiaries contained in this Agreement, and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished by

Precept pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statement contained herein or therein, in light of the circumstances under which they are made, not misleading.

    6.24 PRODUCT WARRANTIES. Except as set forth in SCHEDULE 6.24 of the Precept Disclosure Schedules, there is no claim against or liability of Precept or any Precept Acquisition on account of product warranties or with respect to the manufacture, sale or rental of defective products and there is no basis for any such claim on account of defective products heretofore manufactured, sold or rented that is not fully covered by insurance.

                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING THE TRANSFER

    7.1  CONDUCT OF BUSINESS BY ACQUISITION AND PRECEPT PENDING THE
TRANSFER. Acquisition and Precept covenant and agree that, prior to the Closing Date, unless USTS shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement:

        (a) To the extent reasonably practicable and taking into account any operational matters that may arise that are attributable to the pendency of the Transfer, the business of Precept shall be conducted only in, and Precept shall not take any action except in, the ordinary course of business and consistent with past practices, and Precept shall use its commercially reasonable efforts to maintain and preserve its business organization, assets, prospects, employees and advantageous business relationships.

        (b) Precept will, and will cause the Precept Subsidiaries to, conduct its and their business in the ordinary course, consistent with past practice, between the date of this Agreement and the Closing. Precept agrees that the following actions are outside the ordinary course of business and will not, and will not permit the Precept Subsidiaries, without the prior written consent of USTS to (a) declare, pay or make any dividends or distributions on its capital stock; (b) enter into any agreement (oral or written) with its directors, officers, or salaried employees (except for employees in the ordinary course of business); (c) increase the compensation of its directors, officers, or employees (except for employees in the ordinary course of business); (d) make capital expenditures (or enter into commitments to make capital expenditures) in excess of $100,000 (either individually or in the aggregate); (e) issue any capital stock or any securities or other instruments convertible, exercisable or exchangeable for shares of its capital stock; (f) incur indebtedness or other liabilities other than in the ordinary course of business and consistent with past practice; (g) redeem any capital stock or pay any principal of any indebtedness to any director, executive officer or shareholder; (h) enter into any agreement or arrangement to sell any assets or any of its capital stock or merge with any entity, except for sales of assets in the ordinary course of business; or (i) enter into any agreement or arrangement to purchase any securities or assets of any entity or to merge or otherwise combine with any entity.

    7.2 INTERIM OPERATIONS OF USTS. USTS covenants and agrees as to itself and the USTS Subsidiaries that, from and after the date hereof and until the Closing Date (except as Acquisition and Precept shall otherwise agree in writing or except as otherwise contemplated by this Agreement):

        (a) To the extent reasonably practicable and taking into account any operational matters that may arise that are attributable to the pendency of the Transfer, the business of USTS shall be conducted only in, and USTS shall not take any action except in, the ordinary course of business and consistent with past practices, and USTS shall use its commercially reasonable efforts to maintain and preserve its business organization, assets, prospects, employees and advantageous business relationships.

        (b) USTS will, and will cause the USTS Subsidiaries to, conduct its and their business in the ordinary course, consistent with past practice, between the date of this Agreement and the Closing. USTS agrees that the following actions are outside the ordinary course of business and will not, and will not permit the USTS Subsidiaries, without the prior written consent of Acquisition, to (a) declare, pay or make any dividends or distributions on its capital stock; (b) enter into any agreement (oral or written) with its directors, officers, or salaried employees (except for employees in the ordinary course of business); (c) increase the compensation of its directors, officers, or employees (except for employees in the ordinary course of business); (d) make capital expenditures (or enter into commitments to make capital expenditures) in excess of $100,000 (either individually or in the aggregate); (e) issue any capital stock or any securities or other instruments convertible, exercisable or exchangeable for shares of its capital stock; (f) incur indebtedness or other liabilities other than in the ordinary course of business and consistent with past practice; (g) redeem any capital stock or pay any principal of any indebtedness to any director, executive officer or stockholder; (h) enter into any agreement or arrangement to sell any assets or any of its capital stock or merge with any entity, except for sales of assets in the ordinary course of business or (i) enter into any agreement or arrangement to purchase any securities or assets of any entity or to merge or otherwise combine with any entity.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

    8.1  REGISTRATION STATEMENT AND PROXIES.

        (a) USTS and Precept shall cooperate and promptly prepare and Precept shall file with the SEC as soon as practicable a Joint Proxy and Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Precept Common Stock issuable in the Transfer, a portion of which Joint Proxy and Registration Statement shall serve as the proxy statement with respect to the meeting of the stockholders of USTS in connection with the approval of the Agreement, the Transfer and the Plan of Liquidation and Dissolution (the "Joint Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Precept shall use all reasonable efforts, and USTS will cooperate with Precept, to have the Form S-4 declared effective by the SEC as promptly as practicable. Precept shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto.

        (b) Precept agrees that the Joint Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting of stockholders of USTS, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Precept in reliance upon and in conformity with written information concerning USTS furnished to Precept by USTS specifically for use in the Joint Proxy Statement/ Prospectus.

        (c) USTS agrees that the written information concerning USTS provided by it for inclusion in the Joint Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of the stockholders of USTS, or, in the case of written information concerning USTS provided by USTS for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Joint Proxy Statement/Prospectus or the Form S-4 nor any request for acceleration thereof will be made by USTS or Precept without the approval of the other party, except as required by law. Precept will advise USTS, promptly after its receives notice, of the time when the Form S-4 or any post effective supplement or amendment thereto has become effective the issuance of any stop order, the suspension of the qualification of the Precept Common Stock issuable in connection with the Transfer for offering or sale in any jurisdiction, any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4 or requests by the SEC for additional information and will promptly provide USTS with copies of any responses filed by Precept to SEC comments on the Form S-4.

        (d) Precept agrees to prepare and file a Notification Form for the Listing of Shares with the NASDAQ Small Cap Market to list the Shares.

    8.2 LETTER OF PRECEPT'S ACCOUNTANTS. Precept shall cause to be delivered to USTS a letter of Ernst & Young, L.L.P., Precept's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to USTS and Precept, in form and substance reasonably satisfactory to USTS and customary in scope and substance of letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    8.3 LETTER OF USTS'S ACCOUNTANTS. USTS shall cause to be delivered to Precept a letter of Mahoney Cohen Rashba & Pokart, CPA, USTS's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to USTS and Precept, in form and substance reasonably satisfactory to Precept and customary in scope and substance of letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    8.4 USTS STOCKHOLDER MEETING; USTS BOARD RECOMMENDATION. USTS shall call a special meeting of its stockholders to be held as soon as practicable after the effective date of the Form S-4 for the purpose of voting to approve this Agreement and the transactions contemplated hereby and the Plan of Liquidation and Dissolution. Subject to Section 8.10 hereof, the Joint Proxy Statement/Prospectus and the USTS Stockholder Information shall contain, among other things, the recommendation of the Board of Directors of USTS in favor of the Agreement, Transfer, and the adoption of the Agreement and the adoption of the Plan of Liquidation and Dissolution, it being understood that the failure of the Board of Directors of USTS to make such recommendations shall not be deemed a breach of this Agreement if the Board of Directors of USTS determines, after consultation with and advice from counsel, that it cannot, consistent with its fiduciary duties, make such recommendations.

    8.5 CONSENT OF STOCKHOLDERS OF USTS. Subject to Section 8.9 hereof, USTS shall transmit the Joint Proxy Statement/Prospectus to its stockholders and shall use its best efforts to take all action necessary to obtain its stockholders' approval of the Agreement, the Transfer and the Plan of Liquidation and Dissolution.

    8.6 EXPENSES. All expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transfer is consummated.

    8.7 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees (i) to use all reasonable efforts to take, or cause to be taken, all actions and (ii) to use all reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, (iii) to use all reasonable efforts to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts and to notify each of the other parties hereto of any request for prepayment with respect thereto; provided however, all reasonable efforts with respect to obtaining waivers, consents and approvals under loan agreements does not obligate the parties hereto to make any prepayment on any such loan, (iv) to use all reasonable efforts to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state, local or foreign law or regulations, (v) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (vi) to use all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (vii) to use all reasonable efforts to effect all necessary registrations and filings and submissions of information required or requested by governmental authorities.

    8.8 NO SOLICITATION. From and after the date hereof, USTS agrees that it will not, and will not permit any of its officers, directors, employees, agents and other representatives or those of any of its Subsidiaries (collectively, the "Representatives") to, directly or indirectly, solicit or initiate any prospective buyer or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal from any person; provided, however, that, notwithstanding any other provision of this Agreement,
(i) USTS may engage in discussions or negotiations with any third party who (without any solicitation or initiation, directly or indirectly, by or with USTS or any Representative thereof after the date of this Agreement) seeks to initiate such discussions or negotiations and may furnish such third party information concerning USTS and its Business, properties and assets, (ii) USTS's Board of Directors may take and disclose to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (iii) following receipt of an Acquisition Proposal that is financially superior to the Transfer and reasonably capable of being financed (as determined in each case in good faith by USTS's Board of Directors after consultation with USTS's financial advisors), the Board of Directors of USTS may withdraw, modify or not make its recommendation referred to in Section 8.4 or 8.5 (as the case may be) or terminate this Agreement in accordance with Section 10.1(d), but in each case referred to in the foregoing clauses (i) through (iii) only to the extent that the Board of Directors of USTS shall conclude in good faith based upon written advice from legal counsel that such action is necessary in order for the Board of Directors of USTS to act in a manner that is consistent with its fiduciary obligations under applicable law. USTS shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by USTS or its Representatives with respect to any Acquisition Proposal existing on the date hereof. USTS will promptly notify the other of any inquiries or developments related to any of the above or any such requests for such information or the receipt of any Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Acquisition Proposal, and (unless the Board of Directors of USTS conclude such disclosure is inconsistent with its fiduciary obligations under applicable law based upon written advice from legal counsel) the material terms and conditions of any Acquisition Proposal.

    8.9 NOTIFICATION OF CERTAIN MATTERS. Each party will promptly give written notice to the other parties upon becoming aware of the occurrence or failure to occur, or impending or threatened occurrence or failure to occur, of any event that would cause or constitute, or would be likely to cause or constitute, a breach of any of its representations, warranties or covenants contained in this Agreement and will use all reasonable efforts to prevent or promptly remedy the occurrence or failure. No such notification shall limit or affect the representations, warranties, covenants or conditions or remedies of the parties hereunder.

    8.10 ACCESS TO INFORMATION. Acquisition, Precept and USTS and their respective officers, directors, employees and agents shall afford the officers, employees and agents of the other parties hereto complete access at all reasonable times to their respective officers, employees, agents, properties, facilities, books, records and contracts and those of their respective subsidiaries and shall furnish the other parties hereto all financial, operating and other data and information as the other parties hereto through their officers, employees or agents, may reasonably request. For a period of 24 months from the date of this Agreement, each party hereto shall hold and will cause their respective representatives to hold in strict confidence all documents and information concerning the other parties hereto furnished to other parties hereto in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by the party to whom the information was disclosed (or their respective Affiliates) prior to its disclosure to the party to whom the information was disclosed, (ii) in the public domain through no fault of the party to whom the information was disclosed or (iii) later lawfully acquired by the party to whom the information was disclosed (or their respective affiliates) from other sources, and will not release or disclose such information to any other person, except in connection with this Agreement to (a) their respective auditors, attorneys, financial advisors and other consultants or advisors or (b) responsible financial institutions, partnerships and individuals after the disclosing party, has made reasonable efforts to cause such financial institutions, partnerships and individuals to agree to be bound by the provisions of this Section 8.10 as if the reference to the disclosing party herein were to them (it being understood that such persons shall be informed by the disclosing party of the confidential nature of such information and shall be directed by the disclosing party to treat such information confidentially); provided that the disclosing party and their respective representatives may provide such documents and information in response to judicial or administrative process or applicable governmental laws, rules, regulations, orders or ordinances, but only that portion of the documents or information which, on the advice of counsel, is legally required to be furnished, and provided that the disclosing party notifies the non-disclosing party of its obligation to provide such information prior to such disclosure and fully cooperates with the non-disclosing party to protect the confidentiality of such documents and information under applicable law. If the transactions contemplated by this Agreement are not consummated, the parties shall return to each other all copies of written information furnished to them by the other parties hereto or their respective affiliates, agents, representatives or advisers.

    8.11 INFORMATION FOR OTHER FILINGS. The parties represent to each other that the information provided and to be provided by USTS, Acquisition and Precept, respectively, for use in any document to be filed with any other governmental agency or authority in connection with the transactions contemplated hereby shall, at the respective times such documents are filed with the governmental agency or authority and on the Closing Date be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading, and Acquisition, Precept, and USTS each agree to so correct any such information provided by it for use in such documents that shall have become false or misleading.

    8.12 AFFILIATE LETTERS. Prior to the Closing Date, USTS shall deliver to Precept a list (the "USTS Affiliate List") of names and addresses of those persons who, as of the date of this Agreement, were in the reasonable judgment of USTS, "affiliates" (each such person, an "Affiliate of USTS") of USTS within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act and under the SEC guidelines. The USTS Affiliate List will be updated as appropriate from time to time, up to and including the Closing Date. USTS shall provide Precept such information and documents as Precept shall reasonably request for purposes of reviewing such list. USTS shall deliver or cause to be delivered to Precept, concurrently with the execution of this Agreement and when necessary from time to time between the date hereof and the Closing Date, from each Affiliate of USTS identified in the USTS Affiliate List, an Affiliate Letter in the form attached hereto as EXHIBIT F (the "USTS Affiliate Letter"). USTS shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Precept Common Stock to be received by each Affiliate of USTS, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Precept Common Stock, consistent with the terms of such USTS Affiliate Letters.

    8.13 PUBLIC ANNOUNCEMENTS. USTS, on the one hand, and Precept, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the prior written consent of the other, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system. USTS and Precept agree to issue a joint press release upon execution of this Agreement, which press release shall be mutually acceptable to both parties.

    8.14 HART-SCOTT-RODINO FILING. USTS and Precept shall cooperate in the preparation and filing of any required notification and documentation under Title II of the HSR Act and the rules of the FTC promulgated thereunder. USTS shall pay to the FTC the appropriate filing fee in the full amount required to be paid under the HSR Act and the rules of the FTC.

                                   ARTICLE 9
                                   CONDITIONS

    9.1 CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE TRANSFER. The obligations of each party to effect the Transfer shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

        (a) The Agreement and the Plan of Reorganization shall have been approved and adopted by the requisite consent of the stockholders of USTS required by applicable law or by the applicable regulations of any stock exchange;

        (b) USTS shall have received an opinion from Bressler, Amery & Ross, P.C., addressed to USTS, and Precept, stating that the Transfer will be treated as a tax free reorganization within the meaning of Section 368(a) of the Code;

        (c) Any waiting period (and any extension thereof) applicable to the consummation of the Transfer under the HSR Act shall have expired or been terminated;

        (d) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect that would make the acquisition or holding directly or indirectly by USTS of the Shares illegal or otherwise prevent the consummation of the Transfer. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted or order reversed;

        (e) The Form S-4 shall have been declared effective under the Securities Act and the Exchange Act and shall be effective at the Closing Date, and no stop order suspending effectiveness of the Form S-4 shall have been issued under the Securities Act or under the proxy rules of the SEC pursuant to the Exchange Act, and all state securities laws shall have been complied with in connection with the issuance of the Shares, and no stop order suspending the effectiveness of any qualification or registration of such Shares under such state securities laws shall have been issued;

        (f) The Shares to be issued pursuant to the Transfer shall have been approved for listing on the NASDAQ Small Cap Market, subject only to official notice of issuance by Precept;

        (g) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Transfer and any other documents required to be filed after the Closing Date and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a Material Adverse Effect on Precept;

        (h) M. H. Meyerson & Co., Inc. shall have advised USTS in writing that the Transfer is fair from a financial point of view; and

        (i) No action shall be pending which has been filed by any state or federal authority or any other party seeking to enjoin consummation of the transactions contemplated by this Agreement, including, but not limited to, the Transfer and no injunction shall have been issued and shall be effective or enforceable or under appeal if the effectiveness or enforceability thereof has been lifted or stayed by a court or other authority of competent jurisdiction, preventing the Transfer, or imposing conditions on, the Transfer which are materially adverse to USTS, Precept or any of their respective stockholders or shareholders, as the case may be.

    9.2  ADDITIONAL CONDITIONS TO THE OBLIGATION OF ACQUISITION AND
PRECEPT. The obligation of Acquisition and Precept to effect the Transfer is also subject to the fulfillment at or prior to the Closing Date of the following conditions (unless waived):

        (a) USTS shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder on or prior to the Closing Date;

        (b) The representations and warranties of USTS in this Agreement shall be true and correct in all material respects when made and at the Closing Date with the same force and effect as though made at such time, except as affected by the transactions contemplated hereby;

        (c) USTS shall have furnished to Acquisition a certificate, dated the Closing Date, signed by a responsible officer of USTS, to the effect that all conditions set forth in Section 9.2(a) and (b) have been satisfied;

        (d) There shall have been no material adverse change in the condition (financial or otherwise), operations, assets, liabilities or prospects of USTS since June 30, 1997;

        (e) Acquisition shall have received a copy of the resolutions of the Board of Directors of USTS authorizing the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby and a copy of the resolutions or other consent of the stockholders of USTS approving the Agreement and the Plan of Liquidation and Dissolution, all certified by the Secretary of USTS on the Closing Date. Such certificates shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificates;

        (f) Acquisition shall have received a certificate of the Secretary of USTS dated the Closing Date, as to the incumbency and signature of the officers of USTS executing this Agreement and any certificate, agreement or other documents to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary;

        (g) The Series M USTS Preferred Stock shall have been exchanged and converted into 1,710,000 shares of USTS Common Stock;

        (h) USTS shall have delivered to Acquisition special warranty deeds conveying USTS's interests in the Facilities together with the standard form owner's title insurance policy for each item of real property insuring Acquisition that good, valid and indefeasible title to such item of real property is vested in Acquisition, subject only to standard form exclusions and other exclusions set forth in such policies;

        (i) An assignment of the leases with respect to the Facilities to Precept;

        (j) USTS shall have delivered to Acquisition and Precept all necessary consents, waivers, authorizations and approvals, so that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in the acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which USTS is a party or is bound or to which any of their assets are subject, (ii) conflict with, violate or result in a breach of any provision of the Articles of Incorporation or Bylaws of USTS or any stockholder thereof, (iii) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction or decree applicable to USTS or by which any of its properties or assets is bound or affected or (iv) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of any lien, charge or encumbrance on any of the properties or assets of USTS pursuant to any of the terms, conditions or provisions of any indenture, contract, lease, sublease, loan agreement, note, permit, license, franchise, agreement or other instrument, obligation or liability to which USTS is a party or by which USTS or any of its Assets is bound or affected;

        (k) USTS shall have furnished to Acquisition at least three (3) business days prior to Closing a preliminary balance sheet of USTS as of the Closing Date, prepared in accordance with GAAP (the "Preliminary Closing Balance Sheet"); and

        (l) The adversary proceeding (the "Litigation") filed in the United States Bankruptcy Court for the Southern District of New York (White Plains Division) (the "Court") and styled UNITED ACQUISITION II CORPORATION V. MID AMERICA TRANSPORTERS GROUP, INC., ET. AL., and naming USTS as a defendant, must be settled by the parties thereto and the settlement thereof must: (i) either (A) be not materially more disadvantageous to U.S. Trucking, Inc. than the draft settlement previously delivered to Precept (as determined by Precept in its reasonable discretion) or (B) be on terms reasonably satisfactory to Precept and Acquisition; (ii) provide that UACQ has no interest in the capital stock of each of Gulf Northern Transport, Inc. and Mencor, Inc. (the "Disputed Shares"); (iii) release USTS, Mid America Transporters Group, Inc., and the other defendants named in the Lawsuit from any and all claims to the Disputed Shares and any and all claims and liabilities described in the Lawsuit or arising out of the transactions and matters described in the Lawsuit; and (iv) be approved by the Court in connection with the bankruptcy case styled IN RE UNITED ACQUISITION II CORP., Case No. 97-B-20503 ASH, Chapter 11, relating to United Acquisition II Corporation. In addition, USTS shall deliver estoppel certificates addressed to Precept and Acquisition from each of the signatories to the settlement agreement other than UACQ and stating that each such signatory has no interest in the Disputed Shares.

    9.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF USTS. The obligations of USTS to effect the Transfer are also subject to the fulfillment at or prior to the Closing Date of the following conditions (unless waived):

        (a) Acquisition and Precept shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder on or prior to the Closing Date;

        (b) The representations and warranties of Acquisition and Precept in this Agreement shall be true and correct in all material respects when made and at the Closing Date with the same force and effect as though made at such time, except as affected by the transactions contemplated hereby;

        (c) Acquisition and Precept shall have furnished to USTS a certificate, dated the Closing Date, signed by a responsible officer of Acquisition and Precept, respectively, to the effect that all conditions set forth in
    Section 9.3(a) and (b) have been satisfied;

        (d) There shall have been no material adverse change in the condition (financial or otherwise), operations, assets, liabilities or prospects of Precept since June 30, 1997;

        (e) USTS shall have received a copy of the resolutions of the Boards of Directors of each of Acquisition and Precept authorizing the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby, certified by the Secretary of Precept on the Closing Date. Such certificates shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificates;

        (f) USTS shall have received a certificate of the Secretary of each of Acquisition and Precept dated the Closing Date, as to the incumbency and signature of the officers of Acquisition and Precept, respectively, executing this Agreement and any certificate, agreement or other documents to be delivered pursuant hereto, together with evidence of the incumbency of each such Secretary;

        (g) Precept shall have entered into the Registration Rights Agreement with Margolies in the form attached hereto as Exhibit D;

        (h) Acquisition shall have entered into Employment Agreements with Margolies and Ron Sorci in the form attached hereto as EXHIBIT E-1 and E-2;

        (i) The total outstanding shares of Precept Common Stock shall not exceed 36,000,000 shares and the outstanding warrants, options or other derivative securities representing the right to purchase shares of Precept Common Stock set forth on SCHEDULE 6.2 to the Precept Disclosure Schedules; and

        (j) Precept shall either pay IDB all of the outstanding obligations under the IDB Loan Agreement or provide IDB with irrevocable standby letter of credit from a financial institution reasonably satisfactory to IDB for the full amount of the obligations plus ninety (90) days interest on the principal amount of the loan.

                                   ARTICLE 10
                       TERMINATION, AMENDMENT AND WAIVER

    10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date whether before or after approval of the Agreement and Plan of Liquidation and Dissolution by the stockholders:

        (a) by mutual written consent of the Boards of Directors of USTS and Precept;

        (b) at any time prior to the Closing Date by Acquisition or Precept if any representation or warranty of USTS contained in this Agreement or any certificate or other document executed and delivered by USTS pursuant to this Agreement is or becomes untrue or breached in any material respect or if USTS fails to comply in any material respect with any covenant contained herein, and the cumulative effect of all thereof results in a Material Adverse Effect on USTS, and any such misrepresentation, noncompliance or breach is not cured (if curable), waived or eliminated within five business days after receipt by USTS of written notice thereof;

        (c) at any time prior to the Closing Date by USTS if any representation or warranty of Acquisition or Precept contained in this Agreement or any certificate or other document executed and delivered by Acquisition or Precept pursuant to this Agreement is or becomes untrue or breached in any material respect or if Acquisition or Precept fails to comply in any material respect with any covenant contained herein, and the cumulative effect of all thereof results in a Material Adverse Effect on Acquisition or Precept, and any such misrepresentation, noncompliance or breach is not cured (if curable), waived or eliminated within five business days after receipt by Acquisition or Precept of written notice thereof;

        (d) by any of the Boards of Directors of USTS, Acquisition or Precept if the Closing Date shall not have occurred on or before January 31, 1998; provided, however, that the right to terminate under this Section 10.1(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date;

        (e) if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use all reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

        (f) by the Board of Directors of USTS, upon delivery of written notice to Precept from USTS that USTS has received an Acquisition Proposal and intends either to (i) withdraw, modify or not make a recommendation referred to in Section 8.4 or 8.5, as applicable, or (ii) terminate this Agreement, subject in each case to the provisions of Sections 8.10 and 10.3; or

        (g) by either Precept or USTS upon delivery of written notice to USTS if the closing sale price of USTS Common Stock falls below $1.65 for more than ten consecutive trading days at any time prior to the Closing.

    The date on which this Agreement is terminated pursuant to any of the foregoing subsections of this Section 10.1 is herein referred to as the "Termination Date."

    10.2 EFFECT OF TERMINATION. In the event this Agreement is terminated such that the provisions of Section 10.3 do not apply, USTS, Acquisition and Precept shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity. In the event of a termination of this Agreement such that the provisions of Section 10.3 do not apply, a party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement.

    10.3  FEES AND EXPENSES.

        (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs or expenses.

        (b) USTS agrees to pay Precept a fee in immediately available funds equal to $1 million promptly, but in no event later than sixty (60) business days, after the termination of this Agreement as a result of the occurrence of any of the events set forth below:

           (i) USTS shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle with respect to any Acquisition Proposal which the Board of Directors has determined is more favorable to USTSs' stockholders than the transactions contemplated by this Agreement, or the Board of Directors of USTS shall have withdrawn or materially modified in any manner adverse to Precept the Board's approval or recommendation of the Transfer;

           (ii) any person or group (as defined in Section 13(d)(3) of the Exchange Act) (other than Acquisition or Precept or any affiliate thereof) shall have become the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of a majority of the outstanding USTS Common Stock; or

           (iii) the failure to consummate the Transfer by January 31, 1998 as a result of USTS's breach or failure to perform in any material respect any of its covenants or agreements under this Agreement other than a breach or failure to perform resulting from strikes, fire or other casualties, acts of God or other similar causes beyond the control of USTS.

        (c) Precept agrees to pay USTS a fee in immediately available funds equal to $1 million promptly, but in no event later than sixty (60) business days, after the termination of this Agreement as a result of the occurrence of any of the events set forth below:

           (i) any person or group (as defined in Section 13(d)(3) of the Exchange Act) (other than USTS or any affiliate thereof) other than any existing shareholders of Acquisition or Precept shall have become the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange
       Act) of a majority of the outstanding Precept Common Stock; or

           (ii) the failure to consummate the Transfer by January 31, 1998 as a result of Acquisition's breach or failure to perform in any material respect any of its covenants or agreements under this Agreement.

    10.4 AMENDMENT. This Agreement may be amended by the parties hereto, at any time before or after approval of the Agreement, the Transfer and the Plan of Liquidation and Dissolution by the shareholders of USTS, but, after any such approval, no amendment shall be made that changes the form or reduces the amount of consideration to be paid to USTS or that in any other way materially adversely affects the rights of such shareholders (other than a termination of this Agreement in accordance with the provisions hereof) without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    10.5 WAIVER. At any time prior to the Closing Date, any term, provision or condition of this Agreement may be waived in writing (or the time for performance of any of the obligations or other acts of the parties hereto may be extended) by the party that is entitled to the benefits thereof.

                                   ARTICLE 11
                            POST CLOSING OBLIGATIONS

    11.1 CHANGE OF NAME. On or immediately after the Closing Date USTS will amend its Articles of Incorporation so as to change its corporate name to a name significantly different from "U.S. Transportation Systems, Inc." and will thereafter take such action as may reasonably be requested by Precept or Acquisition to make the present corporate name of USTS available to them.

    11.2 DISSOLUTION. From and after the Closing Date, USTS will not engage in any business, will promptly, liquidate and dissolve as a corporation in accordance with the Plan of Liquidation and Dissolution.

    11.3 USTS'S CORPORATE RECORDS. USTS will make available to inspection and copying all books and records retained by it pursuant to Section 2.2(b) hereof to Acquisition or Precept upon reasonable request for access thereto, and if at any time USTS proposes to discard to destroy such books and records, it will first offer to transfer them without charge to Precept or Acquisition.

    11.4  PREPARATION AND DELIVERY OF CLOSING BALANCE SHEET.

        (a) As promptly as practicable after the Closing Date, but in no event later than 45 days after the Closing Date, USTS shall prepare and deliver to Acquisition the Final Closing Balance Sheet which shall update the Preliminary Closing Balance Sheet. Acquisition shall have the opportunity to observe and consult with USTS during the preparation of the Final Closing Balance Sheet.

        (b) To the extent that Acquisition disputes any items or amounts reflected on the Final Closing Balance Sheet which, in the aggregate, exceed $900,000, Acquisition shall notify USTS in writing (specifying each disputed item and, if applicable, specifying the amount thereof in dispute, and setting forth, in reasonable detail, the basis for such dispute) within 15 days after Acquisition receives the Final Closing Balance Sheet. In the event of such a dispute, Acquisition and USTS shall attempt in good faith to reconcile their differences with respect to the differences which are in excess of $900,000, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties. If Acquisition and USTS are unable to reach a resolution of such dispute within 15 days after the receipt by USTS of Acquisition's written notice of dispute, Acquisition and USTS shall submit the items remaining in dispute for resolution to the Independent Accounting Firm, which shall act as arbitrator and shall promptly as practicable after submission, determine and report to the parties upon such remaining disputed items with respect to the differences which are in excess of $900,000, and such report shall be final, binding and conclusive on the parties. Acquisition and USTS shall provide the Independent Accounting Firm with such information, and shall afford such accountants such access to Acquisition's and USTS's books and records, as such accountants may reasonably request in connection with their determination of the disputed item or amount. The fees of the Independent Accounting Firm in connection with such determination shall be shared equally by Acquisition and USTS.

    11.5 MARGOLIES NOTE. Within ten (10) business days after the Closing Date, Precept shall cause Acquisition to repay all principal and accrued and unpaid interest due on the Margolies Note unless, prior to such date, Margolies and Acquisition have restructured the Margolies Note on terms and conditions acceptable to each of Margolies and Precept.

    11.6 SETTLEMENT OF CLAIMS. Neither Precept nor Acquisition will settle any cause of action, lawsuit, claim or demand acquired hereunder and involving USTS without the approval of USTS which shall not be unreasonably withheld. If such approval is withheld USTS shall indemnify and hold Precept and Acquisition harmless with respect to such proposed settlement from the shares of Precept Common Stock held by USTS for contingent claims pursuant to the Plan of Liquidation and Dissolution, and, upon USTS fulfilling such indemnification obligation, Precept and Acquisition shall assign such cause of action, lawsuit, claim or demand to USTS.

    11.7 ISRAEL DISCOUNT BANK. Precept shall, within 120 days of the Closing Date use commercially reasonable efforts to cause Israel Discount Bank ("IDB") to release guarantees delivered by Margolies in favor of IDB with respect to the indebtedness owed to IDB by USTS and reflected in the USTS Financial Statements.

                                   ARTICLE 12
                                INDEMNIFICATION

    12.1 INDEMNIFICATION BY USTS. USTS (or the Liquidating Trust established pursuant to the Plan of Liquidation and Dissolution (the "Liquidating Trust")) agrees to indemnify and hold Precept, Acquisition, and their respective officers, directors, shareholders, Affiliates, employees and agents ("Precept Indemnitees") harmless from any and all damages, losses (which shall include any diminution in value), shortages, liabilities (joint or several), payments, obligations, penalties, claims, response costs, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation and preparation) of any kind or nature whatsoever (collectively, "Damages"), directly or indirectly resulting from, relating to or arising out of:

        (a) any breach of or inaccuracy in any representation or warranty of USTS contained in this Agreement (including, without limitation, those representations and warranties contained in Article 5) or in any other agreement, instrument, certificate or other document executed by or on behalf of USTS at or in contemplation of the Closing pursuant to or in connection with this Agreement (an "Operative Document"); provided, however, that (i) the Preliminary Closing Balance Sheet is not an Operative Document, and (ii) no Damages shall be deemed to have arisen by reason of the uncollectability of accounts receivable included in the Assets except to the extent that the amount of uncollected receivables exceeds $2,000,000 (for purposes of indemnification, accounts receivable shall be deemed uncollectible if such receivables have not been collected, using commercially reasonable efforts, within one year of the Closing Date); provided, however, that at the time of payment in full with respect to any claim by Precept Indemnitees for indemnification by reason of the uncollectability of accounts receivable, Acquisition shall assign to USTS (or the Liquidating Trust) those accounts receivable acquired hereunder, which Acquisition identifies as uncollectible and with respect to which it has received payment from USTS (or the Liquidating Trust);

        (b) any breach or non-performance, partial or total, by USTS of any covenant or agreement of USTS (or any Affiliate thereof or any USTS Subsidiary) contained in this Agreement or in any Operative Document, including, without limitation, the covenants and obligations of USTS under
    Section 7.2;

        (c) any violation of or non-compliance with or remedial obligation arising under, any Environmental Laws arising from any event, condition, circumstances, activity, practice, incident, action or plan existing or occurring prior to the Closing relating in any way to the Assets or the Business (including, without limitation, the ownership, operation or use of the Assets and the conduct of the Business of USTS prior to the Closing, the presence of any underground storage tanks or any Hazardous Materials on, in, under or affecting all or any portion of USTS's properties or any surrounding areas, and any Releases or threatened Releases with respect to such underground storage tanks or Hazardous Materials; and the storage, disposal or treatment, or transportation for storage, disposal or treatment, of Hazardous Materials; but excluding any violation of or non-compliance with, or remedial obligation arising under, any Environmental Laws that is attributable solely to a change by USTS or Acquisition in the structure, use or condition of any of the Assets after the Closing);

        (d) all contracts, agreements, obligations, commitment and liabilities of USTS of every kind and character relating in any way to the assets or the business of USTS other than the Assumed Liabilities;

        (e) any and all Damages incurred by the Precept Indemnitees, U.S. Trucking, Inc., or any of other USTS Subsidiaries acquired by Acquisition under this Agreement in connection with or arising out of the litigation styled WILLIAM ORR V. U.S. TRANSPORTATION SYSTEMS, INC., JAY AND JAY TRANSPORTATION, INC. AND MICHAEL MARGOLIES, Index No. 604365197 filed on August 20, 1997;

        (f) all of the Excluded Liabilities.

    12.2 INDEMNIFICATION IF NEGLIGENCE OF PRECEPT INDEMNITEE. THE INDEMNIFICATION PROVIDED IN THIS ARTICLE 12 SHALL BE APPLICABLE WHETHER OR NOT NEGLIGENCE OF ANY PRECEPT INDEMNITEE IS ALLEGED OR PROVEN.

    12.3 OFFSET. A Precept Indemnitee shall have the right to offset any amounts for which it is entitled to indemnification under this Article 12 against any amounts payable by the Precept Indemnitee to USTS pursuant to any Operative Document or otherwise. The rights of offset set forth in this Section
12.3 are not subject to the limitation set forth in Section 12.7 or elsewhere in this Article 12.

    12.4 INDEMNIFICATION BY PRECEPT AND ACQUISITION. Precept and Acquisition, jointly and severally, agree to indemnify and hold USTS and the Liquidating Trust and their respective officers, directors, shareholders, trustees, Affiliates, employees and agents ("USTS Indemnitees") harmless from and against any and all Damages, directly or indirectly resulting from, relating to or arising out of any breach of or inaccuracy in any representation or warranty of Precept contained in this Agreement.

    12.5 NO THIRD PARTY BENEFICIARIES. The indemnification provided in Sections 12.1 and 12.4 is given solely for the purpose of protecting the Precept Indemnitees and the USTS Indemnities, respectively, and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other Person.

    12.6 CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of each of USTS, Precept and Acquisition (the "indemnitor") to the other (the "indemnitee") under Sections 12.1 and 12.4 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions.

        (a) In the event that a legal proceeding or action is commenced against an indemnitee with respect to any indemnified matter, that indemnitee will provide written notice thereof to the indemnitor, together with a copy of any claim, process or other legal pleading, within twenty (20) days (or such earlier date as is necessary to avoid prejudice to the indemnitor) after receipt of notice. Failure to provide notice within such time frame shall not excuse the performance of the indemnitor unless such failure materially adversely prejudices the ability of the indemnitor to defend the claim. The indemnitor will undertake the defense thereof, at its expense, by counsel of its own choosing and reasonably acceptable to the indemnitee; provided that the indemnitee may participate in all aspects of the defense with, or without, counsel of its own choice. In the event that the indemnitee elects to retain additional counsel of its own choice, the fees and expenses of said counsel shall be the exclusive responsibility of the indemnitee unless
    (i) the indemnitor has agreed to pay such fees and expenses, (ii) the indemnitor has failed to undertake the defense of such action by promptly retaining counsel reasonably acceptable to indemnitee to represent the interests of indemnitee, or (iii) the nature of any such action presents a conflict between the interests of the indemnitor and the indemnitee, or the indemnitee has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnitee (in which case, if the indemnitee informs the indemnitor in writing that it elects to employ separate counsel at the expense of indemnitor, the indemnitor shall have no further right to participate in or undertake the defense of such action on behalf of the indemnitor except with respect to payment of legal fees, costs, expenses and full indemnification for any Damages), it being understood, however that the indemnitor shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the indemnitee, which firm shall be designated in writing by the indemnitee.

        (b) In the event that the indemnitor, on or before the 30th day after receipt of notice of any such action, or, if applicable and earlier, on or before the tenth day preceding the day on which an answer, appearance or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim or other prejudice to the indemnitee, fails to undertake the defense of such action, the indemnitee will have the right to retain counsel of its own choosing and undertake the defense, compromise or settlement of such claim for the account and risk of the indemnitor without waiving the indemnitee's right to full indemnification from the indemnitor and at the indemnitor's expense, subject to the right of the indemnitor to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof with counsel reasonably acceptable to the indemnitee.

        (c) Notwithstanding the foregoing, the indemnitor shall not settle any claim asserted against the indemnitee without the prior written consent of the indemnitee unless such settlement involves only the payment of money and the claimant provides the indemnitee with a release from all liability in respect of such claim. If the settlement of any claim involves more than the payment of money, the indemnitor shall not settle the claim without the prior written consent of the indemnitee, which consent shall not be unreasonably withheld. In the event the indemnitor has not undertaken the defense, as described above, with respect to any claim resulting from the assertion of liability by third parties, the indemnitee may settle any claim without prior notice to and consent of the indemnifying party, and indemnitee agrees to promptly, and in any event withing thirty days after receipt of written demand, reimburse indemnitee of all Damages, including without limitation all amounts paid or incurred in connection with such settlement, together with attorneys' fees, costs, and expenses and other costs incurred in connection with defense of the claim.

        (d) The indemnitee and indemnitor will each cooperate with all reasonable requests of the other.

    12.7  INDEMNIFICATION LIMITATIONS.  Notwithstanding the provisions of
Section 12.1, (i) USTS (or the Liquidating Trust) shall only be required to indemnify the Precept Indemnitees out of and to the extent of shares of Precept Common Stock held in the Contingency Reserve (as defined in Article 5 of the Plan of Liquidation and Dissolution), (ii) notwithstanding the timing of a claim for indemnification by a Precept Indemnitee, USTS (or the Liquidating Trust) shall only be required to satisfy claims of Precept Indemnities no earlier than the date (a) of the one year anniversary of the Closing Date and (b) after all other pending claims against USTS (or the Liquidating Trust) have been disposed of, (iii) USTS (or the Liquidating Trust) shall only be required to indemnify the Precept Indemnities for claims made on or before the two year anniversary of the Closing Date, and (iv) notwithstanding any of the foregoing, subsection (ii) of this Section 12.7 shall not apply to any claims by any Precept Indemnities, U.S. Trucking, Inc., or any USTS Subsidiaries acquired by Acquisition under this Agreement pursuant to Section 12.1(e).

    12.8 USTS DISTRIBUTIONS TO USTS SHAREHOLDERS. Neither USTS nor the Liquidating Trust shall make any distribution (other than the initial distribution) to any shareholders of USTS while there is pending any claim of Precept or Acquisition for Damages pursuant to this Article 12.

                                   ARTICLE 13
                               GENERAL PROVISIONS

    13.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Transfer and with respect to representations and warranties of USTS shall survive the Transfer for a period of two (2) years and with respect to representations and warranties of Precept and Acquisition shall survive the Transfer for a period of one (1) year. Each party covenants with the other not to make any claim with respect to any such matter after the date on which such survival period has terminated.

    13.2 NOTICES. All notices and other communications hereunder shall be in writing and, except where notice is specifically required to be given by telecopier or facsimile shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by cable, telegram, telecopier or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

        (a) if to USTS to:

                 U.S. Transportation Systems, Inc.
                  33 West Main Street
                  Elmsford, New York 10523
                  Fax No. (914) 347-8102
                  Attn: Chairman

           with a copy to:

                 Bressler, Amery & Ross, P.C.
                  17 State Street
                  New York, New York 10004
                  Fax No. (212) 425-9337
                  Attn: Robert Brantl

        (b) if to Acquisition or Precept to:

                 Precept Investors, Inc.
                  1909 Woodall Rodgers Frwy., Suite 500
                  Dallas, Texas 75201

                  Fax No. (214) 220-1082
                  Attn: General Counsel

           with a copy to:

                 Jackson Walker, LLP
                  901 Main Street, Suite 6000
                  Dallas, Texas 75202
                  Fax No. (214) 953-5822
                  Attn: Richard F. Dahlson

    Notice so given shall (in the case of notice so given by mail) be deemed to be given and received in the fourth calendar day after posting and (in the case of notice so given by cable, telegram, telecopier, telex or personal delivery) on the date of actual transmission or (as the case may be) personal delivery.

    13.3 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein): (i) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof;
(ii) shall not be assignable by any party hereto without the prior written consent of the other parties hereto; and (iii) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Texas without giving effect, to the principles of conflict of laws thereof. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

              AGREEMENT AND PLAN OF REORGANIZATION SIGNATURE PAGE

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                U. S. TRANSPORTATION SYSTEMS, INC.

                                By:            /s/ MICHAEL MARGOLIES
                                     -----------------------------------------
                                                 Michael Margolies,
                                              CHIEF EXECUTIVE OFFICER

                                PRECEPT ACQUISITION COMPANY, L.L.C.

                                By:              /s/ DAVID L. NEELY
                                     -----------------------------------------

                                PRECEPT INVESTORS, INC.

                                By:              /s/ DAVID L. NEELY
                                     -----------------------------------------
                                                  David L. Neely,
                                              CHIEF EXECUTIVE OFFICER

                               INDEX OF EXHIBITS

Exhibit A   Permitted Encumbrances
Exhibit B   Assignment and Assumption Agreement
Exhibit C   Plan of Liquidation and Dissolution
Exhibit D   Registration Rights Agreement
Exhibit
E-1         Employment Agreement--Michael Margolies
Exhibit
E-2         Employment Agreement--Ron Sorci
Exhibit F   Affiliate Letter Form

                                                                         ANNEX B

                       U.S. TRANSPORTATION SYSTEMS, INC.
                      PLAN OF LIQUIDATION AND DISSOLUTION

    This Plan of Liquidation and Dissolution (the "PLAN") is for the purpose of effecting the dissolution and liquidation of U.S. Transportation Systems, Inc., a Nevada corporation (the "COMPANY"), in accordance with and pursuant to the provisions of the Nevada General Corporation Law and Section 368(a) of the Internal Revenue Code of 1986, as amended, in substantially the following manner:

    1. EFFECTIVE. The Plan shall be effective on the date (the "EFFECTIVE DATE") on which it is adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Company at a special meeting (the "SPECIAL MEETING") of the Company's shareholders called for such purpose pursuant to a Notice and Joint Proxy/Registration Statement on Form S-4 filed with the Securities and Exchange Commission, subject to consummation of the transfer by the Company to Precept Acquisition Corp. ("ACQUISITION CORP.") of substantially all of the Company's assets pursuant to the Agreement and Plan of Reorganization dated as of November 16, 1997 by and among the Company, Precept Investors, Inc. ("PRECEPT") and Acquisition Corp. (the "PRECEPT AGREEMENT").

    2. CESSATION OF BUSINESS. After the Effective Date, the Company shall not engage in any business activities except for the purposes of (i) prosecuting or defending lawsuits by or against the Company, (ii) disposing of and conveying its remaining properties, discharging its liabilities and winding up its business affairs and (iii) making the Liquidating Distribution (as hereinafter defined) and distributing its remaining assets, if any, in accordance with the Plan. The Board of Directors of the Company (the "BOARD") and, at their pleasure, the officers, shall continue in office solely for these purposes. After the Certificate of Dissolution is filed with the Nevada Department of State, the Company will not plan to hold any further meetings of its Shareholders.

    3. DISSOLUTION. As promptly as practicable after the Effective Date, and in any event no later than one year after the Effective Date, the Company shall file a Certificate of Dissolution with the Nevada Secretary of State, after which the Secretary of State shall issue a certificate that the Company is dissolved pursuant to Subchapter 580 of Chapter 78 of the Nevada General Corporation Law ("SUBCHAPTER 580").

    4. SALE OF ASSETS. As part of the overall Plan, the Company has entered into the Precept Agreement providing for the transfer of substantially all of the assets of the Company in exchange for shares of Precept Common Stock (the "PRECEPT SHARES") and the assumption by Acquisition Corp. of certain liabilities of the Company (including the substitution of certain warrants and options to purchase Precept Common Stock for certain warrants and options to purchase securities of the Company (the "PRECEPT ACQUISITION"). After the Effective Date, the Company shall have continuing authority to sell, lease, exchange or otherwise convert all or any part of its assets as contemplated by the terms and provisions of the Plan, including, if the requisite approval of the Shareholders is received, the consummation of the Precept Acquisition pursuant to the Precept Agreement.

    5. PAYMENT OF DEBTS. The Company shall pay or make proper provision for the payment of all known or ascertainable liabilities of the Company, including all amounts estimated by the Board to be necessary, appropriate or desirable, in its absolute discretion, for the payment of estimated expenses, taxes and contingent liabilities (including expenses of dissolution, liquidation and termination of existence) (the "CONTINGENCY RESERVE"), all as provided in Chapter 78 of the Nevada General Corporation Law. The Contingency Reserve will consist of a portion of the Precept Shares (but initially not less than 500,000 Precept Shares), cash or other property, if any. The Company may, if deemed necessary, sell Precept Shares and apply the proceeds of the sale to the payment of liabilities.

    6. SHAREHOLDERS. For purposes hereof, the term "Shareholders" shall mean the holders of the Company's outstanding Common Shares and the holders of the Company's outstanding Preferred Shares. The rights of the holders of Preferred Shares shall be PARI PASSU with the rights of holders of Common Shares on a per share basis.

    7. LIQUIDATING DISTRIBUTION. As promptly as practicable after the Effective Date, and in any event no later than one year after the Effective Date, the Company shall distribute pro rata to the Shareholders that portion of the Precept Shares and any other assets of the Company remaining after making provision for the Contingency Reserve (the "LIQUIDATING DISTRIBUTION"). The Liquidating Distribution may be made in a series of distributions and is intended to be made in Precept Shares but may be in cash or kind, in such manner and, subject to the preceding sentence, at such time or times as the Board, in its absolute discretion, may determine; provided, however, that in no event shall cash be distributed if such distribution would affect the tax-free nature of the Precept Acquisition. If the Company is legally precluded from making all or part of the Liquidating Distribution within one year after the Effective Date or the Board otherwise determines that it is impractical or inadvisable to make all or part of the Liquidating Distribution within such time, such Liquidating Distribution or part thereof shall be made instead to the Liquidating Trust (defined in Section 12).

    8. CANCELLATION OF OUTSTANDING STOCK. The Liquidating Distribution shall be in complete redemption and cancellation of all of the outstanding Common Stock and Preferred Stock of the Company. The Board may direct that the Company's stock transfer books be closed at the close of business on the record date fixed by the Board for the first or any subsequent installment of any Liquidating Distribution as the Board, in its absolute discretion, may determine (the "RECORD DATE") and thereafter certificates representing Common Stock or Preferred Stock shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.

    9. MISSING SHAREHOLDERS. If any Liquidating Distribution to a Shareholder cannot be made, whether because the Shareholder cannot be located or for any other reason, then the distribution to which such Shareholder is entitled shall (unless transferred to the trust established pursuant to Section 12 hereof) be transferred to and deposited in an account maintained by a bank, brokerage firm, law firm, or similar fiduciary, which account shall be designated for the benefit of such shareholders. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Shareholder as the sole equitable owner thereof and shall escheat to the State of Nevada or be treated as abandoned property in accordance with the laws of the State of Nevada. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

    10. AMENDMENTS. Notwithstanding the adoption of the Plan by the Company's Shareholders, the Board may modify or amend the Plan and, prior to the filing of the Certificate of Dissolution with the Secretary of State of the State of Nevada, may abandon the Plan, without further action by the Shareholders to the extent permitted by Nevada law.

    11. INDEMNIFICATION. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with applicable law, its articles and bylaws and any contractual arrangements for actions taken in connection with the Plan and the winding up of the affairs of the Company and shall indemnify any liquidating trustees and their agents on similar terms. The Company's obligation to indemnify such persons may be satisfied out of the assets of the Liquidating Trust (as defined below). The Board and the trustees, in their absolute discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees, agents and trustees to the extent permitted by law.

    12. LIQUIDATING TRUST. At such time as it shall choose (but in any event no later than one year after the Effective Date), the Board shall transfer to a liquidating trust (the "LIQUIDATING TRUST") under a Liquidating Trust Agreement substantially in the form attached hereto as Appendix 1, any remaining assets of the Company, including the Contingency Reserve and any portion of the Liquidating Distribution withheld by the Board of Directors pursuant to Section 7 hereof. The Liquidating Trust will succeed to all of the then remaining assets of the Company, including the Contingency Reserve, and any liabilities of the Company. The sole purpose of the Liquidating Trust will be to liquidate on terms satisfactory to the liquidating trustee(s) and to distribute to the Shareholders the assets formerly owned by the Company, if any, after paying any remaining liabilities of the Company. Michael Margolies is hereby selected by the Board and the Shareholders to act as Trustee of the Liquidating Trust for the benefit of the Company's shareholders, and Robert Brantl, Esq. is hereby selected as successor Trustee in the event that Mr. Margolies becomes unable to serve as Trustee.

    13. POWER OF BOARD OF DIRECTORS. The Board and, if authorized by the Board, the officers, shall have authority to do or authorize any and all acts and things as provided for in the Plan and any and all such further acts and things as they may consider desirable to carry out the purposes of the Plan, including the execution and filing of a Form 966 with the Internal Revenue Service within 30 days from the Effective Date and all such other certificates, documents, information returns, tax returns, and other documents which may be necessary or appropriate to implement the Plan. The Board may authorize such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effectuate the complete liquidation and dissolution of the Company and the distribution of its assets to its Shareholders in accordance with the Nevada General Corporation Law. The death, resignation, or other disability of any director or officer of the Company shall not impair the authority of the surviving or remaining director(s) or officer(s) to exercise any of the powers provided for in the Plan. Upon such death, resignation or other disability, the surviving or remaining director(s), or, if there be none, to the extent permitted by law the surviving or remaining officer(s) shall have authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining director(s) or officer(s) to exercise any of the powers provided for in the Plan. In connection with and for the purpose of implementing and assuring completion of the Plan, the Company may, in the absolute discretion of the Board, pay to the Company's officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake or actually undertake, in successful implementation of the Plan. Adoption of the Plan by the Shareholders shall constitute the approval of the Shareholders of the payment of any such compensation.

                                   APPENDIX 1
                          LIQUIDATING TRUST AGREEMENT

    This AGREEMENT AND DECLARATION OF TRUST is made by and between U.S. TRANSPORTATION SYSTEMS, INC., a Nevada corporation (the "COMPANY"), and MICHAEL MARGOLIES (the "TRUSTEE").

    WHEREAS, the Company is in the process of liquidation and dissolution pursuant to a Plan of Liquidation and Dissolution (the "PLAN") adopted by the
Company's shareholders on             , 1997;

    WHEREAS, pursuant to the aforesaid Plan, the Company is to complete its
liquidation by           , 1998;

    WHEREAS, pursuant to the terms of the Agreement and Plan of Reorganization dated as of November 16, 1997 (the "PRECEPT AGREEMENT") by and among the Company, Precept Investors, Inc. ("PRECEPT") and Precept Acquisition Corp. ("ACQUISITION CORP."), the Company has transferred substantially all of its
assets to Acquisition Corp. on           , 1998 in exchange for shares of
Precept Common Stock and the assumption of certain liabilities as provided in the Precept Agreement;

    WHEREAS, the transfer of the assets contemplated by the Precept Agreement, in conjunction with the Liquidation, is intended to qualify as a reorganization pursuant to Sections 368(a)(1)(C) and 368(a)(2)(G) of the Internal Revenue Code of 1986, as amended (the "CODE");

    WHEREAS, the Company has distributed a portion of the shares of Precept Common Stock received by the Company pursuant to the Precept Agreement to its shareholders and has retained the balance as a contingency reserve to satisfy any remaining liabilities of the Company;

    WHEREAS, the common shareholders of the Company have approved this Agreement and have authorized the Company to make distributions, on behalf of all of the shareholders, to the Trustee, as trustee of this Trust;

    NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants, releases, assigns, transfers, conveys and delivers to the Trustee all of the Company's right, title and interest in and to all assets it currently owns, holds or in which it otherwise possesses any interest, subject to the assumption by the Trustee of all of the Company's liabilities and obligations, whether ascertained, unascertained or contingent, IN TRUST for the uses and purposes stated herein and subject to the terms and provisions set out below, and the Trustee hereby accepts such assets and such Trust and hereby assumes such liabilities and obligations of the Company subject to the terms and provisions set out below.

                                   ARTICLE 1
                             NAMES AND DEFINITIONS

    1.1 NAME. This Trust shall be known as the USTS Liquidating Trust (the "TRUST").

    1.2  DEFINITIONS.

        (a) "Agreement" or "Agreement of Trust" shall mean this instrument as originally executed or as it may from time to time hereafter be amended pursuant to the terms hereof.

        (b) "Shareholders" shall mean the holders of the Company's Common Shares and the Company's Preferred Shares.

        (c) "Beneficiaries" shall mean the Shareholders of the Company as they appear in the records of the Trust on the Record Date (as defined in the Plan).

        (d) "Trust Corpus" shall mean the property held from time to time by the Trustee, subject to all of the liabilities and obligations assumed by the Trustee, under this Trust.

        (e) "Trustee" shall mean Michael Margolies. Upon the termination, resignation or total disability or death of the Trustee, Robert Brantl, Esq. shall act as successor Trustee, or his successor, appointed in accordance with Section 10.3 hereof.

                                   ARTICLE 2
                               NATURE OF TRANSFER

    2.1 NATURE AND PURPOSE OF TRUST. The Trust exists solely for the purposes of holding, liquidating and disposing of any assets received by it and paying or settling the ascertained, unascertained and contingent liabilities and obligations of the Company and thereafter distributing the remaining Trust Corpus to the Beneficiaries. In connection with such purpose, it is intended that the Trust serve as a vehicle for the preservation and maintenance of the Trust Corpus, with a view to its liquidation and not the conduct of a continuing business. This Agreement is intended to create a trust, and to be governed and construed in all respects as a trust. The Trust is not intended to be, shall not be deemed to be and shall not be treated as a general partnership, limited partnership, joint venture, corporation, joint stock company or association, nor shall the Trustee or the Beneficiaries, or any of them, for any purpose be, or be deemed to be or treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Beneficiaries to the Trustee shall be solely that of beneficiaries of a trust, and their rights shall be limited to those conferred upon them by this Agreement. In no event shall any part of the Trust Corpus revert or be distributed to the Company. Notwithstanding any other provision hereof, the Trustee is authorized and empowered to take only such action as is necessary or advisable to preserve the Trust Corpus pending its distribution to the Beneficiaries, and the Trustee shall have no power or authority to enter into or engage in the conduct of any trade or business in respect of the Trust Corpus.

    2.2 INSTRUMENTS OF FURTHER ASSURANCE. The Company and such persons as shall have the right and power after the dissolution of the Company will, upon request of the Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to effectively carry out the purposes of this Agreement, to confirm the transfer to the Trustee of any property covered or intended to be covered hereby and the assumption of all liabilities pertaining thereto, and to vest in the Trustee, his successors and assigns, the estate, powers, instruments or funds in trust hereunder.

    2.3 UNKNOWN PROPERTY AND LIABILITIES. The Trustee shall be responsible for only the property delivered to him or registered in his names and shall have no duty to make, nor incur any liability for failing to make, any search for unknown property. The Trustee shall be responsible for only those liabilities and obligations of which he is informed and shall have no duty to make, nor any liability for failing to make, any search for unknown liabilities.

    2.4 TRANSFEREE LIABILITY. In the event that any liability of the Company is asserted against the Trustee as a successor to the Company, the Trustee may use such part of the Trust Corpus as may be reasonable for contesting any such liability and in payment thereof, including reasonable attorneys' fees incurred in connection therewith.

    2.5 LIMITATION OF LIABILITY. No personal liability shall attach to the Trustee or the Beneficiaries with respect to any liabilities or obligations arising under this Agreement, and all persons dealing with the Trust must look solely to the Trust Corpus for the enforcement of any claims against the Trust.

    2.6 ASSIGNMENT FOR BENEFIT OF BENEFICIARIES. The Trustee hereby assigns to the Beneficiaries the beneficial interest in all the Trust Corpus, and retains only such incidents of ownership therein as are necessary to undertake the actions and transactions authorized herein.

                                   ARTICLE 3
                                 BENEFICIARIES

    3.1 BENEFICIAL INTERESTS. The beneficial interests of the Beneficiaries shall be recorded by the Trustee or his agent on the books of the Trust. The beneficial interests of the Beneficiaries will be evidenced only by the Trust's records and there will be no certificates or other tangible evidence of such interests. The beneficial interests of the Beneficiaries will not be transferable except pursuant to the laws of descent and distribution or by operation of law.

    If any conflicting claims or demands are made or asserted with respect to beneficial interests herein, or if there should be any disagreement among the transferees, assignees, heirs, representatives or legatees succeeding to all or a part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such interest, then, in any of such events, the Trustee shall be entitled, at his sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustee may elect to make no payment or distribution in respect of the beneficial interest involved, or any part thereof, and in so doing the Trustee shall not be or become liable to any of such parties for his failure or refusal to comply with any of such conflicting claims or demands, nor shall the Trustee be liable for interest on any funds which he may so withhold. The Trustee shall be entitled to refrain and refuse to act until (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction from which there is no appeal pending and the applicable appeal period shall have expired,
(ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustee shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustee a surety bond or other security satisfactory to the Trustee, as he shall deem appropriate, to fully indemnify him as between all conflicting claims or demands.

    3.2 RIGHTS OF BENEFICIARIES. The Beneficiaries shall take and hold their beneficial interests subject to all the terms and provisions of this Agreement of Trust. The interest of the Beneficiaries is hereby declared to, and shall be in all respects, personal property. The Beneficiaries shall have no title to, possession of, management of, or control of, the Trust Corpus except as herein expressly provided. The whole title to all the Trust Corpus shall be vested in the Trustee and the sole interest of the Beneficiaries shall be the rights and benefits given to them under this Agreement of Trust.

    3.3 APPLICABLE LAW. As to matters affecting the title, ownership, transferability, or attachment of the interest of the Beneficiaries in the Trust, the laws from time to time in force in the State of Nevada shall govern except as otherwise herein specifically provided.

                                   ARTICLE 4
                       DURATION AND TERMINATION OF TRUST

    4.1 DURATION. The existence of this Trust shall terminate three years from the date of the transfer of the Company's assets to the Trust, unless earlier terminated by the distribution of all of the Trust Corpus; provided, however, that if the Trust holds installment obligations that are payable over a period that ends more than two years after the date of transfer of the Company's assets to the Trust, the term of the Trust with respect to those obligations only shall extend for such longer period as is reasonably necessary to collect and distribute all payments made on such obligations; and, further provided that the Trustee will not unduly prolong the duration of the Trust.

    4.2 CONTINUANCE OF TRUST FOR WINDING UP. After the termination of the Trust and for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as such until his duties have been fully performed. Upon distribution of all of the Trust Corpus, the Trustee shall retain the books, records, shareholder lists, Beneficiary lists, and certificates and other documents and files which shall have been delivered to or created by the Trustee. At the Trustee's discretion, all of such records and documents may, but need not, be destroyed at any time after six years from the completion and winding up of the affairs of the Trust. Except as otherwise specifically provided herein, upon the discharge of all liabilities of the Trust and final distribution of all of the Trust Corpus, the Trustee shall have no further duties or obligations hereunder except to account as provided in Section
5.4 hereof.

    4.3 PERPETUITIES RULE. If the provisions of this Trust shall be violative of the rule against perpetuities, then such Trust shall terminate, if it has not previously terminated, twenty-one (21) years after the death of the survivor of all of the Shareholders.

                                   ARTICLE 5
                         ADMINISTRATION OF TRUST ESTATE

    5.1 PAYMENT OF CLAIMS, EXPENSES AND LIABILITIES. The Trustee shall pay from the Trust Corpus all claims, expenses, charges, liabilities, and obligations of the Trust and all liabilities and obligations which the Trustee specifically assumes and agrees to pay pursuant to this Agreement and such transferee liabilities as the Trustee may be obligated to pay as transferee of the assets comprising the Trust Corpus, and the costs, charges, and expenses connected with or growing out of the execution or administration of the Trust and such other payments and disbursements as are provided in this Agreement or as may be determined to be a proper charge against the Trust Corpus by the Trustee.

    5.2 INTERIM DISTRIBUTIONS. The Trust shall distribute at least annually to the Beneficiaries its net income plus all net proceeds from the sale of assets, except that the Trust may retain an amount of net income or net proceeds reasonably necessary to maintain the value of the Trust Corpus or to meet claims and contingent liabilities.

    5.3 FINAL DISTRIBUTION. If the Trustee determines that all claims, debts, liabilities, and obligations of the Trust have been paid or discharged and that the remaining assets of the Trust may be conveniently distributed in kind, or if the existence of the Trust shall terminate pursuant to Section 4.1 hereof, the Trustee shall, as expeditiously as is consistent with the conservation and protection of the Trust Corpus, distribute the Trust Corpus to the Beneficiaries of record on the close of business on such record date as the Trustee may determine.

    5.4 REPORTS TO BENEFICIARIES. As soon as practicable after the end of each fiscal year of the Trust and after termination of the Trust, the Trustee shall submit a written report to the Beneficiaries (which report shall constitute the accounting of the Trust for such period) showing (i) the assets and liabilities of the Trust at the end of such fiscal year or upon termination and the receipts and disbursements of the Trustee for such fiscal year or period, (ii) any changes in the Trust Corpus which he have not previously reported, and (iii) any action taken by the Trustee in the performance of his duties under this Agreement of Trust which he has not previously reported and which, in his opinion, materially affects the Trust Corpus. The fiscal year of the Trust shall end on December 31 of each year unless the Trustee deems it advisable to establish some other date as the date on which the fiscal year of the Trust shall end.

    5.5 FEDERAL INCOME TAX INFORMATION. As soon as practicable after the close of each fiscal year, the Trustee shall mail to the Beneficiaries a statement showing the dates and amounts of all distributions made by the Trustee, if any, and such other information as is reasonably available to the Trustee which may be helpful in determining the amount and character of items of income, deductions and credits of the Trust that the Beneficiaries should include in their federal income tax returns for the preceding year.

                                   ARTICLE 6
                   POWERS OF AND LIMITATIONS UPON THE TRUSTEE

    6.1 TRUSTEE. The Shareholders appoint Michael Margolies as Trustee under this Agreement of Trust. In doing so, the Shareholders acknowledge that Michael Margolies is a shareholder, officer and director of the Company. The Shareholders recognize that Michael Margolies is not "independent" for the reason that he owns a beneficial interest in the Trust. However, the Shareholders have determined that it is essential to the orderly liquidation of the Company that he serve, given Mr. Margolies' knowledge of the business and affairs of the Company. This selection in no way indicates a desire to continue the business of the Company.

    6.2 GENERAL POWERS OF AND LIMITATIONS UPON TRUSTEE. The Trustee, subject only to the specific limitations contained in this Agreement, shall have, without further or other authorization, and free from any power or control on the part of the Beneficiaries, full, absolute and exclusive power, control and authority over the Trust Corpus and over the affairs of the Trust to the same extent as if the Trustee were the sole owner thereof in his own right, provided, however, that such power, control and authority shall only be exercised to do such acts and things as in his sole judgment and discretion are necessary or incidental to, or desirable for, the carrying out of any of the purposes of the Trust. Any determination made in good faith by the Trustee of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive and binding upon the Beneficiaries. In construing the provisions of this Agreement, a presumption shall exist in favor of the grant of powers and authority to the Trustee, except insofar as the existence or exercise of any such power or authority would jeopardize the status of the Trust as a grantor trust for federal income tax purposes. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustee. As set forth in Section 2.1 hereof, the Trustee shall not at any time, on behalf of the Trust or the Beneficiaries, enter into or engage in any trade or business, and no part of the Trust Corpus shall be used or disposed of by the Trustee in furtherance of any trade or business. This limitation shall apply irrespective of whether the conduct of any such business activities is deemed by the Trustee to be necessary or proper for the conservation and protection of the Trust Corpus.

    The Trustee shall invest the funds of the Trust Corpus in demand and time deposits in banks or savings institutions, or temporary investments such as short-term certificates of deposit or Treasury bills. The sole purpose of the Trust shall be to liquidate the Trust Corpus and discharge the liabilities transferred to it with no objective to continue or engage in the conduct of any trade or business. In no event shall the Trustee receive any property, make any distribution, satisfy or discharge any obligation, claim, liability, or expense or otherwise take any action which is inconsistent with a complete liquidation of the Company as that term is used and interpreted by Sections 368(a)(1)(C) and 368(a)(2)(G) of the Code, the Treasury Regulations promulgated thereunder, and rulings, decisions and determinations of the Internal Revenue Service or any court of competent jurisdiction, or take any action that would jeopardize the status of the Trust as a "LIQUIDATING TRUST" for federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d). The Trust does not, and will not, receive or retain cash in excess of a reasonable amount to meet claims and contingent liabilities. In addition, the Trust does not, and will not, receive transfers of any unlisted stock of a single issuer that represents 80 percent or more of the stock of such issuer, and the Trust does not, and will not, receive transfers of any general or limited partnership interests.

    6.3 SPECIFIC POWERS OF TRUSTEE. Subject to the provisions of Section 6.2 hereof, the Trustee shall have the following specific powers in addition to any powers conferred upon him by any other Section or provision of this Agreement of Trust or by virtue of any present or future statute or rule of law, in all instances without any action or consent required by the Beneficiaries; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustee may deem necessary or appropriate, in his sole discretion, to conserve, protect, and administer the Trust Corpus or otherwise to confer upon the Beneficiaries the benefits intended to be conferred upon him by this Agreement.

        (a) To retain and set aside such funds out of the Trust Corpus as the Trustee shall deem necessary or expedient to pay, or provide for the payment of, (i) unpaid claims, liabilities, debts or obligations of the Trust, (ii) contingencies, and (iii) the expenses of administering the Trust Corpus;

        (b) To do and perform any acts or things necessary or appropriate for the conservation and protection of the Trust Corpus, and in connection therewith to employ any agents or representatives as the Trustee deem expedient and to pay reasonable compensation therefor;

        (c) To sell, transfer, assign, borrow against, pledge, hypothecate or deal in any other manner with any of the Trust Corpus, including the shares of Precept Common Stock, in such manner as the Trustee may deem advisable for any Trust purpose;

        (d) To engage in, intervene in, prosecute, join, defend, compound, settle, compromise, abandon or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation to enforce any instruments, contracts, agreements, claims or causes of action relating to the Trust, the Trust Corpus or the Trust's affairs, to enter into agreements relating to the foregoing, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof, all in the name of the Trust or of the Company if otherwise required;

        (e) To file any and all documents and take any and all such other action as the Trustee, in his sole judgment, may deem necessary in order that the Trust may lawfully carry out its purposes in any jurisdiction;

        (f) To change the name of the Trust;

        (g) To prepare and file, or assist in the preparation and filing of, federal and state tax returns and reports required to be filed on behalf of the Trust or the Trustee.

                                   ARTICLE 7
            LIABILITY OF TRUSTEE AND BENEFICIARIES AND OTHER MATTERS

    7.1 GENERALLY. The Trustee shall not be liable to the Trust or to any Beneficiary for any act or omission of any other Trustee, Beneficiary, or agent of the Trust, or be held to any personal liability whatsoever in tort, contract, or otherwise in connection with the affairs of the Trust, except only that arising from his own bad faith, wilful misfeasance, gross negligence, or reckless disregard of duty. The Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this agreement against the Trustee. The Trustee shall not be liable with respect to any action taken or omitted to be taken by him in good faith, in accordance with the direction of Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust. In addition to, and not in limitation of, the foregoing, no successor Trustee shall be in any way liable for the acts or omissions of any Trustee or agent of the Trust occurring prior to the date on which he or she became Trustee.

    7.2 RELIANCE BY TRUSTEE. The Trustee may consult with counsel, auditors or other experts, and the advice or opinion of such counsel, auditors, or other experts shall be full and complete personal protection to the Trustee in respect of any action taken or suffered by him in good faith and in reliance upon or in accordance with such advice or opinion. In discharging his duties, the Trustee may rely upon financial statements of the Trust represented to him to be correct by the person having charge of its books of account. The Trustee may rely, and shall be personally protected in acting, upon any instrument or other document of any sort whatsoever reasonably believed by him to be genuine.

    7.3 LIMITATION OF LIABILITY OF TRUSTEE AND BENEFICIARIES. The Trustee, in incurring any debts, liabilities, or obligations, or in taking or omitting any other actions for or in connection with the Trust, is, and shall be deemed to be, acting as Trustee of the Trust and not in his own individual capacity. Except to the extent provided in Section 7.1 hereof, no Trustee shall, nor shall any Beneficiary, be liable for any debt, claim, demand, judgment, decree, liability, or obligation of any kind of, against, or with respect to the Trust, arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor, and resort shall be had solely to the Trust Corpus for the payment or performance thereof. A Beneficiary shall be entitled to pro rata indemnity from the Trust Corpus, if, contrary to the provisions hereof, the Beneficiary shall be held to any such personal liability.

    7.4 EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS. As far as practicable, the Trustee shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries nor the Trustee shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Corpus for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiaries or the Trustee liable nor shall the Trustee be liable to anyone for such omission.

    7.5  INDEMNIFICATION OF TRUSTEE.

        (a) The Trustee shall be indemnified from the Trust Corpus against any loss, liability, expense (including attorney's fees and costs), or damage which such Trustee may incur or sustain by reason of being or having been a Trustee of the Trust or for performing any functions incidental to such service; provided, however, that the foregoing shall not relieve such person of liability for breach of such duties of care and good faith as are imposed upon trustees by the laws of the State of Nevada.

        (b) Indemnification under paragraph (a) of this Section 7.5 shall be made by the Trust as authorized in the specific case unless a determination has been made that indemnification of the Trustee is improper in the circumstances because he has not met the applicable standards of conduct. Such determination shall be made by independent legal counsel (who may be counsel to the Trust) in a written opinion.

        (c) Expenses incurred in connection with a civil, criminal, administrative, or investigative action, suit, or proceeding, or threat thereof, may be paid by the Trust in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Trustee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Trust as authorized herein.

        (d) The indemnification provided in this Section 7.5 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other agreement or otherwise, both as to action as Trustee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Trustee and shall inure to the benefit of the heirs, executors, and administrators of such person.

        (e) The Trust shall have the power to purchase and maintain at the expense of the Trust insurance on behalf and for the benefit of any person who is or was a Trustee of the Trust against claims or liabilities arising from the service of such person as Trustee, whether or not the Trust would have the power to indemnify such person against such liability under the provisions of this Section 7.5.

                                   ARTICLE 8
                 PROTECTION OF PERSONS DEALING WITH THE TRUSTEE

    8.1 RELIANCE UPON ACTS OF TRUSTEE. Any act of a Trustee purporting to be done in his capacity as such shall, as to any persons dealing with such Trustee, be conclusively deemed to be within the purpose of this Trust and within the powers of the Trustee. As to any matter requiring or involving action by the Beneficiaries, any person dealing with a Trustee shall be fully protected in relying upon the Trustee's certificate setting forth the facts concerning the calling of any meeting of the Beneficiaries, the giving of notice thereof, and the action taken at such meeting, including the aggregate beneficial interests of the Beneficiaries taking such action.

                                   ARTICLE 9
                            COMPENSATION OF TRUSTEE

    9.1 AMOUNT OF COMPENSATION. The Trustee shall be entitled to receive as compensation for his services as Trustee a fee during each calendar year equal to three percent of the market value of the Trust Corpus on January 1 of that year (or, in the year of formation, the date of formation of the Trust). During any partial year in which the Trustee serves, the fee shall be apportioned appropriately. The fee may be paid from time to time at the discretion of the Trustee.

    9.2 EXPENSES. The Trustee shall be reimbursed from the Trust Corpus for all expenses reasonably incurred in accordance with this Agreement.

                                   ARTICLE 10
                             CONCERNING THE TRUSTEE

    10.1 NUMBER AND QUALIFICATION. Subject to the provisions of Section 10.3 hereof relating to the period pending the appointment of a successor Trustee, there shall be at least one Trustee of the Trust.

    10.2 RESIGNATION AND REMOVAL. Any Trustee may resign and be discharged from the Trust hereby created by giving written notice thereof to the Beneficiaries. Such resignation shall become effective on the day specified in such notice (which shall be no less than 30 days after the date of the notice) or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is earlier, without need for prior accounting. Any Trustee may be removed at any time, with or without cause, by vote of Beneficiaries holding more than 50% of the total beneficial interests in the Trust.

    10.3 APPOINTMENT OF SUCCESSOR. Should at any time a Trustee resign or be removed, or die or become incapable of action, or be adjudged a bankruptcy or insolvent, a vacancy shall be deemed to exist. If no successor Trustee is named in this Agreement of Trust, the Beneficiaries may, pursuant to Article 12 hereof, appoint a successor Trustee. If the Beneficiaries have not filled all vacancies to be filled by them within 60 days after they have the authority to do so pursuant to this Section 10.3, a Beneficiary may apply to a court of competent jurisdiction in accordance with Nevada law to fill such vacancies.

    10.4 ACCEPTANCE OF APPOINTMENTS BY SUCCESSOR TRUSTEE. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall, in case of a resignation, deliver one copy thereof to the retiring Trustee.

    Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of his or her predecessor in the Trust hereunder with like effect as if originally named herein.

    10.5 BONDS. Unless a bond is required by law, no bond shall be required of the original Trustee hereunder or of any successor Trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law.

                                   ARTICLE 11
                          CONCERNING THE BENEFICIARIES

    11.1 EVIDENCE OF ACTION BY BENEFICIARIES. Whenever in this Agreement it is provided that a Beneficiary may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact of at the time of taking any such action such Beneficiary having joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by a Beneficiary in person or by agent or attorney appointed in writing, or (ii) by the record of the Beneficiary voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article 12 hereof.

    11.2 LIMITATION UPON SUITS BY BENEFICIARIES. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustee upon or under or with respect to the Trust Corpus or the assets relating to or forming part of the Trust Corpus and the Beneficiaries do hereby waive any such right, unless Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust shall have made written request upon the Trustee to institute such action or proceeding in his own name as Trustee hereunder and shall have offered to the Trustee reasonable indemnity against the costs and expenses to be incurred therein or thereby, and the Trustee for 30 days after his receipt of such notice, request, and offer of indemnity shall have failed to institute any such action or proceeding.

    11.3 REQUIREMENT OF UNDERTAKING. The Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken or omitted by him as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section 11.3 shall not apply to any suit by the Trustee and such undertaking shall not be requested by the Trustee or otherwise required in any suit by any Beneficiary or group of Beneficiaries having an aggregate beneficial interest of more than 25% of the total beneficial interests of the Trust.

                                   ARTICLE 12
                            MEETING OF BENEFICIARIES

    12.1 PURPOSE OF MEETINGS. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article 12 for the purpose of taking any action which the terms of this Agreement permit Beneficiaries having a specified aggregate beneficial interest to take either acting alone or with the Trustee or with any other Beneficiary or Beneficiaries.

    12.2 MEETING CALLED BY TRUSTEE. The Trustee may at any time call a meeting of the Beneficiaries to be held at such time and at such place within the State of Nevada (or elsewhere if so determined by the Trustee) as the Trustee shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustee (except as provided in Section 12.3 hereof), which written notice shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 60 nor less than ten days before such meeting is to be held to all of the Beneficiaries of record not more than 60 days before the date of such meeting, such record date to be fixed by the Trustee. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

    12.3 MEETING CALLED UPON REQUEST OF BENEFICIARY. Except as hereinafter provided in this Section 12.3, within 30 days after written request to the Trustee by Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust to call a meeting of all the Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustee shall proceed under the provisions of
Section 12.2 hereof to call a meeting of the Beneficiaries, and if the Trustee fails to call such a meeting within such 30 day period then such meeting may be called by Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust or by his designated representative or representatives. If the purpose of the meeting is to fill a vacancy in accordance with Section 10.3 hereof, any Beneficiary may call such a meeting. If the purpose of the meeting is other than to fill a vacancy and if there is no Trustee, Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust, or his designated representative or representatives, may call such meeting without first applying to the Trustee or waiting the 30-day period provided for in the first sentence of this Section 12.3. Any meeting called by one or more Beneficiaries shall be subject to the same notice requirements as are set forth in Section 12.2 hereof, and the Beneficiary or Beneficiaries calling the meeting shall fix the record date therefor.

    12.4 PERSONS ENTITLED TO VOTE AT MEETING OF BENEFICIARIES. Each Beneficiary on the record date shall be entitled to vote at a meeting of the Beneficiaries either in person or by proxy duly authorized in writing and shall have one vote for each share of Common Stock of the Company previously registered on the books of the Trust in the name of such Beneficiary. The signature of the Beneficiary on such written authorization need not be witnessed or notarized.

    12.5 QUORUM. At any meeting of Beneficiaries, the presence of Beneficiaries having an aggregate beneficial interest sufficient to take action on any matter for which such meeting was called shall be necessary to constitute a quorum.

    12.6 CONDUCT OF MEETINGS. The Trustee shall appoint the Chairman and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot.

    12.7 RECORD OF MEETING. A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustee to be preserved by him. Any record so signed and verified shall be conclusive evidence of all the matters therein stated.

                                   ARTICLE 13
                                   AMENDMENTS

    13.1 WITH CONSENT OF BENEFICIARIES. At the direction or with the consent (evidenced in the manner provided in Section 11.1 hereof) of Beneficiaries having an aggregate beneficial interest of more than 50% of the total beneficial interests in the Trust, the Trustee shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments hereto; provided, however, that no such amendment shall permit the Trustee hereunder to engage in any activity prohibited by Section 2.1 or 6.2 hereof, or adversely affect the Beneficiaries' right to receive their pro rata shares of the Trust Corpus at the time of distribution.

    13.2 WITHOUT CONSENT OF BENEFICIARIES. The Trustee may from time to time and at any time make or execute a declaration amending this Agreement without the consent of the Beneficiaries pursuant to Section 13.1 hereof for the purpose of (a) curing any ambiguity or correcting or supplementing any provision contained herein or in any amendment to this Agreement which may be defective or inconsistent with any other provision contained herein or in any amendment to this Agreement, (b) making such other provisions or modifications in regard to matters or questions relating to this Agreement or any amendment hereto, provided the same shall not adversely affect the interests of the Beneficiaries, or (c) having the Trust continue to qualify as a "LIQUIDATING TRUST" for federal income tax purposes.

    13.3 NOTICE AND EFFECT OF AMENDMENT. Promptly after the execution by the Trustee of any such declaration of amendment, the Trustee shall send a summary or copy of the amendment to each Beneficiary. Upon the execution of any such declaration of amendment by the Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

    14.1 FILING DOCUMENTS. This Agreement shall be filed in such governmental office or offices, if any, and in such other office or offices as the Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be filed in the office of the Trustee and shall be available during regular business hours upon reasonable notice for inspection by any Beneficiary or his or her duly authorized representative. The Trustee shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustee shall file or record any instrument which relates to any change in the office of Trustee in the same places where the original Agreement is filed or recorded.

    14.2 LAWS AS TO CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

    14.3 SEPARABILITY. In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

    14.4 NOTICES. Any notice or other communication by the Trustee to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if given by being deposited, postage prepaid, in a post office or letter box and being addressed to such Beneficiary at its address as shown in the records of the Trust.

    14.5 NO COURT SUPERVISION. The Trust shall not be administered under the direction or jurisdiction of any court except as provided in Section 10.3 hereof, nor shall there be any duty of the Trustee to account to any court with respect to his administration of the Trust or the Trust Corpus.

    14.6 IRREVOCABLE TRUST. This Trust is irrevocable except to the extent contemplated by Article 13 hereof.

    IN WITNESS WHEREOF, U.S. Transportation Systems, Inc. has caused this Agreement to be signed by its Chairman or President and the Trustee has signed
this Agreement, effective this       day of           , 1997.

                                U.S. TRANSPORTATION SYSTEMS, INC.

                                By:  -----------------------------------------
                                                 Michael Margolies,
                                                      TRUSTEE

                                                                         ANNEX C

                           M.H. MEYERSON & CO., INC.
                                  FOUNDED 1960
                        BROKERS & DEALERS IN SECURITIES
                                  UNDERWRITERS
                              NEWPORT OFFICE TOWER
        525 WASHINGTON BLVD. - P.O. BOX 260 - JERSEY CITY, NJ 07303-0260
      201-459-9500 - 800-888-8118 - FAX 201-459-9521 - www.mhmeyerson.com

October 16, 1997

Board of Directors
U.S. Transportation Systems, Inc.
33 West Main Street
Elmsford, New York 10523

Dear Sirs:

    We understand that Precept Investors, Inc. has agreed in principle for U.S. Transportation Systems, Inc. (USTS) to transfer its business and substantially all of its assets to Precept in exchange for an aggregate of 9,500,000 shares of Precept's Class A Common Stock, (500,000 shares of which will be held back to satisfy certain contingent liabilities of USTS). Precept's Class A Common Stock will be listed on and trade on the Nasdaq SmallCap Market.

    You have asked us to render an opinion as to the fairness of the transaction, from a financial point of view to the common shareholders of USTS.

    In the course of our review of the transaction, we have:

 1. Reviewed the draft Agreement and Plan of Reorganization between Precept and USTS.

 2. Reviewed the unaudited financial statements for USTS for the six months ended June 30, 1997 and the three months ended March 31, 1997.

 3. Reviewed the audited financial statements for USTS for the year ended December 30, 1996.

 4. Reviewed financial information, including publicly available disclosure information, projections, relating to the business, operations and prospects of USTS, furnished by USTS.

 5. Met with certain members of USTS management to discuss historical and current operations, financial condition, and future prospects of USTS and Precept as well as the benefits to result from the Transfer of USTS and Precept and future growth strategies for the combined companies, post Transfer.

 6. Reviewed the potential pro forma financial results of the companies after the Transfer.

 7. Analyzed the relative financial contribution of each of the companies to the combined company after the Transfer.

 8. Reviewed the draft financial statements of Precept for the years ended June 30, 1997, and June 30, 1996.

 9. Reviewed certain non-public operating and financial information, including projections, relating to the business, operations and the draft S-4 Registration Statement of Precept, furnished by Precept.

10. Met with certain members of Precept's management to discuss historical and current operations, financial condition, and future prospects of Precept and USTS as well as the benefits resulting from the Transfer of Precept and USTS.

11. Compared historical financial results of Precept with those of other publicly traded companies which we believed to be relevant.

12. Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

    In the course of our review, we have relied upon and assumed, without independent verification of the accuracy of the information supplied by Precept's and USTS' management. We have also relied upon the assurances of the management of Precept and USTS that they are not aware of any facts that would make such information incomplete or misleading.

    Based on the foregoing, it is our opinion that the transactions are fair, from a financial point of view, to the common shareholders of USTS.

Respectfully yours,

/s/ ERIC RAINER BASHFORD
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Eric Rainer Bashford, C.F.A.
M.H. MEYERSON & CO., INC.
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